                                        Filed Pursuant to Rule 424(b)(1)
                                        Registration Statement No. 033-64131

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                         777 MARINERS ISLAND BOULEVARD
                            SAN MATEO, CA 94403-7777
                                 (415) 312-3000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

Dear Shareholder:

     Notice is hereby given that a Special Meeting (the "Special Meeting") of Shareholders of Franklin Select Real Estate Income Fund (the "Company") will be held on May 7, 1996, at 10:00 a.m., Pacific Daylight Time (PDT), at the offices of Franklin Properties, Inc., 777 Mariners Island Boulevard, San Mateo, California for the following purposes:

          1. To consider and vote upon an Agreement and Plan of Merger between the Company, Franklin Real Estate Income Fund ("FREIF") and Franklin Advantage Real Estate Income Fund ("Advantage") pursuant to which FREIF and/or Advantage would be merged with and into the Company (the "Merger"). Upon consummation of the Merger, if the Company Shareholders and FREIF Shareholders approve the Merger, each share of FREIF Series A Common Stock or Series B Common Stock would be converted into the right to receive 1.286 shares of Company Series A Common Stock or Series B Common Stock, respectively. Upon consummation of the Merger, if the Company Shareholders and Advantage Shareholders approve the Merger, each share of Advantage Series A Common Stock or Series B Common Stock would be converted into the right to receive 1.2 shares of Company Series A Common Stock or Series B Common Stock, respectively. Approval of the Merger by Company Shareholders will also approve (i) amendments to the Company's Articles of Incorporation to change the Company's name to "Franklin Select Realty Trust," and to eliminate dividends from operations to the Company Series B Common Stock, and (ii) the adoption of second amended and restated bylaws that will, among other things, increase the variable number of directors on the board of directors from three to five to five to nine.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on March 18, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at that time will be entitled to vote at the Special Meeting or any adjournment thereof.

     You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, please complete, date, sign, and return the enclosed proxy promptly in the enclosed self-addressed, stamped envelope. If you attend and wish to withdraw your proxy, you may vote personally at the Special Meeting.

Dated: March 21, 1996                    Sincerely,

                                         RICHARD S. BARONE
                                         Secretary

SPECIAL NOTE: IF YOU HOLD SHARES IN MORE THAN ONE FRANKLIN REIT, YOU WILL RECEIVE A SEPARATE PROXY PACKAGE FOR EACH REIT YOU HOLD. PLEASE BE SURE TO SIGN AND RETURN EACH PROXY CARD REGARDLESS OF HOW MANY YOU RECEIVE.

                     PLEASE RETURN YOUR PROXY CARD PROMPTLY
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

      --------------------------------------------------------------------------

                        FRANKLIN REAL ESTATE INCOME FUND
                         777 MARINERS ISLAND BOULEVARD
                            SAN MATEO, CA 94403-7777
                                 (415) 312-3000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

Dear Shareholder:

     Notice is hereby given that a Special Meeting (the "Special Meeting") of Shareholders of Franklin Real Estate Income Fund ("FREIF") will be held on May 7, 1996, at 10:00 a.m., Pacific Daylight Time (PDT), at the offices of Franklin Properties, Inc., 777 Mariners Island Boulevard, San Mateo, California for the following purposes:

          1. To consider and vote upon an Agreement and Plan of Merger between FREIF, Franklin Select Real Estate Income Fund ("the Company") and Franklin Advantage Real Estate Income Fund ("Advantage") pursuant to which FREIF and/or Advantage would be merged with and into the Company (the "Merger"). Upon consummation of the Merger, if the Company Shareholders and FREIF Shareholders approve the Merger, each share of FREIF Series A Common Stock or Series B Common Stock would be converted into the right to receive 1.286 shares of Company Series A Common Stock or Series B Common Stock, respectively. Upon consummation of the Merger, if the Company Shareholders and Advantage Shareholders approve the Merger, each share of Advantage Series A Common Stock or Series B Common Stock would be converted into the right to receive 1.2 shares of Company Series A Common Stock or Series B Common Stock, respectively.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     Pursuant to FREIF's Bylaws, the Board of Directors has fixed the close of business on March 18, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at that time will be entitled to vote at the Special Meeting or any adjournment thereof.

     You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, please complete, date, sign, and return the enclosed proxy promptly in the enclosed self-addressed, stamped envelope. If you attend and wish to withdraw your proxy, you may vote personally at the Special Meeting.

Dated: March 21, 1996                    Sincerely,

                                         RICHARD S. BARONE
                                         Secretary

SPECIAL NOTE: IF YOU HOLD SHARES IN MORE THAN ONE FRANKLIN REIT, YOU WILL RECEIVE A SEPARATE PROXY PACKAGE FOR EACH REIT YOU HOLD. PLEASE BE SURE TO SIGN AND RETURN EACH PROXY CARD REGARDLESS OF HOW MANY YOU RECEIVE.

                     PLEASE RETURN YOUR PROXY CARD PROMPTLY
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO FREIF OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

      --------------------------------------------------------------------------

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
                         777 MARINERS ISLAND BOULEVARD
                            SAN MATEO, CA 94403-7777
                                 (415) 312-3000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1996

Dear Shareholder:

     Notice is hereby given that a Special Meeting (the "Special Meeting") of Shareholders of Franklin Advantage Real Estate Income Fund ("Advantage") will be held on May 7, 1996, at 10:00 a.m., Pacific Daylight Time (PDT), at the offices of Franklin Properties, Inc., 777 Mariners Island Boulevard, San Mateo, California for the following purposes:

          1. To consider and vote upon an Agreement and Plan of Merger between Advantage, Franklin Real Estate Income Fund ("FREIF") and Franklin Select Real Estate Income Fund ("the Company") pursuant to which FREIF and/or Advantage would be merged with and into the Company (the "Merger"). Upon consummation of the Merger, if the Company Shareholders and Advantage Shareholders approve the Merger, each share of Advantage Series A Common Stock or Series B Common Stock would be converted into the right to receive
     1.2 shares of Company Series A Common Stock or Series B Common Stock, respectively. Upon consummation of the Merger, if the Company Shareholders and FREIF Shareholders approve the Merger, each share of FREIF Series A Common Stock or Series B Common Stock would be converted into the right to receive 1.286 shares of Company Series A Common Stock or Series B Common Stock, respectively.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     Pursuant to Advantage's Bylaws, the Board of Directors has fixed the close of business on March 18, 1996 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. Only Shareholders of record at that time will be entitled to vote at the Special Meeting or any adjournment thereof.

     You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, please complete, date, sign, and return the enclosed proxy promptly in the enclosed self-addressed, stamped envelope. If you attend and wish to withdraw your proxy, you may vote personally at the Special Meeting.

Dated: March 21, 1996                    Sincerely,

                                         RICHARD S. BARONE
                                         Secretary

SPECIAL NOTE: IF YOU HOLD SHARES IN MORE THAN ONE FRANKLIN REIT, YOU WILL RECEIVE A SEPARATE PROXY PACKAGE FOR EACH REIT YOU HOLD. PLEASE BE SURE TO SIGN AND RETURN EACH PROXY CARD REGARDLESS OF HOW MANY YOU RECEIVE.

                     PLEASE RETURN YOUR PROXY CARD PROMPTLY
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO ADVANTAGE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

      --------------------------------------------------------------------------

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                                   PROSPECTUS

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        FRANKLIN REAL ESTATE INCOME FUND
                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                             JOINT PROXY STATEMENT

                        SPECIAL MEETINGS OF SHAREHOLDERS
                                  MAY 7, 1996

     This Joint Proxy Statement/Prospectus is being furnished to holders of shares of Series A Common Stock ("Company Common Stock") of Franklin Select Real Estate Income Fund (the "Company"), holders of Series B Common Stock of the Company ("Series B Shares of the Company") holders of shares of Series A Common Stock ("FREIF Common Stock") of Franklin Real Estate Income Fund ("FREIF"), holders of Series B Common Stock of FREIF ("Series B Shares of FREIF"), holders of shares of Series A Common Stock ("Advantage Common Stock") of Franklin Advantage Real Estate Income Fund ("Advantage" and together with FREIF, the "Funds") and holders of Series B Common Stock of Advantage ("Series B Shares of Advantage") in connection with the solicitation of proxies of each for use at special meetings of Shareholders of the Company, FREIF and Advantage to be held at the offices of Franklin Properties, Inc., 777 Mariners Boulevard, San Mateo, California 94403-7777, on May 7, 1996 at 10:00 a.m. Pacific Daylight Time, and any and all adjournments thereof. Holders of Company Common Stock, FREIF Common Stock and Advantage Common Stock are referred to as the "Company Series A Shareholders," "FREIF Series A Shareholders" and "Advantage Series A Shareholders," respectively, or "Series A Shareholders," collectively.

     This Joint Proxy Statement/Prospectus relates to the proposed merger of FREIF and/or Advantage with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger attached as Appendix A to this Joint Proxy Statement/Prospectus (the "Merger Agreement"). If approved by its Shareholders, each share of FREIF Common Stock or Series B Shares exchanged in the Merger will be converted into the right to receive 1.286 fully paid and non-assessable shares of Company Common Stock or Series B Shares of the Company, respectively. If approved by its Shareholders, each share of Advantage Common Stock or Series B Shares exchanged in the Merger will be converted into the right to receive 1.2 fully paid and non-assessable shares of Company Common Stock or Series B Shares of the Company, respectively. Fractional shares will not be issued but instead will be rounded up to the nearest whole share. Approval of the Merger by Company Shareholders will also approve (i) amendments to the Company's articles of incorporation to change the Company's name to "Franklin Select Realty Trust," and to eliminate dividends from operations to the Series B Shares and (ii) the adoption of second amended and restated bylaws. Consummation of the Merger is subject to various conditions, including approval of the Merger by a majority of outstanding shares entitled to vote on the Merger as follows: for the Company, the Company Series A Shareholders and Series B Shareholder; for FREIF, the FREIF Series A Shareholders and Series B Shareholder; and for Advantage, the Advantage Series A Shareholders and Series B Shareholder.

     The Merger involves certain risk factors that should be considered by all Series A Shareholders, particularly Series A Shareholders of FREIF and Advantage, including the following:

- If they approve the Merger into the Company, which is an infinite life REIT, FREIF and Advantage Series A Shareholders will not receive proceeds from the future sale of properties and liquidation of the Funds. Instead, Series A Shareholders will be able to liquidate their investment in the Company by selling their shares in the securities market.

- Estimated aggregate asset value for each Fund is greater than its current market capitalization.

- Calculation of the advisory fee by the Company differs from the current calculation by FREIF and Advantage, and as a consequence the advisory fee payable in respect of the current real estate assets of the Funds will increase. For example, for the nine month period ended September 30, 1995, FREIF and Advantage would have paid advisory fees of $150,000 and $116,000 instead of $0 and $102,000, respectively.
                                                   (continued on following page)

     See "Risk Factors" beginning at page 14 for a discussion of certain risk factors associated with the Merger.

     For a discussion of potential benefits of the Merger, see
"Summary -- Potential Benefits of the Merger" and "Terms of the
Merger -- Potential Benefits of the Merger."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF ADEQUACY OF
   THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON, OR ENDORSED THE
   MERITS OF, THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS MARCH 14, 1996.

- Franklin Properties, Inc. (the "Advisor") and its parent corporation, Franklin Resources, Inc. together own 48.7% of the common stock of Advantage eligible to vote on the Merger and have indicated their intention to vote for the Merger.

- The level of quarterly distributions to Advantage Series A Shareholders is expected to be lower after the Merger than before. Advantage Series A Shareholders are expected to receive approximately $.011 (7.4%) less in regular quarterly distributions per share of their Common Stock converted.

- If all Shareholders approve the Merger, the Advisor and its Affiliates will own 16.5% of the outstanding shares of the Company, and may have the potential to control or influence its affairs.

- Under California law, Shareholders of each of the Company and the Funds will be entitled to Dissenter's Rights in connection with the Merger only if demands for payment are filed with respect to 5% or more of the outstanding common stock of the Company or each Fund, respectively. A Shareholder who wishes to require the Company or the Funds to purchase his or her shares of common stock must vote against the Merger, make a written demand for payment and follow certain other procedures as more fully described herein. See "Rights of Dissenting Shareholders." However, under the terms of the Merger Agreement, the boards of directors of the Company and each of the Funds may elect not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the outstanding common stock of the Company or such Fund exercise Dissenter's Rights.

- Net income per share on an equivalent basis to the FREIF and Advantage Series A Shareholders will be lower after the Merger.

- FREIF Series A Shareholders will no longer accrue a cumulative 6% annual priority return on net proceeds from property sales or refinancing after December 31, 1995. The Target Price for the Series B Exchange Right with respect to the Series B Shares of FREIF exchanged in the Merger takes into account this priority return only up to December 31, 1995. If the Target Price for these shares were calculated to permit the 6% priority return to continue to cumulate, the Target Price for these shares would increase by approximately $.47 each year.

- The Advisor has initiated and participated in the structuring of the Merger. The Merger was not the result of arm's length negotiations among the Company, FREIF, Advantage, their Series A Shareholders or any person negotiating on behalf of the Series A Shareholders.

     This Joint Proxy Statement/Prospectus also constitutes a Prospectus of the Company for the issuance of up to 8,800,000 shares of Company Common Stock to be issued in connection with the Merger. The Company Common Stock is traded on the American Stock Exchange (the "AMEX") under the symbol "FSN." On March 13, 1996, the closing price of the Company Common Stock on the AMEX was $4.75. The FREIF Common Stock is traded on the AMEX under the symbol "FIN." On March 13, 1996, the closing price of the FREIF Common Stock on the AMEX was $5.625. The Advantage Common Stock is traded on the AMEX under the symbol "FAD." On March 13, 1996, the closing price of the Advantage Common Stock on the AMEX was $5.625. There is no established trading market for the Series B Shares of the Company, FREIF, or Advantage.

     Franklin Resources, Inc. and its Affiliates have significant relationships with the Company, FREIF and Advantage. Franklin Resources, Inc. owns approximately 46.6% of Advantage Common Stock (Series A). The Advisor, a subsidiary of Franklin Resources, Inc., owns all of the Series B Shares of the Company, FREIF and Advantage. See "Security Ownership of Certain Beneficial Owners and Management of the Company and the Funds." The Series B Shares of the Company and each of the Funds vote together as a single class with the Company, FREIF and Advantage Common Stock, respectively. Franklin Resources, Inc. and its Affiliates have indicated an intention to vote all shares of the Company, FREIF and Advantage Common Stock and Series B Shares beneficially owned in favor of approval of the Merger. The boards of directors of the Company, FREIF and Advantage, based on recommendations of special committees composed of independent directors, the recommendation of the Advisor and the fairness opinion of Bear, Stearns & Co., Inc., unanimously recommend that the Company, FREIF and Advantage Series A Shareholders, respectively, vote for the Merger.

     This Joint Proxy Statement/Prospectus is first being mailed on or about March 21, 1996 to Company, FREIF and Advantage Series A Shareholders and the Series B Shareholder of record at the close of business on March 18, 1996 (the "Record Date").

     Bear, Stearns & Co., Inc. ("Bear Stearns") has rendered a fairness opinion in connection with the Merger. (See "Terms of the Merger -- Fairness Opinion").

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE FUNDS OR THE ADVISOR. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                   ----------
AVAILABLE INFORMATION............................................................        1
SUMMARY..........................................................................        2
  The Company and the Funds......................................................        2
  Risk Factors...................................................................        3
     Policy Risks................................................................        3
     Increased Advisory Fee......................................................        4
     Differing Impact on Certain Shareholders....................................        4
     Conflicts of Interest.......................................................        5
  Potential Benefits of the Merger...............................................        5
  The Special Meetings...........................................................        7
  The Merger.....................................................................        7
  Surrender of Certificates......................................................        9
  Opinion of Bear Stearns........................................................        9
  Background of the Merger.......................................................        9
  Recommendations of the Boards of Directors.....................................       10
  Comparative Per Share Data.....................................................       11
  Comparative Per Share Prices...................................................       12
  Certain Federal Income Tax Consequences of the Merger..........................       13
RISK FACTORS.....................................................................       14
  Policy Risks...................................................................       14
  Increased Advisory Fee.........................................................       15
  Differing Impact on Certain Shareholders.......................................       15
  Conflicts of Interest..........................................................       17
  Certain Relationships and Related Transactions.................................       19
  Advisor and its Affiliates.....................................................       19
TERMS OF THE MERGER..............................................................       20
  General........................................................................       20
  Amendment of Articles of Incorporation and Adoption of Amended and Restated
     Bylaws......................................................................       20
  Effective Time.................................................................       21
  Conversion of Shares; Procedures for Exchange of Certificates..................       21
  Conditions to the Merger.......................................................       22
  Costs of the Transaction.......................................................       23
  Tax Consequences of the Merger.................................................       23
  Accounting for the Merger......................................................       23
  Shareholders' Approval of the Merger...........................................       23
  Rights of Dissenting Shareholders..............................................       24
  Potential Benefits of the Merger...............................................       24
  Background of the Merger.......................................................       26
  Analysis of Alternative to the Merger..........................................       28
  Conversion Factors.............................................................       30
  Series B Exchange Right........................................................       30
  Fairness of the Merger.........................................................       32
     General.....................................................................       32
     Analysis of the Independent Committees......................................       33
     Fairness Analysis of the Company, the Funds and the Advisor.................       34

                                                                                      PAGE
                                                                                   ----------

     Fairness to the Company and the Funds.......................................       34
     Fairness Among the Company and the Funds....................................       35
     Fairness Opinion............................................................       37
VOTING PROCEDURE.................................................................       42
  Special Meetings of the Company and the Funds..................................       42
  Vote Required..................................................................       42
  Voting Procedure...............................................................       42
  Closing Date of the Merger.....................................................       44
  Solicitation of Proxies........................................................       44
  Right to Inspect and Copy Shareholders' List...................................       44
RIGHTS OF DISSENTING SHAREHOLDERS................................................       44
COMPARATIVE INFORMATION..........................................................       47
  Operating Policies.............................................................       47
  Principal Investment Policies..................................................       48
  Borrowing Policies.............................................................       48
  Comparison of Fees.............................................................       49
     Acquisition Fee.............................................................       49
     Disposition Fee.............................................................       49
     Advisory Fee................................................................       50
     Reimbursement of Expenses...................................................       51
     Compensation from Sales and Refinancings....................................       51
  Summary Comparison of Compensation Arrangements................................       51
  Conflicts of Interest Caused by the Company's Compensation Structure...........       55
THE COMPANY......................................................................       56
  The Company....................................................................       56
  Investment and Operating Strategy..............................................       56
  Investment Policy..............................................................       57
  Properties and Other Assets....................................................       57
  Distribution Policy............................................................       57
  Competition....................................................................       58
  Employees......................................................................       58
  Property Management............................................................       58
POLICIES OF THE COMPANY WITH RESPECT TO CERTAIN ACTIVITIES.......................       58
  Redemption and Prohibition of Transfer of Common Stock.........................       59
  Transactions with Affiliates...................................................       59
  Mortgage Loans, Securities, and Undeveloped Land...............................       59
  Restrictions on Investments....................................................       60
  Amendments.....................................................................       60
  Acquisition Policies...........................................................       60
  Borrowing Policies -- Subsequent Leverage......................................       61
  Loans by the Company...........................................................       61
  Miscellaneous Policies.........................................................       61
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY......................................       61
  General........................................................................       61
  Redemption and Prohibition of Transfer of Shares...............................       62
  Dividend Reinvestment Plan.....................................................       63

                                                                                      PAGE
                                                                                   ----------
THE FUNDS........................................................................       64
  FREIF..........................................................................       64
  Advantage......................................................................       64
  General........................................................................       64
INVESTMENT POLICIES AND ACTIVITIES OF THE FUNDS..................................       64
  Investment Policies............................................................       64
  Borrowing Policies.............................................................       65
MANAGEMENT OF THE COMPANY, THE ADVISOR AND CONTINENTAL...........................       66
  The Company....................................................................       66
  The Advisor and Continental....................................................       67
COMPENSATION OF MANAGEMENT OF THE COMPANY,
  THE ADVISOR AND CONTINENTAL....................................................       70
  Executive Compensation.........................................................       70
  Special Compensation of Independent Directors..................................       70
  Compensation of the Advisor and Continental....................................       70
DESCRIPTION OF REAL PROPERTIES...................................................       71
  Existing Properties Held by the Company and the Funds..........................       71
  The Company Properties.........................................................       71
  The Company's Significant Tenants..............................................       72
  FREIF Properties...............................................................       73
  FREIF's Significant Tenants....................................................       74
  Advantage Properties...........................................................       74
  Advantage's Significant Tenants................................................       76
  Occupancy Rates for Past Five Years............................................       77
  Average Annual Rental Rates....................................................       78
  Lease Expirations..............................................................       79
  Property Taxes.................................................................       80
  Depreciation...................................................................       81
  Insurance......................................................................       82
  Government Regulations.........................................................       82
  Legal Proceedings..............................................................       83
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF THE COMPANY AND THE FUNDS........................................       84
  The Company....................................................................       84
  FREIF..........................................................................       85
  Advantage......................................................................       85
MARKET PRICE, DISTRIBUTIONS AND HOLDERS OF THE COMPANY'S AND
  THE FUNDS' SECURITIES..........................................................       86
  Market Price of the Company's and the Funds' Securities........................       87
  Security Holders of the Company and the Funds..................................       88
  Distributions Declared by the Company and the Funds............................       88
PRO FORMA FINANCIAL STATEMENTS...................................................       89
SELECTED FINANCIAL INFORMATION OF THE COMPANY....................................      114
  Historical.....................................................................      114
  Pro Forma......................................................................      115
THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..........................................................      116
  Introduction...................................................................      116

                                                                                      PAGE
                                                                                   ----------
  Historical Results of Operations...............................................      116
     Comparison of the nine month periods ended September 30, 1995 and 1994......      116
     Comparison of year ended December 31, 1994 to year ended December 31,
      1993.......................................................................      116
     Comparison of year ended December 31, 1993 to year ended December 31,
      1992.......................................................................      117
  Pro Forma Results of Operations................................................      119
  The Company, FREIF and Advantage Combined......................................      119
     Comparison of the nine month periods ended September 30, 1995 and 1994......      119
     Comparison of year ended December 31, 1994 to year ended December 31,
      1993.......................................................................      119
     Comparison of year ended December 31, 1993 to year ended December 31,
      1992.......................................................................      119
  The Company and FREIF Combined.................................................      120
     Comparison of the nine month periods ended September 30, 1995 and 1994......      120
     Comparison of year ended December 31, 1994 to year ended December 31,
      1993.......................................................................      120
     Comparison of year ended December 31, 1993 to year ended December 31,
      1992.......................................................................      121
  The Company and Advantage Combined.............................................      121
     Comparison of the nine month periods ended September 30, 1995 and 1994......      121
     Comparison of year ended December 31, 1994 to year ended December 31,
      1993.......................................................................      122
     Comparison of year ended December 31, 1993 to year ended December 31,
      1992.......................................................................      122
  Liquidity and Capital Resources................................................      123
  Impact of Inflation............................................................      124
  Distributions..................................................................      124
SELECTED FINANCIAL INFORMATION OF FREIF..........................................      125
FREIF'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS..................................................................      126
  Introduction...................................................................      126
  Results of Operations..........................................................      126
     Comparison of the nine month periods ended September 30, 1995 and 1994......      126
     Comparison of year ended December 31, 1994 to year ended December 31,
      1993.......................................................................      126
     Comparison of year ended December 31, 1993 to year ended December 31,
      1992.......................................................................      127
  Liquidity and Capital Resources................................................      128
  Impact of Inflation............................................................      129
  Distributions..................................................................      129
SELECTED FINANCIAL INFORMATION OF ADVANTAGE......................................      130
ADVANTAGE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..........................................................      131
  Introduction...................................................................      131
  Results of Operations..........................................................      131
     Comparison of the nine month periods ended September 30, 1995 and 1994......      131
     Comparison of year ended December 31, 1994 to year ended December 31,
      1993.......................................................................      131
     Comparison of year ended December 31, 1993 to year ended December 31,
      1992.......................................................................      132
  Liquidity and Capital Resources................................................      132
  Impact of Inflation............................................................      135
  Distributions..................................................................      135
INCOME TAX CONSIDERATIONS........................................................      135
  Taxation of the Merger.........................................................      136
     General.....................................................................      136
  Effect of Merger on REIT Status of the Company.................................      137
     Short Taxable Year..........................................................      137
     Effect of Section 382.......................................................      137

                                                                                      PAGE
                                                                                   ----------
  Taxation of the Company........................................................      137
  Requirements for Qualification.................................................      138
     Income Tests................................................................      138
     Asset Test..................................................................      139
     Annual Distribution Requirements............................................      139
  Failure to Qualify.............................................................      140
  Taxation of Taxable Domestic Shareholders......................................      140
  Backup Withholding.............................................................      140
  Taxation of Tax-Exempt Shareholders............................................      141
  Taxation of Foreign Shareholders...............................................      141
  State and Local Taxes..........................................................      141
LEGAL OPINIONS...................................................................      141
EXPERTS..........................................................................      141
SHAREHOLDER PROPOSALS............................................................      142
GLOSSARY.........................................................................      143
INDEX TO FINANCIAL INFORMATION OF THE COMPANY AND THE FUNDS......................      145
APPENDICES
  Agreement and Plan of Merger.................................................   Appendix A
  Bear Stearns' Fairness Opinion...............................................   Appendix B
  Dissenters' Rights -- Chapter 13 of the California General Corporation Law...   Appendix C
  Proposed Amendments to Company Articles of Incorporation.....................   Appendix D
  Proposed Second Amended and Restated Company Bylaws..........................   Appendix E

                       THIS PAGE INTENTIONALLY LEFT BLANK

                             AVAILABLE INFORMATION

     The Company and the Funds are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "SEC"). After the Merger, the Company will continue to file similar information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1204, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at 500 W. Madison St., Suite 1400, Chicago, Illinois 60661, at Seven World Trade Center, New York, New York 10048, and at the New York Stock Exchange Public Reference Section, 20 Broad Street, New York, New York 10005. Such material can be inspected and copied at the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company has filed with the SEC a registration statement on Form S-4 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                                    SUMMARY

     This Joint Proxy Statement/Prospectus relates to the proposed Merger of FREIF and/or Advantage with and into the Company. The summary below is qualified in its entirety by the more detailed information appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Glossary" for definitions of certain terms used in this Joint Proxy Statement/Prospectus.

THE COMPANY AND THE FUNDS

     The Company is a California corporation formed on January 5, 1989 for the purpose of acquiring and holding for investment income-producing real estate assets. The Company is an infinite life real estate investment trust ("REIT"). The properties currently owned by the Company are described in the chart below. For more information about the Company, see "The Company," "Financial Information of the Company and the Funds," "Policies of the Company with Respect to Certain Activities," "Market Price, Distributions and Holders of the Company and the Funds' Securities" and "Description of Real Properties."

     The Company shares the principal investment policies of the Funds, but as an infinite life REIT it has more flexibility to grow and manage its portfolio to carry out these policies. The Company has adopted a business strategy which is intended to expand the size and scope and increase the profitability of its current operations. Traditionally, the Company has identified individual properties suitable for acquisition and acquired them for cash. The Company now also intends to acquire property portfolios in exchange for equity. In particular, the Company is seeking to establish strategic relationships with and acquire property portfolios from selected real estate operating companies that appear to have competitive advantages within their local market areas. This strategy potentially will allow the Company to increase its asset size, diversify its portfolio and increase its revenues and profitability while reducing its exposure to any single property type or market area. In October 1995, the Company retained Prudential Securities Incorporated as its exclusive financial advisor in connection with the implementation of its portfolio acquisition strategy.

     FREIF is a California corporation formed on August 7, 1987 for the purpose of acquiring and holding for investment income-producing real estate assets. FREIF is a finite life REIT. The properties currently owned by FREIF are described in the chart below. For more information about FREIF, see "The Funds," "Financial Information of the Company and the Funds," "Investment Policies and Activities of the Funds," "Market Price, Distributions and Holders of the Company's and the Funds' Securities" and "Description of Real Properties."

     Advantage is a California corporation formed on June 8, 1990 for the purpose of acquiring and holding for investment income-producing real estate assets. Advantage is a finite life REIT. The properties currently owned by Advantage are described in the chart below. For more information about Advantage, see "The Funds," "Financial Information of the Company and the Funds," "Investment Policies and Activities of the Funds," "Investment Policies and Activities of the Funds," "Market Price, Distributions and Holders of the Company's and the Funds' Securities" and "Description of Real Properties."

             PROPERTIES CURRENTLY HELD BY THE COMPANY AND THE FUNDS

                                                   DATE OF
       PROPERTY                  LOCATION          PURCHASE               TYPE               SQ. FT.
-----------------------    --------------------    --------     -------------------------    --------
THE COMPANY
The Shores(1)..........    Redwood City, CA           9/89      Office Complex                138,546
                                                                  one three-story bldg.
                                                                  one one-story bldg.
                                                                  one five-story bldg.
Data General...........    Manhattan Beach, CA       12/89      Office Building               118,443
                                                                  one five-story building

             PROPERTIES CURRENTLY HELD BY THE COMPANY AND THE FUNDS

                                                   DATE OF
       PROPERTY                  LOCATION          PURCHASE               TYPE               SQ. FT.
-----------------------    --------------------    --------     -------------------------    --------
FREIF
The Shores(1)..........    Redwood City, CA           9/89      Office Complex                138,546
                                                                  one three-story bldg.
                                                                  one one-story bldg.
                                                                  one five-story bldg.
Northport..............    Fremont, CA                1/91      R & D Facility                144,568
                                                                  three one-story bldgs.
Mira Loma..............    Reno, NV                  11/88      Shopping Center                94,026
Glen Cove..............    Vallejo, CA                1/94      Shopping Center                66,000
ADVANTAGE
Fairway Center.........    Brea, CA                   1/92      Office Building               146,131
                                                                  one two-story bldg.
Carmel Mountain........    San Diego, CA             11/94      Shopping Center                44,230

---------------
(1) The Shores is owned jointly by the Company and FREIF, 60% and 40%, respectively.

     None of the Company, FREIF or Advantage has any employees. The day-to-day operations of the Company, FREIF and Advantage are managed by the Advisor which provides the Company and the Funds with broad strategic direction in the development and implementation of their business plans, as well as day-to-day REIT management services under the terms of advisory agreements which are renewable annually and are subject to the overall approval of the boards of directors of each of the Company, FREIF and Advantage, respectively. Continental Property Management Co., an Affiliate of the Advisor, acts as property manager for the properties owned by the Company and the Funds.

     The principal executive office of the Company and each Fund is located at 777 Mariners Island Boulevard, San Mateo, California 94403-7777. The telephone number is (415) 312-3000.

RISK FACTORS

     In considering whether to approve the Merger, Shareholders should carefully review and consider the information contained below and under the caption "Risk Factors." Some of the significant considerations include:

  Policy Risks

     If they approve the Merger, FREIF and Advantage Series A Shareholders will not receive proceeds from the sale of properties and liquidation of their respective Funds. The Company is an infinite life REIT and has no plans to liquidate in the future. Upon liquidation of the Funds, FREIF and Advantage Series A Shareholders would have received their share of net liquidation proceeds. Liquidation at this time would not be consistent with the present policies of the Funds, and is not an alternative proposed by this Joint Proxy Statement/Prospectus.

     Estimated aggregate asset value for each Fund is greater than its current market capitalization. The Advisor estimates that if each Fund liquidated its real estate portfolio, the amount available for distribution to FREIF and Advantage Shareholders after payment of transaction expenses would be greater than each Fund's current market capitalization.

     Changes in Funds' policies. The Company is an infinite life REIT and consequently, certain of its policies differ from those of the Funds -- the Company has broader, growth-oriented acquisition policies, and is more likely to issue equity securities in share exchanges or to future investors and to leverage its investments.

  Increased Advisory Fee

     The quarterly advisory fee payable in respect of the current real estate assets of the Funds will increase. The Company pays an advisory fee based on the book value before depreciation of the Company's real estate assets, whereas the Funds' advisory fees are based on the current market values of their respective real estate assets. Since the book values before depreciation of the Funds' real estate assets are greater than their estimated market values, the portion of the advisory fee which would be attributable to the assets now held by the Funds is expected to increase after the Merger. Also, after the Merger for FREIF all, and for Advantage one-half, of the advisory fee will no longer be subordinated to an 8% per annum dividend from operations, based on the original purchase price for the FREIF and Advantage Common Stock. For the nine month period ended September 30, 1995, FREIF and Advantage paid $0 and $102,000, respectively, in advisory fees. If the Company's compensation structure had been in effect for the Funds for the same period, FREIF and Advantage would have paid $150,000 and $116,000, respectively, in advisory fees.

     The Company's advisory fee will increase as the Company acquires additional real estate assets. This feature of the advisory fee may give the Advisor an incentive to recommend action that will cause the Company's real estate asset base to increase even if earnings per share do not increase.

     The Company's advisory fee does not directly reward the Advisor for increasing property values. This is because the Company's advisory fee is based on book value before depreciation rather than market value, like the Funds' advisory fee, and will not increase if the value of the Company's properties increases.

  Differing Impact on Certain Shareholders

     Lower level of quarterly distributions to Advantage Series A Shareholders after the Merger. The level of quarterly distributions to Advantage Series A Shareholders is expected to be lower after the Merger than before. Based on an Advantage Conversion Factor of 1.2 and the current regular quarterly distribution rates for the Company ($.11 per share) and Advantage ($.1425 per share), Advantage Series A Shareholders would receive approximately $.011 (7.4%) less in regular quarterly distributions per share of Advantage Common Stock converted in the Merger from the Company than before the Merger from Advantage.

     Potential change in control of the Company. After the Merger, the Advisor and its Affiliates will own 16.5% of the outstanding common stock of the Company if the Shareholders of both Funds approve the Merger, and may have the potential to control or influence its affairs.

     Limited Dissenter's Rights for Series A Shareholders. Under California law, if the Merger is approved, Shareholders of each of the Company and the Funds will be entitled to Dissenter's Rights in connection with the Merger only if demands for payment are filed with respect to 5% or more of the outstanding common stock of the Company or each Fund, respectively. A Shareholder who wishes to require the Company or the Funds to purchase his or her shares of common stock must vote against the Merger, make a written demand for payment and follow certain other procedures as more fully described herein. See "Rights of Dissenting Shareholders." However, under the terms of the Merger Agreement, each of the Company and the Funds may elect not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the outstanding common stock of the Company or a Fund exercise Dissenter's Rights.

     Net income per share on an equivalent basis to the FREIF and Advantage Series A Shareholders will be lower after the Merger. For FREIF Series A Shareholders, if the Merger had been consummated on January 1, 1995, the pro forma equivalent net income per share for the nine month period ended September 30, 1995 would be $.30 per share compared to reported net income per share for the same period of $.31 per share. For Advantage Series A Shareholders for the same period based on the same assumption, the pro forma equivalent net income per share would be $.28 compared to $.40 per share reported net income for that period. See "Summary -- Comparative Per Share Data." The primary cause of this decrease is that the Company's net income is lower compared to its share price than the net income of either Fund is to its share price.

     As a result of the Merger, FREIF Common Stock will no longer accrue a cumulative 6% annual priority return before distributions to Series B Shares from net proceeds from property sales or refinancing after December 31, 1995. The Series B Exchange Right with respect to the Series B Shares of FREIF will be exercisable by the Advisor when the Company Common Stock reaches and maintains a market price of

$11.33 for 20 consecutive trading days. This Target Price will not be adjusted to reflect the cumulative 6% annual priority return for FREIF Common Stock after December 31, 1995. If the Target Price for these shares were calculated to permit the 6% priority return to continue to cumulate, the Target Price for these shares would increase by approximately $.47 each year. See "Terms of the Merger -- Series B Exchange Right."

     Real estate risks of the Company and the Funds will be shared among Shareholders. As a result of the Merger, the assets and liabilities of the Company and each Fund whose Shareholders approve the Merger will be combined. As a consequence, risks associated with the ownership of a particular property, including tenant turnover and environmental risks, will be shared by all of the Company Shareholders after the Merger. See "Description of Real Properties."

  Conflicts of Interest

     Benefits to Franklin Resources, Inc. because of its majority ownership of Advantage. Franklin Resources, Inc., the parent corporation of the Advisor, and the Advisor together own 3.5%, 7.6% and 48.7% of the outstanding shares of the Company, FREIF and Advantage, respectively, eligible to vote on the Merger, and have indicated their intention to vote for the Merger. The Advisor is subject to a conflict of interest because the Advisor and its Affiliates own a substantial share of Advantage. As a consequence, the Advisor and its Affiliates would benefit if the Conversion Factors or other terms of the Merger favored Advantage.

     The Merger was not the result of arm's length negotiations among the Company, the Funds or the Series A Shareholders. As a result, the terms of the Merger may be less favorable for the Series A Shareholders than if they had been the result of arm's length negotiations. The Advisor, the affiliated directors and certain officers of the Company and the Funds, who have interests and affiliations different in some respects from those of the Series A Shareholders, have initiated and participated in the structuring of the Merger.

     No independent representative retained on behalf of the Series A Shareholders. The Company and each Fund have a majority of unaffiliated directors on their boards who reviewed the Merger on behalf of the Series A Shareholders of the Company and each Fund, but no outside independent representative was retained to negotiate the Merger on their behalf.

     Upon consummation of the Merger, the Advisor will receive an Exchange Right to exchange Series B Shares for Company Common Stock. The Advisor will receive an Exchange Right to exchange the Series B Shares of the Company received in the Merger in respect of the Series B Shares in each Fund whose Shareholders approve the Merger for Company Common Stock if certain specified trading prices for the Company Common Stock are met. See "Terms of the Merger -- Series B Exchange Right."

POTENTIAL BENEFITS OF THE MERGER

     The principal potential benefits to Shareholders if the Merger is approved are:

     The Company may have greater access to capital markets. After the Merger, assuming Shareholders of both FREIF and Advantage approve the Merger, the Company will (i) own 7 properties aggregating approximately 750,000 square feet of gross leasable space and (ii) have estimated combined net income on a pro forma basis of approximately $4.6 million in 1996 before expenses of the Merger. The larger asset base and combined balance sheet of the Company is expected to make it possible to access the capital markets more effectively, enabling the Company to continue to grow since larger REITs are viewed by the investment community as less risky and more capable of withstanding short term losses or other market difficulties than smaller REITs. These benefits will be reduced if Shareholders of only one of the Funds approve the Merger.

     After the Merger, the Company will have a larger market capitalization and is expected to have a more active trading market. Based on the market price of the Company Common Stock on March 13, 1996 and the FREIF and Advantage Conversion Factors, the market capitalization of the Company after the Merger, assuming Shareholders of both FREIF and Advantage approve the Merger, would be approximately $67 million, which is considerably larger than the market capitalization of either of the Funds or the Company individually. The Company after the Merger will have a greater number of Series A Shareholders, and correspondingly is expected to have a more active trading market. These benefits will be reduced if Shareholders of only one of the Funds approve the Merger.

     The Company has broader, growth-oriented investment and reinvestment policies than the Funds. In addition to identifying individual properties suitable for acquisition, the Company intends to acquire property portfolios. Part of its acquisition strategy includes establishing strategic relationships with and acquiring property portfolios from selected real estate operating companies that appear to have competitive advantages within their local market areas. The Company anticipates that a significant portion of these future acquisitions will be achieved through the issuance of common stock equity or partnership interests. The Company will continue to limit carefully its use of debt financing in accordance with policies set by its board that are more restrictive than the Company's bylaws permit. See "Policies of the Company with Respect to Certain Activities -- Borrowing Policies -- Subsequent Leverage." The Company also may acquire additional properties with the proceeds from securities offerings, and reinvest the net proceeds from the disposition or financing of properties (subject to REIT distribution requirements). As a result, the Company is expected to be better able than the Funds to take advantage of favorable conditions in the real estate markets, when they permit the acquisition of investment properties at a positive spread to the cost of either debt or equity financing. Accordingly, after the Merger, the Company is expected to have a greater potential to increase its revenues and profitability.

     Diversification of assets and potentially greater stability of distributions. Since the Company's asset base will be larger after the Merger, it will have a more diversified portfolio of assets than either the Company or the Funds individually. This increased diversification and size is expected to reduce overall portfolio risk. The Company and the Funds expect the increase in the number of properties to provide potentially greater stability of distributions to Company Series A Shareholders by reducing the impact on the Company after the Merger of tenant turnover, capital expenditures and adverse developments affecting local economies, types of properties and individual properties and tenants. See "Terms of the Merger -- Potential Benefits of the Merger." The benefits of diversification will be reduced if Shareholders of only one of the Funds approve the Merger.

     After the Merger, FREIF and Advantage will no longer be obligated to pay disposition fees to the Advisor. Assuming the properties of each Fund were sold at the Advisor's current internal estimates of their values, the disposition fees payable to the Advisor by FREIF and Advantage in the absence of Merger would be $1,039,000 and $807,000, respectively. See "Comparative
Information -- Summary Comparison of Compensation Arrangements." The Advisor will forego these fees with respect to the Funds if the Merger is consummated. The Company does not pay disposition fees.

     Higher level of quarterly distributions to FREIF Series A Shareholders after the Merger. The level of quarterly distributions to FREIF Series A Shareholders is expected to be higher after the Merger than before. Based on a FREIF Conversion Factor of 1.286 and the current regular quarterly distribution rates for the Company ($.11 per share) and FREIF ($.125 per share) FREIF Series A Shareholders would receive approximately $.017 (13.1%) more in regular quarterly distributions per share of FREIF Common Stock converted in the Merger from the Company than before the Merger from FREIF.

     Advantage will no longer be obligated to redeem the Advisor's Series B Shares in Advantage. Currently, Advantage is subject to an obligation to redeem the Advisor's Series B Shares in Advantage at cost upon termination of the Advantage advisory agreement without cause. If the Shareholders of Advantage approve the Merger, this obligation will be eliminated.

THE SPECIAL MEETINGS

                             THE COMPANY                FREIF                 ADVANTAGE
                        ----------------------  ----------------------  ----------------------
Meeting Date:           May 7, 1996 at 10 a.m.  May 7, 1996 at 10 a.m.  May 7, 1996 at 10 a.m.
                        P.D.T.                  P.D.T.                  P.D.T.
Record Date:            March 18, 1996          March 18, 1996          March 18, 1996
Purpose:                To Approve the Merger,  To Approve the Merger   To Approve the Merger
                        Name Change,
                        Elimination of Series
                        B Shares Dividends
                        from Operations and
                        Adoption of Second
                        Amended and Restated
                        Bylaws
Shares Outstanding:
  Common Stock          5,383,297               3,999,515               3,013,713
  Series B Shares       185,866                 319,308                 124,240
Vote Required:          Majority of Shares      Majority of Shares      Majority of Shares
                        Outstanding             Outstanding             Outstanding
Percentage Ownership
  of Executive
  Officers, Directors
  and their
  Affiliates:(1)
  Common Stock          .1%                     .1%                     46.6%
  Series B Shares       100%                    100%                    100%
  Total Voting Shares   3.5%                    7.6%                    48.7%
Shareholder Lists:      Available upon written  Available upon written  Available upon written
                        demand                  demand                  demand

---------------
(1) Each of the directors and executive officers of the Company and the Funds and their Affiliates (including the Advisor and its parent corporation) have indicated an intention to vote all shares of the Company, FREIF or Advantage Common Stock and Series B Shares beneficially owned in favor of approval of the Merger.

THE MERGER

     Upon consummation of the transactions contemplated by the Merger Agreement,
(i) each Fund whose Shareholders have approved the Merger will be merged with and into the Company, (ii) if the Shareholders of FREIF approve the Merger, each issued and outstanding share of FREIF Common Stock and Series B Shares will be converted into the right to receive 1.286 fully paid and non-assessable shares (the "FREIF Conversion Factor") of Company Common Stock and Series B Shares, respectively, and (iii) if the Shareholders of Advantage approve the Merger, each issued and outstanding share of Advantage Common Stock and Series B Shares will be converted into the right to receive 1.2 fully paid and non-assessable shares (the "Advantage Conversion Factor") of Company Common Stock and Series B Shares, respectively. Fractional shares of Company Common Stock or Series B Shares will not be issued in connection with the Merger, but instead will be rounded up to the nearest whole share. See "Terms of the Merger -- Conversion of Shares; Procedures for Exchange of Certificates." Approval of the Merger by Company Shareholders also includes approval of (i) amendments to the Company's articles of incorporation to change the name of the Company to "Franklin Select Realty Trust," and to eliminate dividends from operations to the Series B Shares, and (ii) the adoption of second amended and restated bylaws. The proposed amendments to the Company's articles of incorporation are set forth as Appendix D to this Joint Proxy Statement. The full text of the proposed second amended and restated bylaws is set forth as Appendix E to this Joint Proxy Statement/Prospectus.

     The obligations of the Company and the Funds to effect the Merger are subject to the satisfaction of certain conditions, including, among others:

          (1) approval of the Merger as to the Company, by the Company Series A Shareholders and the Series B Shareholder, as to FREIF, by the FREIF Series A Shareholders and the Series B Shareholder, and, as to Advantage, by the Advantage Series A Shareholders and Series B Shareholder;

          (2) receipt of a fairness opinion from Bear Stearns in form and substance acceptable to the boards of directors of Company and the Funds, which opinion has not been withdrawn prior to the closing date of the Merger;

          (3) the boards of directors of the Company or either Fund may determine not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the aggregate outstanding common stock of the Company or either Fund exercise Dissenter's Rights;

          (4) the receipt of any necessary consents and approvals, including those required from governmental authorities or regulatory bodies, on or before (and remaining in effect at) the closing date. Except as required by applicable securities laws, the Company does not know of any federal or state regulatory requirements that must be complied with or any approval that must be obtained in connection with the Merger;

          (5) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part covering the shares of Company Common Stock issuable in connection with the Merger must be effective, no stop order suspending the effectiveness of such Registration Statement or preventing or suspending the use of the Joint Proxy Statement/Prospectus or order under the proxy rules of the Commission pursuant to the Securities Exchange Act of 1934, as amended, with respect to the transactions contemplated in the Merger Agreement may be in effect, and no proceedings for any such purpose may be pending or threatened before the Commission;

          (6) receipt of an opinion from the Company's special counsel, Steinhart & Falconer, to the effect that the Merger will be a tax free reorganization under the Internal Revenue Code, and the Merger will not adversely affect the qualification of the Company or either Fund as a REIT within the meaning of Section 856 of the Internal Revenue Code; and

          (7) the boards of directors of the Company or either Fund must not have determined that the Merger has become impractical or imprudent.

     The Merger Agreement may be terminated as to the Company or either Fund at any time prior to the closing date of the Merger, whether before or after obtaining Shareholder approval: (a) by the mutual consent of the boards of directors of the Company and either Fund; or (b) by the boards of directors of the Company or either Fund if any action has been threatened or instituted to restrain or modify the Merger which in the good faith judgment of the Company or the Fund, acting on advice of counsel, has a reasonable probability of success. See "Terms of the Merger -- Conditions to the Merger."

     Under California General Corporation Law, the holders of the outstanding common stock of the Company and the Funds are not entitled to Dissenter's Rights with respect to the Merger unless demands for payment are filed with respect to 5% or more of the outstanding shares of Common Stock and Series B Shares of the Company, FREIF or Advantage, respectively. A Shareholder who wishes to require the Company or the Funds to purchase his or her shares of common stock must vote against the Merger, make a written demand for payment and follow certain other procedures as more fully described herein. See "Rights of Dissenting Shareholders." However, under the terms of the Merger Agreement, the boards of directors of the Company and either of the Funds may elect not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the outstanding common stock of the Company or such Fund exercise Dissenter's Rights.

     Upon consummation of the Merger, the Company will issue to the Advisor an Exchange Right to exchange the Series B Shares of the Company received in the Merger in respect of the Series B Shares of each Fund whose Shareholders approved the Merger for Company Common Stock. The Series B Exchange Right is exercisable only when the Company Common Stock achieves certain specified trading prices. See "Terms of the Merger -- Series B Exchange Right."

SURRENDER OF CERTIFICATES

     The Company has authorized Chemical Mellon Shareholder Services, L.L.C. to act as Exchange Agent under the Merger Agreement (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time (as defined below) of the Merger, the Exchange Agent will send a transmittal letter to each Shareholder of the Fund or Funds whose Shareholders have approved the Merger. The transmittal letter will contain instructions with respect to the surrender of certificates representing FREIF and/or Advantage Common Stock to be exchanged for Company Common Stock. See "Terms of the Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

     SERIES A SHAREHOLDERS OF FREIF AND/OR ADVANTAGE SHOULD NOT FORWARD CERTIFICATES FOR FREIF OR ADVANTAGE COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. FREIF AND/OR ADVANTAGE SERIES A SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

OPINION OF BEAR STEARNS

     Bear, Stearns & Co., Inc. has delivered a written opinion, dated March 13, 1996, to the boards of the Company and each Fund, that the Merger is fair to the Series A Shareholders of each of the Company, FREIF and Advantage from a financial point of view, as of the date of such opinion. The opinion does not address the fairness of the Merger to Franklin Resources, Inc. A copy of the written opinion of Bear Stearns, which sets forth the respective assumptions made, matters considered and limitations on the reviews undertaken, is attached as Appendix B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "Terms of the Merger -- Fairness Opinion."

BACKGROUND OF THE MERGER

     In their initial public offerings, the Funds included as one of their policies a finite operating life with an anticipated holding period, running from the date the last property was acquired, of five to seven years with respect to FREIF and seven to ten years with respect to Advantage. FREIF acquired its last property in January 1994, and Advantage acquired its last property in November 1994. After the holding period, the Funds would be expected to sell their properties, distribute the net proceeds to their respective Shareholders and dissolve.

     The finite life policy was originally chosen because it was then believed that the shares of a finite life REIT would trade at less of a discount to net asset value than other forms of public direct real estate ownership such as limited partnerships. At the time, the finite life characteristic also was not believed to be an impediment to raising additional equity capital or debt or to joint ventures or other financing techniques.

     Since that time, there has been a significant growth in the interest of both institutional investors and private investors in infinite life REITs. As reflected by their higher cash distribution yields, finite life REITs generally now have a lower market valuation and trade at a greater discount to net asset value than infinite life REITs. Investment bankers generally are not willing to raise new equity for finite life REITs. Real estate developers and property owners generally are not willing to enter into joint ventures or stock for property exchanges with finite life REITs. Commercial banks and other institutional lenders generally are not willing to provide credit to finite life REITs in the form of acquisition lines of credit, unsecured lines of credit and portfolio loans. As a consequence of these factors, the Advisor and the boards of directors of the Funds concluded that the Funds would have more opportunities for asset growth, better access to the capital markets and an improved opportunity for a higher market valuation when merged into the Company which is an infinite life REIT.

     In 1993, the boards of directors of the Company (which at that time was a finite life REIT), FREIF and Advantage recommended to their respective Shareholders a merger whereby the Company and each Fund would have been merged into a newly formed corporation, Franklin Realty Trust, Inc. Among other things, as a result of the proposed merger, the Company and each Fund would have been merged into an infinite life REIT that had the same advisory fee compensation structure by which the Advisor is now compensated by the Company. 61.3%, 62.5% and 39.5%, respectively, of the Company, FREIF and Advantage Common Stock voted in favor of the merger. However, because a majority of the shares of Advantage Common Stock voted against the merger, the merger transaction was not approved.

     A majority of the Advantage Common Stock did not approve the proposed merger in 1993 primarily because the largest shareholder of Advantage at that time, Massachusetts State Teachers' and Employees' Retirement Systems Trust ("MASTERS"), which held 44.8% of the Advantage Common Stock, voted against the merger. In August 1994, Franklin Resources, Inc. purchased all of the Advantage Common Stock held by MASTERS. See "Risk Factors -- Certain Relationships and Related Transactions." MASTERS also held 19.4% and 14.7% of Common Stock of the Company and FREIF, respectively. In June 1995, MASTERS transferred these shares to the Commonwealth of Massachusetts Pension Reserves Investment Management Board ("PRIM"), a related entity of MASTERS.

     In September 1994, at the annual meeting of the Shareholders of the Company, the Shareholders approved conversion of the Company from a finite to an infinite life REIT and changes to the compensation fee structure of the Advisor that were similar to the proposed advisory fee compensation structure of Franklin Realty Trust, Inc.

     The Company shares the principal investment policies of the Funds, but as an infinite life REIT it has more flexibility to grow and manage its portfolio to carry out these policies. The Company has adopted a business strategy which is intended to expand the size and scope and increase the profitability of its current operations. Traditionally, the Company has identified individual properties suitable for acquisition and acquired them for cash. The Company now also intends to acquire property portfolios in exchange for equity. In particular, the Company is seeking to establish strategic relationships with and acquire property portfolios from selected real estate operating companies that appear to have competitive advantages within their local market areas. This strategy potentially will allow the Company to increase its asset size, diversify its portfolio and increase its revenues and profitability while reducing its exposure to any single property type or market area. In October 1995, the Company retained Prudential Securities Incorporated ("PSI") as its exclusive financial advisor in connection with the implementation of the Company's portfolio acquisition strategy.

     The directors of the Funds believe that FREIF and Advantage Shareholders will derive various benefits from the proposed Merger with the Company for the reasons described above. The directors of the Funds also believe that each Fund will derive such benefits whether or not the Shareholders of the other Fund approve the Merger. The directors of the Funds believe that the compensation payable to the Advisor by the Company would be fair and reasonable to the Funds and their respective Shareholders. The Advisor and the Funds considered, as an alternative to the Merger, continuing the Funds in their current form. An analysis of this alternative is set forth below under "Terms of the Merger -- Analysis of Alternative to the Merger."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The boards of directors of the Company, FREIF and Advantage each have unanimously approved the terms of the Merger Agreement. The board of directors of the Company believes that the terms of the Merger Agreement are fair to, and in the best interest of, the Company and its Shareholders and unanimously recommends that holders of shares of Company Common Stock and Series B Shares vote "FOR" approval of the Merger. The board of directors of FREIF believes that the terms of the Merger Agreement are fair to, and in the best interest of, FREIF and its Shareholders and unanimously recommends that holders of shares of FREIF Common Stock and Series B Shares vote "FOR" approval of the Merger. The board of directors of Advantage believes that the terms of the Merger Agreement are fair to, and in the best interest of, Advantage and its Shareholders and unanimously recommends that holders of shares of Advantage Common Stock and Series B Shares vote "FOR" approval of the Merger. See "Terms of the
Merger -- Background of the Merger," and "-- Fairness Opinion."

COMPARATIVE PER SHARE DATA

     The following summary presents, for the periods indicated, selected comparative per share financial data: (i) on a historical basis for the Company and the Funds; (ii) on a pro forma combined basis for the Company, giving effect to the Merger of the Company, FREIF and Advantage combined, the Company and FREIF, or the Company and Advantage, assuming that the Merger had been effective at the beginning of the periods presented; (iii) on a pro forma equivalent basis with respect to a share of FREIF Common Stock by multiplying the applicable pro forma combined amounts by the FREIF Conversion Factor of 1.286; and (iv) on a pro forma equivalent basis with respect to a share of Advantage Common Stock by multiplying the applicable pro forma combined amounts by the Advantage Conversion Factor of 1.2.

                                                                                               NINE MONTHS
                                                                   FISCAL YEAR ENDED              ENDED
                                                                     DECEMBER 31,             SEPTEMBER 30,
                                                               -------------------------     ---------------
                                                               1992      1993      1994      1994      1995
                                                               -----     -----     -----     -----     -----
NET INCOME PER SHARE
Historical:
  The Company................................................  $0.28     $0.23     $0.27     $0.18     $0.19
  FREIF......................................................   0.32      0.36      0.39      0.29      0.31
  Advantage..................................................   0.50      0.59      0.41      0.36      0.40
Pro forma Combined:
  The Company, FREIF and Advantage Combined(1)...............   0.29      0.30      0.28      0.21      0.24
  The Company and FREIF(1)...................................   0.24      0.23      0.26      0.18      0.20
  The Company and Advantage(1)...............................   0.33      0.33      0.29      0.22      0.25
Pro forma FREIF equivalent of:
  The Company, FREIF and Advantage Combined(2)...............   0.37      0.38      0.36      0.27      0.30
  The Company and FREIF(2)...................................   0.31      0.29      0.34      0.24      0.26
Pro forma Advantage equivalent of:
  The Company, FREIF and Advantage Combined(3)...............   0.35      0.36      0.34      0.25      0.28
  The Company and Advantage(3)...............................   0.40      0.39      0.35      0.26      0.30
DIVIDENDS PER SHARE
Historical:
  The Company................................................  $0.45     $0.40     $0.41     $0.30     $0.33
  FREIF......................................................   0.55      0.50      0.50      0.38      0.38
  Advantage..................................................   0.65      0.65      0.65      0.49      0.47
Pro forma combined:
  The Company, FREIF and Advantage Combined(4)...............   0.47      0.43      0.44      0.32      0.33
  The Company and FREIF(4)...................................   0.44      0.39      0.40      0.30      0.31
  The Company and Advantage(4)...............................   0.49      0.46      0.46      0.34      0.35
Pro forma FREIF equivalent of:
  The Company, FREIF and Advantage Combined(2)...............   0.60      0.56      0.56      0.42      0.43
  The Company and FREIF(2)...................................   0.56      0.51      0.51      0.38      0.40
Pro forma Advantage equivalent of:
  The Company, FREIF and Advantage Combined(3)...............   0.56      0.52      0.52      0.39      0.40
  The Company and Advantage(3)...............................   0.59      0.55      0.56      0.41      0.42

                                                                    DECEMBER 31, 1994     SEPTEMBER 30, 1995
                                                                    -----------------     ------------------
BOOK VALUE PER SHARE
Historical:
  The Company.....................................................        $8.56                 $ 8.47
  FREIF...........................................................         8.88                   8.82
  Advantage.......................................................         8.87                   8.83
Pro forma Combined:
  The Company, FREIF and Advantage Combined(5)....................         7.61                   7.56
  The Company and FREIF(5)........................................         7.70                   7.64
  The Company and Advantage(5)....................................         8.04                   7.98
Pro forma FREIF Equivalent of:
  The Company, FREIF and Advantage Combined(2)....................         9.78                   9.72
  The Company and FREIF(2)........................................         9.90                   9.83
Pro forma Advantage Equivalent of:
  The Company, FREIF and Advantage Combined(3)....................         9.13                   9.07
  The Company and Advantage(3)....................................         9.64                   9.58

---------------
(1) Pro forma combined net income per share was computed based on pro forma combined net income divided by the weighted average number of shares outstanding during the periods presented.

(2) Pro forma FREIF equivalent per share data for The Company, FREIF and Advantage Combined, and for the Company and FREIF, is computed by multiplying the Pro forma combined per share data by the FREIF Conversion Factor of 1.286. Approximately 5,143,376 shares of Company Common Stock will be exchanged for 3,999,515 shares of FREIF Common Stock.

(3) Pro forma Advantage equivalent per share data for The Company, FREIF and Advantage Combined, and for the Company and Advantage, is computed by multiplying the Pro forma combined per share data by the Advantage Conversion Factor of 1.2. Approximately 3,616,456 shares of Company Common Stock will be exchanged for 3,013,713 shares of Advantage Common Stock.

(4) Pro forma amounts assume that the Company, FREIF, and Advantage would have declared dividends per share equal to their respective historical dividends per share declared.

(5) Gives effect to the Merger as if it occurred at the end of the period.

COMPARATIVE PER SHARE PRICES

     The Company, FREIF and Advantage Common Stock have been listed on the AMEX since January 14, 1994. Prior to January 14, 1994, there was no established public trading market for the Common Stock of the Company, FREIF or Advantage. On November 6, 1995, the last full trading day prior to the first announcement of the proposed Merger, the reported closing prices per share of Company, FREIF and Advantage Common Stock on the AMEX were $4.125, $5.50 and $5.25, respectively. On March 13, 1996 the last full trading day prior to the date of this Joint Proxy Statement/Prospectus, the reported closing prices per share of Company, FREIF and Advantage Common Stock on the AMEX were $4.75, $5.625 and $5.625, respectively. There is no established trading market for the Series B Shares of the Company, FREIF or Advantage.

     The following table sets forth the high and low sales prices per share of the Common Stock of the Company, FREIF and Advantage for the calendar quarters indicated, as reported on the AMEX composite tape.

                                                       COMPANY           FREIF          ADVANTAGE
                                                     COMMON STOCK     COMMON STOCK     COMMON STOCK
                                                     ------------     ------------     ------------
                                                     HIGH     LOW     HIGH     LOW     HIGH     LOW
                                                     ----     ---     ----     ---     ----     ---
Calendar 1994:
  First Quarter....................................   $5 3/4  $3       $6 3/8  $4  1/2  $8 3/8  $5  1/4
  Second Quarter...................................    49/16   3  3/4   5 5/8   4  3/4   7 1/4   5  3/4
  Third Quarter....................................    4 1/2   3  7/8   5 3/4   4  1/2   7 1/4   6
  Fourth Quarter...................................    4 1/8   3  5/8   5       4  1/8   6 1/4   5  5/8
Calendar 1995:
  First Quarter....................................    4 3/8   3  3/4   5 3/8   4  1/8   6 1/8   5
  Second Quarter...................................    4 5/8   3  3/4   5 7/8   4  1/4   6 3/8   5  1/8
  Third Quarter....................................    411/16  3  7/8   513/16  5        6 3/8   5  1/2
  Fourth Quarter...................................    4 5/8   3 15/16   5 7/8  4  7/8   5 1/2   5
Calendar 1996:
  First Quarter (through March 13).................    5       3 15/16   6      5        5 7/8   5

     Because the FREIF and Advantage Conversion Factors are fixed at 1.286 and
1.2 and because the market price of Company Common Stock is subject to fluctuation, the market value of the shares of Company Common Stock that holders of Common Stock of FREIF and/or Advantage will receive in the Merger may increase or decrease prior to and following the Merger. SERIES A SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR COMMON STOCK OF THE COMPANY, FREIF AND ADVANTAGE. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR THE COMMON STOCK OF THE COMPANY, FREIF AND ADVANTAGE.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Company has been advised by special counsel, Steinhart & Falconer, that the Merger will constitute a tax-free reorganization for income tax purposes, and that none of the Company, the Funds or any participating Shareholder will recognize gain or loss for tax purposes as a result of the Merger. A Shareholder who exercises Dissenter's Rights generally will recognize gain or loss, as the case may be, measured by the difference between the payment received for its shares and its adjusted tax basis for such shares.

                                  RISK FACTORS

     Shareholders of the Company, FREIF and Advantage should carefully consider the following:

POLICY RISKS

     FREIF and Advantage Series A Shareholders will not receive proceeds from liquidation of their respective Funds. The Company is an infinite life REIT and has no plans to liquidate in the future. As currently structured, FREIF and Advantage Series A Shareholders would have received their share of net liquidation proceeds upon liquidation of the Funds. Company Series A Shareholders liquidate their investment by selling their shares in the securities market. Liquidation at this time would not be consistent with the present policies of the Funds, and is not an alternative proposed by this Joint Proxy Statement/Prospectus.

     Estimated aggregate asset value for each Fund is greater than its current market capitalization. The Advisor estimates that if each Fund liquidated its real estate portfolio, the amount available for distribution to FREIF and Advantage Shareholders after payment of transaction expenses would be greater than each Fund's current market capitalization.

     Changes in the Funds' policies. The Company is an infinite life REIT and consequently certain of its policies differ from those of the Funds. The Company has broader, growth-oriented acquisition policies, and is more likely to issue equity securities in share exchanges or to future investors and to leverage its investments. The policy of the Funds was to grow through appreciation of their real estate assets. The Company's policy is to increase its asset size and profitability not only through capital appreciation but also through a continuous program of owning and operating real properties, which includes the possibility of selling existing properties and the acquisition of additional properties. The Company anticipates that a significant portion of its future acquisitions will be achieved through the issuance of common stock equity or partnership interests. The Company maintains a conservative leverage policy (currently, debt to total assets ratio of no more than 50% is permitted) and it will continue to limit carefully its use of debt financing in accordance with this policy set by its board that is more restrictive than the Company's bylaws permit. See "Policies of the Company with Respect to Certain
Activities -- Borrowing Policies -- Subsequent Leverage." The Company also may raise additional capital for acquisitions. Issuance of equity in exchange for real properties and raising additional capital involves the risk of diluting Company Series A Shareholders' percentage interests in the Company, while borrowing involves the risks associated with leverage. These risks are described below. The Company has no debt at present and has no specific plans to finance any real property or to acquire new property using borrowed funds, but it is more likely to borrow money in the future than the Funds.

     Potential dilution of Company Series A Shareholder voting power from exchange of shares for properties. The Company and each Fund are permitted to offer their Common Stock in exchange for properties, but the Funds have not done so. The Company intends to make such exchanges. The risk of exchanging shares for properties, rather than purchasing properties for cash, is the potential dilution of Company Series A Shareholders' proportionate voting power in the Company.

     Potential dilution of Shareholder interests in the Company from new issuance of equity. In order to obtain additional properties, the Company requires access to additional equity and/or debt financing. Although the availability of capital for investment in real estate has been limited by market conditions and regulatory requirements and other policies that have limited the lending activities of banks and savings and loan institutions, the Merger should make it easier for the Company to raise additional funds in the future for the acquisition of real estate assets. However, there is no assurance that the Company will be able to obtain the financing required for additional investments on favorable terms or at all. Any additional equity financing may dilute the percentage interests of Shareholders in the Company.

     Risks of buying properties without established operating histories. Each of the Funds presently has a general policy against buying newly constructed properties or properties without established operating histories. The Company has no similar policy. Vacancy rates and operating income of newly constructed properties may be more volatile than those of properties with established operating histories.

     Increased leverage could adversely affect Company Shareholder distributions and the Company's financial condition. Although it currently has no indebtedness, the Company may incur additional indebtedness in the future for various purposes, including to acquire additional properties, to provide necessary working capital, to finance capital expenditures and to refinance existing indebtedness. If the Merger is approved by the Shareholders of both FREIF and Advantage, the Company will assume the indebtedness of each Fund. A more highly leveraged Company may experience more volatility in its cash available for distribution to Company Series A Shareholders. An increase in debt service requirements also could adversely affect the Company's financial condition and results of operations. In addition, increased leverage could increase the risk of default by the Company on its debt obligations, with the potential for loss of cash flow to, and asset value of, the Company.

INCREASED ADVISORY FEE

     The quarterly advisory fee payable in respect of the current real estate assets of the Funds will increase. The Merger will result in certain changes to the quarterly advisory fee paid to the Advisor in respect of real estate assets now held by the Funds, which will cause the advisory fee to be greater than the advisory fee previously paid by the Funds. The Funds' current advisory fee is
(i) 1.0% of the market value of the assets invested in real property and (ii) .4% of its mortgage loan investments, if any. Under the present structure, for
FREIF all, and for Advantage one-half, of the advisory fee of 1.0% of the market value of real property assets is subordinated to a 8% per annum dividend from operations, based on the original purchase price for their respective Common Stock. By contrast, the Company pays an advisory fee of .5% of the book value before depreciation of the Company's real estate assets only, which is not subordinated to any dividend payments. This fee is reduced to .4% of the book value before depreciation of real estate assets exceeding $200 million. Currently, the book values before depreciation of the Funds' real estate assets are greater than their estimated market values. For this reason, the advisory fees which are payable with respect to the assets held by the Funds prior to the Merger will increase from their prior amounts. For the nine month period ended September 30, 1995, FREIF and Advantage paid $0 and $102,000, respectively, in advisory fees. If the Company's compensation structure had been in effect for the Funds for the same period, FREIF and Advantage would have paid $150,000 and $116,000, respectively, in advisory fees. Basing the advisory fee on book value before depreciation, rather than estimated market value, means that the advisory fee will not increase or decrease to reflect any temporary change in the market value of the real property unless the book value before depreciation of the property is written down in accordance with generally accepted accounting principles (e.g., if there is a permanent decline in the market value of the real property).

     The Company's advisory fee will increase as the Company acquires additional real estate assets. Under the Company's compensation structure, as under the Funds' present structure, the Advisor will benefit from an increase in the Company's real estate asset base in a manner that is different from any benefit to Shareholders in general. The dollar amount paid as an advisory fee will increase as the Company acquires additional real estate assets. This feature of the advisory fee may give the Advisor an incentive to recommend actions that will cause the Company's real estate asset base to increase even if earnings per share do not increase. See "Comparative Information -- Comparison of Fees -- Advisory Fee."

     The Company's advisory fee does not directly reward the Advisor for increasing property values. This is because the Company's advisory fee is based on book value before depreciation rather than market value, like the Funds' advisory fee, and will not increase if the value of the Company's properties increases.

DIFFERING IMPACT ON CERTAIN SHAREHOLDERS

     Lower level of quarterly distributions to Advantage Series A Shareholders after the Merger. The level of quarterly distributions to Advantage Series A Shareholders is expected to be lower after the Merger than before. Based on an Advantage Conversion Factor of 1.2 and the current regular quarterly distribution rates for the Company ($.11 per share) and Advantage ($.1425 per share), Advantage Series A Shareholders would receive approximately $.011 (7.4%) less in regular quarterly distributions per share of Advantage Common Stock converted in the Merger from the Company than before the Merger from Advantage. This reduction is a consequence of the conversion of Advantage Common Stock to Company Common Stock, which has a lower distribution rate in relation to its share price (lower cash distribution yield) than Advantage Common Stock.

     Potential change in control of the Company. After the Merger, the Advisor and its Affiliates will own 16.5% of the outstanding shares of the Company if the Shareholders of both Funds approve the Merger, 5.5% of the outstanding shares of the Company if only the Shareholders of FREIF and the Company approve the Merger, or 21.7% of the outstanding shares of the Company if only the Shareholders of Advantage and the Company approve the Merger. In any case, the Advisor and its Affiliates will be among the largest Shareholders of the Company after the Merger, with the potential to control or influence its affairs.

     Limited Dissenter's Rights for Series A Shareholders. Under California law, if the Merger is approved, objecting Shareholders of the Company and each of the Funds will have Dissenter's Rights (i.e., the right, instead of receiving Company Common Stock, to compel the Company, FREIF or Advantage to purchase Company, FREIF or Advantage Common Stock for cash), only if demands for payment are made with respect to 5% or more of the outstanding Common Stock of the Company, FREIF or Advantage, respectively. A Shareholder who wishes to require the Company or the Funds to purchase his or her shares of common stock must vote against the Merger, make a written demand for payment and follow certain other procedures as more fully described herein. See "Rights of Dissenting Shareholders." However, under the terms of the Merger Agreement, the boards of directors of the Company and the Funds may elect not to participate in the Merger if Shareholders holding an aggregate of 5% or more of the outstanding common stock of the Company or such Fund exercise Dissenter's Rights. If there are Dissenting Shares in excess of 5%, each of the boards of directors will elect whether or not to withdraw from the Merger Agreement based on all of the circumstances existing at that time, including the expected cost of payment to Dissenting Shareholders and the source of funds for such payments. Depending on these circumstances, the boards may elect not to withdraw even if significantly more than 5% of the outstanding common stock of the Company or either Fund, respectively, dissents.

     Net income per share on an equivalent basis to the FREIF and Advantage Series A Shareholders will be lower after the Merger. For FREIF Series A Shareholders, if the Merger had been consummated on January 1, 1995, the pro forma equivalent net income per share for the nine month period ended September 30, 1995 would be $.30 per share compared to reported net income per share for the same period of $.31 per share. For Advantage Series A Shareholders for the same period based on the same assumption, the pro forma equivalent net income per share would be $.28 compared to $.40 per share reported net income for that period. See "Summary -- Comparative Per Share Data." The primary cause of this decrease is that the Company's net income is lower compared to its share price than the net income of either Fund is to its share price. This difference in net income compared to share price is largely due to variations in depreciation and amortization expenses among the Company and the Funds.

     As a result of the Merger, FREIF Common Stock will no longer accrue a cumulative 6% annual priority return before distributions to Series B Shares from net proceeds from property sales or refinancing after December 31, 1995. The Series B Exchange Right with respect to the Series B Shares of FREIF will be exercisable by the Advisor when the Company Common Stock reaches and maintains a market price of $11.33 for 20 consecutive trading days. This Target Price will not be adjusted to reflect the cumulative 6% annual priority return for FREIF Common Stock after December 31, 1995. If the Target Price for these shares were calculated to permit the 6% priority return to continue to cumulate, the Target Price for these shares would increase by approximately $.47 each year. This adjustment was unnecessary for Advantage, since its Series A Shareholders are not entitled to a similar priority return from net proceeds from property sales or refinancings other than a return of capital. See "Terms of the Merger -- Series B Exchange Right."

     Material percentages of rental income of the Company and each Fund are scheduled to expire in the near future. The following chart shows the cumulative percentages of annualized base rental income of the Company and each Fund which are scheduled to expire before the year 2000:

                        THE COMPANY     FREIF     ADVANTAGE
                        -----------     -----     ---------
1996................         1.6%       23.8 %         --
1996-1997...........        25.9        26.3        46.5%
1996-1998...........        32.1        32.9         46.5
1996-1999...........        69.7        44.1         46.5

     For a more complete chart showing annualized base rental income on a yearly basis, see "Terms of the Merger -- Potential Benefits of the Merger." Although the Company and the Funds each receive a material percentage of rental income from leases which are scheduled to expire before the end of 1999, the risk of non-renewal of leases scheduled to expire is different for Advantage than for the Company or FREIF because 43% of Advantage's base rental income is derived from a single tenant. If Advantage merges into the Company, 14% of the Company's rental income will be derived from this tenant. An extended delay in renewing or reletting such a large space in a single year may have a material adverse impact on the Company after the Merger.

     Any future changes in the value of any one property will be shared by all Shareholders, rather than solely by Shareholders of the Company or the Fund that purchased the property. As a result of the Merger, the assets and liabilities of the Company and each Fund whose Shareholders have approved the Merger will be combined. Future changes in the value of the Company's combined assets or in operating cash flow, capital expenditures, tenant turnover costs and other expenses related to such assets will be shared by all Shareholders of the Company. For example, if the properties formerly held by a Fund decrease in value or in operating cash flow or experience increases in capital expenditures, tenant turnover costs and other expenses, then former Shareholders of the other Fund (provided that its Shareholders approve the Merger) and the Shareholders of the Company will share in these decreases or increases. As a result, the Company's ability to pay distributions and/or the market price of the Company Common Stock could be adversely or positively affected.

     Potential environmental liability of the combined properties will be shared by Shareholders of the Company. As part of the investigation of a property prior to its acquisition, the Company and the Funds typically have obtained inspection reports concerning the condition of a property, including specialized environmental inspection reports concerning the presence of hazardous substances on the property. The Company will continue to obtain inspection reports on new properties after the Merger, but neither the Company nor the Funds will obtain new inspection reports concerning properties being combined in the Merger. The Company could be required to remove hazardous substances or sources, and could experience lost revenues during any such cleanup, or lower lease rates, decreased occupancy or difficulty selling the affected property either prior to or following any such cleanup. If the Merger is approved by their Shareholders, FREIF and Advantage will share in any environmental liability associated with the Company's properties. See "Description of Real Properties -- Government Regulations."

     Potential liability under Americans with Disabilities Act of the combined properties will be shared by Shareholders of the Company. The Americans with Disabilities Act (the "ADA") generally requires that buildings be made accessible to people with disabilities. If certain uses by tenants of a building constitute a "public accommodation," the ADA imposes liability for non-compliance on both the tenant and the owner/operator of the building. The Advisor has conducted inspections of each of the properties now held by the Company and the Funds to determine whether the exterior and common area of such properties are in compliance with the ADA. If it were later determined that one or more of the Company or the Funds' properties did not comply with the ADA, after the Merger the Company could be required to remove access barriers or to pay fines or damages related to such non-compliance.

     Competition. In seeking real property investments, the Company competes with a wide variety of institutions and other investors, many of which have greater financial resources than those of the Company. An increase in the amount of funds available for real estate investments may increase competition for ownership of interests in properties and may reduce yields. The Company also competes for tenants at its existing properties. The Company believes that the significant real estate experience of its board of directors and the Advisor enables the Company to compete effectively.

CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Advisor, the Property Manager (Continental Property Management, an affiliate of the Advisor) ("CPMC" or "Continen-tal"), and the directors and officers of the Advisor, some of whom are also directors and officers of the Company, as follows:

     Benefits to Franklin Resources, Inc. because of its majority ownership of Advantage. Franklin Resources, Inc., the parent corporation of the Advisor, and the Advisor together own 3.5%, 7.6% and 48.7% of the outstanding common stock of the Company, FREIF and Advantage, respectively, eligible to vote on the Merger, and have indicated their intention to vote for the Merger. The Advisor is subject to a conflict of interest because the Advisor and its Affiliates own a substantial share of Advantage. As a consequence, the Advisor and its Affiliates would benefit if the Conversion Factors or other terms of the Merger favored Advantage. In addition, Franklin Resources, Inc. and the other Advantage Series A Shareholders will benefit more from the increased diversification of the Company after the Merger because the assets and revenues of Advantage are materially less diverse than those of the Company or FREIF.

     Benefits to the Advisor because of advisory fee increases. The Merger will result in certain changes to the portion of the advisory fee paid to the Advisor with respect to assets currently held by the Funds, including the following: (i) the asset base on which the Funds' advisory fee is charged will be larger since the base will be the book value before depreciation rather than the market value of the real estate assets; and (ii) the advisory fee paid with respect to the Funds' properties will not be subordinated to any dividend payments to FREIF or Advantage Series A Shareholders. See "Comparative Information -- Comparison of Fees -- Advisory Fee." In conjunction with these changes, the Advisor will not receive disposition fees from the Funds, but the dollar amount paid as advisory fees in respect of the properties now held by the Funds will likely increase immediately, and as the real estate asset base of the Company increases. Fees in respect of the properties now held by the Funds also may be paid to the Advisor for a longer period of time than if the Merger were not to occur because the Company has a perpetual life rather than finite life. The Advisory Agreement between the Company and the Advisor, however, has a one-year term and is terminable upon 120 days' notice by the Advisor or upon 60 days' notice by the Company. The board of directors of the Company reviews the Advisory Agreement and fee structure annually and has approved the current Advisory Agreement and fee structure.

     The Advisor also will receive an Exchange Right to exchange the Series B Shares of the Company it receives in the Merger in respect of the Series B Shares of each Fund whose Shareholders approve the Merger for Company Common Stock. The Series B Exchange Right will be exercisable only if certain specified trading prices of the Company Common Stock are met. See "Terms of the Merger -- Series B Exchange Right."

     Conflicts in initiation and structuring of the Merger. The Advisor, and certain non-independent directors and officers of the Company, are subject to a conflict of interest in recommending to the Series A Shareholders that they vote in favor of the Merger because the Advisor may receive certain benefits from the Merger if the advisory agreement is renewed. The Advisor and such directors and officers, who have interests and affiliations different in some respects from those of a Series A Shareholder of the Company or the Funds, have initiated and participated in structuring the Merger.

     No arm's length negotiations. The terms of the Merger are not the result of arm's length negotiations involving the Company, Series A Shareholders of the Company or the Funds, or any person employed to negotiate on behalf of the Series A Shareholders of the Company or the Funds; however, the Merger and changes to advisory fees have been reviewed by the independent directors of the Funds who have deemed them to be fair to the Series A Shareholders of the Funds.

     No independent representative retained on behalf of the Series A Shareholders. No independent representative has been retained to negotiate the terms of the Merger on behalf of the Company or the Fund Series A Shareholders. As a result, the terms of the Merger may be less favorable to the Series A Shareholders than if an independent representative had been retained. However, the Company and the Funds each have formed committees of independent directors on their respective boards, who reviewed the Merger on behalf of their respective Series A Shareholders and have retained Bear Stearns to render an opinion on the fairness of the Merger, from a financial point of view, to the Series A Shareholders of the Company and the Funds. Independent special counsel has been retained to advise the committees of independent directors of the

Company and the Funds. The attorneys and other experts who perform services for the Advisor and its Affiliates may also perform services for the Company. If a conflict should arise, the unaffiliated directors will consider the extent to which the interests of the Company and/or the Funds diverge from those of the Advisor or its Affiliates and, if necessary, will retain separate counsel or experts, as the case may be.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, FREIF and Advantage each have entered into advisory agreements, renewable annually upon approval of their respective boards of directors, with the Advisor. The Advisor provides the Company and the Funds with broad strategic direction in the development and implementation of their business plans, as well as day-to-day REIT management services. For the nine month period ended September 30, 1995, the Company, FREIF and Advantage paid the Advisor $161,000, $0 and $102,000, respectively, in advisory fees.

     Continental acts as property manager for the properties of the Company, FREIF and Advantage. During the nine month period ended September 30, 1995, the Company, FREIF and Advantage paid CPMC property management fees totaling $194,000, $234,000 and $158,000, respectively.

     The boards of directors (including all independent directors) of the Company, FREIF and Advantage have determined, after review, that the compensation paid to the Advisor and to CPMC in 1995, as well as the reimbursements made to the Advisor for certain types of compensation and payments are fair and reasonable to the Company, FREIF and Advantage. David P. Goss, the Chief Executive Officer, President and Director of the Company, FREIF and Advantage, is also Chief Executive Officer, President and Director of the Advisor and of Property Resources, Inc., the parent corporation of CPMC.

     In August 1994, Franklin Resources, Inc., the parent corporation of the Advisor, purchased 1,404,500 shares of Advantage Common Stock held by MASTERS for an aggregate purchase price of $13,483,200. The purchase price reflected a premium of $3.475 per share over the closing price for Advantage Common Stock on the AMEX the day prior to the purchase. A related entity of MASTERS, PRIM, now owns 19.4% and 14.7% of the outstanding Common Stock of the Company and FREIF, respectively.

ADVISOR AND ITS AFFILIATES

     The chart below shows the relationship among the three Franklin companies which receive compensation from, or own shares in, the Company and the Funds.

---------------
* Continental Property Management Co. is an indirect wholly-owned subsidiary of Franklin Resources, Inc.

                              TERMS OF THE MERGER

     This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement and the terms of the Merger, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All Shareholders are urged to read the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides that the Merger will be consummated between the Company and one or both Funds if the required approvals of the Company and such Fund Series A Shareholders and Series B Shareholder are obtained and all other conditions to the Merger are satisfied or waived as provided in the Merger Agreement. Upon consummation of the Merger, each Fund that has approved the Merger will be merged with and into the Company.

     Upon consummation of the Merger, if Shareholders of FREIF approve the Merger, each outstanding share of FREIF Common Stock and Series B Shares will be converted into the right to receive 1.286 fully paid and nonassessable shares of Company Common Stock or Series B Shares, respectively. Upon consummation of the Merger, if Shareholders of Advantage approve the Merger, each outstanding share of Advantage Common Stock and Series B Shares will be converted into the right to receive 1.2 fully paid and nonassessable shares of Company Common Stock or Series B Shares, respectively. Fractional shares will not be issued but instead will be rounded up to the nearest whole share as described in the Merger Agreement. The Series A Shareholders of each Fund that approve the Merger will then automatically become Series A Shareholders in the Company, without any further action on their part, unless they elect to exercise their Dissenter's Rights. For a discussion of Dissenter's Rights and their availability to the Company and the Fund Series A Shareholders, see the section entitled "Rights of Dissenting Shareholders" below.

     If Shareholders of both Funds and the Company approve the Merger, the Shareholders of FREIF and Advantage (including the Advisor and its Affiliates) will own approximately 34.5% and 24.3%, respectively, of the outstanding common stock of the Company following consummation of the Merger. If Shareholders of the Company and FREIF only approve the Merger, FREIF Shareholders (including the Advisor and its Affiliates) will own approximately 46.2% of the outstanding common stock of the Company following consummation of the Merger. If Shareholders of the Company and Advantage only approve the Merger, Advantage Shareholders (including the Advisor and its Affiliates) will own approximately 38.7% of the outstanding common stock of the Company following consummation of the Merger. Following consummation of the Merger, the Advisor and its Affiliates will own 16.5% of the outstanding common stock of the Company if Shareholders of the Company and both Funds approve the Merger, 5.5% of the outstanding common stock of the Company if Shareholders of the Company and FREIF only approve the Merger, and 21.7% of the outstanding common stock of the Company if Shareholders of the Company and Advantage only approve the Merger.

AMENDMENT OF ARTICLES OF INCORPORATION AND ADOPTION OF SECOND AMENDED AND RESTATED BYLAWS

     Approval of the Merger by Company Shareholders also approves (i) amendments to the Company's articles of incorporation to change of the name of the Company to "Franklin Select Realty Trust," and to eliminate dividends from operations to the Series B Shares, and (ii) the adoption of second amended and restated bylaws. See "Description of Capital Stock of the Company -- General."

     The Company's current amended and restated bylaws provide that the numbers of directors on the board of directors shall be not less than three nor more than five, as determined from time to time by resolution of the board of directors. The proposed second amended and restated bylaws would increase the variable number of directors from five to nine, as determined from time to time by resolution of the board of directors. The Company currently has five directors serving on its board. It is anticipated that the directors will increase the size of the board if the Merger is approved.

     The proposed second amended and restated bylaws clarify the ability of the board to change the percentage limits set on ownership of the Company's common stock, as well as waive such limits in any particular case. The proposed second amended and restated bylaws also delete a provision excluding from the definition of "independent director" anyone serving as a director of three or more REITs or mutual funds organized by Franklin Resources, Inc., eliminate restrictions on buying unimproved real property and incorporate technical changes to provisions related to the advisory fee that conform such provisions to the compensation structure approved by the Company Shareholders in September 1994. See "Policies of the Company with Respect to Certain Activities." The proposed amendments to the Company's articles of incorporation are set forth as Appendix D to this Joint Proxy Statement/Prospectus. The full text of the proposed second amended and restated bylaws is set forth as Appendix E to this Joint Proxy Statement/Prospectus.

EFFECTIVE TIME

     The effective time of the Merger (the "Effective Time") will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of California (the "Certificate of Merger") or at such later time as is specified on such certificate. The filing of the Certificate of Merger will occur as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated by any of the parties if the Merger has not been consummated on or before December 31, 1996 and under certain other conditions. See "-- Conditions to the Merger."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of the Common Stock and Series B Shares of FREIF and/or Advantage into the right to receive Company Common Stock or Series B Shares of the Company, respectively, will occur automatically at the Effective Time.

     As soon as practicable after the Effective Time, a transmittal letter will be mailed by the Exchange Agent to each FREIF and/or Advantage Shareholder or Series B Shareholder, as appropriate, informing such holder of the procedures to follow in forwarding FREIF or Advantage stock certificates to the Exchange Agent. Upon receipt of FREIF or Advantage stock certificates, the Exchange Agent will deliver whole shares of Company Common Stock or Series B Shares of the Company, as appropriate, to such holder pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any distributions to which such holder may be entitled.

     If any issuance of shares of Company Common Stock or Series B Shares in exchange for shares of FREIF or Advantage Common Stock or Series B Shares is to be made to a person other than the Shareholder in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the Shareholder of FREIF or Advantage requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     After the Effective Time, there will be no further transfers of FREIF and/or Advantage Common Stock or Series B Shares on the stock transfer books of the Company and the Funds. If a certificate representing FREIF or Advantage Common Stock or Series B Shares is presented for transfer, it will be cancelled and a certificate representing the appropriate number of full shares of Company Common Stock or Series B Shares of the Company and any distributions will be issued in exchange therefor.

     After the Effective Time and until surrendered, shares of FREIF or Advantage Common Stock or Series B Shares will be deemed for all corporate purposes, other than the payment of distributions, to evidence ownership of the number of full shares of Company Common Stock or Series B Shares into which such shares of FREIF or Advantage Common Stock or Series B Shares were converted at the Effective Time. No distributions, if any, payable to holders of Company Common Stock or Series B Shares will be paid to the holders of any certificates for shares of FREIF or Advantage Common Stock or Series B Shares until such certificates are surrendered. Upon surrender of such certificates, all such declared distributions which shall have become payable with respect to such Company Common Stock or Series B Shares in respect of a record date after the Effective Time will be paid to the holder of record of the full shares of Company Common Stock or Series B Shares represented by the certificate issued in exchange therefor, without interest.

     FREIF AND ADVANTAGE SHAREHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. FREIF AND ADVANTAGE SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

CONDITIONS TO THE MERGER

     Consummation of the Merger as to the Company and each Fund is conditioned upon each of the following as of, or prior to, the closing date, which with the exception of the conditions specified in subparagraphs (1) and (2) below, may be waived in the discretion of the board of directors of the Company and the Funds:

          (1) approval of the Merger as to the Company, by the Company Series A Shareholders and the Series B Shareholder, as to FREIF, by the FREIF Series A Shareholders and the Series B Shareholder, and, as to Advantage, by the Advantage Series A Shareholders and Series B Shareholder;

          (2) receipt of a fairness opinion from Bear Stearns in form and substance acceptable to the boards of directors of the Company and the Funds, which opinion has not been withdrawn prior to the closing date of the Merger;

          (3) the board of directors of the Company or either Fund may determine not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the aggregate outstanding common stock of the Company or either Fund exercise Dissenter's Rights;

          (4) the receipt of any necessary consents and approvals, including those required from governmental authorities or regulatory bodies, on or before (and remaining in effect at) the closing date. Except as required by applicable securities laws, the Company does not know of any federal or state regulatory requirements that must be complied with or any approval that must be obtained in connection with the Merger;

          (5) the Registration Statement covering the shares of Company Common Stock issuable in connection with the Merger of which this Joint Proxy Statement/Prospectus is a part must be effective, no stop order suspending the effectiveness of such Registration Statement or preventing or suspending the use of the Joint Proxy Statement/Prospectus or order under the proxy rules of the Commission pursuant to the Securities Exchange Act of 1934, as amended, with respect to the transactions contemplated in the Merger Agreement may be in effect, and no proceedings for any such purpose may be pending or threatened before the Commission;

          (6) receipt of an opinion from the Company's special counsel, Steinhart & Falconer, to the effect that the Merger will be a tax free reorganization under the Internal Revenue Code, and the Merger will not adversely affect the qualification of the Company or either Fund as REITs within the meaning of Section 856 of the Internal Revenue Code; and

          (7) the boards of directors of the Company or either Fund must not have determined that the Merger has become impractical or imprudent.

     The Merger Agreement may be terminated as to the Company or either Fund at any time prior to the closing date of the Merger, whether before or after obtaining Shareholder approval: (a) by the mutual consent of the boards of directors of the Company and either Fund; or (b) by the boards of directors of the Company or either Fund if any action has been threatened or instituted to restrain or modify the Merger which in the good faith judgment of the Company or the Fund, acting on advice of counsel, has a reasonable probability of success.

     The Merger Agreement may be amended by the mutual agreement of the boards of directors of the Funds and the Company and the Funds any time prior to the approval of the Merger by the Shareholders. After such approval has been obtained, no amendment may be made to change the Merger Agreement in a manner which is materially adverse to the Shareholders unless such amendment is approved by the Shareholders.

COSTS OF THE TRANSACTION

     Expenses of the Merger will be shared by the Company and the Funds whether or not the Merger is approved by their respective Shareholders. The allocation of expenses will be proportionately based as follows: as to the Company, on the number of shares of Company Common Stock outstanding as of November 1, 1995, and as to each Fund, on the number of shares of Company Common Stock that would have been issued to holders of Series A Common Stock of each Fund if the Merger had occurred on November 1, 1995, based on the Conversion Factors. Expenses are expected to be approximately $750,000 and consist of the following:

        Fairness Opinion..................................................  $250,000
        Accounting, Legal and other Professional Fees and Expenses........  $310,000
        Filing Fees.......................................................  $ 15,000
        Proxy Solicitors..................................................  $ 25,000
        Printing/Miscellaneous............................................  $150,000

     The Advisor and its Affiliates will not receive any fees or payments in connection with the Merger. Expenses of the Merger will be paid from current cash resources of the Company and the Funds.

TAX CONSEQUENCES OF THE MERGER

     The Company has been advised by special counsel that the Merger will constitute a tax-free reorganization for income tax purposes, and that none of the Company, the Funds or any participating Shareholder will recognize gain or loss for tax purposes as a result of the Merger. A Shareholder who exercises Dissenter's Rights generally will recognize gain or loss, as the case may be, measured by the difference between the payment received for its shares and its adjusted tax basis for these shares. See "Income Tax Considerations -- Taxation of the Merger."

     The Company and each of the Funds have elected to be taxed as REITs for federal income tax purposes. The Company has been advised by special counsel that the Merger will not adversely affect the qualification of the Company as a REIT. As a REIT, under federal income tax laws the Company generally is not taxed at the corporate level to the extent it currently distributes its taxable income to its Shareholders. REITs are subject to a variety of complex and technical restrictions and requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxation on its income and property. See "Income Tax Considerations."

ACCOUNTING FOR THE MERGER

     Because the Advisor provides common management to the Company and the Funds, the Merger will be accounted for as a reorganization of entities under common control. Under this method of accounting, the historical bases of the assets and liabilities of the Company and the Funds will be combined at the Effective Time of the Merger and carried forward at their previously recorded amounts and the Company and Fund Shareholders' equity will be combined on the Company's consolidated balance sheet.

     All unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using this method to account for the Merger. See "Pro Forma Financial Statements."

SHAREHOLDERS' APPROVAL OF THE MERGER

     This Joint Proxy Statement/Prospectus solicits the approval of the Company and each Fund's Series A Shareholders and Series B Shareholder for the Merger, including such other actions as may be required by the Funds and/or the Company to consummate the Merger. Those persons who are Series A Shareholders or the

Series B Shareholder of record in the Company or either Fund on the Record Date will be entitled to vote at the Special Meetings or to submit a proxy. The Advisor owns all of the Series B Shares of the Company and each Fund. Each Series B Share has the same vote as a share of Common Stock. Through the Series B Shares, the Advisor controls approximately 3.3% of the votes in the Company, 7.4% of the votes in FREIF, and 4.0% of the votes in Advantage. In addition, Franklin Resources, Inc., the parent corporation of the Advisor, through ownership of 46.6% of the Advantage Common Stock, controls approximately 48.7% of the votes in Advantage (including the shares held by the Advisor). The Advisor will vote its Series B Shares in the Company and each Fund, and Franklin Resources will vote its Advantage Common Stock "For" the Merger.

     Approval of the Merger by Shareholders of the Company and a Fund will constitute approval of the following actions resulting from the Merger:

          (1) merger of such Fund into the Company, pursuant to which the Fund will cease to exist and the Company will be the surviving corporation;

          (2) conversion pursuant to the Merger of Fund Common Stock into Company Common Stock, in accordance with the applicable Conversion Factor;

          (3) conversion pursuant to the Merger of Series B Shares of the Fund into Series B Shares of the Company, in accordance with the applicable Conversion Factor;

          (4) amendment of the Company's articles of incorporation to change of the name of the Company to "Franklin Select Realty Trust," and to eliminate dividends from operations to the Series B Shares;

          (5) adoption of second amended and restated bylaws of the Company, which will provide, among other things, that the number of directors may vary from five to nine, as may be determined by a resolution of the board of directors;

          (6) approval of the issuance of the Series B Exchange Right to the Advisor in respect of its Series B Shares of the Company received in exchange for its Series B Shares of the Fund; and

          (7) the authorization of such other actions which, in the discretion of the respective boards of directors of the Company and such Fund are necessary or appropriate to consummate the Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under California General Corporation Law, Shareholders of each of the Company and the Funds are not entitled to Dissenter's Rights with respect to the Merger unless demands for payment are filed with respect to 5% or more of the outstanding shares of Common Stock and Series B Shares of the Company, FREIF or Advantage, respectively. A Shareholder who wishes to require the Company or the Funds to purchase his or her shares of common stock must vote against the Merger, make a written demand for payment and follow certain other procedures as more fully described herein. The payment price for Dissenting Shares is the fair market value of such shares on the date prior to the announcement of the Merger, which is expected to be the price of such shares as reported on the AMEX composite tape on November 6, 1995. See "Rights of Dissenting Shareholders." However, under the terms of the Merger Agreement, the boards of directors of each of the Company and the Funds may elect not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the outstanding common stock of the Company or such Fund exercise Dissenter's Rights. If there are Dissenting Shares in excess of 5%, each of the boards of directors will elect whether or not to withdraw from the Merger Agreement based on all of the circumstances existing at that time, including the expected cost of payment to Dissenting Shareholders and the source of funds for such payments. Depending on these circumstances, the boards may elect not to withdraw even if significantly more than 5% of the outstanding common stock of the Company or either Fund, respectively, dissents.

POTENTIAL BENEFITS OF THE MERGER

     The Advisor and the directors of the Company and each Fund believe that their respective Shareholders will benefit from the Merger. They also believe that these potential benefits will exist if Shareholders of the

Company and only one of the Funds approve the Merger. They believe that because of the finite life policy of the Funds, the limited prospects for growth imposed by a finite life structure and their relatively small asset size, it is difficult to attract significant private investor and institutional interest in the Fund Common Stock. As a consequence, the Funds can do little to diversify their portfolios or increase revenues and earnings per share.

     In addition, after the Merger the Company will have a larger asset base (7 properties aggregating approximately 750,000 square feet of gross leasable space if both Funds merge into the Company) and market capitalization of approximately $67 million (based on the market price of the Company Common Stock on March 13, 1996 and the FREIF and Advantage Conversion Factors, and assuming both Funds merge into the Company). While it is generally true that larger REITs with market capitalizations in excess of $100 million enjoy the most favorable attention from the capital markets, the Company believes that its increased size will attract wider investor and possible institutional interest, despite the tendency of the market to discount the value of shares of REITs like the Company that are managed by outside advisors. The Company also believes that the increased size resulting from the Merger, combined with potential portfolio acquisitions, may enable the Company to reach or exceed a market capitalization of $100 million. With their finite life policies, the Funds do not have this potential.

     The Company has broader, growth-oriented investment and reinvestment policies than the Funds. In addition to identifying individual properties suitable for acquisition, the Company intends to acquire property portfolios. Part of its acquisition strategy includes establishing strategic relationships with and acquiring property portfolios from selected real estate operating companies that appear to have competitive advantages within their local market areas. The Company anticipates that a significant portion of these future acquisitions will be achieved through the issuance of common stock equity or partnership interests. The Company maintains a conservative leverage policy (currently, debt to total assets ratio of no more than 50% is permitted), and it will continue to limit carefully its use of debt financing in accordance with this policy set by the board that is more restrictive than the Company's bylaws permit. See "Policies of the Company with Respect to Certain
Activities -- Borrowing Policies -- Subsequent Leverage." The Company also may acquire additional properties with the proceeds from securities offerings, and reinvest the net proceeds from the disposition or financing of properties (subject to REIT distribution requirements). As a result, the Company is expected to be better able than the Funds to take advantage of favorable conditions in the real estate markets. As the Company grows, its administrative costs as a percentage of assets are expected to decline due to economies of scale, although the dollar amount of the advisory fees will increase as the Company acquires additional real estate assets. Accordingly, after the Merger the Company is expected to have a greater potential to increase its revenues and profitability.

     Since the Company's asset base will be larger after the Merger, it will have a more diversified portfolio of assets than either of the Funds or the Company individually. This increased diversification, and additional diversification upon the future acquisition of properties, is expected to reduce overall portfolio risk. Diversification should reduce the impact on the Company of tenant turnover, capital expenditures and adverse developments affecting local economies, types of properties and individual properties and tenants. Some of the expected benefits of diversification are illustrated by the following chart, which shows the percentage of total annualized base rental income as of November 1, 1995 of the Company and each Fund which arises from leases which are scheduled to expire during the next ten years, and the percentage of total annualized base rental income of the Company after the Merger scheduled to expire during this period, assuming both Funds are merged into the Company.

                                            THE                                  MERGED
                                          COMPANY        FREIF     ADVANTAGE     COMPANY
                                         ----------      -----     ---------     -------
    1996.............................        1.6%        23.8 %          0%         8.3%
    1997.............................       24.4          2.6         46.5         24.7
    1998.............................        6.1          6.6            0          4.2
    1999.............................       37.6         11.2            0         16.2
    2000.............................       10.3          9.1          2.5          7.2
    2001.............................        0.4          1.3         30.5         10.8
    2002.............................        8.0         10.9          0.6          6.5
    2003.............................          0          5.9            0          2.0
    2004.............................          0            0          5.3          1.8
    2005.............................          0          8.5            0          2.8
    After 2005.......................       11.7         20.1         14.7         15.5

     The chart below shows the total number of leases, square feet leased and occupancy rates for the Company, FREIF and Advantage individually, and the Company after the Merger.

                                          THE                                    MERGED
                                       COMPANY(1)       FREIF      ADVANTAGE     COMPANY
                                       ----------      -------     ---------     -------
    Current number of leases........          25            55           10          69
    Total square feet...............     201,571       360,013      190,361      751,945
    Total square feet leased........     201,019       338,671      190,361      730,051
    Percent leased..................        99.7%         94.1%       100.0%       97.1 %

---------------
(1) The number of leases reported for the Company and FREIF both include 21 leases for the Shores Office Complex since it is jointly owned. The total square feet and percentage of rental income expiring reflect the Company's and FREIF's ownership percentages of 60% and 40%, respectively.

     Also, unlike the Funds, the Company does not pay disposition fees to the Advisor when a property is sold. Assuming the properties of each Fund were sold at the Advisor's current internal estimates of their values, the disposition fees payable to the Advisor by FREIF and Advantage in the absence of the Merger would be $1,039,000 and $807,000, respectively. These disposition fees will be eliminated if the Merger is consummated.

     The Advisor and each Fund believe that the expected benefits of enhanced access to capital markets, greater flexibility in managing its portfolio, potential growth in revenues and profitability, greater asset diversification and the elimination of disposition fees payable to the Advisor in respect of real estate assets held by the Funds, offset the potential detriments to Fund Series A Shareholders from the Merger.

BACKGROUND OF THE MERGER

     The principal investment policies of the Funds are (i) to preserve and protect capital, (ii) to provide current income through the payment of cash distributions (a portion of which will be accounted for as a return of capital primarily due to depreciation expense), (iii) to provide capital gains through potential appreciation of the properties and (iv) to provide market liquidity through transferable shares of stock. To date, the Funds have met their objective of providing current income through the payment of distributions. FREIF has paid distributions at the current annual rate of $.50 per share since mid-1992. Since early 1991, Advantage paid distributions at an annual rate of $.65 per share, but recently reduced such rate to the current annual rate of $.57 per share. Because the Funds have owned their properties for a shorter period of time than the originally contemplated investment period and due to the general weakness in rental levels in the real estate market, it is premature to state whether or not the Funds have met their investment objective of preserving capital and providing capital appreciation. However, if the Funds were liquidated today, the Advisor estimates that their Series A Shareholders would receive net liquidation proceeds that are significantly less than the original issuance price of $10 per share for their respective Common Stock.

     The Company, FREIF and Advantage Common Stock each began trading on the AMEX on January 14, 1994 which satisfied the objective of providing their Series A Shareholders with market liquidity through transferable shares of stock. For the year ended December 31, 1995, the trading volume in FREIF Common Stock has averaged 2,791 shares per day, and the trading price has ranged from a high of $5 7/8 to a low of $4 1/8 per share; and trading volume in Advantage Common Stock has averaged 2,022 shares per day, and the trading price has ranged from a high of $6 3/8 to a low of $5 per share as reported on the AMEX composite tape.

     In their initial public offerings, the Funds included as one of their investment policies a finite operating life with an anticipated holding period, running from the date the last property was acquired, of from five to seven years for FREIF, and seven to ten years for Advantage. FREIF acquired its last property in January 1994 and Advantage acquired its last property in November 1994. After the holding period, the Funds would be expected to sell the properties, distribute the net liquidation proceeds to their respective Shareholders and dissolve.

     The finite life policy was originally chosen because it was then believed that the shares of a finite life REIT would trade at less of a discount to net asset value than other forms of public direct real estate ownership such as limited partnerships. At the time, the finite life characteristic also was not thought to be an impediment to raising additional equity capital or debt.

     Since that time, there has been a significant growth in the interest of both institutional investors and private investors in infinite life REITs. Institutional investors, who historically made their real estate investments through private vehicles, are now investing in public, infinite life REITs. As reflected by their higher cash distribution yields, finite life REITs generally now have a lower market valuation and trade at a greater discount to net asset value than infinite life REITs. Investment bankers generally are not willing to raise new equity for finite life REITs. Real estate developers and property owners generally are not willing to enter into joint ventures or stock for property exchanges with finite life REITs. Commercial banks and other institutional lenders generally are not willing to provide credit to finite life REITs in the form of acquisition lines of credit, unsecured lines of credit and portfolio loans. These adverse developments in the status of finite life REITs are confirmed by the experience of the Advisor. As a consequence of these changes, the Advisor and the boards of directors of FREIF and Advantage concluded that the Funds would have better access to the capital markets and an opportunity for a higher market valuation when merged with the Company which is an infinite life REIT.

     In 1993, the boards of directors of the Company (which was a finite life REIT at that time), FREIF, and Advantage recommended to their respective Shareholders a merger whereby the Company and the Funds would be merged into the newly formed Franklin Realty Trust, Inc. Among other things, as a result of the proposed merger, the Company, FREIF and Advantage would have been merged into an infinite life REIT that had the same advisory fee compensation structure by which the Advisor is now compensated by the Company. A vote of a majority of the outstanding Common Stock of the Company and each Fund was required to approve the transaction, including the merger into an infinite life REIT and the Advisor's fee structure. 61.3%, 62.5%, and 39.6% of the Common Stock of the Company, FREIF and Advantage, respectively, voted in favor of the merger. However, because a majority of Advantage Common Stock voted against the merger, the merger transaction was not approved.

     A majority of the Advantage Common Stock did not approve the proposed merger in 1993 primarily because the largest shareholder of Advantage at that time, MASTERS, which held 44.8% of the Advantage Common Stock, voted against the merger. In August 1994, Franklin Resources, Inc. purchased all of the Advantage Common Stock held by MASTERS. See "Risk Factors -- Certain Relationships and Related Transactions." MASTERS also held 19.4% and 14.7% of Common Stock of the Company and FREIF. In June 1995, MASTERS transferred these shares to PRIM, a related entity to MASTERS.

     In September 1994, at the annual meeting of the Shareholders of the Company, the Shareholders approved conversion of the Company from a finite to an infinite life REIT and changes to the compensation structure of the Advisor similar to the proposed advisory fee compensation structure of Franklin Realty Trust, Inc.

     The Company shares the principal investment policies of the Funds, but as an infinite life REIT it has more flexibility to grow and manage its portfolio to carry out these policies. The Company has adopted a business strategy which is intended to expand the size and scope and increase the profitability of its current operations. In the past, the Company has identified individual properties suitable for acquisition and acquired them for cash. The Company now also intends to acquire property portfolios in exchange for equity. In particular, the Company is seeking to establish strategic relationships with and acquire property portfolios from selected real estate operating companies that appear to have a competitive advantage within their local market areas.

     The Company anticipates that a substantial portion of its future acquisitions will be achieved through the issuance of common stock equity or partnership interests. The Company will continue to limit carefully its use of debt financing in accordance with policies set by its board that are more restrictive than the Company's bylaws permit. See "Policies of the Company with Respect to Certain Activities -- Borrowing Policies -- Subsequent Leverage." It is anticipated that the Company will create one or more partnerships whereby the Company will issue partnership units to make certain acquisitions. The issuance or exchange of such partnership units can provide important tax benefits to a real estate seller that can enhance the price paid for such property and other terms of the acquisition. It is expected that the Company will serve as the general partner of any such acquisition partnership vehicles.

     In October 1995, the Company retained Prudential Securities Incorporated ("PSI") as its exclusive financial advisor in connection with the implementation of the Company's portfolio acquisition strategy. In addition to helping identify appropriate asset acquisition opportunities, PSI will serve as the Company's financial advisor regarding the structuring and financing of such acquisitions, including providing assistance with arranging financing necessary to complete the transactions. If an acquisition is consummated, the Company will pay PSI a fee equal to 2% of the consideration for such acquisition up to $100 million and 1% on any consideration thereafter. PSI may invest between 25-50% of this fee in Company Common Stock.

     It is important that the Company's overall acquisition program, as well as any major acquisitions, be well received by the financial community. PSI's guidance is expected to help in this regard. PSI has significant experience in providing financial advisory and funding services to REITs and was selected by the Company based upon this experience. In addition, it is currently expected that over time PSI or one of its affiliates will make an equity investment in Company Common Stock. The agreement with PSI has a 2 year term and it is terminable upon 10 days' prior written notice of either party.

     The Company will concentrate on a range of property types within the major metropolitan markets of California including industrial, suburban office, anchored retail and multi-family, in order to build a large, well diversified portfolio while maintaining flexibility regarding which property types represent the best investment value at a given time. Portfolios of assets acquired by the Company may include different types of properties and be located in markets outside the Company's areas of concentration. The Company believes that the investment community and capital markets will support a REIT such as the Company which is diversified by property type and locations throughout California.

ANALYSIS OF ALTERNATIVE TO THE MERGER

     In reaching their decision to recommend the Merger, the boards of directors of the Funds considered the alternative of continuing FREIF and Advantage in their current forms. If FREIF and Advantage continued in their current forms, their finite life policies limit the prospects of improving the financial performance of the Funds in the following respects. As a practical matter the Funds cannot enter into joint ventures, or property exchanges with developers, and there is limited access to capital markets to finance additional acquisitions. Even if the Funds had access to capital, their finite life policies prevent or restrict them from investing in additional properties. Furthermore, the Funds are prevented or restricted from selling underperforming properties and reinvesting the proceeds in new properties. For these reasons, the Funds have limited ability to increase dividends or earnings per share given their finite life structure. Any improvements in these measures would have to come from capital appreciation in the Funds' existing properties. Although FREIF and Advantage Series A Shareholders would avoid the detriments of the Merger discussed above under "Risk

Factors," the Advisor's analysis of the alternative to the Merger of continuing FREIF and Advantage in their current forms led the Advisor to conclude that the Merger is a more beneficial alternative to FREIF and Advantage Series A Shareholders. After weighing the likely material risks and benefits of such continuation, the boards of the Funds concurred with the Advisor's conclusion.

     Although the Funds could sell their real estate assets now, pay off existing liabilities and distribute the proceeds to their respective Shareholders, such a possibility was not considered as an alternative to the Merger, for the reasons given below.

     During the period from the late 1980s and early 1990s (when the Funds were organized) to the present, the commercial property market, both nationally and locally, experienced a substantial decline. During this period, trends included:
(i) the general deterioration of the real estate market, which has significantly affected property values and decreased sale activities; (ii) the reduced sources of real estate financing caused, in part, by regulatory changes; and (iii) a current oversupply of certain classes of real estate assets in certain markets, which resulted from overbuilding and sales of properties acquired by financial institutions and governmental agencies. These developments have caused a number of bankruptcies, workouts, defaults and disappointing returns on real estate investments, which have been widely publicized. These developments also have resulted in a generally unfavorable market for the sale and/or refinancing of the Funds' real estate. Although the Advisor believes these trends may be reversing, there is no way to forecast the duration of these problems or to forecast the impact, if any, on the future value of real estate in general and the Funds' portfolios specifically. In addition, the Funds' properties were acquired relatively recently with the intention that they be held considerably longer than they have been held thus far. The Advisor and the Funds believe that the objectives of capital appreciation and preservation would be more likely to be achieved if the Funds' properties are held for at least as long as the original investment policies contemplated, rather than if these properties were sold at the present time.

     There also would be certain costs associated with liquidation. If the Funds were to liquidate, the Advisor and the Funds believe a Shareholders' vote would be required, since the original investment policies of the Funds were to hold their properties for a significantly longer time. Liquidation would also involve transaction costs, such as selling expenses (including commissions payable to third parties), transfer taxes, recording costs, title insurance premiums, legal fees, escrow expense and other related closing costs that would be incurred in connection with the sale and disposition of real estate assets. Based upon the Advisor's experience, transaction costs would be likely to range between 4% and 6% of the total value of the assets being sold, before consideration of the Advisor's 3% disposition fee. These transaction costs would be deducted from the gross sales price in determining the cash available for distribution by the Funds to their respective Shareholders.

     Currently, the estimated aggregate asset value for the Company and each Fund is greater than their respective current market capitalization, and the Advisor believes this situation is likely to be the case immediately after the Merger for the Company. However, the Advisor believes the current spread between these two amounts should decline over time because, if the Merger is consummated and the Company's portfolio growth strategy is successful, the Company's market capitalization will increase at a greater rate than its aggregate asset value.

     For these reasons, and the uncertainty of whether or not market conditions are likely to improve in the next several years to permit more favorable sales of the Funds' properties, despite the fact that real estate has generally been considered a stable long-term investment, the Advisor and the Funds do not consider this to be an appropriate time to liquidate the real estate assets of the Funds.

     As part of the Merger, Shareholders of the Funds that approve the Merger will become Shareholders of the Company, whose policies differ in certain respects from those of the Funds. The compensation structure of the Company's advisory agreement also differs from those of each Fund. The boards of the Funds and the Advisor believe that the Merger offers FREIF and Advantage Shareholders an investment in the Company, whose policies provide the potential for greater portfolio diversification, opportunity for growth, and the potential of enhanced access to capital markets. The Funds and the Advisor believe that the Company's policies and compensation changes are benefits that substantially outweigh any detriments associated with the Merger.

CONVERSION FACTORS

     For purposes of allocating the Company Common Stock among the Company and the Funds, the FREIF Conversion Factor and the Advantage Conversion Factor have been calculated based on the median closing price of the Company, FREIF and Advantage Common Stock during the twenty-five (25) trading days prior to and including November 1, 1995. Only days upon which trading occurred were included in the calculation of the Conversion Factors.

     The Company and the Funds based the Conversion Factors on the relative share prices of the Company and the Funds because their respective boards of directors believe the securities market is the best indicator of the relative values of the Company and the Funds. The boards considered that each of the Company and the Funds has been listed on the AMEX for the same period of time, has a relatively small market capitalization and is managed by the Advisor on similar financial terms. The Boards considered basing the Conversion Factors on relative net asset values ("NAV") and/or relative discounted cash flows ("DCF") of the Company and the Funds but rejected these as less objective than relative share prices. November 1, 1995 was chosen as the valuation date because it was the expected date for announcement of the Merger (which actually occurred on November 7, 1995). The median closing prices generally are the same for 20 or 25 day periods and differed only slightly from arithmetic means. See "Terms of the Merger -- Fairness of the Merger -- Fairness Opinion."

     The following table shows the method used to establish the FREIF and Advantage Conversion Factors, the percentage of the Company Common Stock each Fund's Series A Shareholders will receive in the Merger and the number of shares of Company Common Stock the Series A Shareholders of each Fund will receive for each share of Common Stock owned in FREIF or Advantage, assuming that Shareholders of both Funds approve the Merger:

                                            COMPANY        FREIF       ADVANTAGE       TOTAL
                                           ---------     ---------     ---------     ----------
    Shares Outstanding...................  5,383,297     3,999,515     3,013,713
    Median Share Price(1)................  $   4.375     $   5.625     $    5.25
    Conversion Factors...................                    1.286           1.2
    Company Common Stock per Fund Common
      Stock Exchanged(2).................  5,383,297     5,143,376     3,616,456     14,143,129
    Ownership Ratio......................       38.1%         36.3%         25.6%

---------------
(1) Median share price for the 25 trading days prior to and including November 1, 1995. Only days upon which trading occurred were included in the calculation of the Conversion Factors.

(2) Assumes no exercise of Dissenter's Rights.

SERIES B EXCHANGE RIGHT

     The Series B Shares of the Company are exchangeable for Company Common Stock on a one-for-one basis if and when the last reported sale price of the Company Common Stock on the AMEX or such other exchange upon which the Company Common Stock is then listed equals a target price of $10.35 per share for 20 consecutive trading days.

     The Series B Exchange Right to be given to the Advisor in connection with the Merger is structured to provide a similar mechanism for the Advisor to retain an economic interest equivalent to its existing interest in the Series B Shares of the Funds, and to align the interests of the Advisor and the Company Series A Shareholders by providing the Advisor with an economic incentive to increase the market value of the Company Common Stock.

     In connection with the initial public offerings of each Fund, the Funds issued Series B Shares to Franklin Resources, the Advisor's parent and sole shareholder, in return for Franklin Resources' payment of part of the brokerage commissions incurred by the Funds. Franklin Resources received one share of Series B Shares for each $10 it paid in commissions. Ten dollars was also the purchase price for the FREIF and Advantage

Common Stock sold to the public. Franklin Resources paid commissions of $3,193,080 and $1,242,400 and received 319,308 and 124,240 Series B Shares in
FREIF and Advantage, respectively. In 1993, Franklin Resources sold these Series B Shares of FREIF and Advantage to the Advisor.

     The Series B Shares of FREIF and Advantage have equal voting rights (on a per share basis) with the FREIF and Advantage Common Stock, but the FREIF and Advantage Common Stock have certain distribution and liquidation preferences over the Series B Shares. The table below describes the subordination features currently governing the Series B Shares of FREIF and Advantage:

     For FREIF:

          Cash from operations: First, 8% per annum non-compounded, noncumulative to Common Stock; and second, pro rata to Common Stock and Series B Shares.

          Cash from sales/refinancings: First, return of capital plus 6% cumulative, non-compounded (on an adjusted price per share) to Common Stock; second, return of capital plus 6% cumulative, non-compounded (on an adjusted price per share) to Series B Shares; and third, 85% of balance pro rata to Common Stock and Series B Shares and 15% to Advisor as subordinated incentive fee.

     For Advantage:

          Cash from operations: First, 8% per annum non-compounded, noncumulative to Common Stock; and second, pro rata to Common Stock and Series B Shares.

          Cash from sales/refinancings: First, return of capital to Common Stock; second, return of capital to Series B Shares; third, 12% cumulative non-compounded to Common Stock (on adjusted price per share); fourth, pro rata to Common Stock and Series B Shares.

     Adjusted price per share means $10 per share (the original purchase price) less any distributions paid with the proceeds from sales and refinancings.

     In connection with the Merger, the Series B Shares of each Fund whose Shareholders have approved the Merger will be converted into Series B Shares of the Company using the applicable Conversion Factor. The Company also will issue to the Advisor an Exchange Right to exchange the Series B Shares of the Company received in the Merger for Company Common Stock. The Series B Exchange Right in respect of Series B Shares of the Funds exchanged in the Merger will be exercisable if and when the last reported sale price of the Company Common Stock on the AMEX or such other exchange upon which the Company Common Stock is then listed equals or exceeds certain "Target Prices" (as defined below) for at least 20 consecutive trading days. If the Company Common Stock reaches and maintains the Target Price for 20 consecutive trading days set with respect to Series B Shares of the Company received in the Merger in exchange for Series B Shares of FREIF, then the Advisor may convert each such Series B Share into .7 share of Company Common Stock. Similarly, if the Company Common Stock reaches and maintains the Target Price for 20 consecutive trading days set with respect to Series B Shares of the Company received in the Merger in exchange for Series B Shares of Advantage, then the Advisor may convert each such Series B Share into one share of Company Common Stock.

     The Target Prices were fixed in a manner intended to retain a mechanism roughly comparable to the existing basic share preferences for distributions of cash from sales or refinancing of properties as described above. In the case of FREIF, FREIF Series A Shareholders are entitled to a cumulative annual 6% priority return after a return of capital on proceeds from sales or refinancings before any return of capital to the Series B Shares. The Target Price for the Series B Shares of FREIF exchanged in the Merger for Series B Shares of the Company takes into account the cumulative annual 6% priority return accrued on FREIF Common Stock until December 31, 1995. This was not necessary for Advantage, as its Series A Shareholders are not entitled to a similar priority return on proceeds from sales or refinancings other than a return of capital. The Target Price will not be adjusted after the Merger to reflect such priority return that would have accrued on FREIF Common Stock after December 31, 1995. If the Target Price for these shares were calculated to permit the 6% priority return to continue to cumulate, the Target Price for these shares would increase by approximately $.47 each year. The Company and the Funds did not include this increase in the Target Price for the Series B Shares of FREIF exchanged in the Merger because they believe it would create an unattainable goal and therefore would not have provided the Advisor with an incentive to increase share price such as that provided by the proposed Target Price.

     The Target Prices were set so that after an exercise of the Series B Exchange Right, the aggregate market value of the Company Common Stock held by the original Series A Shareholders of each Fund (the "Target Market Value") would equal the basic Series A Common Stock preference for distributions of cash from sales or refinancings, which for each Fund is a return of capital of $10 per share, plus, for FREIF Series A Shareholders, the annual priority return of 6% accrued through December 31, 1995.

     In the case of FREIF, the Target Market Value is $57,125,150, yielding an initial Target Price of $11.11. In the case of Advantage, the Target Market Value is $30,137,130 yielding an initial Target Price of $8.33 per share. In order to compensate for potential dilution in market value per share that may be caused by the exercise of the Series B Exchange Right, the initial Target Prices were increased by the percentage increase in Company Common Stock outstanding, on a fully diluted basis, that would arise from exercise of the Series B Exchange Right (2.0% and 1.1%, respectively, for FREIF and Advantage).

     The following table shows the method used to establish the Target Prices.

                            PRE-MERGER   POST-MERGER       TARGET        POST MERGER   INITIAL    DILUTION
                             SERIES B     SERIES B         MARKET         SERIES A     TARGET     ADJUST-    TARGET
                              SHARES       SHARES           VALUE          SHARES      PRICE        MENT     PRICE
                            ----------   -----------     -----------     -----------   ------     --------   ------
FREIF.....................    319,308      410,630(1)    $57,125,150(3)   5,143,376    $11.11(5)    $.22     $11.33
Advantage.................    124,240      149,088(2)    $30,137,130(4)   3,616,456    $ 8.33(6)    $.09     $ 8.42

---------------

(1) 319,308 multiplied by 1.286 (the FREIF Conversion Factor).

(2) 124,240 multiplied by 1.2 (the Advantage Conversion Factor).

(3) $39,995,150 (3,999,515 shares at $10 per share, plus $17,130,000 of accrued
    6% priority return).

(4) 3,013,713 shares of Advantage Common Stock multiplied by $10.

(5) $57,125,150 divided by 5,143,376 shares of Company Common Stock issued in the Merger in respect of shares of FREIF Common Stock.

(6) $30,137,130 divided by 3,616,456 shares of Company Common Stock issued in the Merger in respect of shares of Advantage Common Stock.

     No fractional shares will be issued upon any exercise of the Series B Exchange Right but instead will be rounded up to the nearest whole share. The rates of exchange and the Target Prices will be subject to adjustment in the manner provided in the Amended and Restated Series B Stock Exchange Agreement for certain events, including the payment of certain stock distributions, the issuance of certain rights or warrants to all holders of the Company Common Stock entitling them to subscribe for or purchase Company Common Stock at a price less than the current market price thereof, and the distribution by the Company to all holders of its Common Stock of evidences of indebtedness or assets of the Company (other than normal cash distributions). The Target Prices will be reduced if the Company pays distributions from cash generated by sales or financing. The Company's board of directors will determine when the distributions have been paid from a source that requires a reduction in the Target Prices.

FAIRNESS OF THE MERGER

  General

     The Advisor, the Company and the Funds believe that the terms of the Merger are fair to the Series A Shareholders of the Company and each Fund. As a result of the proposed Merger of FREIF and Advantage into the Company, the Company would become a larger infinite life REIT, which the Advisor, the Company and the Funds believe should enhance the Company's attractiveness in the capital markets and to investors generally. The Company believes that it should have improved opportunities for capital growth and greater flexibility to redeploy assets so as to take advantage of market cycles and buying opportunities which, in turn, could lead to increased value for Company Series A Shareholders.

     The terms of the Merger were reviewed by independent committees for the Company and each of the Funds. These committees were formed to review the Merger, and to make recommendations to the boards of directors of the Company and the Funds as to what would be in the best interests of their respective Series A Shareholders. The members of the independent committees were the independent directors of the Company and each Fund, and they constitute a majority of the board of directors of each. Relying in part upon Bear Stearns' fairness opinion regarding the Merger, the independent committees reached the conclusion that the Merger was fair to the Series A Shareholders of the Company and each Fund. In reaching the opinions and beliefs expressed below, the boards of directors have in turn relied in part upon the conclusions of the independent committees, the fairness opinion of Bear Stearns and advice from the Advisor.

  Analysis of the Independent Committees

     The independent committees held a series of meetings and received advice and information from the Advisor and counsel to the committees for the Company and the Funds. The committees also received an opinion from Bear Stearns that the Merger is fair, from a financial point of view, to the Series A Shareholders of the Company, FREIF and Advantage. The opinion does not address the fairness of the Merger to Franklin Resources, Inc. See "-- Fairness Opinion." During those meetings, the independent committees considered whether, and ultimately concluded that the Merger was in the best interest of the Series A Shareholders of the Company and each Fund. In connection with those meetings, the committees considered the following factors. First, they considered the alternative of not entering into the Merger and continuing the Company and the Funds as separate REITs. After such consideration, the committees determined that they concurred with the Advisor with respect to its conclusion as described under "-- Analysis of Alternative to the Merger" and determined that the Advisor's conclusion supported the committees' fairness conclusion. The committees did not consider liquidation as an alternative to the Merger, because the sale of the Funds' properties was not appropriate at this time. This conclusion was based on conditions in the real estate and financial markets and the likelihood that current liquidation would not allow the Funds to achieve the long term investment potential for the property portfolios. The committees' conclusion about liquidation was also based on their review of the Advisor's internal estimates of the relative aggregate current value of the properties of the Company, FREIF and Advantage ($26.9 million, $34.6 million and $26.3 million, respectively), the committees' members' own knowledge of the real estate and financial markets, and on advice from the Advisor.

     The committees also reviewed the FREIF and Advantage Conversion Factors and the methodology employed in connection therewith with the Advisor and with Bear Stearns.

     The independent committees considered, in reaching their conclusion, the proposed changes of the Advisor's compensation with respect to the Funds. The independent committees compared the compensation received by the Advisor from the Company with the compensation currently received by the Advisor from the Funds.

     They also reviewed an analysis prepared by the Advisor of advisory fees paid by the Company compared to advisory fees paid by other REITs comparable in structure, size and/or geographical orientation to the Company and the Funds. To create this analysis, the Advisor selected four finite life, publicly traded, outside administered REITs (Vanguard Real Estate Fund I, Vanguard Real Estate Fund II, Cedar Income Fund Ltd., Nooney Realty Trust, collectively, the "Outside Administered REITs"), and five infinite life, self-administered, publicly traded REITs of approximately the same size as the Funds, located in California (Meridian Point Realty Trust IV Co., Meridian Point Realty Trust VII Co., Meridian Point Realty Trust VIII Co., Bedford Property Investors, Inc, Landsing Pacific Fund Inc., collectively, the "Self-Administered REITs"). For the Outside Administered REITs, the Advisor calculated the percentage of advisory fees (including acquisition, disposition and other administrative fees) to Funds from Operations (including such fees) for the six month period ended June 30, 1995 as reported in public filings and compared such percentages to that of the Company and the Funds combined on a pro forma basis assuming the Company's fee structure for the same six month period ended June 30, 1995. This comparison showed that the Company's pro forma advisory fees (including acquisition, disposition and other administrative fees) were less as a percentage of pro forma Funds from Operations than any Outside Administered REIT for this period.

     For the Self-Administered REITs, the Advisor calculated the percentage of total general and administrative expenses to Funds from Operations for the six month period ended June 30, 1995 and compared such percentages to the Company's and the Funds' total general and administrative expenses, including advisory fees, combined on a pro forma basis assuming the Company's fee structure for the same six month period ended June 30, 1995. This comparison showed that the Company's total general and administrative expenses, including advisory fees, were less as a percentage of pro forma Funds from Operations than the total general and administrative expenses of any Self-Administered REIT for this period. Based on this analysis, the Advisor concluded that the Company's compensation structure is reasonable and within industry standards. The committees also considered the fact that Bear Stearns reviewed the fee structure in connection with its fairness opinion, as described under "-- Fairness Opinion." The committees believed that the structure of the compensation paid to the Advisor by the Company supported the conclusion that the Merger is fair to the Series A Shareholders of the Funds.

     The independent committees considered and relied on Bear Stearns' fairness opinion, as such opinion and related analysis are described under "-- Fairness Opinion." The committees concluded that Bear Stearns' opinion supported their fairness conclusion. After considering these factors, the independent committees determined to recommend that the Merger, in its final form, be approved by the Series A Shareholders of the Company and the Funds. See also, "-- Fairness Analysis of the Company, the Funds and the Advisor," "-- Fairness to the Company and the Funds," "-- Fairness Among the Company and the Funds," and "-- Fairness Opinion."

  Fairness Analysis of the Company, the Funds and the Advisor

     Set forth below is the Company's, the Funds' and the Advisor's analysis of the fairness of the Merger to the Company and the Funds and among the Company and the Funds. As described in more detail below, the Company, the Funds and the Advisor considered the following factors in analyzing the fairness of the
Merger: (i) the relative likely differences between the aggregate market capitalization of the Company's and the Funds' market capitalization, (ii) the merger of the Funds into the Company (an infinite life REIT) and the associated consequences, (iii) the compensation paid the Advisor under the Company's compensation structure, (iv) the safeguards provided by the procedures associated with the Merger, (v) the rights offered to dissenters, (vi) the methodology used to arrive at the FREIF and Advantage Conversion Factors, (vii) the similarity among the Company's and the Funds' business plans and operating, investment and borrowing policies, (viii) the alternative to the Merger of continuing the Funds as separate finite life REITs, and (ix) the recommendation of the independent committees. For a more complete discussion of these factors, see the following cross-references "-- Background of the Merger," "-- Fairness to the Company and the Funds," and "-- Fairness Among the Company and the Funds."

  Fairness to the Company and the Funds

     For the reasons described under "-- Background of the Merger" and to maximize the trading price for shares, the Advisor and the Funds believe that the Funds should merge into the Company, which is a larger, infinite life REIT, and is in a better position to implement a growth-oriented business strategy, attract the investor interest necessary for an active trading market and increase Shareholder value.

     In reaching the conclusion that the Merger is fair, the Advisor and the boards of directors of the Funds considered the fact that Series A Shareholders will not receive a return of capital from the Funds upon their liquidation at some time in the future. The Advisor and the Funds believe that the objective of receiving net liquidation proceeds from finite life entities is outweighed by the Company's potential for profitable growth and its greater flexibility with respect to its investment portfolio because it is an infinite life REIT. The Funds originally intended to invest in a limited number of properties and to liquidate at some time in the future. The Company, on the other hand, will have the opportunity to invest in additional properties (subject to available funds), operates for an indefinite period of time, and has the flexibility to determine the appropriate time for acquisition or disposition of properties.

     The Advisor and the boards of directors of the Company and the Funds also considered that the Advisor believes the estimated aggregate asset value of each Fund is greater than its current market capitalization and that this also will be the case immediately after the Merger for the Company. However, in light of the fact that it will be five to seven years before either Fund would initiate liquidation, the Advisor and the boards did not consider the spread between market capitalization and asset value significant. The Advisor and the boards believe that if the Merger is consummated and the Company's portfolio growth strategy is successful, the Company's market capitalization will increase at a greater rate than its aggregate asset value, which would reduce this spread over time. The Advisor and the Funds believe that this change to an infinite life policy is fair to Fund Series A Shareholders, because of the benefits accompanying such change, as described in this paragraph and the prior paragraph, and because the Company Series A Shareholders may choose the time at which to liquidate their investment by selling their stock on the AMEX.

     Although the Merger will allow the Advisor, if retained by the Company, to receive fees over an indefinite period of time and will eliminate subordination of the advisory fee paid in respect of real estate assets now held by FREIF and Advantage, the Funds and the Advisor believe that the changes from the compensation structure paid by the Funds are fair to Fund Series A Shareholders, because: (i) these increases in the advisory fee will be substantially offset by the elimination of the disposition fees payable to the Advisor and (ii) based on the analysis of advisory fees prepared by the Advisor as described in "-- Analysis of the Independent Committees," the Company's advisory fee structure is reasonable and within industry standards.

     In reaching their conclusion that the Merger is fair among the Company and the Funds, and to the Company and the Funds, the Advisor and the boards considered the extent to which the Company's investment and borrowing policies differ from the Funds. The Company, the Funds and the Advisor believe that the principal difference between the Company's and the Funds' investment and borrowing policies is primarily a result of the difference between a finite and an infinite life REIT. See "Comparative Information."

     The Advisor, the Company and the Funds believe that the Merger is fair from a procedural standpoint for the following reasons. First, the Merger is required to be approved by a majority of the Company's and each Fund's outstanding common shares. Second, a condition to the Merger is the receipt of a favorable fairness opinion of Bear Stearns, the investment banker selected by the committees of the Company's and the Funds' independent directors. Third, three committees, each composed of all of the Company's and each Fund's independent directors, examined the terms of the Merger and unanimously recommend that the Series A Shareholders of the Company and each Fund vote "FOR" the Merger. The committees selected their own common counsel and retained Bear Stearns to assist them in evaluating the fairness of the transaction. Fourth, Company and Fund Shareholders will have the opportunity either to sell their shares of Common Stock on the market prior to the Merger, or if a sufficient number of Shareholders dissent, to exercise Dissenter's Rights.

     The Advisor, the Company and the Funds believe that the Merger is fair to dissenters because each dissenter will be given the right to receive the "fair market value" of his or her shares in the Company or each Fund upon compliance with certain provisions of the California General Corporation Law. Fair market value is expected to be the price of the shares as reported on the AMEX composite tape on the trading day prior to the announcement of the Merger. However, the Merger may not be consummated if Shareholders of 5% or more of the aggregate outstanding common stock of the Company or the Funds exercise Dissenter's Rights, at the election of their respective boards.

     In the case of Advantage, Franklin Resources, Inc. (the parent of the Advisor) and the Advisor together control 48.7% of its voting common stock, and they have indicated their intention to vote for the Merger. Given this level of ownership in Advantage, it is likely that the Merger will be approved by the Advantage Shareholders. However, the Advisor, the Company and the Funds believe that the procedural fairness of the Merger to Advantage Series A Shareholders other than Franklin Resources is preserved for the reasons set forth in the prior paragraphs, including the availability of Dissenter's Rights.

  Fairness Among the Company and the Funds

     While the Company, the Funds and the Advisor believe the Merger is fair to the Series A Shareholders, certain differences in the structure and investments of the Company and each Fund raise issues specific to the Company and each Fund.

     The Company currently has no debt. As of September 30, 1995, FREIF's real property was subject to a loan with an outstanding balance of approximately $1,948,000, and Advantage's real property is subject to encumbrances totaling approximately $5,279,000. Advantage's encumbrances consist of a first and second loan totaling approximately $2,809,000, and the remainder represents local improvement bonds. After the Merger, assuming Shareholders of both Funds approve it, the Company will be obligated for this debt. The percentage of the Company's debt to total assets will be approximately 6.2%. For the risks associated with leverage, see "Risk Factors." The Company, the Funds and the Advisor do not believe this consideration alters their conclusion that the Merger is fair to Series A Shareholders of the Company and the Funds.

     Through the Merger, the Company, FREIF and Advantage Shareholders will be acquiring interests in properties currently owned by the others which have significantly different lease expiration schedules. See "-- Potential Benefits of the Merger." Therefore, the potential volatility of the cash flows provided by each property is different. For example, by the end of 1999, 18 leases are scheduled to expire in the Company, 38 in FREIF, and 2 in Advantage. These leases represent 70%, 44%, and 47% of annual base rental income, respectively.

     The financial strength of the tenants in the properties of the Company and each Fund differs as well. For example, the two largest tenants in Advantage are well known insurance companies, whose leases represent 62% of Advantage's annual base rental income. The Company's two largest tenants are a nationally known computer manufacturer and a local credit union, representing about 47% of its rental income. FREIF's two largest tenants are regional grocery stores representing 23% of its rental income.

     None of the advisory fee payable by the Company is subordinated to distributions paid to Series A Shareholders. All of the advisory fee payable by FREIF is subordinated. As a result, FREIF has never paid any advisory fees. FREIF and the Advisor believe that, subject to certain assumptions, over the next five years, the amount of compensation to be paid to the Advisor by the Company under the Advisory Agreement in respect of real property now held by FREIF should be substantially equivalent to the fees that would have been paid by FREIF in the absence of the Merger. This result primarily derives from the elimination of disposition fees that FREIF would have to pay under the current advisory fee structure. See "Comparative Information -- Comparison of Fees in the Future."

     As part of their determination of the appropriate Conversion Factors, the Advisor evaluated the potential effects on distributable cash flow of lease turnover, tenant defaults, and the advisory fee structure of the Company and the Funds. The Conversion Factors are based on share prices. The Advisor believes that the share prices of the Company, FREIF and Advantage indirectly reflect differences in the potential volatility of cash flows, the possibility of tenant defaults, and the different advisory fee structures which impact distributions (yield). As noted above, the Company, the Funds and the Advisor believe that the other issues relevant to the Company or a particular Fund will not adversely affect the Company, such Fund or its Series A Shareholders. For these reasons, the Company, the Funds and the Advisor believe that the Merger is fair to their Series A Shareholders.

     FREIF Series A Shareholders are entitled to a cumulative annual 6% priority return on proceeds from sales or refinancings. The Target Price for the Series B Exchange Right with respect to the Series B Shares of FREIF exchanged in the Merger takes into account this priority return only up to December 31, 1995. On this basis, the market price of the Company Common Stock would have to more than double before the Exchange Right would be exercisable with respect to these shares. If the Target Price for these shares were calculated to permit the 6% priority return to continue to cumulate, the Target Price for these shares would increase by approximately $.47 each year. The Company and the Funds believe that this increase would create an unattainable goal and therefore would not create the incentive to the Advisor provided by the proposed Target

Price for these shares. For this reason, the Company, the Funds and the Advisor believe the Target Price set for former Series B Shares of FREIF is fair to the Series A Shareholders.

     The Advisor, the Company and the Funds believe that the Merger is fair to the Company and each Fund from a procedural point of view for the reasons discussed above under "-- Fairness to the Company and the Funds."

  Fairness Opinion

     In connection with the Merger, Bear Stearns has rendered an opinion relating to the fairness of the Merger, from a financial point of view, to the Company, FREIF and Advantage Series A Shareholders. The opinion does not address the fairness of the Merger to Franklin Resources, Inc. Committees comprised of all the independent directors of each Fund decided to retain Bear Stearns on the basis of its experience in rendering fairness opinions.

     On November 2, 1995, Bear Stearns rendered its oral opinion to the independent committees of the boards of directors of the Company and each Fund for their use in determining the fairness of the Merger to the Company and the Fund Series A Shareholders, which opinion was updated and confirmed in writing on March 13, 1996 (the "Fairness Opinion"). Based upon and subject to the matters discussed in the Fairness Opinion, Bear Stearns is of the opinion that the Merger is fair, from a financial point of view, to the Series A Shareholders of the Company, FREIF and Advantage. The opinion does not address the fairness of the Merger to Franklin Resources, Inc. The Fairness Opinion is set forth in full in Appendix B and should be read in its entirety for information with respect to the assumptions made, the matters considered and the scope of the review undertaken by Bear Stearns in rendering such opinion and the limitations of such opinion. Any description of the Fairness Opinion is subject to, and qualified in its entirety by reference to, the full text of such opinion as set forth in Appendix B.

     Bear Stearns is an international investment banking firm engaged in a variety of investment banking activities including mergers and acquisitions, underwritings, private placements and rendering of fairness opinions. Bear Stearns rendered a fairness opinion in 1993 in connection with the proposed merger of the Company and the Funds into Franklin Realty Trust, Inc. See
"-- Background of the Merger." Other than rendering the 1993 fairness opinion, Bear Stearns and its Affiliates have no other pre-existing relationship with the Advisor or any of its Affiliates, and have not participated in the offering of any securities program sponsored by the Advisor or any of its Affiliates, other than acting as a broker in selling shares of certain mutual funds managed by Affiliates of the Advisor and acting as a broker for the purchase and sale of securities in the ordinary course of business for Affiliates of the Advisor. In the course of rendering such services to Affiliates of the Advisor, Bear Stearns has received, and expects it will continue to receive, commissions from Affiliates of the Advisor, as are customary for the performance of such services.

     In requesting the opinion from Bear Stearns, the Advisor and the independent committees of the Company and the Funds did not impose any instructions or limitations upon the scope of Bear Stearns' investigation. The Fairness Opinion only addresses the fairness of the Merger from a financial point of view to the Series A Shareholders of the Company, FREIF and Advantage (other than Franklin Resources, Inc.). No opinion was requested or given with respect to the fairness of the Merger from any other point of view, the fairness of the Merger to the Series B Shareholder, or the fairness of any other combination other than the Merger. Additionally, pursuant to its engagement, Bear Stearns was not requested to and did not consider alternative structures for, or transactions to, the Merger.

     In arriving at its opinion Bear Stearns (i) reviewed this Joint Proxy Statement/Prospectus; (ii) reviewed the Company's and each Fund's annual reports on Form 10-K and annual reports to Shareholders for the years ended December 31, 1992 through 1994, and the Company's and each Fund's quarterly reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995;
(iii) reviewed certain unaudited financial statements and certain projections for the Company and each Fund prepared by the Advisor, (iv) met with the management of the Advisor, the Company and each Fund to review operations, historical and projected financial statements and future prospects; (v) visited some properties held by the Company and the Funds; (vi) reviewed the historical prices and trading volumes of the Common Stock of the

Company, FREIF and Advantage; (vii) reviewed compensation of advisory fees paid by comparable REITs; and (viii) conducted such other studies, analyses, inquiries and investigations that Bear Stearns deemed appropriate.

     In arriving at the Fairness Opinion presented to the independent directors on November 2, 1995, Bear Stearns reviewed the proposed Conversion Factors, current and prospective distributions of the Company and the Funds, property net asset values ("NAV") of the Company and the Funds, and discounted cash flows ("DCF") of the Company and the Funds.

     Bear Stearns reviewed the historical closing prices of the Company and the Funds and the means and medians for the 25 and 20 day periods ended November 1, 1995. It observed that the median closing prices were the same for either period and that the arithmetic means differed by less than 1%. It advised the independent directors that the selection of the 25-day median of the closing prices as the basis for determining the Conversion Factors was reasonable.

     Bear Stearns pointed out that based on current quarterly distribution rates for the Company and the Funds, Advantage would be paying out a higher percentage of its fund cash flow than the Company and FREIF, and that the Company was paying out a higher percentage of its fund cash flow than FREIF. It also noted that if the Company maintained its quarterly distribution rate, the distribution payment to Advantage Series A Shareholders would be reduced 7.4% by the Merger, and that the quarterly distribution payment to FREIF Series A Shareholders would be increased by 13.1%.

     Bear Stearns reviewed the NAV of the Company and the Funds, based on its review of the Advisor's valuation of each of the properties as adjusted by Bear Stearns, and on the other assets and liabilities of the Company and the Funds as of June 30, 1995. With respect to Advantage, calculations were made assuming (i) that the large insurance company tenant renewed its lease on market terms; (ii) that it did not renew, and (iii) that there was a 50% probability that it would renew. It compared the portion of the combined Company to which the Series A Shareholders of the Company and the Funds would have been entitled to if the allocation had been based on Bear Stearns' calculation of NAV, and compared those figures with the proposed Conversion Factors. It also compared the number of shares to which the Series A Shareholders of the Funds would have been entitled to if the allocation had been based on Bear Stearns' calculation of NAV, and compared those figures with the proposed Conversion Factors. The data is presented in the table below.

               PROPOSED EXCHANGE RATIOS

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of Shares...............     36.36%       25.57%      38.07 %
Conversion Factor.........     1.286        1.200       1.000

               ASSUMING ADVANTAGE INSURANCE COMPANY TENANT RENEWS

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of NAV..................     36.29%       26.70%      37.01 %
Difference................      0.07%       -1.13%       1.06 %
% Difference..............      0.19%       -4.42%       2.79 %
Conversion Factor.........     1.320        1.289       1.000
Difference................    -0.034        -.089          NA
% Difference..............     -2.67%        7.42%         NA

               ASSUMING ADVANTAGE INSURANCE COMPANY TENANT VACATES

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of NAV..................     37.30%       24.66%      38.04 %
Difference................     -0.94%        0.91%       0.03 %
% Difference..............     -2.59%        3.57%       0.08 %
Conversion Factor.........     1.320        1.158       1.000
Difference................    -0.034        0.042          NA
% Difference..............     -2.67%        3.49%         NA

               ASSUMING 50% LIKELIHOOD THAT ADVANTAGE INSURANCE COMPANY TENANT RENEWS

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of NAV..................     36.79%       25.70%      37.51 %
Difference................     -0.43%       -0.12%       0.55 %
% Difference..............     -1.18%       -0.48%       1.45 %
Conversion Factor.........     1.320        1.224       1.000
Difference................    -0.034       -0.024          NA
% Difference..............     -2.67%       -1.96%         NA

     Bear Stearns reviewed the DCF value of the Company and the Funds, based on cash flow as forecast by the Advisor and on the other assets and liabilities of the Company and the Funds as of June 30, 1995. Bear Stearns used a 12% discount rate, which it considered appropriate. With respect to Advantage, calculations were made assuming (i) that the large insurance company tenant renewed its lease on market terms; (ii) that it did not renew, and (iii) that there was a 50% probability that it would renew. It compared the portion of the combined Company to which the Series A Shareholders of the Company and the Funds would have been entitled to if the allocation had been based on Bear Stearns' calculation of DCF value, and compared those figures with the proposed Conversion Factors. It also compared the number of shares to which the Series A Shareholders of the Funds would have been entitled to if the allocation had been based on Bear Stearns' calculation of DCF value, and compared those figures with the proposed exchange ratios. The data is presented in the table below.

               PROPOSED EXCHANGE RATIOS

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of Shares...............     36.36%       25.57%      38.07 %
Conversion Factor.........     1.286        1.200       1.000

               ASSUMING ADVANTAGE INSURANCE COMPANY TENANT RENEWS

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of DCF Value............     37.39%       26.01%      36.60 %
Difference................     -1.03%       -0.44%       1.47 %
% Difference..............      2.84%       -1.70%       3.86 %
Conversion Factor.........     1.375        1.269       1.000
Difference................     0.090       -0.069          NA
% Difference..............     -6.97%       -5.78%         NA

               ASSUMING ADVANTAGE INSURANCE COMPANY TENANT VACATES

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of DCF Value............     37.99%       24.84%      37.18 %
Difference................     -1.62%        0.74%       0.89 %
% Difference..............     -4.47%        2.88%       2.33 %
Conversion Factor.........     1.375        1.193       1.000
Difference................     0.090        0.007          NA
% Difference..............     -6.97%        0.55%         NA

               ASSUMING 50% LIKELIHOOD THAT ADVANTAGE INSURANCE COMPANY TENANT RENEWS

                              FREIF      ADVANTAGE     COMPANY
                              ------     ---------     -------
% of DCF Value............     37.69%       25.43%      36.89 %
Difference................     -1.33%        0.15%       1.18 %
% Difference..............     -3.65%        0.57%       3.10 %
Conversion Factor.........     1.375        1.231       1.000
Difference................     0.090       -0.031          NA
% Difference..............     -6.97%       -2.61%         NA

     Bear Stearns noted that based on the statistics set forth above, FREIF was receiving a slightly smaller share of the combined Company than it would have received had the Conversion Factors been based on NAV or DCF value, while the Company was in the inverse position. However, Bear Stearns pointed out to the independent directors that (i) FREIF was receiving a materially higher share of the distributions of the combined Company; (ii) the Company was an infinite life REIT; and (iii) the Company had liquid assets available for investment. Based on its review of all the data it reviewed with the independent directors. Bear Stearns concluded that the Merger was fair, from a financial point of view, to the Series A Shareholders of the Company and both of the Funds, other than Franklin Resources, Inc.

     Bear Stearns also discussed with the independent directors the proposed fee structure for the combined Company. It compared the fees paid by selected public externally managed REITs comparable in size to the combined Company (based on book value of real estate assets) with the fees to be paid by the combined Company. Bear Stearns noted that the fee structure for EQK Realty Inc. includes an advisory fee of 0.43% of EQK Realty Inc.'s average daily share price including average daily balance of outstanding mortgage indebtedness, 2.0% of sale proceeds from dispositions reduced by the amount of any brokerage commissions and legal expenses and a management fee based on an undisclosed percentage of rent revenue; that the fee structure for Copley Properties, Inc. includes an advisory fee of 7.5% of Copley Properties, Inc.'s net cash flow, an incentive fee of 5.00% of Copley Properties, Inc.'s net cash flow and an investment fee of 0.25% of average annual short-term assets; that the fee structure for Continental Mortgage & Equity Trust includes advisory fees of 0.75% of Continental Mortgage & Equity Trust's gross asset value and 7.5% of net income, acquisition fees equal to the lesser of 1% and compensation customarily charged in an arm's-length transaction by other advisor(s) rendering similar services and 10% of sale proceeds from dispositions reduced by the amount of any brokerage commissions and legal expenses; that the fee structure for Royale Investments, Inc. includes an advisory fee of 1% of Royale Investments, Inc.'s invested real estate assets, an undisclosed performance fee, an acquisition fee of 3% of purchase price, 3% of sale proceeds from dispositions, and termination fees of 3% of invested real estate assets and 25% of appreciation in invested real estate assets from the day of acquisition to the day of termination; that the fee structure for Cedar Income Fund, Ltd. includes advisory fees of 0.75% of Cedar Income Fund, Ltd.'s market value of real estate assets, 0.25% of market value of total assets excluding real estate and 15% of gains on property sold, management fees of 6.0% of rent revenue and 5% of gross property income; an acquisition fee of 5% of purchase price and 3% of sale proceeds from dispositions; that the fee structure for Vanguard Real Estate Fund I includes an advisory fee of 0.5% of Vanguard Real Estate Fund I's fair market value of real estate investments, and transaction fees of 1.5% to 2% of proceeds from real estate investments and 0.65% of proceeds from refinanced mortgage loans; that the fee structure for Vanguard Real Estate Fund II includes an advisory fee of 0.5% of Vanguard Real Estate Fund II's fair market value of real estate investments, and transaction fees of 1.5% to 2% of proceeds from real estate investments and 0.65% of proceeds from refinanced mortgage loans; that the fee structure for Storage Properties, Inc. includes an advisory fee of 10% of Storage Properties, Inc.'s net cash flow beginning when distributions to shareholders equals 75% of gross offering proceeds and 20% of net cash flow and 20% of cash from sales or refinancing after distributions to shareholders equals 100% of gross offering proceeds and a management fee of 6% of gross property revenue; that the fee structure for Nooney Realty Trust, Inc. includes an annual advisory fee based on undisclosed percentages of net invested assets and net operating income and an annual management fee of $144,538 including lease commission fees; and that the fee structure for HMG Courtland Properties, Inc. includes a monthly advisory fee of $72,917 and other advisory fees of 20% of unrefunded commitment fees,

10% of capital gains and extraordinary items and 10% of net profits in excess of 8% of the average net worth of HMG Courtland Properties, Inc.

     Bear Stearns noted that 1994 fees for EQK Realty Inc. were 0.91% of book value of real estate assets before depreciation; that 1994 fees for Copley Properties, Inc. were 0.77% of book value of real estate assets before depreciation; that 1994 fees for Continental Mortgage & Equity Trust were 0.81% of book value of real estate assets before depreciation; that 1994 fees for Royale Investments, Inc. were 2.04% of book value of real estate assets before depreciation; that 1994 fees for Cedar Income Fund, Ltd. were 1.23% of book value of real estate assets before depreciation; that 1994 fees for Vanguard Real Estate Fund I were 5.19% of book value of real estate assets before depreciation; that 1994 fees for Vanguard Real Estate Fund II were 2.7% of book value of real estate assets before depreciation; that 1994 fees for Storage Properties, Inc. were .62% of book value of real estate assets before depreciation; that 1994 fees for Nooney Realty Trust, Inc. were 1.3% of book value of real estate assets before depreciation; and that 1994 fees for HMG Courtland Properties, Inc. were 2.3% of book value of real estate assets before depreciation. Bear Stearns believes that the proposed fee structure for the combined Company appears reasonable relative to the fee structures of the selected comparable externally managed REITs, as the net cost of fees to the combined Company is lower than all of the comparable REITs and is materially lower than the majority of comparable REITs.

     Bear Stearns also noted that FREIF was not currently paying such fees due to subordination, but that the Advisor was giving up future acquisition and disposition fees with respect to the Funds. It advised the independent directors of the Funds that the fee structure for the combined Company did not affect Bear Stearn's conclusion that the Merger was fair, from a financial point of view, to the Series A Shareholders of the Company and the Funds.

     In addition, Bear Stearns reviewed certain other terms of the Merger. With respect to the Series B Exchange Right to be issued Advisor in respect of the Series B Shares of the Company received in the Merger in exchange for the Series B Shares of each Fund, Bear Stearns' analysis indicated that the issuance of such Exchange Right represents a reasonable and consistently applied mechanism for the Advisor to retain an economic interest in the Company that is similar to its existing interest in the Series B Shares of each of the Funds. See
"-- Series B Exchange Right." Bear Stearns' analysis indicated that each of this aspect of the Merger was consistent with its opinion that the Merger is fair, from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Notwithstanding the separate analyses and factors summarized above, Bear Stearns believes that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

     In its analysis, Bear Stearns made certain assumptions. Bear Stearns assumed the accuracy and completeness of financial and other information provided or otherwise made available to it by the Advisor. With respect to the Company's, FREIF's and Advantage's projected financial results, Bear Stearns assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Advisor, the Company, FREIF and Advantage as to the expected future performance of the Company, FREIF and Advantage, respectively. Bear Stearns did not assume any responsibility for the information or projections provided to them. Bear Stearns relied upon the assurances of the managements of the Advisor, the Company, FREIF and Advantage that they are unaware of any of the facts that would make the information or projections provided to Bear Stearns incomplete or misleading. In arriving at the Fairness Opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets of the Company, FREIF and Advantage. The Fairness Opinion is necessarily based on economic, market and other conditions, and the information made available to Bear Stearns as of the date of the Fairness Opinion.

     The Fairness Opinion is dated as of March 13, 1996 and addresses the transactions to which it relates in the context of the information available on that date. Events occurring after that date and before the closing date may materially affect the assumptions used in preparing the Fairness Opinion.

     Prior to rendering its Fairness Opinion, Bear Stearns met various times with the independent committees of the boards of directors of the Company and each Fund on the status of its review of the Merger. Bear Stearns engaged in various discussions with the independent committees. These discussions included a review of, among other things, Conversion Factors, exchange values, adjustments to the exchange values, the proposed fee structure and the treatment of the Series B Shares of the Funds. The discussions also included a review of work performed by Bear Stearns to justify its conclusions. On November 2, 1995, Bear Stearns orally reported to the independent committees of the boards of directors of the Company and each Fund its preliminary view, subject to consideration by Bear Stearns' Valuation Committee, that the Merger, as proposed on that date, was fair, from a financial point of view, to the Company, FREIF and Advantage Series A Shareholders. This oral opinion summarized a number of the issues described under "-- Fairness Opinion."

     For rendering the Fairness Opinion, Bear Stearns will be paid a fee of $250,000, of which $100,000 was paid at the time its engagement letter was executed, and $150,000 was payable when the opinion was delivered. The independent committees of directors, together with their independent counsel, and Bear Stearns negotiated the amount of Bear Stearns' fee. The payment of such fee does not depend on whether such opinion was favorable or unfavorable. Bear Stearns will also receive reimbursement for its reasonable expenses in connection with the Fairness Opinion, subject to a cap of $20,000. The Funds, the Advisor and the Company have agreed to indemnify Bear Stearns against certain liabilities arising out of its engagement to render the Fairness Opinion. Bear Stearns will receive no other fees or compensation from the Company, the Funds, the Advisor or any of their Affiliates in connection with the Merger, and no amounts paid to Bear Stearns were contingent upon the consummation of the Merger.

     The independent committees also interviewed Robert Stanger & Company and Houlihan Lokey Howard & Zukin Inc. about rendering fairness opinions. The committees concluded that Bear Stearns, Robert Stanger & Company and Houlihan Lokey Howard & Zukin Inc. were highly qualified, but that Bear Stearns should be chosen because of its perceived strengths in the fairness area, its prior work with the independent committees, and its knowledge of similar transactions. Robert Stanger & Company and Houlihan Lokey Howard & Zukin Inc. were not engaged, and did not undertake any detailed analysis of the Merger. No views were expressed, preliminary or otherwise, on the Merger by Robert Stanger & Company or Houlihan Lokey Howard & Zukin Inc.

                                VOTING PROCEDURE

SPECIAL MEETINGS OF THE COMPANY AND THE FUNDS

     Special Meetings of the Shareholders of the Company and each Fund will be held at their principal executive offices, located at 777 Mariners Island Boulevard, San Mateo, California 94403-7777 at 10:00 a.m. Pacific Daylight Time on May 7, 1996 (or any adjournment thereon) to consider and vote on the Merger and certain related matters. All unrevoked proxies received by the Company or the Funds prior to the Special Meetings will be voted.

VOTE REQUIRED

     The Merger is subject to the condition, among others, that the Company and each Fund must approve it by the affirmative vote of shareholders as of the Record Date holding at least a majority of the outstanding Common Stock and Series B Shares of the Company or each Fund voting together, respectively. Presence, in person or by proxy, of a majority of the shares of Company Common Stock, FREIF Common Stock or Advantage Common Stock, respectively, together with the Series B Shares of each of the Company, FREIF and Advantage, respectively, counted together as a single class, constitute a quorum.

VOTING PROCEDURE

     Holders of Common Stock and Series B Shares of the Company, FREIF and Advantage of record as of the Record Date will be entitled to have notice of and vote on the Merger. As of the Record Date, the Company had 5,383,297 shares of Common Stock and 185,866 Series B Shares outstanding, FREIF had

3,999,515 shares of Common Stock and 319,308 Series B Shares outstanding, and Advantage had 3,013,713 shares of Common Stock and 124,240 Series B Shares outstanding. All of the Series B Shares of the Company and the Funds are owned by the Advisor. The Advisor intends to vote its Series B Shares for the Merger.

     Each Company, FREIF or Advantage Series A Shareholder or Series B Shareholder may grant proxies to vote the shares held by him or her as of the Record Date. To grant a proxy, such Shareholder must complete the proxy card accompanying this Joint Proxy Statement/Prospectus. The persons named in such proxy card will vote as instructed by each Shareholder with respect to the Merger and will have authority, as a result of holding such proxy, to vote in their discretion as to procedural matters relating to the Special Meetings including, without limitation, the adjournment of the Special Meetings from time to time.

     To vote on the Merger, each Shareholder must check a box on the front of the proxy card, and must either vote "for," "against," or "abstain" as to the entire Merger with respect to all the shares he or she owns in that Fund or the Company. If a Shareholder has shares in one or both of the Funds and/or the Company, he or she can vote such shares in each Fund or the Company differently from the shares in the other Fund or the Company. (Separate proxy cards have been included for the Company and each Fund.)

     Under California law the Merger must be approved by the affirmative vote of a majority of the outstanding shares of the Company and each Fund respectively, so the failure to return a signed proxy or returning it with an "abstain" vote has the effect of, and is equivalent to, a vote "against" the Merger. Similarly, a broker non-vote will also be counted as a vote "against" the Merger. A signed proxy which is returned without a vote will be voted in favor of the Merger.

     Each Shareholder is asked to complete and execute the enclosed proxy card in accordance with the instructions contained therein and return the proxy card in the enclosed postage paid envelope. For his or her proxy to be effective, each Shareholder must deliver his or her proxy card at any time prior to the Special Meetings (or any adjournment thereof) as follows:

         For Company Shareholders:

         Chemical Mellon Shareholder Services, L.L.C.
         Proxy Solicitation Department
         15th Floor
         450 West 33rd Street
         New York, NY 10001-2697
         Attention: Peter D'Urso

         For FREIF Shareholders:

         Chemical Mellon Shareholder Services, L.L.C.
         Proxy Solicitation Department
         15th Floor
         450 West 33rd Street
         New York, NY 10001-2697
         Attention: Peter D'Urso

         For Advantage Shareholders:

         Chemical Mellon Shareholder Services, L.L.C.
         Proxy Solicitation Department
         15th Floor
         450 West 33rd Street
         New York, NY 10001-2697
         Attention: Peter D'Urso

     Any proxy may be withdrawn or changed at any time prior to the date of the Special Meetings by obtaining, completing, executing and returning an additional proxy card indicating the changed vote. Any such withdrawal will be effective when the Company or the applicable Fund receives a signed proxy card with a later date. A Shareholder may also revoke his or her proxy by appearing and voting at the Special Meeting of the Company, the Fund or Funds in which he or she owns shares.

     If a Shareholder has any questions or wishes to obtain copies of any document mentioned in this Joint Proxy Statement/Prospectus, he or she should send a written request to Franklin Properties, Inc. at P.O. Box 7777, San Mateo, California 94403-7777. A copy of any such document will be provided free of charge.

     A self-addressed, stamped envelope has been included with this Joint Proxy Statement/Prospectus. Proxies should be mailed, not delivered, to the Company and the Funds.

CLOSING DATE OF THE MERGER

     The closing date of the Merger will occur as soon as practicable following the Special Meetings. Because of the waiting period associated with the exercise of Dissenter's Rights, the Company anticipates that the closing date will occur approximately 40 days after the Special Meetings. As soon as practicable following the closing date, the Company will notify former FREIF and Advantage Series A Shareholders of their ownership of the Company Common Stock. The Company Common Stock will not be evidenced by certificates unless a Shareholder requests otherwise.

SOLICITATION OF PROXIES

     The Company and the Funds are soliciting proxies to vote at the Special Meetings. To assist in this effort, the Advisor has retained Chemical Mellon Shareholder Services, L.L.C. to solicit proxies from brokers, banks, nominees and other institutional holders and to perform other services related to solicitation. The fee for such services is $18,000.

RIGHT TO INSPECT AND COPY SHAREHOLDERS' LIST

     Under Rule 14a-7 of the Securities Exchange Act of 1934, a shareholder of a corporation has the right, at the shareholder's option, either (i) for the corporation to mail (at the shareholder's expense) copies of any proxy statement, proxy form, or other soliciting material furnished by the shareholder to the corporation's record holders designated by the shareholder, or (ii) for the corporation to deliver, within five business days of the receipt of the request, (a) a reasonably current list of the names, addresses, and security positions of the record holders of the corporation's common shares, or a more limited group of record holders if available under the corporation's transfer agent system; and (b) the most recent list of beneficial owners in the corporation's possession. In general, California law provides all shareholders of a corporation (or their authorized agents) with the right to inspect and copy that corporation's list of shareholders' names and addresses at any time during usual business hours upon written request for a purpose reasonably related to the shareholder's interest in the corporation.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Pursuant to Chapter 13 of the California General Corporation Law ("Chapter 13"), a Shareholder of the Company, FREIF or Advantage Common Stock may, in some instances, be entitled to require the Company, FREIF or Advantage, respectively, to purchase his or her shares for cash at their fair market value as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger. The general terms of the Merger were first announced on November 7, 1995. The following is a brief summary of the procedures to be followed by a Company, FREIF or Advantage Shareholder in order to perfect his or her right, if any, to payments under Chapter 13 and is qualified in its entirety by reference to the text of Chapter 13 attached to this Joint Proxy Statement/Prospectus as Appendix C, to which reference is hereby made for a definitive statement of the rights of dissenting shareholders (the "Dissenting Shareholders") and the procedures to be followed.

     Shares of the Company, FREIF or Advantage Common Stock will qualify as Dissenting Shares only if demands for payment are filed with respect to 5% or more of the outstanding shares of such Common Stock.

This 5% or more requirement is applicable because the Company, FREIF and Advantage Common Stock are listed on the AMEX, a national securities exchange certified by the California Commissioner of Corporations, as provided in Section 1300(b)(1) of Chapter 13. However, under the terms of the Merger Agreement, the boards of directors of the Company and the Funds may elect not to participate in the Merger if Shareholders holding in the aggregate 5% or more of the outstanding common stock of the Company or such Fund exercise Dissenter's Rights.

     A Dissenting Shareholder who wishes to require the Company or the Funds to purchase his or her shares of Common Stock must:

          (1) vote against the Merger any or all of the shares of the Company, FREIF or Advantage Common Stock entitled to be voted (shares of the Company, FREIF or Advantage Common Stock not voted are not considered to be voted against the Merger and will not be counted toward the 5% minimum for Dissenters' Rights to exist); provided that if a Company, FREIF or Advantage Shareholder votes part of the shares entitled to be voted in favor of the Merger, and fails to specify the number of shares voted, it is conclusively presumed under California law that such shareholder's approving vote is with respect to all shares entitled to be voted;

          (2) make written demand upon the Company or the Funds or their transfer agent at the addresses listed below, which is received not later than the date of the meeting of the Company, FREIF or Advantage Shareholders, setting forth the number of shares of the Company, FREIF or Advantage Common Stock demanded to be purchased by the Company or the Funds and a statement as to claimed fair market value of such shares at November 6, 1995; and

          (3) submit for endorsement, within thirty (30) days after the date on which the notice of approval of the Merger by the Company, FREIF or Advantage Shareholders described below is mailed to such shareholders, to the Company or the Funds or their transfer agent at the addresses listed below, the certificates representing any shares of the Company, FREIF or Advantage Common Stock in regard to which demand for purchase is being made, or to be exchanged for certificates of appropriate denominations so endorsed, with a statement that the shares are Dissenting Shares.

     The statement of fair market value in clause (2) above will constitute an offer by the Dissenting Shareholder to sell his or her shares at a price equal to such fair market value. Neither a vote against approval of the Merger nor the giving of a proxy directing a negative vote will be sufficient to constitute the demand described in clause (2) above. A proxy which fails to include instructions with respect to approval of the Merger will be voted in favor of the Merger. Accordingly, shares covered by such a proxy will not be Dissenting Shares. In addition a vote in favor of the Merger, or a failure to vote at all, will nullify any previously filed written demand for payment.

     If the holders of 5% or more of the outstanding common stock of the Company, FREIF or Advantage, respectively, have made demands for payment on or prior to the date of the Company, FREIF or Advantage Shareholder Special Meetings to approve the Merger, and have voted against the Merger at such meetings unless the board of directors has elected not to participate in the Merger because of such demands, within 10 days after the date of the approval of the Merger, the Company, FREIF or Advantage, respectively, will mail to each Dissenting Shareholder who holds the Company, FREIF or Advantage Common Stock a notice of such approval together with a statement of the price determined by the Company or the Funds to represent the fair market value of Dissenting Shares, which is expected to be the share price as reported on the AMEX composite tape on the trading day prior to the announcement of the Merger, a copy of certain sections of Chapter 13, and a brief description of the procedure to be followed if the Shareholder desires to exercise Dissenter's Rights. The statement of price will constitute an offer by the Company or the Funds to purchase at the price stated therein any Dissenting Shares.

     If the Company, FREIF or Advantage, respectively, and the Dissenting Shareholder agree that any shares of Company, FREIF or Advantage Common Stock, respectively, are Dissenting Shares, and agree upon the price of such shares, the Dissenting Shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of the

California General Corporation Law, payment of the fair market value of the Dissenting Shares will be made within 30 days after such agreement or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later. If the Company or the Funds deny that the shares are Dissenting Shares or if the Company or the Funds and the Dissenting Shareholder fail to agree upon the fair market value of the shares, then the Dissenting Shareholder, within 6 months after the date on which notice of approval of the Merger by the Shareholders of the Company, FREIF or Advantage is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of San Mateo County, California, requiring the court to determine whether the shares are Dissenting Shares, or the fair market value of the Dissenting Shares, or both, or may intervene in any pending action for the appraisal of any shares of the Company, FREIF or Advantage Common Stock. The court will direct payments of the appraised value of such shares, together with interest thereon at the legal rate on judgments from the date on which the judgment was entered, by the Company, FREIF or Advantage to the Shareholder upon the surrender of the certificates representing such shares to the Company, FREIF or Advantage. The costs of the proceeding shall be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by the Company, FREIF or Advantage, they shall pay the costs, and if the appraisal is more than 125% of the price offered by the Company, FREIF or Advantage, they may be required to pay attorneys' and other fees and interest at the legal rate on judgments from the date the Dissenting Shareholder complied with Sections 1300-1302 of Chapter 13.

     A Dissenting Shareholder may not withdraw demand for purchase of Dissenting Shares without consent of the Company or the Funds. Written demands for payment and submissions for endorsement with respect must be addressed to:

         For Company Common Stock:

         Franklin Select Real Estate Income Fund
         c/o Franklin Properties, Inc.
         777 Mariners Island Boulevard
         San Mateo, California 94403-7777

         For FREIF Common Stock:

         Franklin Real Estate Income Fund
         c/o Franklin Properties, Inc.
         777 Mariners Island Boulevard
         San Mateo, California 94403-7777

         For Advantage Common Stock:

         Franklin Advantage Real Estate Income Fund
         c/o Franklin Properties, Inc.
         777 Mariners Island Boulevard
         San Mateo, California 94403-7777

     Any reference to "Dissenting Shareholder" in this section means the recordholder of Dissenting Shares and includes a transferee of record.

     A Company, FREIF or Advantage Shareholder receiving cash upon the exercise of Dissenter's Rights may recognize gain or loss for income tax purposes. See "Income Tax Considerations -- Taxation of the Merger -- General."

     Company, FREIF or Advantage Shareholders are entitled, upon written demand, to inspect and copy the corporate records of Company, FREIF or Advantage Shareholders at any time during usual business hours to communicate with other Company, FREIF or Advantage Shareholders with respect to the Merger.

                            COMPARATIVE INFORMATION

     The following discussion sets forth certain attributes of the ownership of the Company and the Funds, including comparative information about compensation to the Advisor and tables showing historical and pro forma payment of fees.

OPERATING POLICIES
The Funds                                         The Company
LIQUIDATION VS. PERPETUAL LIFE
Each Fund is self-liquidating, although           The Company is a infinite life REIT which
  each Fund's organizational documents do         operates for an indefinite period of time
not require that the Funds terminate by           and may raise new capital, giving it the
any particular date. The Funds anticipate         potential for continued growth as new
holding their real properties for a               investments are made. The Company may
limited period ranging from five to seven         reinvest cash flow or sale or financing
years in the case of FREIF, and seven to          proceeds in new properties, except to the
ten years in the case of Advantage, in            extent such reinvestment would preclude
each case from the time the Fund acquired         the Company from satisfying the REIT
its last property. Each Fund's prospectus         distribution requirements. The Company
stated that the Fund would reinvest sale          also is more likely than the Funds to
or financing proceeds in additional               exercise its existing power to acquire
properties only during the first five             properties in exchange for its securities.
years following the end of its initial            The Company may raise new capital by a
public offering.                                  variety of methods, including the issuance
                                                  of senior securities that would have
                                                  priority over Company Common Stock as to
                                                  distributions and liquidation proceeds.
                                                  THREE CONSEQUENCES OF THESE DIFFERENCES
                                                  ARE (I) COMPANY SERIES A SHAREHOLDERS DO
                                                  NOT RECEIVE PROCEEDS FROM THE LIQUIDATION
                                                  OF COMPANY PROPERTIES AND WILL BE REQUIRED
                                                  TO RELY ON THE SECURITIES MARKETS IN ORDER
                                                  TO LIQUIDATE THEIR INVESTMENT; (II) AN
                                                  IMMEDIATE SALE OF THE COMPANY COMMON STOCK
                                                  IS LIKELY TO PROVIDE LESS THAN AN
                                                  EQUIVALENT SHARE OF THE AMOUNT THAT MIGHT
                                                  BE REALIZED IF THE FUNDS COULD LIQUIDATE
                                                  THEIR PROPERTIES NOW AND THIS SAME
                                                  SITUATION MAY EXIST IN THE FUTURE; AND
                                                  (III) COMPANY SERIES A SHAREHOLDERS'
                                                  INTERESTS IN THE COMPANY CAN BE DILUTED
                                                  THROUGH THE FUTURE ISSUANCE OF OTHER
                                                  SECURITIES BY THE COMPANY.

The Funds                                         The Company
PRINCIPAL INVESTMENT POLICIES
The principal investment policies of each         The Company generally has the same
  Fund are to protect the Fund's capital,         investment policies as the Funds. However,
to provide for partially tax-sheltered            the Company is an infinite life REIT which
distributions, to provide capital gains           may reinvest the net proceeds from the
through appreciation of real property, and        disposition of properties, and may invest
to provide market liquidity through               additional capital obtained through
transferable shares of stock.                     securities offerings, mortgage financing,
Each Fund has a policy of investing in            or may issue its stock in exchange for
income-producing real estate projects,            properties.
which may include multi-family residential        The Company has the power to invest in the
complexes, office buildings, shopping             same types of properties, mortgage loans
centers, research and development                 and mortgage securities as the Funds.
facilities, industrial parks, warehouses          However, the Company may make investments
and, in certain circumstances, undeveloped        that may involve more risk than the Funds'
land. FREIF may invest primarily, and             current investment policy, including
Advantage may invest only, in California.         investment in properties with no operating
Each Fund can also invest in mortgage             history and properties outside the state
loans and mortgage securities (which              of California.
include mortgage loans, mortgage-backed           THE PRINCIPAL DIFFERENCE BETWEEN THE
securities, notes, bonds or other similar         COMPANY'S POLICIES AND THE FUNDS' POLICIES
obligations that are secured by real              IS THAT THE COMPANY IS AN INFINITE LIFE
estate), and has invested some of its             REIT WHOSE PORTFOLIO OF PROPERTIES IS
assets in mortgage-backed securities,             CHANGED AND ADDED TO FROM TIME TO TIME AND
pending investment in real property. Each         WHICH IS EXPECTED TO GROW IN SIZE BY
Fund has a policy of buying only                  EXCHANGING EQUITY FOR PROPERTY PORTFOLIOS,
properties with some established operating        REINVESTING THE PROCEEDS FROM DISPOSITIONS
history.                                          OF PROPERTIES AND RAISING FUNDS IN THE
                                                  CAPITAL MARKETS FOR THE ACQUISITION OF
                                                  PROPERTIES.
BORROWING POLICIES
Each Fund has the policy that its                 The Company generally has a conservative
  aggregate secured borrowings will not           leverage policy set by its board of a debt
exceed 50% of the then fair market value          to total assets ratio of no more than 50%.
of all of its properties; the amount
borrowed with respect to any individual
property may not exceed 80% of its fair
market value. Each Fund is also able to
borrow in an amount not to exceed 75% of
its gross assets.

COMPARISON OF FEES

     The Company and each Fund retain the Advisor under advisory agreements to provide the Company and the Funds with broad strategic direction in the development and implementation of their business plans, as well as day-to-day REIT management services. The Advisor has experienced personnel who provide the Company and the Funds with investment and portfolio analysis, property acquisition and due diligence services, financial forecasting, legal and accounting services and investor relations. In addition, the Advisor provides the Company and the Funds with office space and various administrative support services. The Company and the Funds believe that their relationship with the Advisor provides them with access to a greater quality and depth of management personnel and access to a broader range of technical and information resources than would otherwise be available to REITs of their size, at a substantial savings over the cost of providing these services for themselves. The advisory agreements of the Company and each Fund may be renewed annually only with the approval of a majority of the independent directors of the Company and each Fund, respectively. The fees payable under the current advisory agreements, by the Company and by each Fund, are as follows:

The Funds                                         The Company
ACQUISITION FEE
As an acquisition fee, each Fund pays the         The Company does not pay the Advisor or
  Advisor an amount which cannot exceed 6%        its Affiliates an acquisition fee on the
of the purchase price of its real property        purchase price of real property or
or of the amounts advanced in making              mortgage loans. Acquisition or mortgage
mortgage loans (generally, mortgage loans,        loan fees may be paid to unaffiliated
notes, bonds or similar obligations which         parties and are not subject to a specific
are secured by interests in real estate)          limit.
and which must include all fees,
commissions and acquisition expenses
relating to the property purchase,
including any third party brokerage
commissions. Currently, each Fund is fully
invested and does not anticipate paying
further acquisition fees to the Advisor.
DISPOSITION FEE
Each Fund pays the Advisor a disposition          The Company does not pay any fee to the
  fee of up to 3% of the gross sales price        Advisor or its Affiliates in connection
of real property or mortgage loans (but           with the disposition of any asset.
not mortgage securities) in return for
services rendered in the sale of a
property or mortgage loan. Any disposition
fee paid to the Advisor for FREIF cannot
exceed the lesser of (i) the commission
paid to unaffiliated third parties or, if
no commission paid, (ii) 3% of the gross
sale price of the property, and for FREIF
and Advantage, when added to payments to
unaffiliated third parties, cannot exceed
the lesser of (i) 6% of the gross sale
price of the property or (ii) a reasonable
and customary real estate commission.

The Funds                                         The Company
ADVISORY FEE
Each Fund pays to the Advisor an                  As an annual advisory fee to the Advisor,
  annualized fee of 1.0% of the current           the Company pays .5% of its gross real
market value of assets invested in real           estate assets, which means the book value
property; however, FREIF has subordinated         before depreciation of such assets. The
all, and Advantage has subordinated the           fee will be reduced to .4% for gross real
payment of one-half, of this fee to               estate assets exceeding $200 million. The
certain distribution levels. If the               book value before depreciation of the
distribution levels are not met, the              Company's real estate assets is currently
Advisor must return the lesser of (i) all         greater than the Advisor's estimated
of the fee, in the case of FREIF, and             market value of those assets.
one-half of the fee in the case of                The Company does not pay any advisory fee
Advantage or (ii) the amount required to          for investments in mortgage loans.
meet the required distribution level which        PRINCIPAL DIFFERENCES BETWEEN THE
is an 8% per annum dividend from                  COMPANY'S ADVISORY FEE ARRANGEMENT AND THE
operations (non-cumulative,                       FUNDS' ADVISORY FEE ARRANGEMENTS ARE AS
non-compounded). This distribution level          FOLLOWS:
is calculated on each Fund's "adjusted            - FIRST, THE ASSET BASE ON WHICH THE
price per share," which means the original        COMPANY'S BASE ADVISORY FEE IS CHARGED IS
purchase price of the Common Stock ($10)          LARGER THAN THAT OF THE FUNDS SINCE THE
less distributions paid from the proceeds         BASE IS THE BOOK VALUE BEFORE
of sales or financing.                            DEPRECIATION, RATHER THAN THE MARKET VALUE
Each Fund pays an advisory fee of .4% of          OF THE REAL ESTATE ASSETS. THE BOOK VALUE
the current market value of assets                BEFORE DEPRECIATION OF THE COMPANY'S REAL
invested in mortgage loans (generally,            ESTATE ASSETS IS CURRENTLY GREATER THAN
mortgage loans, notes, bonds or similar           THEIR CURRENT ESTIMATED MARKET VALUE.
obligations which are secured by interests        - SECOND, THE COMPANY DOES NOT PAY A FEE
in real estate). The Funds do not pay an          FOR INVESTMENTS IN MORTGAGE LOANS OR
advisory fee on uninvested cash.                  ACQUISITION OR DISPOSITION FEES TO THE
                                                  ADVISOR.
                                                  - THIRD, BECAUSE THE COMPANY'S ADVISORY
                                                  FEE IS BASED ON THE BOOK VALUE BEFORE
                                                  DEPRECIATION OF ITS REAL ESTATE ASSETS, AS
                                                  OPPOSED TO THE MARKET VALUE OF THOSE
                                                  ASSETS, A TEMPORARY DECLINE OR INCREASE IN
                                                  THE VALUE OF THE COMPANY'S REAL ESTATE
                                                  ASSETS DOES NOT CAUSE A CHANGE IN THE
                                                  ADVISORY FEE, UNLESS THE DECLINE OR
                                                  INCREASE RESULTS IN AN ADJUSTMENT TO BOOK
                                                  VALUE BEFORE DEPRECIATION.

The Funds                                         The Company
REIMBURSEMENT OF EXPENSES
Each Fund pays all expenses of its                The Company's reimbursement policy is the
  operations and reimburses the Advisor           same as the Funds, except that the Advisor
for expenses incurred on its behalf except        does not pay the advertising and
for the following, which are expenses             promotional expenses it incurs in seeking
borne by the Advisor: (i) employment              and disposing of investments because the
expenses of each of the Chairman,                 Advisor does not receive an acquisition or
President, Executive Vice President and           a disposition fee on an asset's purchase
Chief Financial Officer of each Fund, so          or sale, against which such expenses could
long as they are also employed by the             be offset.
Advisor, and expenses and compensation of
each Fund's directors who are also
officers of the Advisor, (ii) advertising
and promotional expenses incurred in
seeking and disposing of investments for
each Fund, (iii) office expenses of the
Advisor; and (iv) miscellaneous
administrative and other expenses of the
Advisor not related to the performance of
the duties and obligations assumed by it
in the advisory agreement.
COMPENSATION FROM SALES AND REFINANCINGS
FREIF is required to pay the Advisor, as          The Company does not pay any fee to the
  an incentive fee, 15% of the net                Advisor or its Affiliates in connection
proceeds from sales or refinancing of its         with the sale or refinancing of assets.
assets, but only after its Series A
Shareholders have received a return of
their capital plus a 6% cumulative, non-
compounded return on that capital.

SUMMARY COMPARISON OF COMPENSATION ARRANGEMENTS

     The day-to-day operations of the Company and the Funds each are managed by the Advisor, and after the Merger these operations of the Company will continue to be managed by the Advisor, under the terms of an advisory agreement which is renewable annually. The Company pays an advisory fee based on the book value before depreciation of the Company's real estate assets, whereas the Funds' advisory fees are based on the current market values of their respective real estate assets. Since the book values before depreciation of the Funds' real estate assets are greater than their estimated market values, the portion of the advisory fee which would be attributable to the assets now held by the Funds is expected to increase after the Merger. Also, after the Merger for FREIF all, and for Advantage one-half, of the advisory fee will no longer be subordinated to an 8% per annum dividend from operations, based on the original purchase price for the FREIF and Advantage Common Stock. The advisory fee paid by the Company will increase as the Company acquires additional real estate assets, and the Company will pay advisory fees to the Advisor indefinitely, if retained by the Company, due to the Company's infinite life structure. However, the Company does not pay disposition fees when a property is sold. If the Funds approve the Merger, disposition fees will be eliminated. The following table sets forth the advisory fees, acquisition fees, property management fees, expense reimbursements, shareholder services fees and return on invested capital payable to the Advisor with respect to the Company, FREIF, Advantage, the combined operations of the Company and the Funds and the Company and each Fund for each of the last three years on a historical basis and pro forma basis.

FEES, EXPENSE REIMBURSEMENTS AND DISTRIBUTIONS IN RESPECT OF INVESTED CAPITAL TO
                           ADVISOR AND ITS AFFILIATES

                            HISTORICAL AND PRO FORMA
                               AMOUNTS IN $000'S

                                                       YEAR ENDED DECEMBER 31,           NINE
                                                       ------------------------      MONTHS ENDED
                                                        1992      1993     1994   SEPTEMBER 30, 1995
                                                       ------     ----     ----   ------------------
Historical Advisory Fees to Advisor(1)
  Company............................................  $  136     $126     $148          $161
  FREIF..............................................  $   --     $ --     $ --          $ --
  Advantage..........................................  $   --     $ 86     $116          $102
  Company & Both Funds...............................  $  136     $212     $264          $263
  Company & FREIF....................................  $  136     $126     $148          $161
  Company & Advantage................................  $  136     $212     $264          $263
Pro Forma Advisory Fees to Advisor(2)
  Company............................................  $  201     $211     $214          $161
  FREIF..............................................  $  161     $164     $196          $150
  Advantage..........................................  $   --     $ 82     $118          $116
  Company & Both Funds...............................  $  362     $457     $528          $427
  Company & FREIF....................................  $  362     $375     $410          $311
  Company & Advantage................................  $  201     $293     $332          $277
Historical Acquisition Fees to Advisor
  Company............................................  $   --     $ --     $ --          $ --
  FREIF..............................................  $   --     $ --     $250          $ --
  Advantage..........................................  $1,073     $  0     $480          $ --
  Company & Both Funds...............................  $1,073     $ --     $730          $ --
  Company & FREIF....................................  $   --     $ --     $250          $ --
  Company & Advantage................................  $1,073     $ --     $480          $ --
Pro Forma Acquisition Fees to Advisor
  Company............................................  $   --     $ --     $ --          $ --
  FREIF..............................................  $   --     $ --     $ --          $ --
  Advantage..........................................  $   --     $ --     $ --          $ --
  Company & Both Funds...............................  $   --     $ --     $ --          $ --
  Company & FREIF....................................  $   --     $ --     $ --          $ --
  Company & Advantage................................  $   --     $ --     $ --          $ --
Historical and Pro Forma Property Management Fees(3)
  Company............................................  $  216     $159     $241          $194
  FREIF..............................................  $  167     $168     $192          $234
  Advantage..........................................  $  156     $197     $237          $158
  Company & Both Funds...............................  $  539     $524     $670          $586
  Company & FREIF....................................  $  383     $327     $433          $428
  Company & Advantage................................  $  372     $356     $478          $352
Historical and Pro Forma Expense Reimbursement
  Company............................................  $   49     $ 51     $ 34          $ 22
  FREIF..............................................  $   55     $ 58     $ 56          $ 36
  Advantage..........................................  $   24     $ 25     $ 19          $ 19
  Company & Both Funds...............................  $  128     $134     $109          $ 77
  Company & FREIF....................................  $  104     $109     $ 90          $ 58
  Company & Advantage................................  $   73     $ 76     $ 53          $ 41

FEES, EXPENSE REIMBURSEMENTS AND DISTRIBUTIONS IN RESPECT OF INVESTED CAPITAL TO
                           ADVISOR AND ITS AFFILIATES

                            HISTORICAL AND PRO FORMA
                               AMOUNTS IN $000'S
                                  (CONTINUED)

                                                       YEAR ENDED DECEMBER 31,             NINE
                                                     ----------------------------      MONTHS ENDED
                                                      1992       1993       1994    SEPTEMBER 30, 1995
                                                     ------      ----      ------   ------------------
Historical Shareholder Services Fees
  Company..........................................  $   16      $ --      $   --          $ --
  FREIF............................................  $   --      $ --      $   --          $ --
  Advantage........................................  $    8      $ --      $   --          $ --
  Company & Both Funds.............................  $   24      $ --      $   --          $ --
  Company & FREIF..................................  $   16      $ --      $   --          $ --
  Company & Advantage..............................  $   24      $ --      $   --          $ --
Pro Forma Shareholder Services Fees
  Company..........................................  $   --      $ --      $   --          $ --
  FREIF............................................  $   --      $ --      $   --          $ --
  Advantage........................................  $   --      $ --      $   --          $ --
  Company & Both Funds.............................  $   --      $ --      $   --          $ --
  Company & FREIF..................................  $   --      $ --      $   --          $ --
  Company & Advantage..............................  $   --      $ --      $   --          $ --
Historical Distributions(4)
  Company..........................................  $   --      $ --      $   --          $ --
  FREIF............................................  $   --      $ --      $   --          $ --
  Advantage........................................  $   --      $ --      $  456          $685
  Company & Both Funds.............................  $   --      $ --      $  456          $685
  Company & FREIF..................................  $   --      $ --      $   --          $ --
  Company & Advantage..............................  $   --      $ --      $  456          $685
Pro Forma Distributions
  Company..........................................  $   --      $ --      $   --          $ --
  FREIF............................................  $   --      $ --      $   --          $ --
  Advantage........................................  $   --      $ --      $  456          $685
  Company & Both Funds.............................  $   --      $ --      $  365          $583
  Company & FREIF..................................  $   --      $ --      $   --          $ --
  Company & Advantage..............................  $   --      $ --      $  393          $612
Historical Advisory Fees, Acquisition Fees,
  Property Management Fees, Expense Reimbursements,
  Shareholder Service Fees and Distributions
  Company..........................................  $  417      $336      $  423          $377
  FREIF............................................  $  222      $226      $  498          $270
  Advantage........................................  $1,261      $308      $  852          $279
  Company & Both Funds.............................  $1,900      $870      $1,773          $926
  Company & FREIF..................................  $  639      $562      $  921          $647
  Company & Advantage..............................  $1,678      $644      $1,275          $656
Pro Forma Advisory Fees, Acquisition Fees, Property
  Management Fees, Expense Reimbursements,
  Shareholder Service Fees and Distributions
  Company..........................................  $  466      $421      $  489          $377
  FREIF............................................  $  383      $390      $  444          $420
  Advantage........................................  $  180      $304      $  374          $293
  Company & Both Funds.............................  $1,029      $1,115    $1,307         1$,090
  Company & FREIF..................................  $  849      $811      $  933          $797
  Company & Advantage..............................  $  646      $725      $  863          $670

                                                   (Footnotes on following page)

(Footnotes from preceding page)

(1) For each Fund and for the Company for periods prior to 1994, the advisory fee is based on the market value of each Fund's real estate assets. For the Company for the fourth quarter of 1994 and thereafter, the advisory fee is based on book value before depreciation of the real estate assets.

(2) The Pro Forma Fees to Advisor sets forth the fees that would have been paid by the Company and each Fund if the Company's present compensation structure had been in place at the beginning of the period. The Company's advisory fee is based on book value before depreciation rather than market value. The book value before depreciation of the real estate assets of the Company and the Funds is currently higher than the estimated market value of these real estate assets.

(3) Continental Property Management Co. acts as property manager for the properties owned by the Company and the Funds. Fees payable to Continental Property Management Co. as property manager for the properties owned by the Company and the Funds before the Merger will be the same with respect to those properties on a combined basis after the Merger.

(4) Franklin Resources, Inc. has received regular quarterly dividends from Advantage on its Advantage Series A Common Stock acquired in August 1994.

     The Company does not pay disposition fees. In the absence of the Merger, the Funds would pay disposition fees of 3% of the gross sale price upon the sale of a property or the liquidation of either Fund. However, the savings of disposition fees which would be payable to the Advisor in the absence of the Merger will be offset over time by the increase in the amount of the advisory fee payable to the Advisor. In addition, because the Company has an infinite life, the Advisor, if retained by the Company, will receive advisory fees after the time at which the Funds would have liquidated in the normal course of business, which will represent additional compensation to the Advisor. The following table sets forth the estimated disposition fees that would be payable to the Advisor with respect to the properties currently held by each of the Funds assuming (i) sale of these properties at the Advisor's current internal estimate of their values and (ii) that the Merger does not occur.

            DISPOSITION FEES TO ADVISOR IN THE ABSENCE OF THE MERGER
                (BASED ON CURRENT ESTIMATES OF PROPERTY VALUES)

    FREIF....................................................................  $1,039,000
    Advantage................................................................  $  807,000

CONFLICTS OF INTEREST CAUSED BY THE COMPANY'S COMPENSATION STRUCTURE

The Funds                                         The Company
Under each Fund's compensation structure,         Since the Advisor's compensation increases
  the Advisor has an incentive to                 as the Company's real estate asset base
encourage each Fund to buy and sell               increases, the Advisor would increase its
properties, because the Advisor receives          compensation by advising the Company to
acquisition and disposition fees.                 issue additional securities or to borrow
                                                  money and invest such proceeds in real
                                                  estate assets.
Advisor's Ownership
Franklin Resources, Inc., the parent              The Advisor currently has a Series B
  corporation of the Advisor, purchased           Exchange Right with respect to the Series
the Series B Shares in each Fund's initial        B Shares of the Company it holds. For an
public offering and, through the Series B         explanation of the target price that must
Shares, owned approximately 7.4% and 4.0%         be met in order for the Series B Exchange
of the total outstanding common shares of         Right to be exercisable, see "Terms of the
FREIF and Advantage, respectively.                Merger -- Series B Exchange Right."
Franklin Resources paid $10 per share for         Subject to approval of the Merger by the
these Series B Shares, and each Fund used         Funds, the Advisor will receive an
the proceeds from this sale to pay all or         Exchange Right to exchange the Series B
a portion of the broker-dealer commissions        Shares of the Company in respect of Series
paid in connection with each Fund's               B Shares of the Funds received in the
initial public offering. Franklin                 Merger for Company Common Stock. See
Resources sold its Series B Shares in the         "Terms of the Merger -- Series B Exchange
Company and the Funds to the Advisor in           Right."
early 1993.                                       If the Merger is approved and its articles
The Common Stock of each Fund has a               of incorporation are amended pursuant to
distribution preference from both cash            this Joint Proxy Statement/Prospectus, the
from operations and cash from sales and           Company will not pay distributions from
refinancings over its respective Series B         operations on the Series B Shares prior to
Shares. See "Terms of the Merger -- Series        exercise of the Series B Exchange Right,
B Exchange Right" for a summary of the            as approved in connection with the
terms of this dividend preference.                Company's conversion to infinite life.
                                                  After exercise of the Series B Exchange
                                                  Right, the Advisor, like any other Company
                                                  Shareholder, will receive distributions on
                                                  the Common Stock.

                                  THE COMPANY

THE COMPANY

     The Company is a California corporation formed on January 5, 1989 for the purpose of acquiring and holding for investment income-producing real estate assets. The Company is an infinite life REIT.

     The Company owns the Data General Building in Manhattan Beach, California. It also owns a 60% interest in the Shores Office Complex in Redwood City, California. These properties were acquired during the period from September 1, 1989 to December 28, 1989. For more information about the Company, see "Financial Information of the Company and the Funds," "Policies of the Company with Respect to Certain Activities," "Market Price, Distributions and Holders of the Company and the Funds' Securities" and "Description of Real Properties."

INVESTMENT AND OPERATING STRATEGY

     The Company acquires income-producing real estate investments located in California with cash flow growth potential, although it has the flexibility to purchase properties elsewhere. The Company's investment focus is on the five major metropolitan areas in California: the Los Angeles metropolitan area, Orange County, San Diego County, the Sacramento metropolitan area and the San Francisco metropolitan area.

     Traditionally, the Company has identified individual properties suitable for acquisition. To help locate these properties, the Advisor has developed an extensive analytical model using available employment data to measure the economic strength, diversity, growth trends, and stability of regional markets. The Advisor also utilizes a geographic information system designed to recreate the elements of a local real estate market on a personal computer. Because this system compiles information on an area's economic base, demographic profile, labor force and real estate inventory at many political and geographic boundary levels, the Advisor believes that it is able to define and analyze highly localized market areas. These research systems have allowed the Advisor to distinguish certain submarkets within these five major metropolitan areas of California that appear to offer attractive investment opportunities.

     Having identified these submarkets, the Advisor investigates specific properties available within the region to determine their suitability for purchases while attempting to diversify the Company's portfolio by property type. The Advisor also looks for properties diversified by tenant composition and lease term. The types of properties considered for acquisition include multi-family residential complexes, office buildings, shopping centers, research and development facilities, industrial parks and other similar types of income-producing properties. Before recommending any acquisition to the Company's board of directors, property management specialists, who are affiliated with the Advisor and skilled in handling the differing requirements of office, industrial, retail and multi-family residential properties, perform an analysis to confirm that the property should be acquired for the Company's portfolio. As described above, however, the Advisor's ability to identify and locate such properties within attractive submarkets may be limited by current conditions in the real estate market.

     The Company now also intends to acquire property portfolios in exchange for equity. In particular, the Company is seeking to establish strategic relationships with and acquire property portfolios from selected real estate operating companies that appear to have competitive advantages within their local market areas. This strategy potentially will allow the Company to increase its asset size, diversify its portfolio and increase its revenues and profitability while reducing its exposure to any single property type or market area. In October 1995, the Company retained Prudential Securities Incorporated as its exclusive financial advisor in connection with the implementation of its portfolio acquisition strategy.

     The Company anticipates that a substantial portion of its future acquisitions will be achieved through the issuance of common stock equity or partnership interests. The Company will carefully limit its use of debt financing. It is anticipated that the Company will create one or more partnerships whereby the Company will issue partnership units to make certain acquisitions. The issuance or exchange of such partnership units can provide important tax benefits to a real estate seller that can enhance the price paid for such property and other terms of the acquisition. It is expected that the Company will serve as the general partner of any such acquisition partnership vehicles.

     Once properties are acquired, the Company places a strong emphasis on leasing and tenant retention in combination with a program of regular maintenance, periodic renovation and capital improvement. Sophisticated management and accounting systems linked together through a computer network provide detailed and timely reports on property operations to the Advisor's asset management staff. The Company views aggressive and involved property management as crucial to maintaining and improving both cash flow from, and the market value of, those properties.

     Properties are acquired with a view to holding them as long-term investments. When appropriate, however, the Company seeks to realize the value of its properties through financings, refinancings, sales or exchanges.

     While the Company currently follows the investment policies described above, they are guidelines only and may be changed by the board of directors without a vote of the Company Shareholders.

INVESTMENT POLICY

     The Company's investment policies include providing Company Shareholders with a professionally managed diversified portfolio of income-producing equity real estate investments in strategic markets which represent the potential for current cash flow and for capital appreciation. It seeks to maximize shareholder value by pursuing a growth-oriented business strategy, which seeks to expand the capital and asset base of the Company. The Company intends to pursue this objective by reinvesting the proceeds from sales or dispositions of properties, as well as through possible additional offerings of securities or acquisitions of properties for securities. There can be no assurance that this objective will be achieved.

PROPERTIES AND OTHER ASSETS

     If Shareholders of the Company and both Funds approve the Merger, the Company will own, in addition to its own properties, all of the properties currently owned by the Funds and will succeed to all of the Funds' liabilities. For a description of the real properties of the Company and the Funds, see "Description of Real Properties."

DISTRIBUTION POLICY

     Distributions are declared quarterly at the discretion of the board of directors. The Company's present distribution policy is to evaluate at least annually the current distribution rate in light of anticipated tenant turnover over the next two or three years, the estimated level of associated improvements and leasing commissions, planned capital expenditures, any debt service requirements and the Company's other working capital requirements. After balancing these considerations, and considering the Company's earnings and cash flow, the level of its liquid reserves and other relevant factors, the Company seeks to establish a dividend rate which (i) provides a stable distribution which is sustainable despite short term fluctuations in property cash flows;
(ii) maximizes the amount of cash flow paid out as dividends consistent with the above listed objective; and (iii) complies with the Internal Revenue Code requirements that a REIT annually pay out as distributions not less than 95% of its taxable income. Because depreciation is a non-cash expense, cash flow will typically be greater than earnings from operations and net earnings. Therefore, quarterly distributions will consistently be higher than quarterly earnings.

     The Company estimates that under present conditions, upon consummation of the Merger it will have cash flow available for distributions of approximately $1.5 million per quarter (assuming that Shareholders do not exercise Dissenter's Rights). The Company believes that its estimate of the cash flow that will be available for distributions constitutes a reasonable basis for declaring distributions after the Merger, and the Company expects to maintain its current quarterly distribution rate of $.11 per share after the Merger unless actual results of operations, economic conditions or other factors significantly differ from the assumptions used in the estimate. The actual return that the Company will realize will be affected by a number of factors, including the revenues received from rental properties, the operating expenses of the Company, the ability of the lessees to meet their obligations to the Company and capital expenditures. No assurance can be given that the Company's estimate will prove accurate.

COMPETITION

     In seeking real property investments, the Company competes with a wide variety of institutions and other investors, many of which have greater financial resources than those of the Company. An increase in the amount of funds available for real estate investments may increase competition for ownership of interests in properties and may reduce yields. The Company also competes for tenants at its existing properties. The Company believes that the significant real estate experience of its board of directors and the Advisor enables the Company to compete effectively.

EMPLOYEES

     The Company does not have any employees. The Company is managed by the Advisor which provides the Company with broad strategic direction in the development and implementation of its business plan, as well as day-to-day REIT management services under the terms of an advisory agreement which is renewable annually and is subject to the overall approval of the board of directors, a majority of whom are independent of the Advisor. The Advisor has experienced personnel who provide the Company with investment and portfolio analysis, property acquisition and due diligence services, financial forecasting, legal and accounting services and investor relations. In addition, the Advisor provides the Company with office space and various administrative support services. The Company believes that its relationship with the Advisor provides it with access to a greater quality and depth of management personnel and access to a broader range of technical and information resources than would otherwise be available to a REIT of its size, at a substantial savings over the cost of providing these services for itself. See "Compensation of Management of the Company, the Advisor and Continental -- Compensation of the Advisor and Continental."

PROPERTY MANAGEMENT

     Each of the Company's real properties is managed by Continental Property Management Co., an Affiliate of the Advisor. Property management includes leasing, building maintenance, collection of rental income, payment of taxes and insurance coverage. The Company believes that the terms of the property management agreement with Continental are fair and not less favorable to the Company than terms of a property management agreement obtainable from an independent third party. The property management agreement has been approved by a majority of the Company's independent directors. The fee paid to Continental is based upon actual services performed and does not exceed the compensation payable to comparable property managers or leasing commissions paid to third parties, both of which are borne by the Company. Continental also provides property management services to third parties, including Property Resources, Inc., an Affiliate of the Advisor. Continental's address is 777 Mariners Island Boulevard, San Mateo, California 94404-7777. See also "Compensation of Management of the Company, the Advisor and Continental -- Compensation of the Advisor and Continental."

           POLICIES OF THE COMPANY WITH RESPECT TO CERTAIN ACTIVITIES

     The terms of the Merger include the adoption of amended and restated bylaws of the Company (the "Proposed Bylaws") by Company Shareholders. The Proposed Bylaws are set forth as Appendix E to this Joint Proxy Statement/Prospectus. The Proposed Bylaws would increase the variable number of directors on the board of directors from three to five to five to nine, as may be determined from time to time by resolution of the board of directors. It is anticipated that the directors of the Company will increase the size of the board if the Merger is approved by Company Shareholders.

     The Proposed Bylaws clarify the ability of the board to change the percentage limits set on ownership of the Company's common stock, as well as to waive such limits in any particular case. See "-- Redemption and Prohibition of Transfer of Common Stock" below for a more detailed discussion of this provision. The

Proposed Bylaws also delete a provision excluding from the definition of "independent director" anyone serving as a director of three or more REITs or mutual funds organized by Franklin Resources, Inc., eliminate restrictions on buying unimproved real property and incorporate certain changes to provisions in the current bylaws related to advisory fees. These technical changes conform such provisions to the advisory fee compensation structure approved by the Company Shareholders in September 1994. The Proposed Bylaws otherwise generally contain all of the provisions discussed in this section.

     The Company's current amended and restated Bylaws (the "Bylaws") contain restrictions on the acquisition of a certain number of shares of Company Common Stock, transactions between the Company and the Advisor, the Company's directors and their respective Affiliates. The Company also has certain policies regarding borrowings, acquisition of properties, other investments and working capital, which are described below. The investment policies of the Company, and its policies with respect to certain other activities, including its growth, capitalization, borrowing policy, distributions and other operating policies, are determined by the board of directors. Although it has no present intention to do so, the board of directors may amend or revise these policies from time to time at its discretion without a vote of the Company Shareholders.

REDEMPTION AND PROHIBITION OF TRANSFER OF COMMON STOCK

     For the Company to qualify as a REIT under the Code, among other things, no more than 50% of its outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. The Company's two largest shareholders are PRIM, which holds approximately 19.4% of the outstanding common shares, and the Advisor which holds approximately 3.3% of the shares of outstanding common stock (which represents all of the Series B Shares of the Company). To comply with this REIT requirement, the Company limits generally the direct and indirect ownership of Company Common Stock by Shareholders of Common Stock acquired subsequent to the Company's initial public offering to no more than 9.9% of the outstanding shares of stock per holder (taking into account the applicable ownership attribution rules in the Code). The Company has the power, but not the obligation, to redeem a sufficient number of shares of Company Common Stock in order to maintain or bring the ownership of such stock into conformity with the 9.9% limitation requirement, and to prohibit the transfer of Company Common Stock to persons whose acquisition would result in a violation of this requirement. The price to be paid in the event of redemption will be the last reported sale price for the shares of Company Common Stock on the AMEX on the day before redemption or as determined in good faith by the board of directors. See "Description of Capital Stock of the Company -- Redemption and Prohibition of Transfer of Shares." The Proposed Bylaws would permit the board to waive the 9.9% limitation in any particular instance.

TRANSACTIONS WITH AFFILIATES

     The Company's Bylaws impose certain restrictions upon dealings between the Company and the Advisor, its directors or Affiliates. In particular, the Company may not: (i) make loans to the Advisor, its directors or any Affiliate; or (ii) purchase real property or borrow money from, or invest in joint ventures or enter into any other transaction with, the Advisor, its directors or Affiliates, unless a majority of the directors (including a majority of the Company's independent directors) not otherwise interested in such transaction approves the transaction. None of the Company's property may be sold to the Advisor, any director or any Affiliate of any of the Advisor or a director.

MORTGAGE LOANS, SECURITIES, AND UNDEVELOPED LAND

     The Company's Bylaws permit it to invest in "Mortgage Loans" (generally, mortgage loans, notes, bonds or similar obligations which are secured by interests in real estate) under certain conditions, although the Company presently has no intention of doing so. Similarly, the Company has the authority to acquire and develop undeveloped land, but does not currently intend to purchase or develop any undeveloped land, other than the undeveloped land that is attached to one of the Funds' properties. The Company may also invest in "Mortgage Securities" (generally, marketable, mortgage-backed or pass through securities such as GNMAs and FNMAs), although ordinarily it will invest in Mortgage Securities only temporarily, while seeking real property investments. The Company has the power to invest its cash in other short-term securities as well.

RESTRICTIONS ON INVESTMENTS

     The Company's Bylaws prohibit investments in (i) commodities or commodity future contracts; (ii) short sales; and (iii) any security in any company holding investments, or engaging in activities, prohibited by the Company's Bylaws.

     In addition to other investment restrictions imposed by the directors from time to time, the Company observes the following restrictions on its investments as set forth in its Bylaws:

          (i) Not more than 10% of the Company's total assets are invested in unimproved real property or mortgage loans secured by unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties under construction, under contract for development or planned for development within one year. If the Merger is approved by the Shareholders of the Company, this restriction will be eliminated.

          (ii) The Company may not invest in real estate contracts of sale, unless they are in recordable form and are appropriately recorded in the chain of title.

          (iii) The Company may not invest in or make mortgage loans unless (a) the Company shall have first obtained an appraisal as to the value of the underlying real property; (b) the Company shall have first obtained a mortgagee's or owner's title insurance policy or commitment therefor as to the priority of the corresponding mortgage or the condition of title to the underlying real property; and (c) the aggregate amount of all mortgage loans outstanding on a single parcel of real property, including the amount of the mortgage loan in which the Company has invested, shall not be greater than 85% of the value of such real property as determined by the appraisal, unless substantial justification exists because of the presence of other mortgage loan underwriting criteria. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the directors or any of their Affiliates.

          (iv) The Company may not invest in indebtedness, including construction loans (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt") unless (a) the total amount of such junior debt, plus the outstanding amount of senior debt, does not exceed 85% of the appraised value of the property on an as-built basis; and (b) total junior debt investments of the Company will not exceed 25% of the Company's assets. The Company, however, may make junior debt investments which do not meet the 85% limitation above; however, the aggregate of such investments would be limited to 10% of the Company's assets (which would be included in the 25% limitation). The Company has no present intention of investing in any type of debt, with the possible exception of making loans to joint ventures in connection with development projects.

AMENDMENTS

     The Company's Bylaws may be amended by the affirmative vote of a majority of the outstanding shares. In addition, a majority of the directors may, without the approval or consent of the Company Shareholders, adopt any amendment to the Bylaws which they in good faith determine to be necessary to conform the Bylaws to the requirements of the REIT provisions of the Code or any other applicable law or regulation.

ACQUISITION POLICIES

     The Company may buy newly constructed properties or properties without established operating histories. There is no limit on the percentage of the Company's assets that may be invested in one property. The Company's current policy is that all investments in real property will be made only with the prior approval of a majority of the independent directors. Although there are restrictions on transactions between the Advisor, its Affiliates and the Company, the Advisor or any of its Affiliates are permitted to enter into joint ventures with the Company and to purchase property in their own names, assume loans and temporarily hold title to property for the purpose of facilitating the acquisition of a property or for any other reason relating to the business of the Company. All such transactions require the prior approval of a majority of the Company's independent directors. For a description of the restrictions on transactions between the Company and the Advisor and its Affiliates, see
"-- Transactions with Affiliates," above.

BORROWING POLICIES -- SUBSEQUENT LEVERAGE

     The Company may choose to finance its existing portfolio and any properties acquired in the future. The Company's bylaws prohibit the aggregate amount of the Company's indebtedness to exceed 300% of its net assets and unsecured borrowings which result in asset coverage of less than 300%. The Company intends that its debt to total assets ratio will not exceed 50%, but this policy is only a guideline, which may be changed by the board of directors. Borrowings may be secured or unsecured. Unsecured borrowings would allow a lender to pursue any of the Company's assets upon default. A secured borrowing generally means that the lender would be able to foreclose only on the particular property or properties securing the loan, unless the lender pursues a judicial foreclosure to seek a deficiency judgment, or as otherwise allowed under applicable law. Generally, the Company intends for its borrowings to be non-recourse loans to the Company, secured by specific real properties. The Company, however, may finance single properties or enter into portfolio financing which could involve cross-defaults and cross-collateralization, i.e. one property may secure amounts borrowed against another property. The Company is prohibited from borrowing money from the Advisor or its Affiliates without approval from a majority of the Company's independent directors.

LOANS BY THE COMPANY

     The Company generally does not make loans to other persons, but the Company may provide financing to a buyer of one or more of the Company's real properties. The terms of the loan and repayment will be determined at the time of sale and will depend on then prevailing economic conditions. As mentioned above, the Company is also authorized to invest in Mortgage Loans, although the Company presently has no intention of doing so. No loans may be made to the Advisor, its Affiliates or the Company's directors.

MISCELLANEOUS POLICIES

     Nothing in the Company's governing documents prohibits the Company from repurchasing its Common Stock on the open market or otherwise if the board of directors authorizes such repurchase. Subject to compliance with the provisions of applicable law, the Company may issue warrants and redeemable stock, but the Company is prohibited from issuing securities on a deferred payment basis. The Company does not underwrite the securities of another issuer, but it can invest in the securities of another issuer. While the Company does not intend to invest in another issuer's securities for the purpose of acquiring control, the board of directors may authorize the Company to do so in the future (consistent with the limitations imposed under the Code on a REIT's ownership of securities of another issuer). The Company is authorized to exchange its securities for real property. The Company may also issue debt securities, but only if the board of directors determines that the Company has adequate projected cash flow to cover the debt service on such securities for the first twelve months after issuance.

                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

GENERAL

     The terms of the Merger include the adoption of an amendment to the Company's Articles of Incorporation, as amended, which will eliminate distributions to the Series B Shares, other than distribution of net unreinvested proceeds of sales, financings and refinancings, as approved in connection with the Company's conversion to infinite life. The full text of this proposed amendment is set forth in Appendix D to this Joint Proxy Statement/Prospectus. If the Merger is approved by Company Shareholders, the Articles of Incorporation, as amended, will be amended to effect this change.

     The following description sets forth the current general terms and provisions of the Company Common Stock, and is in all respects subject to and qualified in its entirety by reference to the applicable provisions of the Company's Articles of Incorporation, as amended and its Bylaws. The Company's authorized capital stock consists of one class of common stock in two series as follows: 50,000,000 shares of Company Common Stock and 1,000,000 shares of Class B Common Stock, which have the same rights, preferences, privileges and restrictions as the Company Common Stock, except that the Series B Shares are subordinated with respect to their receipt of distributions, and are not subject to the redemption and transfer provisions set forth below. Currently, in any fiscal year, the Series B Shares of the Company will not be paid distributions from operations unless the Company Series A Shareholders receive a 7% noncumulative noncompounded dividend per share. Thereafter the Company will pay dividends pro rata to all Shareholders. Additionally, upon the sale, financing or refinancing of real property of the Company, the Company Series A Shareholders are entitled to a full return of capital prior to any distribution to the holder of the Series B Shares. Series B Shares of the Company are exchangeable for shares of Company Common Stock, provided that certain per share target prices of the Company Common Stock are reached and maintained. See "Terms of the Merger -- Series B Exchange Right."

     Each share of Company Common Stock and Series B Shares entitles the holder to one vote on all corporate matters submitted to the Company Series A Shareholders and Series B Shareholders, including cumulative voting rights with respect to the election of the board of directors, in accordance with California law. Cumulative voting entitles each Shareholder of the Company to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his or her name. A Shareholder may cumulate the votes for directors by casting all of the votes for one candidate or by distributing the votes among as many candidates as such shareholder chooses. Holders of Company Common Stock or Series B Shares have no preemptive, subscription, redemption or conversion rights.

REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES

     For the Company to maintain its status as a REIT under the Code, not more than 50% of its outstanding shares may be owned by five or fewer individuals during the last half of a taxable year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Income Tax Considerations." In order to meet these requirements, the Company has the power to redeem a sufficient number of shares of Company Common Stock in order to maintain or bring the ownership of the Company Common Stock into conformity with these requirements, and to prohibit the transfer of the Company Common Stock to persons whose acquisition would result in a violation of these requirements. The price to be paid in the event of the redemption of Company Common Stock will be the last sale price on the AMEX on the day before redemption or, as determined in good faith by the board of directors of the Company. The effect of these requirements is to generally limit direct and indirect ownership of the shares by each of the five largest shareholders to no more than 9.9% of the outstanding shares per holder after the initial public offering. In addition, no Shareholder (including the Advisor and its Affiliates) will be permitted to acquire additional shares of Common Stock (except through the Dividend Reinvestment
Plan) if, as a result of such acquisition, such Shareholder would then hold in excess of 9.9% of the total outstanding voting shares of the Company. Any shares of common stock acquired in excess of the limitation will be deemed to be held in trust for the Company, and will not be entitled to receive distributions or to vote. However, if any Shareholder does acquire in excess of 9.9% of the shares of common stock, the Directors may impose a lower percentage limit on the remaining Shareholders in order to assure continued compliance with the "5/50" provision of the Code described above.

     If the Merger is approved by Shareholders of the Company, the Bylaws will be amended to clarify the ability of the board to change the percentage limits set on ownership of the Company's common stock, as well as waive such limits in any particular case. If both Funds merge into the Company, the Advisor and its Affiliates will own approximately 16.5% of the outstanding common stock of the Company. The board has waived the 9.9% ownership limit with respect to the Merger so long as compliance with the "5/50" provision of the Code is maintained. See "Policies of the Company with Respect to Certain Activities," and Appendix E to this Joint Proxy Statement/Prospectus for the full text of the Proposed Second Amended and Restated Bylaws.

     The Company will issue approximately 8,800,000 shares of Company Common Stock to FREIF and Advantage Series A Shareholders and 559,718 Series B Shares to the Advisor in the Merger, assuming that Shareholders of the Company and both Funds approve the Merger and there is no exercise of Dissenter's Rights. The shares of Company Common Stock to be issued in the Merger will, upon issuance, be fully paid and non-assessable. In addition, 559,718 shares of Company Common Stock have been reserved for issuance upon the exercise of the Series B Exchange Right. Chemical Trust Company of California acts as transfer agent and registrar of the Company Common Stock. The Common Stock to be issued to the FREIF or Advantage Shareholders in the Merger has been approved for listing, subject to official notice of issuance, and will trade on the AMEX under the symbol "FSN."

DIVIDEND REINVESTMENT PLAN

     The Company has established a Dividend Reinvestment Plan (the "Plan") which is designed to enable Company Series A Shareholders to choose to have distributions automatically invested in additional shares of Company Common Stock at market value, without the payment of any brokerage commission, service charge or other expense. In order to participate in the Plan, investors must designate that they would like their distributions reinvested. Company Series A Shareholders may elect to participate in the Plan at any time. The Plan does not accept cash contributions from Company Shareholders to purchase additional shares of existing Company Common Stock. Only distributions on existing Company Common Stock may be reinvested.

     The Plan and the reinvestment of distributions in additional Company Common Stock thereunder has been structured to enable the Company to continue to qualify as a REIT under the applicable provisions of the Code. Therefore, any distributions to which a participating Company Series A Shareholder is entitled will be taxable to such shareholder substantially to the same extent as if the distributions had been received in cash rather than reinvested in the Company. See "Income Tax Considerations."

     If they approve the Merger, Series A Shareholders of FREIF and Advantage will be eligible to participate in the Plan. FREIF currently has a similar dividend reinvestment plan for its Series A Shareholders. FREIF Series A Shareholders will be able to transfer their shares of Company Common Stock received in the Merger that are held in FREIF's dividend reinvestment plan directly into the Plan.

                                   THE FUNDS

FREIF

     FREIF is a California corporation formed on August 7, 1987 for the purpose of acquiring and holding for investment income producing real estate assets. FREIF is a finite life REIT. It raised $40,000,000 of gross proceeds in an initial public offering that ended on January 31, 1989. FREIF owns (i) Mira Loma Shopping Center located in Reno, Nevada, (ii) Northport Business Park, a research and development complex in Fremont, California, (iii) Glen Cove Shopping Center, a retail shopping center located in Vallejo, California and
(iv) a 40% interest in the Shores Office Complex in Redwood City, California. These properties were acquired during the period from November 1988 to January 1994. For more information about FREIF, see "Financial Information of the Company and the Funds," "Investment Policies and Activities of the Funds," "Market Price, Distributions and Holders of the Company's and the Funds' Securities" and "Description of Real Properties."

ADVANTAGE

     Advantage is a California corporation formed on June 8, 1990 for the purpose of acquiring and holding for investment income producing real estate assets. Advantage is a finite life REIT. It raised $31,083,950 of gross proceeds in an initial public offering that ended on February 20, 1992. Advantage owns
(i) Fairway Center, an office complex in Brea, California, acquired in January 1992, and (ii) Carmel Mountain Gateway Plaza, a specialty retail center in San Diego, California, acquired in late 1994. For more information about Advantage, see "Financial Information of the Company and the Funds," "Investment Policies and Activities of the Funds," "Market Price, Distributions and Holders of the Company's and the Funds' Securities" and "Description of Real Properties."

GENERAL

     The Funds have no employees; instead, each Fund has contracted with the Advisor to manage its day to day operations, subject to the approval of the Fund's board of directors. The Funds' properties are managed by Continental, which performs the leasing, re-leasing and management-related services for the properties. The real estate business is highly competitive, and the Funds compete with many other entities, many of which have greater assets than the Funds.

                INVESTMENT POLICIES AND ACTIVITIES OF THE FUNDS

INVESTMENT POLICIES

     The principal investment policies of each of the Funds are the same: to protect the Fund's capital, to provide for partially tax-sheltered distributions, to provide capital gains through appreciation of real property and to provide market liquidity through transferable shares of stock. Each of the Funds has a policy of investing in income-producing real estate properties, which may include multi-family residential complexes, office buildings, shopping centers, research and development facilities, industrial parks, warehouses and, with respect to Advantage, other similar types of income-producing property. As of the date of this Joint Proxy Statement/Prospectus, each of the Funds is fully invested. Advantage is invested only in California; FREIF is invested primarily in California. There was no limit on the amount of assets that either of the Funds could invest in any one property. To achieve its policy of providing cash distributions to investors, each Fund generally acquired only properties with established operating histories. FREIF further limited its range of investments by not purchasing properties that were under initial construction or were less than 50% leased.

     Each Fund can also invest in Mortgage Loans, and each had invested some of its assets in Mortgage Securities, pending investment in real property. Advantage has the power to acquire and develop undeveloped land, and it has acquired some undeveloped property in connection with an existing office building. Neither of the Funds offered shares in exchange for real property, although Advantage is permitted to do so with the approval of its board of directors.

     The organization documents of each of the Funds do not require that they terminate their existence by any particular date. The Funds' offering documents state that the Funds will not reinvest the proceeds from the sale or financing of properties after five years from their initial public offerings. Prior to that time, the Funds were permitted to either reinvest or distribute such proceeds. As a result, each of the Funds has a finite life, although there is no specific limit on the length of such life. The Funds anticipate holding their real properties for a limited period ranging from five to seven years in the case of FREIF and seven to ten years in the case of Advantage from the date their last properties were acquired. FREIF acquired its last property in January 1994, and Advantage acquired its last property in November 1994.

     The Funds' boards of directors are not specifically empowered to change the investment policies of the Funds. The boards anticipate that they would not make major modifications in investment policies without first seeking Shareholder approval.

BORROWING POLICIES

     Each of the Funds had a general policy of acquiring its properties initially on an all-cash basis. As of September 30, 1995 FREIF's real property is subject to a loan with an outstanding balance of approximately $1,948,000, and Advantage's real property is subject to encumbrances totalling approximately $5,279,000. Advantage's encumbrances consist of a first and second loan totalling approximately $2,809,000 and the remainder represents local improvement bonds. The Funds also have the authority to leverage their investments subsequently and to establish a line of credit, although neither of the Funds has done so. Each Fund's bylaws prohibit the aggregate amount of such Fund's indebtedness to exceed 300% of its net assets (but FREIF's independent directors can approve an excess) and unsecured borrowings which result in asset coverage of less than 300%. Each Fund has a policy that aggregate secured borrowings may not exceed 50% of the fair market value of such Fund's properties; the amount borrowed with respect to any individual property may not exceed 80% of its then fair market value. Advantage is also able to make unsecured borrowings in an amount not to exceed 75% of its gross assets.

             MANAGEMENT OF THE COMPANY, THE ADVISOR AND CONTINENTAL

THE COMPANY

     The following table sets forth the current officers and directors of the Company(1). If the Proposed Bylaws are approved by Company Shareholders, the number of directors on the board of directors of the Company may vary from a minimum of five to a maximum of nine directors, as may be determined by a resolution adopted by the board. It is anticipated that the board will increase its size if the Merger is approved.

             NAME                                   POSITION
------------------------------   ----------------------------------------------
David P. Goss.................   Chief Executive Officer, President and
                                 Director
Lloyd D. Hanford, Jr..........   Independent Director
Egon H. Kraus.................   Independent Director
Lawrence C. Werner............   Independent Director
E. Samuel Wheeler.............   Independent Director
Michael J. McCulloch..........   Executive Vice President
Richard S. Barone.............   Secretary
Mark A. TenBoer...............   Vice President -- Finance and Chief Financial
                                 Officer

---------------
(1) All such officers and directors have served in these capacities with the Company since January 1989 with the exception of Mr. TenBoer, who was appointed in December 1993.

NAME, AGE AND FIVE-YEAR BUSINESS EXPERIENCE                       DIRECTOR SINCE

David P. Goss (48)                                                          1989
Mr. Goss is the Chief Executive Officer, President and Director of the Company. He is also Chief Executive Officer, President and Director of Property Resources, Inc., Property Resources Equity Trust (1987 to date), the Advisor, FREIF (1988 to date), Advantage (1990 to date), and Franklin Real Estate Management, Inc. (1991 to date). Mr. Goss has a B.A. degree from the University of California, Berkeley, and a J.D. degree from the New York University School of Law.

Lloyd D. Hanford, Jr. (67)                                                  1989
Mr. Hanford is an Independent Director of the Company. In 1988, he was a co-founder of, and until July, 1992, a principal of the Hanford/Healy Companies, a San Francisco real estate appraisal, asset management and consulting firm, practicing on a national basis. Mr. Hanford presently serves as Executive Appraiser for the Hanford/Healy Appraisal Company. Mr. Hanford graduated from the University of California, Berkeley and holds the professional designations MAI, CRE and CPM awarded respectively by the Appraisal Institute, the American Society of Real Estate Counselors and IREM. Mr. Hanford is also a Director of Advantage (1990 to date).

Egon H. Kraus (66)                                                          1989
Mr. Kraus is an Independent Director of the Company. He was formerly Vice President and a director of McNeil Investors Inc. (1991-1995). He is a Certified Public Accountant, primarily involved in real estate transactions. He has a B.S. and an M.B.A. from the University of California, Berkeley, where he was elected to Phi Beta Kappa. Mr. Kraus is a member of the American Institute of Certified Public Accountants, and a former member of the Financial Executives Institute and the Tax Executives Institute. He is also a Director of FREIF (1988 to date) and Advantage (1990 to date).

Lawrence C. Werner (77)                                                     1989
Mr. Werner is an Independent Director of the Company. He is a private investor and is currently a Director of the Civic Interest League of Atherton, California. He was formerly a sales executive with IBM. Mr. Werner is also a director of Advantage (1990 to date).

E. Samuel Wheeler (52)                                                      1989
Mr. Wheeler is an Independent Director of the Company. He is a self-employed Certified Public Accountant. He is a current member of the National Association of Real Estate Investment Trusts (NAREIT) Government Relations, Insurance Planning and Accounting Committees. He received his B.S. in Accounting and Finance from San Jose State University in 1966, and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Wheeler is also a director of Advantage (1990 to date).

The executive officers of the Company other than those listed above are:

Michael McCulloch, age 48, is Executive Vice President of the Company (1989 to date). He is also Executive Vice President of Property Resources, Inc., Property Resources Equity Trust (1987 to date), the Advisor, FREIF (1988 to date), Advantage (1990 to date), and Franklin Real Estate Management, Inc. (1991 to date). He attended California State University, Los Angeles and the University of Southern California.

Richard S. Barone, age 44, is Secretary of the Company (1989 to date). He is also Secretary of the Advisor, Property Resources, Inc., Property Resources Equity Trust, FREIF (1988 to date), Advantage (1990 to date), and Franklin Real Estate Management, Inc. (1991 to date). He is also Senior Vice
President -- Legal of the Advisor, Property Resources, Inc. (1988 to date), and Franklin Real Estate Management, Inc. (1991 to date); and Corporate Counsel of Franklin Resources, Inc. (1988 to date). Mr. Barone received a B.A. degree and a J.D. degree from the University of San Francisco. He is a member of the State Bar of California.

Mark A. TenBoer, age 39, is Vice President -- Finance and Chief Financial Officer of the Company, FREIF and Advantage (1993 to date), and has served as Vice President -- Asset Management for the Advisor, Property Resources, Inc., and Franklin Real Estate Management, Inc. since 1991. From 1983 to 1991 he was Director -- Portfolio Management and Controller of the Advisor and Property Resources, Inc. He received a B.S. degree in Accounting from the University of Illinois. Mr. TenBoer is a Certified Public Accountant and a real estate broker.

THE ADVISOR AND CONTINENTAL

     The principal executive officers, directors and key employees of the Advisor are as follows:

             NAME                                   POSITION
------------------------------   ----------------------------------------------
David P. Goss.................   Chief Executive Officer, President and
                                 Director
Harmon E. Burns...............   Director
Rupert H. Johnson, Jr. .......   Director
Charles E. Johnson............   Director
Michael J. McCulloch..........   Executive Vice President
Richard S. Barone.............   Senior Vice President -- Legal and Secretary
Martin L. Flanagan............   Vice President -- Finance and Chief Financial
                                 Officer
Mark A. TenBoer...............   Vice President -- Asset Management
David P. Rath.................   Vice President -- Asset Management
David N. Popelka..............   Vice President -- Asset Management

     The principal executive officers of Continental are as follows:

             NAME                                   POSITION
------------------------------   ----------------------------------------------
Thomas J. Bennett.............   President, Chief Financial Officer and
                                 Director
Charles L. Gee................   Senior Vice President and Secretary

     For a description of the occupations and affiliations of Messrs. Goss, McCulloch, Barone and TenBoer, see "-- The Company" above.

NAME, AGE AND FIVE-YEAR BUSINESS EXPERIENCE                       DIRECTOR SINCE

Harmon E. Burns (50)                                                        1988
Mr. Burns has served since 1990 as Executive Vice President, Secretary and Director of Franklin Resources, Inc. He also serves as Executive Vice President of Franklin/Templeton Distributors, Inc., Executive Vice President of Franklin Advisers, Inc., Director of Templeton Worldwide, Inc., Franklin/Templeton Investor Services, Inc. and Franklin Bank and as an officer of most of the mutual funds in the Franklin Group of Funds. Mr. Burns received a B.B.A. degree from George Washington University in 1969 and received a J.D. degree from San Mateo Law School in 1976. He is a member of the State Bar of California and is a licensed General Securities Principal with the National Association of Securities Dealers, Inc.

Rupert H. Johnson, Jr. (55)                                                 1988
Mr. Johnson has served since 1990 as Executive Vice President and Director of Franklin Resources, Inc. Previously, he was Senior Vice President of Franklin Resources, Inc. He holds similar positions with its subsidiaries and Affiliates including the position of President and Director of Franklin Advisors, Inc. He has also served as Director of Property Resources, Inc. since 1985 and currently serves as a Director or Trustee and Vice President of most of the mutual funds in the Franklin Group of Funds, and as a Director of Franklin Bank.

Charles E. Johnson, Jr. (38)                                                1988
Mr. Johnson has served as the Senior Vice President (1990) and a Director of Franklin Resources, Inc. since 1987. He is also the Senior Vice President of Franklin Templeton Distributors, Inc. (1990 to date), and the President and a Director of Templeton Worldwide, Inc. and Franklin Institutional Services Corporation (1991 to date). He is also an officer and/or director or trustee, as the case may be, of 24 of the investment companies in the Franklin Templeton Group of Funds.

The executive officers of the Advisor and Continental other than those listed above are as follows:

Martin L. Flanagan, age 35, has been associated with the Templeton Group since 1983. He is currently the Executive Vice President, Chief Operating Officer and a Director of Templeton, Galbraith & Hansberger Ltd., John Templeton Counsellors, Inc., and Templeton Global Investors, Inc.; General Manager of Templeton Financial Advisory Services, S.A.; Managing Director of Templeton Global Investors, Ltd.; Finance Director of Templeton Investment Management; Senior Vice President -- Finance, Secretary and a Director of Templeton Investment Counsel Ltd.; and Senior Vice President -- Finance and a Director of Templeton Investment Counsel, Inc. He is also a Director and/or Chairman of Templeton Funds Annuity Company, Templeton Funds Trust Company, Templeton Funds Management, Inc., Templeton Funds Distributor, Inc., Forcecare Ltd., Templeton Global Strategic Services, S.A., Universal Investment Management, Inc., Templeton Life Assurance Ltd., Structured Asset Management, Inc., The DIAS Group, Inc., Templeton Global Bond Managers, Inc., Templeton Emerging Markets, Templeton Investment Services, Inc., Templeton Management (Lux), S.A., Templeton Unit Trust Managers Ltd., and Templeton Investment Management Ltd. He is also Vice President -- Finance and Chief Financial Officer of Property Resources Equity Trust, Property Resources, Inc., Franklin Properties, Inc. and Franklin Real Estate Management, Inc. Mr. Flanagan received a B.A. degree from Southern Methodist University and is a Certified Public Accountant and a Chartered Financial Analyst. He is currently a member of the American Institute of Certified Public Accountants and the International Society of Financial Analysts.

Thomas J. Bennett, age 46, has served since 1988 as the President of Continental and since 1989 as sole Director and Chief Financial Officer of Continental. Previously, he served as Regional Vice President, Utah Region, of Continental. He is a graduate of California State University at Long Beach and holds the Certified Property Manager (CPM) designation awarded by the Institute of Real Estate Management.

David P. Rath, age 47, has served since 1992 as the Vice President -- Asset Management for the Advisor, Property Resources, Inc. and Franklin Real Estate Management, Inc. Previously, he was Assistant Vice President -- Research and Analysis for the Advisor. Mr. Rath operated his own real estate investment company, Rath Investments, from 1987 to 1990. Mr. Rath received a B.S. degree in Mechanical Engineering from Bucknell University and an M.B.A. degree from the University of California at Berkeley.

David N. Popelka, age 43, has served since 1992 as Vice President -- Asset Management for the Advisor, Property Resources, Inc. and Franklin Real Estate Management, Inc. Prior to joining Franklin Properties, Inc., Mr. Popelka was Vice President -- Portfolio Management for the Glenborough Management Company in Redwood City, California. Mr. Popelka is a graduate of Illinois State University and received an M.B.A. degree from the University of Washington. He has been a guest lecturer on real estate investments and finance at Golden Gate University.

Charles L. Gee, age 49, has served since 1991 as the Senior Vice President of Continental and as its Secretary since 1989. From 1986 to 1991, he held the office of Vice President for Continental. Mr. Gee holds the Certified Property Manager (CPM) designation awarded by the Institute of Real Estate Management and is a California Real Estate Broker.

                   COMPENSATION OF MANAGEMENT OF THE COMPANY,
                          THE ADVISOR AND CONTINENTAL

EXECUTIVE COMPENSATION

     No direct compensation has been paid by the Company to its directors and officers, or directors and officers of the Advisor, except that the independent directors of the Company receive fees of $2,000 per year plus $400 per each regular meeting attended and $300 per each telephonic meeting attended. Each independent director also received $400 for attending independent committee meetings. For the fiscal year ended December 31, 1994, fees to all independent directors, and reimbursement of expenses related to attendance at board meetings, totaled $19,700. The Company has no annuity, pension or retirement plans or any existing plans or arrangement under which payments have or would in the future be made to any director or officer. The Company has paid certain fees and will reimburse certain expenses of the Advisor, as described above under "Comparative Information -- Comparison of Fees."

SPECIAL COMPENSATION OF INDEPENDENT DIRECTORS

     Each independent director of the Company received $2,500 per quarter and $400 per independent committee meeting attended from the Company as compensation for their service on the committee of independent directors established to evaluate the Merger. The aggregate special compensation paid or accrued by the Company to all independent directors of the Company in connection with the Merger as of the date of this Joint Proxy Statement/Prospectus is approximately $32,100.

COMPENSATION OF THE ADVISOR AND CONTINENTAL

     The Company has no employees. The Company is managed by the Advisor under the terms of an Advisory Agreement, which is renewable annually and is subject to the overall approval of the board of directors of the Company. Continental acts as property manager for the properties owned by the Company. See "Risk Factors -- Certain Relationships and Related Transactions," "The
Company -- Employees," and "-- Property Management."

     The Company pays the Advisor, as an asset management fee, an annualized fee of .5% of the book value of its real estate assets before depreciation. This fee is reduced to .4% of the book value before depreciation of real estate assets exceeding $200 million. The fee is calculated and paid at the end of each fiscal quarter of the Company, based on the real estate assets at the end of such quarter. For the year ended December 31, 1994 the Company paid the Advisor $148,000 in advisory fees. The Company changed its advisory fee structure after its conversion to an infinite life REIT in September 1994. Therefore the advisory fee paid in 1994 does not reflect the amount that would have been paid as an advisory fee if the changed compensation structure had been in place for the entire year ended December 31, 1994. If such structure had been in place for the Company throughout 1994, the Company would have paid the Advisor $214,000 in advisory fees. For the nine month period ended September 30, 1995, the Company paid the Advisor $161,000 in advisory fees.

     The Company pays all expenses of its operations except for the following, which are borne by the Advisor (i) employment expenses of the Company's Chairman, President, Executive Vice President, Senior Vice President, Chief Financial Officer, Secretary and of the Company's directors who are also officers of the Advisor, (ii) office expenses of the Advisor, and (iii) overhead expenses of the Advisor not properly attributable to the performance of its duties and obligations under the Advisory Agreement.

     The Company pays a property management fee to Continental based on actual services performed. If Continental retains independent management companies to perform a portion or all of the services required for the management of the Company's properties, it pays any fees charged by those persons without additional cost to the Company. The fee paid to Continental does not include any fees or expenses paid to on-site property managers or leasing commissions paid to third parties, both of which are borne by the Company. During the year ended December 31, 1994 and the nine month period ended September 30, 1995, the Company paid Continental property management and other fees totaling $241,000 and $194,000, respectively. See also "The Company -- Property Management."

                         DESCRIPTION OF REAL PROPERTIES

     If Shareholders of the Company and both Funds approve the Merger, the Company will succeed to ownership of all of the real properties held by the Funds. A list of these properties and the properties currently owned by the Company is set forth below:

EXISTING PROPERTIES HELD BY THE COMPANY AND THE FUNDS

                                                   DATE OF
       PROPERTY                  LOCATION          PURCHASE               TYPE              SQ. FT.
-----------------------    --------------------    --------     ------------------------    --------
THE COMPANY
The Shores(1)..........    Redwood City, CA           9/89      Office Complex               138,546
                                                                one three-story bldg.
                                                                one one-story bldg.
                                                                one five-story bldg.
Data General...........    Manhattan Beach, CA       12/89      Office Building              118,443
                                                                one five-story
                                                                  building
FREIF
The Shores(1)..........    Redwood City, CA           9/89      Office Complex               138,546
                                                                one three-story bldg.
                                                                one one-story bldg.
                                                                one five-story bldg.
Northport..............    Fremont, CA                1/91      R & D Facility               144,568
                                                                three one-story bldgs.
Mira Loma..............    Reno, NV                  11/88      Shopping Center               94,026
Glen Cove..............    Vallejo, CA                1/94      Shopping Center               66,000
ADVANTAGE
Fairway Center.........    Brea, CA                   1/92      Office Building              146,131
                                                                one two-story bldg.
Carmel Mountain........    San Diego, CA             11/94      Shopping Center               44,230

---------------
(1) The Shores is owned jointly by the Company and FREIF, 60% and 40%, respectively.

     Each of these properties is described in detail below. Other than as specifically noted, there are no plans for the improvement or development of any of these properties. Each of the properties is expected to be used for the purposes described below, and the Company and the Funds believe that each property is suitable and adequate for its current use. Other than as described below, these properties are not subject to any material lease, or option or contract to purchase or sell the properties.

THE COMPANY PROPERTIES

  The Shores Office Complex

     On September 1, 1989, the Company purchased a 60% undivided fee interest in the Shores Office Complex (the "Shores"). FREIF acquired the remaining 40% fee interest as co-owner. This office complex consists of three buildings located at 100 Marine World Parkway, 1 Twin Dolphin Drive and 3 Twin Dolphin Drive, Redwood City, San Mateo County, California. The Company and FREIF acquired the Shores as tenants in common and have entered into a Co-Ownership Agreement. The Co-Ownership Agreement provides that the management and operation of the Shores is vested equally in the Company and FREIF. The Company is entitled to 60% and FREIF to 40% of the net cash flow from operations of the Shores. Operating costs in excess of net cash flow from operations, capital expenditures and insurance costs are paid 60% by the Company and 40% by FREIF. Neither co-owner may transfer its interest in the Shores without the consent of the other, and each co-owner has a right of first refusal with respect to a third-party buyer.

     Located in the Redwood Shores community of Redwood City, California and near the midpoint of the San Francisco Peninsula approximately 25 miles south of San Francisco, the Shores is part of a 1,465 acre master-planned, mixed-use development. Approximately 250 acres are devoted to commercial development including office buildings, shopping centers, medical buildings, and hotels. The remainder of Redwood Shores comprises residential properties, a 250 acre lagoon, and 200 acres of reserved open space. The area contains other existing and planned buildings which can be considered competitive with the Shores. The Company and FREIF believe that the average effective rents provided by existing leases at the Shores are at current market rates for comparable space in the Redwood Shores area.

     During 1992 and continuing into 1993, the Redwood Shores office market experienced a decline in rental rates, resulting from over-building and the economic recession. These factors had a substantial impact on the Shores' cash flow. The property's operating income declined as leases and renewals were signed at lower rental rates, and while the Company and FREIF incurred additional costs associated with replacing tenants.

     Late in 1993 the market stabilized, and by the end of 1994 the area's vacancy rate had declined to less than 2%, according to reports from CB Commercial Real Estate Group. As a result, effective market rental rates increased about 9% during 1994 and rent concessions have substantially ended. Rental rates have continued to increase during 1995. The Company and FREIF believe that the long-term outlook for the Redwood Shores office market remains favorable. The area continues to be attractive to potential tenants.

  Data General Building

     In 1989, the Company purchased the Data General Building, a five-story office building located at 1500 Rosecrans Avenue, Manhattan Beach, Los Angeles County, California.

     The South Bay office market, which includes Manhattan Beach, stretches from Los Angeles International Airport south along the Pacific Ocean to Long Beach. The South Bay is dominated by aerospace and defense-related companies. Because many of the defense programs these companies are engaged in have been curtailed, their office space requirements have been substantially reduced, causing greater vacancies and lower market rental rates. Based on information from reports from CB Commercial Real Estate Group, the Company believes that these trends will continue in 1996. The Manhattan Beach/El Segundo sub-market, which contains nearly nine million rentable square feet of office space, had a vacancy factor of 23% as of September 30, 1995, compared to 20% at December 31, 1994 and 18% at December 31, 1993. However, if and when recovery begins, the Advisor expects that the Data General Building will benefit sooner than many other buildings in the area due to its desirable location in Manhattan Beach. The building's location has helped it maintain full occupancy despite the leasing market's soft condition.

     The Company believes that the effective rent provided by The Data General Corporation's lease, which expires in 1999, is greater than current market rates for comparable space in the Manhattan Beach area; the balance of the leases are at current market rates.

     For environmental and asbestos regulatory information on the Data General Building, see "-- Government Regulations" below.

THE COMPANY'S SIGNIFICANT TENANTS

     Two of the Company's tenants provide 10% or more of the Company's total revenues. Both tenants are located at the Data General Building.

                                            ANNUALIZED        % OF
                                            BASE RENT        CURRENT
                                 TOTAL          AT         ANNUAL BASE       LEASE          RENEWAL
     PRINCIPAL BUSINESS         SQ. FT.      9/30/95          RENT         EXPIRATION       OPTIONS
----------------------------    -------     ----------     -----------     ----------     -----------
Hughes Aircraft Employees
  Federal Credit Union......     48,123      $872,000           22%         11/30/97      One 5-year
Data General Corporation
  (computer manufacturer)...     47,920       974,000           25          1/31/99       Two 5-year

     The credit union lease gives the tenant the right to cancel the lease on November 15, 1996, if it pays the Company a cancellation penalty of $218,000. Although the tenant has until February 15, 1996, to notify the Company of their intent to cancel the lease, to date, no such notice has been given, and a similar right to cancel the lease in 1995 was not exercised by the tenant. The credit union's main operations occupy a five-story building located adjacent to the Data General Building. The credit union leases their space from the Company on a full-service basis, which means that the tenant is responsible for its proportionate share of all allocable expenses of operating the property which exceed base amounts defined in the lease.

     The Data General Corporation is subject to a triple-net lease, which requires the tenant to pay its pro rata share of real estate taxes, common area expenses and insurance, in addition to base rent. This lease also provides for two consecutive five-year renewal options. The tenant currently subleases approximately 53% of their office space. When Data General Corporation's lease expires in 1999, it is unlikely to renew the subleased space. However, the Company has provided each of the subtenants with a lease option commencing upon the expiration of their subleases in 1999. Rental rates under the lease options, if exercised, will be set at prevailing market rates in 1999.

FREIF PROPERTIES

     In addition to its 40% interest in the Shores, FREIF owns the properties described below.

  Mira Loma Shopping Center

     In 1988, FREIF purchased a fee interest in the Mira Loma Shopping Center ("Mira Loma"), a neighborhood shopping center located on the southeast corner of Mira Loma Drive and McCarran Boulevard in Reno, Nevada. Located in the southeast quadrant of Reno, Mira Loma is surrounded by single family homes as well as residential apartment complexes and city recreational facilities which includes a golf course. The number of households within Mira Loma's primary market area grew by approximately 15% during the period from 1990 to 1994, according to information reported by Information Decision Systems. The Advisor believes that Mira Loma is in a strong competitive position in a neighborhood which has a higher than average household income compared to other parts of Reno. As the area continues to grow, Mira Loma is expected to benefit. Mira Loma is the only neighborhood shopping center in the immediate market area and, under present zoning laws, no other shopping centers may be built in Mira Loma's immediate market area.

     Reno is Nevada's second largest city with a population of approximately 150,000. Its geographic proximity to California and generally favorable business climate enable Reno to attract companies wishing to benefit from Nevada's lack of corporate income, personal income and payroll taxes as well as other lower costs, while taking advantage of major California markets, including Sacramento and the San Francisco Bay Area.

     According to information reported by CB Commercial Real Estate Group the competitive retail market in Reno is approximately 93% occupied. At 82%, Mira Loma's occupancy rate at September 30, 1995 is below market average, however, FREIF believes that the occupancy will improve once a replacement tenant is found for the drug store tenant described below. FREIF believes that the average effective rents payable under existing leases at Mira Loma are at current market rates for comparable space in the Reno area.

     In 1993, the drug store tenant at the Mira Loma Shopping Center vacated the premises. This tenant leases approximately 16% of the rentable space at Mira Loma under a lease that expires in May 2013. To date, the tenant has remained current on its rental obligations and management has no reason to believe that the tenant intends to default. Therefore, FREIF does not expect that the store closing will have any material short-term impact on the operations of the property. FREIF and the tenant are actively seeking a replacement tenant.

  Northport Business Park

     In 1991, FREIF purchased three research and development ("R&D") buildings in the Northport Business Park, located at 45865 and 45635 Northport Loop East and 4545 Cushing Parkway in Fremont, California (the "Northport Buildings"). The Northport Business Park is located in the Bayside/Northport area of Fremont, California, on the southeastern side of the San Francisco Bay in southern Alameda County. Fremont is located in the northeastern part of Silicon Valley and its lower development costs, good transportation access and affordable housing have attracted a significant portion of the recent research and development growth in Silicon Valley. The area is improved with a wide variety of industrial facilities, many of which are competitive with the light industrial nature of the Northport Buildings. The Advisor believes that the average effective rents provided from the existing leases at the Northport Buildings are at market rates for comparable space in the Fremont area.

     The vacancy rate in the Fremont R&D market at September 30, 1995 was 7%, compared to 11% at January 1, 1995, 18% on January 1, 1994, and 25% on January 1, 1993 according to information from Colliers Parrish International, Inc. As a result, market rental rates have increased during 1995 after declining approximately 10% in 1993. The Advisor believes that rental rates will continue to increase in 1996.

     The Northport Buildings are subject to local improvement assessments in the following outstanding current principal amounts as of September 30, 1995:

            Building 12...............................................   $112,636
            Building 13...............................................     93,031
            Building 17...............................................    124,597

     Assessments are payable concurrently with property tax payments. Total outstanding principal and interest as of September 30, 1995 was $330,264. The assessments are scheduled to be fully paid in 2004.

  Glen Cove Center

     In January, 1994, FREIF purchased the Glen Cove Center ("Glen Cove"), located at 102, 120 and 122 Robles Way, Vallejo, California. Vallejo has a population of approximately 116,000, and is located about thirty miles northeast of San Francisco, and twenty miles north of Oakland. Glen Cove is strategically located at the only entrance and exit to the Glen Cove neighborhood which contains over 2,500 dwelling units. Within a one mile radius surrounding the property, there are no competing neighborhood shopping centers, giving Glen Cove Center a competitive advantage in serving the neighborhood.

     As of September 30, 1995, the Glen Cove Center was 97% occupied, while the competitive retail market in the vicinity was approximately 85% occupied according to internal research reports. At the time of acquisition, in January, 1994, the property was 90% occupied. Over the past twelve months, rental rates have remained stable. The Advisor believes that the average effective rents payable under existing leases at Glen Cove are substantially at current market rates for comparable space in the Vallejo area.

     The Glen Cove Center is subject to a loan with an outstanding balance of approximately $1,948,000. The note bears interest at a variable rate of 1.5% in excess of the Union Bank Reference Rate. Installments of principal and interest are due monthly until maturity in May 1999. Principal installments are payable in the amount of $3,700 per month. The note may be prepaid in whole or in part at any time without penalty.

FREIF'S SIGNIFICANT TENANTS

     The grocery store anchor at Glen Cove Shopping Center, Save Mart, provides 10% or more of FREIF's total revenues. The tenant leases 50,360 square feet, and makes base rental payments totaling approximately $552,000 annually, or about 11% of FREIF's current revenues. In addition, the tenant is responsible for all allocable expenses of operating the property including its pro rata share of real estate taxes, common area expenses and insurance. The lease expires on January 31, 2010, and provides for four consecutive five-year renewal options.

ADVANTAGE PROPERTIES

  Fairway Center

     In 1992, Advantage purchased the Fairway Center, a two-story office building located at 1800 East Imperial Highway in Brea, California. Brea, located in north Orange County, with convenient access to several major freeways, has a population of over 35,000 people. In addition, Brea has available a skilled labor pool of over one million workers from the Orange County, Pomona, and San Gabriel Valley areas. This access to a large labor work force, together with Brea's convenient location to several major freeways and affordable housing, has attracted a significant number of major businesses. Major owner/users in the Brea area include Unocal, Bank of America and Suzuki. Major office tenants include Allstate Insurance Co., the Equitable Life Assurance Society, CNA, the Travelers Insurance Companies, The Capital Group, NCR and other insurance and financial service firms. Advantage believes that these benefits and competitive lease rates have enabled Brea to establish itself as an attractive back-office location for these and other companies.

     Over the last three years, Brea's rental rates have remained relatively stable while the rest of Orange County has experienced a steady decline. As of September 30, 1995, the north Orange County office market contained over 4 million square feet and reported a vacancy rate of approximately 16%, while Brea's vacancy rate remains below 10% (according to reports by CB Commercial Real Estate Group). Given this low vacancy rate, the Advisor believes that market rates in Brea could trend upward sooner than other parts of southern California as the regional economy recovers.

     The Fairway Center consists of two "phases." Phase I is a two story garden office building that was constructed on approximately 6.6 acres of land in 1987. Phase II consists of approximately 6.3 acres of additional undeveloped land, which is currently zoned for commercial development and which is contiguous to and located south of Phase I. Approximately 1.2 acres contain 100 parking spaces serving Phase I. Advantage does not have any present plans to develop Phase II. By acquiring Phase II, Advantage ensured its ability to control the timing and type of any development that may occur there. Each of the leases at Fairway Center is a full-service lease.

     Advantage purchased the property on an all-cash basis, except for a $480,000 loan made by the seller to Advantage and assumption of the Mello-Roos Bonds described below. The $480,000 loan bears interest at 9% per annum and is payable in monthly interest-only payments, with the entire principal amount due on March 1, 1996. Advantage has set aside sufficient cash reserves to retire the loan at maturity.

     At the time of acquisition, the Fairway Center was subject to certain improvement bonds issued pursuant to the Mello-Roos Community Act of 1982 (the "Mello-Roos Bonds" or the "Bonds"), which authorizes the financing of public facilities through the issuance of bonds that are repaid by levying special assessments on properties located in a public improvement district, rather than through general property tax revenues. As of September 30, 1995, the outstanding principal indebtedness of the Bonds was $2,770,000, less a prepaid reserve of $300,000 that will earn interest for the benefit of Advantage and will be applied to repayment of the outstanding principal balance of the Bonds at their last maturity date. These Bonds were issued to pay for certain public facilities, improvements and services provided for the benefit of Fairway.

     The Bonds were issued in three types: $710,000 in serial bonds maturing between October 1, 1991 and October 1, 2000, bearing interest at rates from 5.75% for the earliest maturity to 7.60% for the latest maturity; $780,000 in term bonds due October 1, 2006 at 8.00%; and $1,510,000 in term bonds due October 1, 2013 at 8.125%. The Bonds are paid through a special tax which is levied and collected in the same manner and at the same time as the ad valorem property taxes by the local tax collector. The annual payment on the Bonds is calculated in an amount sufficient to amortize fully the indebtedness and related charges (inclusive of the $300,000 prepaid reserve) represented by the Bonds. The annual payment, net of administrative fees and interest credit to Advantage on the $300,000 reserve for the 1995-1996 fiscal year, will equal approximately $263,381. The annual payment will vary over the life of the Bonds, but such payments are not expected to vary significantly from the 1995-1996 payment set forth above.

  Carmel Mountain Gateway Plaza

     On November 1, 1994, Advantage purchased the Carmel Mountain Gateway Plaza ("Carmel Mountain"), a specialty retail center located at 11465-11495 Rancho Carmel Road, San Diego, San Diego County, California. Carmel Mountain is part of Carmel Mountain Ranch, a 1,500 acre, nine-year old master-planned community, with designated and strictly enforced land use. Upon final build-out, which is estimated to occur by the year 2000, Carmel Mountain Ranch is expected to be home to 4,970 dwelling units and approximately 1,400,000 square feet of retail commercial space. There is only one remaining undeveloped retail site, which is directly across the street. Retail vacancy in San Diego County historically has ranged from 8% to 9%, and is currently 9% according to reports by John Burnham & Company.

     Home sales in Carmel Mountain Ranch have continued throughout the recent recession, due largely to the community's well-thought-out plan, beneficial location and the strong support base afforded by neighboring communities such as Saber Springs, Scripps Ranch and Rancho Bernardo. Ultimately, the area will comprise 2,004 homes, with prices currently ranging in the $200,000 to $350,000 range, and 1,074 attached condominiums.

     The Carmel Mountain Gateway Plaza is subject to a loan with an outstanding balance of approximately $2,349,000 as of September 30, 1995. The note bears interest at a variable rate of 1.5% in excess of the Union Bank Reference Rate. Installments of principal and interest are due monthly until maturity in October 1999. Principal installments are payable in the amount of $2,300 per month through December 1, 1996; then $2,522 per month through December 1, 1997; then $2,766 per month through December 1, 1998; then $3,033 per month until maturity. The note may be prepaid in whole or in part at any time without penalty.

ADVANTAGE'S SIGNIFICANT TENANTS

     Three of Advantage's tenants provide 10% or more of its total revenues. All three tenants are located at the Fairway Center.

                                        ANNUALIZED
                                        BASE RENT
                             TOTAL          AT         % OF TOTAL       LEASE          RENEWAL
   PRINCIPAL BUSINESS       SQ. FT.      9/30/95       BASE RENT      EXPIRATION       OPTIONS
------------------------    -------     ----------     ----------     ----------     -----------
Continental Casualty
  Company...............     74,515     $1,699,000         42%          10/31/97     One 5-year
20th Century Industries,
  Inc. (insurance
  company)..............     39,220        812,000         20          4/30/2001     One 5-year
California Federal Bank,
  FSB...................     21,173        406,000         10          4/30/2001(1)  Two 5-year

---------------
(1) Tenant has early lease termination available at 10/1/97, 10/1/98 and 10/1/99 with 6 months prior notice to Advantage. If exercised, tenant would pay a penalty to Advantage equal to the unamortized portion of tenant improvements and commissions that were paid by Advantage with respect to the lease.

     While there are no other scheduled lease expirations for the next five years, an important concern in the near term is whether Continental Casualty Company will renew its lease when it expires in 1997. Although Advantage has initiated preliminary discussions with this tenant, it does not expect that the tenant will engage in substantive negotiations until sometime in 1996. Currently, the annual rate of this lease is $22.80 per square foot which is above the current market rate estimated to be approximately $19.00 per square foot.

     Although it is impossible to predict the condition of Brea's office market in late 1997, or the outcome of negotiations with Continental Casualty Company, if it were to renew its lease at today's market rate, Advantage's rental income would decline approximately $350,000, or $.12 per share of Common Stock, including expense reimbursements. In addition, if the lease were renewed, Advantage would likely provide Continental Casualty with tenant improvements, which have typically cost between $4.00 to $6.00 per square foot for other tenants at Fairway, or $300,000 to $450,000 for the tenant's 75,000 square foot space. On the other hand, if Continental Casualty were to vacate its space and a single replacement tenant could not be located, Advantage would have to reconfigure the space for multiple tenants at a cost which could exceed $2 million.

     In the absence of the Merger, Advantage's source of capital for these costs will vary depending upon the amount of funds required. The most likely sources are Advantage's cash reserves, debt financing or the sale of 5 acres of land at the Fairway Center.

     At Carmel Mountain, one tenant who provided 7% of Advantage's total revenue during the nine month period ended September 30, 1995 applied for protection under Chapter 11 of the Federal Bankruptcy Act in August 1995. This tenant has vacated the premises and rejected its lease. See "Advantage's Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

OCCUPANCY RATES FOR THE PAST FIVE YEARS

     At December 31, 1994, the Company's properties were 100% leased, FREIF's properties were 93% leased, and Advantage's properties were 99% leased, which compares to 96%, 95% and 94% leased at the end of 1993 for the Company, FREIF and Advantage, respectively. The following tables indicate the occupancy rates for each of the Company's, FREIF's and Advantage's properties and the average annual rental rates of the Company's, FREIF's and Advantage's leases at December 31 of each year and at September 30, 1995.

                                OCCUPANCY RATES

                                                                                  SEPTEMBER 30,
          PROPERTY            SQ. FT.     1990    1991    1992    1993    1994        1995
----------------------------  -------     ---     ---     ---     ---     ---     -------------
THE COMPANY
Data General................  118,443     100%    100%     81%    100%    100%         100%
The Shores..................   83,127(1)   92      95      84      90     100           97
Overall.....................  201,570      97      98      82      96     100           99
FREIF
Mira Loma...................   94,026      91      90      88      95(2)   82(2)        82
The Shores..................   55,418(3)   92      95      84      90     100           97
Northport Buildings.........  144,568     N/A     100      61      97      97          100
Glen Cove...................   66,000     N/A     N/A     N/A     N/A      97           94
Overall.....................  360,012      91      96      74      95      93           94
ADVANTAGE
Fairway Center..............  146,131     N/A     N/A      97      94     100          100
Carmel Mountain.............   44,230     N/A     N/A     N/A     N/A      99          100
Overall.....................  190,361     N/A     N/A      97      94      99          100

---------------
(1) Reflects the Company's 60% interest in the Shores.

(2) Includes 16%, which is leased by a drug store tenant, who has vacated its space but remains current under the terms of the lease.

(3) Reflects FREIF's 40% interest in the Shores.

AVERAGE ANNUAL RENTAL RATES

                     AVERAGE ANNUAL RENTAL RATES/SQ. FT.(1)

                                                                                      SEPTEMBER 30,
                                                                                    -----------------
         PROPERTY             1990       1991       1992       1993       1994       1994       1995
---------------------------  ------     ------     ------     ------     ------     ------     ------
THE COMPANY
Data General(2)............  $15.82     $15.90     $15.93     $17.33     $17.24     $12.93     $12.97
The Shores.................   24.20      24.77      21.29      21.94      21.52      16.55      17.12
FREIF
Mira Loma(3)...............    8.73       8.79       8.40       8.77       9.20       7.12       7.27
The Shores.................   24.20      24.77      21.29      21.94      21.52      16.55      17.12
Northport Buildings........    0.00       8.00       8.09       8.18       7.99       5.99       5.97
Glen Cove..................    0.00       0.00       0.00       0.00      11.55       9.44       9.05
ADVANTAGE
Fairway Center.............    0.00       0.00      21.41      21.93      21.27      15.89      15.68
Carmel Mountain............    0.00       0.00       0.00       0.00       3.41         --      15.22

---------------
(1) The average annual rental rates represent effective base rental income, as recorded on a GAAP basis for each period, excluding the amortization of lease buy-out payments, if any, divided by the average occupied square feet for the property during the period. Amounts for September 30, 1994 and 1995 have not been annualized. Amounts reported for Glen Cove and Carmel Mountain for the 1994 periods represent partial years of ownership.

(2) The average annual rental rates at December 31, 1990, and 1991 for Data General represented triple-net leases, while the rates shown for 1992 through 1994 are a combination of triple-net and full-service leases.

(3) Average rental rate per square foot excludes income from a restaurant land lease and an ATM.

LEASE EXPIRATIONS

     At November 1, 1995, the Company's properties contained a total of 25 leases, FREIF's properties contained a total of 55 leases and Advantage's properties contained a total of 10 leases. The following schedule lists the lease expiration dates of each portfolio of the Company, FREIF and Advantage, and the related annual base rental income for each of the Company, FREIF and Advantage as of November 1, 1995.

                               LEASE EXPIRATIONS

                                                                     ANNUALIZED      % OF TOTAL
                      YEAR                 EXPIRING     SQ. FT.     BASE RENT(1)     BASE RENT
        ---------------------------------  --------     -------     ------------     ----------
        THE COMPANY(2)
        1996.............................      2          2,750      $   62,000           2%
        1997.............................      4         52,514         960,000          24
        1998.............................      6         11,303         242,000           6
        1999.............................      6         72,894       1,482,000          38
        2000.............................      3         18,427         404,000          10
        2001.............................      1            686          14,000           0
        2002.............................      1         16,443         316,000           8
        2003.............................      0              0               0           0
        2004.............................      0              0               0           0
        2005.............................      0              0               0           0
        2006.............................      0              0               0           0
        2007.............................      0              0               0           0
        2008.............................      1         22,400         311,000           8
        2009.............................      0              0               0           0
        2010.............................      0              0               0           0
        2011.............................      0              0               0           0
        2012.............................      1          3,600         148,000           4
        FREIF(3)
        1996.............................     12        103,281      $  925,000          24%
        1997.............................      6          5,272         100,000           3
        1998.............................     11         16,919         257,000           7
        1999.............................      9         23,557         435,000          11
        2000.............................      6         17,834         354,000           9
        2001.............................      2          3,153          51,000           1
        2002.............................      3         35,752         426,000          11
        2003.............................      1         29,120         231,000           6
        2004.............................      0              0               0           0
        2005.............................      1         36,000         329,000           8
        2006.............................      0              0               0           0
        2007.............................      0              0               0           0
        2008.............................      0              0               0           0
        2009.............................      0              0               0           0
        2010.............................      1         50,360         552,000          14
        2011.............................      0              0               0           0
        2012.............................      2          2,400         123,000           3
        2013.............................      1         15,025         109,000           3

                                                                     ANNUALIZED      % OF TOTAL
                      YEAR                 EXPIRING     SQ. FT.     BASE RENT(1)     BASE RENT
        ---------------------------------  --------     -------     ------------     ----------
        ADVANTAGE
        1996.............................      0              0      $        0           0%
        1997.............................      2         82,160       1,859,000          46
        1998.............................      0              0               0           0
        1999.............................      0              0               0           0
        2000.............................      2          4,578          99,000           2
        2001.............................      2         60,393       1,218,000          30
        2002.............................      1          1,000          24,000           1
        2003.............................      0              0               0           0
        2004.............................      1         13,504         211,000           5
        2005.............................      0              0               0           0
        2006.............................      0              0               0           0
        2007.............................      0              0               0           0
        2008.............................      0              0               0           0
        2009.............................      1         16,648         372,000           9
        2010.............................      1         12,078         217,000           5

---------------
(1) Annualized base rent represents the monthly rental income in effect at November 1, 1995 multiplied by 12.

(2) Total Square Feet and Annual Base Rent reflect the Company's 60% interest in the Shores.

(3) Total Square Feet and Annual Base Rent reflect FREIF's 40% interest in the Shores.

PROPERTY TAXES

     The Merger is expected to cause the properties in California of each Fund whose Shareholders approve the Merger to be reassessed for property tax purposes. The effect of these reassessments is estimated to increase the aggregate amount of property taxes for the Company by approximately $28,000 per year in respect of former FREIF properties and approximately $11,000 per year in respect of former Advantage properties.

     The following schedule lists the real property tax rate and the estimated annual real property taxes of each property of the Company, FREIF and Advantage.

             PROPERTY             REAL PROPERTY TAX RATE       ANNUAL PROPERTY TAX     PERIOD COVERED
    ---------------------------  -------------------------     -------------------     --------------
    Mira Loma..................  3.2531% of assessed value          $  75,910             1995-1996
    The Shores.................  1.0000% of assessed value            202,204             1995-1996
    Northport..................  1.0082% of assessed value            123,837(1)          1995-1996
    Glen Cove..................  1.0902% of assessed value             72,464             1995-1996
    Data General...............  1.0000% of assessed value            131,985             1995-1996
    Fairway Center.............  1.0544% of assessed value            197,277(2)          1995-1996
    Carmel Mntn................  1.0204% of assessed value             82,593             1995-1996

---------------
(1) The property tax does not include annual payments made on local improvement district bonds. The annual assessment payments for the 1995-1996 fiscal year were $52,036.

(2) The property tax does not include annual payments made on the Mello-Roos Bonds. The annual payment on the Mello-Roos Bonds for the 1995-1996 fiscal year is $263,381.

DEPRECIATION

     The following schedule lists the federal tax basis depreciation rate and life claimed with respect to each property of the Company, FREIF and Advantage. All of the real properties are being depreciated for tax purposes on the straight-line method under the modified accelerated cost recovery system.

                                                     DEPRECIATION
                                                       RATE FOR
                                         TAX             1995                              NET BASIS
             PROPERTY                 BASE COST       ANNUALIZED          LIFE         SEPTEMBER 30, 1995
-----------------------------------  -----------     ------------     -------------    ------------------
MIRA LOMA
Building and Improvements..........  $ 7,082,674           3%          31.5/39 yrs.       $  5,542,612
Land Improvements..................      172,078           8                15 yrs.            127,481
Tenant Improvements................      300,314          13                 7 yrs.             87,742
                                     -----------                                           -----------
          Total....................  $ 7,555,066                                          $  5,757,835
                                     ===========                                           ===========
THE SHORES
Building and Improvements..........  $20,743,584           3%          31.5/39 yrs.       $ 16,754,667
Land Improvements..................       28,786           9                15 yrs.             22,799
Tenant Improvements................    1,541,182          17                 7 yrs.            738,159
                                     -----------                                           -----------
          Total....................  $22,313,552                                          $ 17,515,625
                                     ===========                                           ===========
NORTHPORT
Building and Improvements..........  $ 8,334,354           3%             31.5 yrs.       $  7,088,609
Land Improvements..................       10,642           9                15 yrs.              8,888
Tenant Improvements................      742,533          12                 7 yrs.            235,733
                                     -----------                                           -----------
          Total....................  $ 9,087,529                                          $  7,333,230
                                     ===========                                           ===========
GLEN COVE
Building and Improvements..........  $ 4,200,000           3%             31.5 yrs.       $  3,983,334
Land Improvements..................       76,728          10                15 yrs.             67,422
Tenant Improvements................            0          --                     --                  0
                                     -----------                                           -----------
          Total....................  $ 4,276,728                                          $  4,050,756
                                     ===========                                           ===========
DATA GENERAL
Building and Improvements..........  $17,140,271           3%          31.5/39 yrs.       $ 13,984,286
Land Improvements..................      296,586           6                15 yrs.            201,536
Tenant Improvements................    2,196,544          15                 7 yrs.            915,014
                                     -----------                                           -----------
          Total....................  $19,633,401                                          $ 15,100,836
                                     ===========                                           ===========
FAIRWAY CENTER
Building and Improvements..........  $14,344,281           3%          31.5/39 yrs.       $ 12,658,001
Land Improvements..................       18,046           9                15 yrs.             14,270
Tenant Improvements................      586,568          25                 7 yrs.            401,750
                                     -----------                                           -----------
          Total....................  $14,948,895                                          $ 13,074,021
                                     ===========                                           ===========
CARMEL MOUNTAIN
Building and Improvements..........  $ 5,053,124           3%             31.5 yrs.       $  4,912,759
Land Improvements..................            0          --                     --                 --
Tenant Improvements................       30,342           9                 7 yrs.             28,371
                                     -----------                                           -----------
          Total....................  $ 5,083,466                                          $  4,941,130
                                     ===========                                           ===========

INSURANCE

     The Company, FREIF and Advantage believe their properties are adequately insured. The Company and each Fund currently carries earthquake insurance coverage for its respective properties and the Company intends to continue to carry earthquake coverage to the extent that it is available at economically reasonable rates. However, the Company's, FREIF's and Advantage's earthquake insurance coverage may, from time to time, be subject to substantial deductibles.

GOVERNMENT REGULATIONS

     Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances, the presence of such substances, or the failure to properly remediate such substances, when released. As part of the investigation of properties prior to acquisition, the Company and each Fund typically has obtained inspection reports concerning the condition of the property, including specialized environmental inspection reports concerning the presence of hazardous substances on the property. The Company intends to continue this practice.

     Such inspection reports, however, do not necessarily reveal all hazardous substances or sources thereof, and substances not considered hazardous when a property is acquired may subsequently be classified as such by amendments to local, state, and federal laws, ordinances, and regulations. If it is ever determined that hazardous substances on or in a property must be removed or the release of such substances remediated, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances, claims against other responsible parties could be made by the Company. The Company could also experience lost revenues during any such cleanup, or lower lease rates, decreased occupancy or difficulty selling or borrowing against the affected property either prior to or following any such cleanup. None of the Company, FREIF or Advantage is aware of any hazardous substances on or in their respective properties except as described in this section and none of the Company, FREIF or Advantage has been notified by any governmental authority of any noncompliance, liability or other claim in connection with the environmental condition of any of its properties.

     The Company is aware of the existence of certain hazardous substances at the Data General Building site. The Data General Building is located on property that was formerly part of a site used for storage of crude oil and various refined petroleum products. As a result, methane gas is present in the soil and the groundwater is contaminated throughout the area where the property is located. According to environmental reports prepared at the time the Data General Building was acquired, a vapor ventilation system on the property, which was installed and is maintained and monitored by a prior owner of the property, Chevron Land Development Company, has mitigated any material risk associated with the presence of the methane gas. The Company has not incurred any costs for monitoring and remediating the presence of methane gas or the groundwater contamination at the Data General Building and does not anticipate incurring any cost with regard to such activities in the future. The contamination in the groundwater generally presents a risk only if the groundwater is used as drinking water, which it is not.

     The Company has not received any reports from Federal or state agencies relieving it for future clean-up responsibilities at this property, but Federal and state agencies have investigated these matters and have not, to date, required any clean-up. The Company has no reason to believe at this time that it will be required to take remediation steps in the future, particularly given the geographic scope of the contaminated area. It is therefore difficult to predict what, if any, costs might be incurred by the Company should the position of the Federal or state agencies change. In any event, if the Company is required to cure the contamination on the Data General Building site, it would seek full indemnity from the oil companies which were the source of the contamination.

     Data General Building's transite exterior panels and roof coverings contain asbestos. Transite is "non-friable," which means that the asbestos fibers are not released into the air, unless the transite is broken, cut or otherwise damaged. The Advisor believes that absent such breakage or damage, the existence of asbestos in the transite presents no measurable risk of asbestos-related injuries. However, the presence of asbestos in the transite panels means that protective measures may need to be taken if the transite panels are repaired or if they are damaged by the elements. Asbestos in the roofing materials is also non-friable and is inaccessible except during routine roof maintenance. Procedures have been implemented to reduce the potential for exposure during routine maintenance and to maintain the integrity of the existing asbestos.

     The Americans with Disabilities Act ("ADA"), which generally requires that buildings be made accessible to people with disabilities, has separate compliance requirements for "public accommodations" and "commercial facilities." If certain uses by tenants of a building constitute a "public accommodation," the ADA imposes liability for noncompliance on both the tenant and the owner/operator of the building. The Company and each Fund have conducted inspections of their respective properties to determine whether the exterior and common area of such property are in compliance with the ADA and the Company, FREIF and Advantage believe that their respective properties are in compliance. If, however, it were ever determined that one or more of the Company's, FREIF's or Advantage's properties were not in compliance, the Company and/or each Fund may be subjected to unanticipated expenditures incurred to remove access barriers, or to pay fines or damages related to such non-compliance.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending to which the Company, FREIF or Advantage is a party, or to which any of their respective properties is the subject, required to be reported hereunder. From time to time, the Company, FREIF or Advantage may be a party to ordinary routine litigation incidental to its business.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                  AND MANAGEMENT OF THE COMPANY AND THE FUNDS

THE COMPANY

     The following table sets forth the beneficial ownership of the Company Common Stock by the directors, and by all current directors and officers as a group, as of December 31, 1995. At such date, all current directors and officers as a group beneficially owned less than 1% of the outstanding Common Stock of the Company.

                                                                                    AMOUNT AND
                                                                                 NATURE OF SHARES
                      NAME                               TITLE OF CLASS         BENEFICIALLY OWNED
-------------------------------------------------    -----------------------    ------------------
David P. Goss....................................    Common Stock, Series A            3,263
Chief Executive Officer, President and Director
E. Samuel Wheeler................................    Common Stock, Series A              100
Independent Director
Lloyd D. Hanford.................................    Common Stock, Series A               --
Independent Director
Laurence C. Werner...............................    Common Stock, Series A               --
Independent Director
Egon H. Kraus....................................    Common Stock, Series A            4,000
Independent Director
Directors and officers as a group................    Common Stock, Series A            9,818

     As of December 31, 1995, one Company Series A Shareholder of record was known by the Company to own beneficially more than 5% of the outstanding Company Common Stock.

                                                                           AMOUNT AND
                                                                        NATURE OF SHARES      % OF
             NAME AND ADDRESS                   TITLE OF CLASS         BENEFICIALLY OWNED     CLASS(1)
------------------------------------------  -----------------------    ------------------     -----
Commonwealth of Massachusetts.............  Common Stock, Series A          1,077,608          19.4%
Pension Reserve Investment
Management Board ("PRIM")(2)
125 Summer Street
10th Floor
Boston, MA 02110
Franklin Properties, Inc..................  Common Stock, Series B            185,866(1)        3.3%

---------------
(1) The Company has one class of common stock in two series, designated Common Stock and Series B. The Common Stock and Series B Shares vote together as one class with each share being entitled to one vote. The 185,866 Series B Shares (3.3% of the total number of outstanding shares of Common Stock) were originally issued to Franklin Resources, Inc., the parent company of the Advisor, in return for capital contributions to the Company, applied to pay a portion of the sales commission in connection with the Company's offering of its Common Stock. Franklin Resources, Inc. transferred these Series B Shares to the Advisor.

(2) The Massachusetts Treasurer's Management Trust (the "Trust") acquired 1,000,000 shares of Company Common Stock in connection with the Company's initial public offering of such shares, and acquired an additional 77,608 shares through participation in the Company's dividend reinvestment program. PRIM, a related entity of the Trust, now has beneficial ownership of these shares.

FREIF

     The following table sets forth the beneficial ownership of FREIF Common Stock by its directors and by all current directors and officers as a group, as of December 31, 1995. At such date, all directors and officers as a group beneficially owned less than 1% of the outstanding Common Stock of FREIF.

                                                                           AMOUNT AND
                                                                        NATURE OF SHARES
                   NAME                         TITLE OF CLASS         BENEFICIALLY OWNED
------------------------------------------  -----------------------    ------------------
David P. Goss.............................  Common Stock, Series A              1,500
Chief Executive Officer, President and
  Director
Frank W.T. LaHaye.........................  Common Stock, Series A                 --
Independent Director
Egon H. Kraus.............................  Common Stock, Series A              5,000
Independent Director
Directors and officers as a group.........  Common Stock, Series A              7,000

     As of December 31, 1995, one FREIF Series A Shareholder of record was known to FREIF to own beneficially more than 5% of the outstanding FREIF Common Stock.

                                                                           AMOUNT AND
                                                                        NATURE OF SHARES      % OF
             NAME AND ADDRESS                   TITLE OF CLASS         BENEFICIALLY OWNED     CLASS(1)
------------------------------------------  -----------------------    ------------------     -----
PRIM......................................  Common Stock, Series A            634,137(2)       14.7%
125 Summer Street
10th Floor
Boston, MA 02110
Franklin Properties, Inc..................  Common Stock, Series B            319,308(1)        7.4%

---------------
(1) FREIF has one class of Common Stock in two series, designated Common Stock and Series B. The Common Stock and Series B Shares vote together as one class with each share being entitled to one vote. The 319,308 Series B Shares (7.4% of the total number of outstanding shares of Common Stock) were originally issued to Franklin Resources, Inc. the parent company of the Advisor, in return for capital contributions to FREIF, applied to pay sales commissions in connection with FREIF's offering of its Common Stock. Franklin Resources, Inc. transferred these Series B Shares to the Advisor.

(2) Massachusetts Treasurer's Management Trust acquired 600,000 shares of FREIF Common Stock in connection with FREIF's initial public offering of such shares, and acquired an additional 34,137 shares through participation in FREIF's dividend reinvestment program. PRIM, a related entity of the Trust, now has beneficial ownership of these shares.

ADVANTAGE

     The following table sets forth the beneficial ownership of Advantage Common Stock by the directors, and by all current directors and officers as a group, as of December 31, 1995. At such date, all directors and officers as a group beneficially owned less than 1% of the outstanding Common Stock of Advantage.

                                                                           AMOUNT AND
                                                                        NATURE OF SHARES
                   NAME                         TITLE OF CLASS         BENEFICIALLY OWNED
------------------------------------------  -----------------------    ------------------
David P. Goss.............................  Common Stock, Series A                 --
Chief Executive Officer, President and
  Director
E. Samuel Wheeler.........................  Common Stock, Series A                100
Independent Director
Lloyd D. Hanford, Jr......................  Common Stock, Series A                 --
Independent Director
Lawrence C. Werner........................  Common Stock, Series A                 --
Independent Director

                                                                           AMOUNT AND
                                                                        NATURE OF SHARES
                   NAME                         TITLE OF CLASS         BENEFICIALLY OWNED
------------------------------------------  -----------------------    ------------------
Egon H. Kraus.............................  Common Stock, Series A                 --
Independent Director
Directors and officers as a group.........  Common Stock, Series A                100

     As of December 31, 1995, one Advantage Series A Shareholder of record was known by Advantage to own beneficially more than 5% of the outstanding Advantage Common Stock.

                                                                           AMOUNT AND
                                                                        NATURE OF SHARES      % OF
             NAME AND ADDRESS                   TITLE OF CLASS         BENEFICIALLY OWNED     CLASS(1)
------------------------------------------  -----------------------    ------------------     -----
Franklin Resources, Inc...................  Common Stock, Series A          1,404,500          44.8%
777 Mariners Island Blvd.
San Mateo, CA 94403-7777
Franklin Properties, Inc..................  Common Stock, Series B            124,240(1)        4.0%

---------------
(1) Advantage has one class of Common Stock in two series, designated Common Stock and Series B. The Common Stock and Series B Shares vote together as one class with each share being entitled to one vote. In August 1994, Franklin Resources, Inc., the parent company of the Advisor, purchased all of the Advantage Common Stock held by Massachusetts Teachers' and Employees' Retirement Systems Trust. The 124,240 Series B Shares (4.0% of the total number of outstanding shares of Common Stock) were originally issued to Franklin Resources, Inc. in return for capital contributions to Advantage, applied to pay a portion of the sales commission in connection with Advantage's offering of its Common Stock. Franklin Resources, Inc. transferred these Series B Shares to the Advisor.

                    MARKET PRICE, DISTRIBUTIONS AND HOLDERS
                   OF THE COMPANY'S AND THE FUNDS' SECURITIES

MARKET PRICE OF THE COMPANY'S AND THE FUNDS' SECURITIES

     The Common Stock of the Company, FREIF and Advantage has been listed on the AMEX since January 14, 1994. The following tables set forth the distributions paid per share on Company Common Stock, FREIF Common Stock and Advantage Common Stock, respectively, for the periods indicated below and the reported high and low sales prices on the AMEX composite tape for the applicable periods.

                                  THE COMPANY

                                                                             DISTRIBUTIONS
                         CALENDAR PERIODS                   HIGH     LOW         PAID
        --------------------------------------------------  ----     ---     -------------
        1994:
          First Quarter...................................   $53/4   $3          $ .10
          Second Quarter..................................    49/16   3 3/4        .10
          Third Quarter...................................    41/2    3 7/8        .10
          Fourth Quarter..................................    41/8    3 5/8        .11
        1995:
          First Quarter...................................    43/8    3 3/4        .11
          Second Quarter..................................    45/8    3 3/4        .11
          Third Quarter...................................    411/16  3 7/8        .11
          Fourth Quarter..................................    45/8    3 15/16       .11

                                     FREIF

                                                                             DISTRIBUTIONS
                         CALENDAR PERIODS                   HIGH     LOW         PAID
        --------------------------------------------------  ----     ---     -------------
        1994:
          First Quarter...................................   $63/8   $4 1/2     $  .125
          Second Quarter..................................    55/8    4 3/4        .125
          Third Quarter...................................    53/4    4 1/2        .125
          Fourth Quarter..................................    5       4 1/8        .125
        1995:
          First Quarter...................................    53/8    4 1/8        .125
          Second Quarter..................................    57/8    4 1/4        .125
          Third Quarter...................................    513/16  5            .125
          Fourth Quarter..................................    57/8    4 7/8        .125

                                   ADVANTAGE

                                                                             DISTRIBUTIONS
                         CALENDAR PERIODS                   HIGH     LOW         PAID
        --------------------------------------------------  ----     ---     -------------
        1994:
          First Quarter...................................   $83/8   $5 1/4     $ .1625
          Second Quarter..................................    71/4    5 3/4       .1625
          Third Quarter...................................    71/4    6           .1625
          Fourth Quarter..................................    61/4    5 5/8       .1625
        1995:
          First Quarter...................................    61/8    5           .1625
          Second Quarter..................................    63/8    5 1/8       .1625
          Third Quarter...................................    63/8    5 1/2       .1425
          Fourth Quarter..................................    51/2    5           .1425

SECURITY HOLDERS OF THE COMPANY AND THE FUNDS

     As of December 31, 1995, the Company, FREIF and Advantage had approximately 1,819, 1,653, and 693 record holders of their respective Common Stock. The Advisor is the sole shareholder of the Company's and the Funds' Series B Shares.

DISTRIBUTIONS DECLARED BY THE COMPANY AND THE FUNDS

     Each of the Company and the Funds has a policy, subject to the discretion of the respective boards of directors, of making quarterly cash distributions to shareholders aggregating on an annual basis at least 95% of its taxable income. For the nine month period ended September 30, 1995, the Company declared distributions of approximately $1,776,000 ($.33 per share); FREIF declared distributions of approximately $1,500,000 ($.38 per share); and Advantage declared distributions of approximately $1,409,000 ($.47 per share). For the year ended December 31, 1994, the Company declared distributions of approximately $2,207,000 ($.41 per share); FREIF declared distributions of approximately $2,000,000 ($.50 per share); and Advantage declared distributions of $1,959,000 ($.65 per share). For the year ended December 31, 1993, the Company declared distributions of approximately $2,154,000 ($.40 per share); FREIF declared distributions of $2,000,000 ($.50 per share); and Advantage declared distributions of $1,959,000 ($.65 per share). For the year ended December 31, 1992, the Company declared distributions of approximately $2,422,000 ($.45 per share); FREIF declared distributions of approximately $2,200,000 ($.55 per share); and Advantage declared distributions of $2,010,000 ($.65 per share). Because depreciation is a non-cash expense, cash flow will typically be greater than earnings from operations and net earnings. Therefore, quarterly distributions will consistently be higher than quarterly earnings.

     For the nine month period ended September 30, 1995 and years ended December 31, 1994 and 1993, the portion of distributions that represented a return of capital under generally accepted accounting principles were as follows: for the Company $732,000 ($.14 per share), $739,000 ($.14 per share), and $931,000 ($.17 per share), respectively, for FREIF $268,000 ($.07 per share), $434,000 ($.11 per share), and $569,000 ($.14 per share), respectively, and for Advantage $195,000 ($.06 per share), $720,000 ($.24 per share), and $175,000 ($.06 per share), respectively. For return of capital information on a tax basis see "Selected Financial Information of the Company", "Selected Financial Information of FREIF," and "Selected Financial Information of Advantage."

                         PRO FORMA FINANCIAL STATEMENTS

     The following pro forma financial statements of the Company have been prepared based on the historical financial statements of the Company and the Funds. There are three sets of pro forma financial statements that reflect three possible outcomes of the Merger: the merger of both FREIF and Advantage into the Company, the merger of FREIF only into the Company, and the merger of Advantage only into the Company. Each of the three pro forma balance sheets of the Company at September 30, 1995 has been prepared as if the Merger had been consummated on September 30, 1995. The accompanying pro forma statements of operations for the nine months ended September 30, 1995 and each of the years ended December 31, 1994, 1993 and 1992, have been prepared as if the Merger had been consummated January 1, 1992. Pro forma financial information assuming a maximum number of shareholders exercised their rights as dissenters is summarized in footnote 4 to each of the pro forma financial statements. The information summarized in footnote 4 has been prepared under the same assumptions used for the preparation of the pro forma financial statements, except as discussed in the footnote.

     The pro forma financial information has been presented as a reorganization of entities under common control due to the common management of the Company and the Funds by the Advisor. Therefore, the accounts of the Company and the Funds have been reflected in the accompanying pro forma financial statements at their historical bases, as adjusted to give effect to the proposed Merger.

     The pro forma financial statements of the Company should be read in conjunction with the historical financial statements of the Company and the Funds included elsewhere in this Joint Proxy Statement/Prospectus. These statements do not purport to be indicative of the results of operations which actually would have occurred had the Merger been consummated on January 1, 1992, or any other date, or which may be expected to occur in the future.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1995
                                   (IN 000'S)
                                  (UNAUDITED)

                                                                    COMBINED
                                      THE                           HISTORICAL  PRO FORMA       PRO FORMA
                                    COMPANY    FREIF    ADVANTAGE    TOTAL     ADJUSTMENTS     THE COMPANY
                                    -------   -------   ---------   --------   -----------     -----------
ASSETS
Rental property:
  Land............................  $ 9,686   $10,326    $ 10,937   $ 30,949                    $  30,949
  Buildings and improvements......   33,308    29,567      20,069     82,944                       82,944
                                    -------   -------     -------   --------      -----          --------
                                     42,994    39,893      31,006    113,893                      113,893
  Less accumulated depreciation...    6,584     5,266       1,798     13,648                       13,648
                                    -------   -------     -------   --------      -----          --------
                                     36,410    34,627      29,208    100,245                      100,245
Cash and cash equivalents.........    3,182     1,498       1,256      5,936       (577)(A)         5,359
Mortgage-backed securities,
  available for sale..............    5,372       537       1,447      7,356                        7,356
Deferred rent receivable..........    1,050       769         264      2,083                        2,083
Other assets, net of accumulated
  amortization....................      540       614         458      1,612                        1,612
                                    -------   -------     -------   --------      -----          --------
          Total assets............  $46,554   $38,045    $ 32,633   $117,232      $(577)        $ 116,655
                                    =======   =======     =======   ========      =====          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Note and bonds payable............  $     0   $ 1,948    $  5,279   $  7,227                    $   7,227
Tenants' deposits and other
  liabilities.....................      330       323         261        914                          914
Dividends payable.................      592       500         429      1,521                        1,521
Advance rents.....................       14         0          60         74                           74
                                    -------   -------     -------   --------      -----          --------
          Total liabilities.......      936     2,771       6,029      9,736                        9,736
                                    -------   -------     -------   --------      -----          --------
Stockholders' equity..............   45,618    35,274      26,604    107,496       (577)(A)       106,919
                                    -------   -------     -------   --------      -----          --------
          Total liabilities and
            stockholders'
            equity................  $46,554   $38,045    $ 32,633   $117,232      $(577)        $ 116,655
                                    =======   =======     =======   ========      =====          ========

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    COMBINED
                                    THE                            HISTORICAL    PRO FORMA       PRO FORMA
                                  COMPANY   FREIF     ADVANTAGE      TOTAL      ADJUSTMENTS     THE COMPANY
                                  -------   ------   -----------   ----------   -----------     -----------
Revenue:
  Rent..........................  $3,396    $3,468     $ 3,223      $ 10,087                      $10,087
  Interest and dividends........     363        59          99           521                          521
  Other.........................       0        10           0            10                           10
                                  ------    ------      ------       -------       -----          -------
          Total revenue.........   3,759     3,537       3,322        10,618                       10,618
                                  ------    ------      ------       -------       -----          -------
Expenses:
  Interest......................       0       154         355           509                          509
  Depreciation and
     amortization...............   1,119       862         526         2,507                        2,507
  Property operations...........   1,050       937         824         2,811                        2,811
  General and administrative....     144       126          86           356                          356
  Related party.................     336       164         272           772         164(B)           936
  Consolidation expense, net....      66        62          45           173                          173
                                  ------    ------      ------       -------       -----          -------
          Total expenses........   2,715     2,305       2,108         7,128         164            7,292
                                  ------    ------      ------       -------       -----          -------
          Net income............  $1,044    $1,232     $ 1,214      $  3,490       $(164)         $ 3,326
                                  ======    ======      ======       =======       =====          =======
Net income per share............  $ 0.19    $ 0.31     $  0.40                                    $  0.24
                                  ======    ======      ======                                    =======
Weighted average number of
  Series A common stock
  outstanding...................   5,383     4,000       3,014                                     14,143
                                  ======    ======      ======                                    =======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       COMBINED
                                          THE                          HISTORICAL  PRO FORMA        PRO FORMA
                                        COMPANY   FREIF    ADVANTAGE    TOTAL     ADJUSTMENTS      THE COMPANY
                                        -------   ------   ---------   --------   -----------      -----------
Revenue:
  Rent................................  $4,430    $4,389    $ 3,280    $12,099                       $12,099
  Interest and dividends..............     386        67        414        867                           867
  Other...............................       0        24          0         24                            24
                                        -------   ------   ---------   --------   -----------      -----------
          Total revenue...............   4,816     4,480      3,694     12,990                        12,990
                                        -------   ------   ---------   --------   -----------      -----------
Expenses:
  Interest............................       0       177        289        466                           466
  Depreciation and amortization.......   1,469     1,122        533      3,124                         3,124
  Property operations.................   1,210     1,114        922      3,246                         3,246
  General and administrative..........     276       218        167        661                           661
  Loss on sale of mortgage backed
     securities.......................      13        68        237        318                           318
  Related party.......................     378       213        306        897         264(B)          1,161
  Consolidation expense, net..........       2         2          1          5                             5
                                        -------   ------   ---------   --------                    -----------
          Total expenses..............   3,348     2,914      2,455      8,717         264             8,981
                                        -------   ------   ---------   --------   -----------      -----------
          Net income..................  $1,468    $1,566    $ 1,239    $ 4,273       $(264)          $ 4,009
                                        =======   ======    =======    =======    =========        ==========
Net income per share..................  $ 0.27    $ 0.39    $  0.41                                  $  0.28
                                        =======   ======    =======                                ==========
Weighted average number of Series A
  common stock outstanding............   5,384     4,000      3,014                                   14,144
                                        =======   ======    =======                                ==========

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       COMBINED
                                          THE                          HISTORICAL  PRO FORMA        PRO FORMA
                                        COMPANY   FREIF    ADVANTAGE    TOTAL     ADJUSTMENTS      THE COMPANY
                                        -------   ------   ---------   --------   -----------      -----------
Revenue:
  Rent................................  $4,544    $3,344    $ 3,248    $11,136                       $11,136
  Interest and dividends..............     468       313        479      1,260                         1,260
  Other...............................       0        34          0         34                            34
  Gain on sale of mortgage-backed
     securities.......................       0       447          0        447                           447
                                        -------   ------   ---------   --------   -----------      -----------
          Total revenue...............   5,012     4,138      3,727     12,877                        12,877
                                        -------   ------   ---------   --------   -----------      -----------
Expenses:
  Interest............................       0         0        263        263                           263
  Depreciation and amortization.......   1,401     1,069        429      2,899                         2,899
  Property operations.................   1,352       909        875      3,136                         3,136
  General and administrative..........     215       219        156        590                           590
  Loss on sale of mortgage backed
     securities.......................      33         0          0         33                            33
  Related party.......................     336       226        308        870         245(B)          1,115
  Consolidation expense (recovery),
     net..............................     452       284        (88)       648                           648
                                        -------   ------   ---------   --------                    -----------
          Total expenses..............   3,789     2,707      1,943      8,439         245             8,684
                                        -------   ------   ---------   --------   -----------      -----------
          Net income..................  $1,223    $1,431    $ 1,784    $ 4,438       $(245)          $ 4,193
                                        =======   ======    =======    =======    =========        ==========
Net income per share..................  $ 0.23    $ 0.36    $  0.59                                  $  0.30
                                        =======   ======    =======                                ==========
Weighted average number of Series A
  common stock outstanding............   5,384     4,000      3,014                                   14,144
                                        =======   ======    =======                                ==========

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       COMBINED
                                          THE                          HISTORICAL  PRO FORMA        PRO FORMA
                                        COMPANY   FREIF    ADVANTAGE    TOTAL     ADJUSTMENTS      THE COMPANY
                                        -------   ------   ---------   --------   -----------      -----------
Revenue:
  Rent................................  $4,056    $3,275    $ 3,131    $10,462                       $10,462
  Interest and dividends..............     739       600        593      1,932                         1,932
  Other...............................       0        28          0         28                            28
                                        -------   ------   ---------   --------   -----------      -----------
          Total revenue...............   4,795     3,903      3,724     12,422                        12,422
                                        -------   ------   ---------   --------   -----------      -----------
Expenses:
  Interest............................       0         0        176        176                           176
  Depreciation and amortization.......     995       959        427      2,381                         2,381
  Property operations.................   1,294       892        880      3,066                         3,066
  General and administrative..........      81       133         93        307                           307
  Loss on sale of mortgage backed
     securities.......................      31         0          0         31                            31
  Related party.......................     417       222        188        827         226(B)          1,053
  Consolidation expense, net..........     470       423        413      1,306                         1,306
                                        -------   ------   ---------   --------                    -----------
          Total expenses..............   3,288     2,629      2,177      8,094         226             8,320
                                        -------   ------   ---------   --------   -----------      -----------
          Net income..................  $1,507    $1,274    $ 1,547    $ 4,328       $(226)          $ 4,102
                                        =======   ======    =======    =======    =========        ==========
Net income per share..................  $ 0.28    $ 0.32    $  0.50                                  $  0.29
                                        =======   ======    =======                                ==========
Weighted average number of Series A
  common stock outstanding............   5,384     4,000      3,079                                   14,223
                                        =======   ======    =======                                ==========

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

     It is intended that two currently operating real estate investment trusts advised by Franklin Properties, Inc. (the Advisor), (i) Franklin Real Estate Income Fund, and (ii) Franklin Advantage Real Estate Income Fund (the Funds), will merge into Franklin Select Real Estate Income Fund (the Company). Once the Merger transaction is complete, the Funds will cease to exist and the Company will carry on as the successor entity.

     The pro forma financial statements of the Company, which are unaudited, have been prepared based on the historical financial statements of the Company and the Funds. The pro forma balance sheet of the Company at September 30, 1995 has been prepared as if the Merger had been consummated on September 30, 1995. The pro forma statements of operations for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993 and 1992 have been prepared as if the Merger had been consummated on January 1, 1992. The pro forma financial information of the Company has been presented as a reorganization of entities under common control; therefore, the amounts have been reported at their historical bases, as adjusted to give effect to the proposed Merger to the Company and the Funds. In management's opinion, all adjustments necessary to reflect the effects of the Merger have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company and the Funds.

     Pro forma financial information assuming a maximum number of shareholders exercised their rights as dissenters is summarized in footnote 4 to the pro forma financial statements. This information has been prepared under the same assumptions used for the preparation of the pro forma financial statements except as discussed in footnote 4.

     The pro forma financial statements assume that the Company has elected and qualified as a real estate investment trust for income tax reporting purposes and has distributed all of its taxable income and, therefore, incurred no income tax expense for the periods presented.

     The pro forma financial statements are not necessarily indicative of the financial position or results from operations for future periods.

2. PRO FORMA ADJUSTMENTS:

     A. Anticipated nonrecurring expenses related to the Merger transactions are estimated to aggregate $750, of which $173 has been incurred for the nine month period ended September 30, 1995. The remaining expenses, estimated to be $577, have been reflected as a one time charge against equity in the pro forma balance sheet at September 30, 1995. These expenses will be borne by the Company and the Funds if the Merger is not consummated, subject to limitation as explained elsewhere in this Joint Proxy Statement/Prospectus.

     B. Changes in the advisory fee structure of the Funds versus the Company are reflected as an adjustment to related party expenses.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

           NOTES TO THE PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

     Fees paid to the Advisor and their pro forma equivalents for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                         HISTORICAL
                                               -------------------------------            THE COMPANY
                                               THE COMPANY   FREIF   ADVANTAGE   TOTAL     PRO FORMA
                                               -----------   -----   ---------   ------   -----------
Nine Months Ended September 30, 1995:
  Advisory fee...............................     $ 161      $ --     $   102    $  263      $ 427
Year ended December 31, 1994:
  Acquisition fee............................     $  --      $250     $   480    $  730      $  --
  Advisory fee...............................     $ 148      $ --     $   116    $  264      $ 528
Year ended December 31, 1993:
  Advisory fee...............................     $ 126      $ --     $    86    $  212      $ 457
Year ended December 31, 1992:
  Acquisition fee............................     $  --      $ --     $ 1,073    $1,073      $  --
  Advisory fee...............................     $ 136      $ --     $    --    $  136      $ 362

     The pro forma advisory fees have been calculated quarterly based on the total real estate assets before depreciation and amortization for the three quarters-ended September 30, 1995 and at each quarter-end during the years ended December 31, 1994, 1993, 1992 pursuant to the terms of the proposed agreement between the Company and the Advisor.

     Under the terms of the FREIF advisory agreement such fees were not incurred as the Fund did not maintain certain required dividend levels.

     The Company's fee structure does not include provisions for the payment of acquisition fees to the Advisor. Such fees incurred by the Funds have been capitalized to the base of the respective real estate investments for each of the Funds.

3. ASSUMPTIONS:

     Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the pro forma financial statements. Those assumptions are as follows:

     a. No adjustment has been made in connection with general and administrative expenses of the Company versus those historically incurred by the Company or the Funds, other than the advisory fee structure, as it is management's opinion that a reduction, if any, will be immaterial.

     b. Pro forma per share information is based on the pro forma weighted average number of shares outstanding for the Company which was calculated by multiplying the historical weighted average Series A Common Stock outstanding for the Funds by the applicable Conversion Factor, and adding the result to the historical number of Series A shares outstanding for the Company.

     c. Property management fees charged to the Company and the Funds are assumed to be competitive for property management services rendered in the areas where the Company's or the Funds' properties are located. Therefore, no adjustment to the historical property management fees has been reflected in the pro forma financial statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                  (THE COMPANY, FREIF AND ADVANTAGE COMBINED)

           NOTES TO THE PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

4. EXERCISE OF DISSENTER'S RIGHTS:

     Amounts related to the Company on a pro forma basis assume 100% acceptance of the Merger by the existing shareholders of the Company and the Funds.

     If it is assumed that (i) 5% of all Series A shareholders, representing approximately 620 shares, exercised their rights to dissent from the Merger and
(ii) the Company repurchased their shares at the respective current trading price as listed on the American Stock Exchange on November 6, 1995 of $4.125, $5.50 and $5.250 for Franklin Select Real Estate Income Fund, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund, respectively, then the Company would pay out approximately $3,001 to dissenters. The table presented below summarizes the effects of such a repurchase on the Company on a pro forma basis.

     The effect of such a repurchase at September 30, 1995 and for the nine months ended September 30, 1995 and the years ended December 31, 1994, 1993, 1992, would be as follows:

                                                                               PRO FORMA
                                                                        -----------------------
                                                                        COMPANY      REPURCHASE
                                                                        --------     ----------
September 30, 1995
  Balance Sheet at the end of the period:
     Cash and cash equivalents........................................  $  5,359      $  2,358
     Total assets.....................................................  $116,655      $113,654
     Stockholders' equity.............................................  $106,919      $103,918
     Book value per share.............................................  $   7.56      $   7.73
  Statement of Operations:
     Interest and dividend revenue....................................  $    521      $    408
     Net income.......................................................  $  3,326      $  3,213
     Net income per share.............................................  $   0.24      $   0.24
     Average shares outstanding.......................................    14,143        13,436
December 31, 1994
  Statement of Operations
     Interest and dividend revenue....................................  $    867      $    717
     Net income.......................................................  $  4,009      $  3,859
     Net income per share.............................................  $   0.28      $   0.29
     Average shares outstanding.......................................    14,144        13,437
December 31, 1993
  Statement of Operations
     Interest and dividend revenue....................................  $  1,260      $  1,110
     Net income.......................................................  $  4,193      $  4,043
     Net income per share.............................................  $   0.30      $   0.30
     Average shares outstanding.......................................    14,144        13,437
December 31, 1992
  Statement of Operations
     Interest and dividend revenue....................................  $  1,932      $  1,782
     Net income.......................................................  $  4,102      $  3,952
     Net income per share.............................................  $   0.29      $   0.29
     Average shares outstanding.......................................    14,223        13,512

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1995
                                   (IN 000'S)
                                  (UNAUDITED)

                                                            COMBINED
                                      THE                   HISTORICAL    PRO FORMA         PRO FORMA
                                    COMPANY      FREIF       TOTAL       ADJUSTMENTS       THE COMPANY
                                    -------     -------     --------     -----------       -----------
ASSETS
Rental Property:
  Land............................  $ 9,686     $10,326     $20,012                          $20,012
  Buildings and improvements......   33,308      29,567      62,875                           62,875
                                    -------     -------     -------         -----            -------
                                     42,994      39,893      82,887                           82,887
  Less accumulated depreciation...    6,584       5,266      11,850                           11,850
                                    -------     -------     -------         -----            -------
                                     36,410      34,627      71,037                           71,037
Cash and cash equivalents.........    3,182       1,498       4,680          (430)(A)          4,250
Mortgage-backed securities,
  available for sale..............    5,372         537       5,909                            5,909
Deferred rent receivable..........    1,050         769       1,819                            1,819
Other assets......................      540         614       1,154                            1,154
                                    -------     -------     -------         -----            -------
          Total assets............  $46,554     $38,045     $84,599         $(430)           $84,169
                                    =======     =======     =======         =====            =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Note and bonds payable............  $     0     $ 1,948     $ 1,948                          $ 1,948
Tenants' deposits and other
  liabilities.....................      330         323         653                              653
Dividends payable.................      592         500       1,092                            1,092
Advance rents.....................       14           0          14                               14
                                    -------     -------     -------         -----            -------
          Total liabilities.......      936       2,771       3,707                            3,707
                                    -------     -------     -------         -----            -------
Stockholders' equity..............   45,618      35,274      80,892          (430)(A)         80,462
                                    -------     -------     -------         -----            -------
          Total liabilities and
            stockholders'
            equity................  $46,554     $38,045     $84,599         $(430)           $84,169
                                    =======     =======     =======         =====            =======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                             COMBINED
                                                             HISTORICAL    PRO FORMA         PRO FORMA
                                  THE COMPANY     FREIF       TOTAL       ADJUSTMENTS       THE COMPANY
                                  -----------     ------     --------     -----------       -----------
Revenue:
  Rent..........................    $ 3,396       $3,468      $6,864                          $ 6,864
  Interest and dividends........        363           59         422                              422
  Other.........................          0           10          10                               10
                                     ------       ------      ------         -----             ------
          Total revenue.........      3,759        3,537       7,296                            7,296
                                     ------       ------      ------         -----             ------
Expenses:
  Interest......................          0          154         154                              154
  Depreciation and
     amortization...............      1,119          862       1,981                            1,981
  Property operations...........      1,050          937       1,987                            1,987
  General and administrative....        144          126         270                              270
  Related party.................        336          164         500           150(B)             650
  Consolidation expense, net....         66           62         128                              128
                                     ------       ------      ------         -----             ------
          Total expenses........      2,715        2,305       5,020           150              5,170
                                     ------       ------      ------         -----             ------
Net income (loss)...............    $ 1,044       $1,232      $2,276         $(150)           $ 2,126
                                     ======       ======      ======         =====             ======
Net income per share............    $  0.19       $ 0.31                                      $  0.20
                                     ======       ======                                       ======
Weighted average number of
  Series A common stock
  outstanding...................      5,383        4,000                                       10,527
                                     ======       ======                                       ======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               COMBINED
                                              THE              HISTORICAL  PRO FORMA        PRO FORMA
                                            COMPANY   FREIF     TOTAL     ADJUSTMENTS      THE COMPANY
                                            -------   ------   --------   -----------      -----------
Revenue:
  Rent....................................  $4,430    $4,389    $8,819                       $ 8,819
  Interest and dividends..................     386        67       453                           453
  Other...................................       0        24        24                            24
                                            -------   ------   --------   -----------      -----------
          Total revenue...................   4,816     4,480     9,296                         9,296
                                            -------   ------   --------   -----------      -----------
Expenses:
  Interest................................       0       177       177                           177
  Depreciation and amortization...........   1,469     1,122     2,591                         2,591
  Property operations.....................   1,210     1,114     2,324                         2,324
  General and administrative..............     276       218       494                           494
  Loss on sale of mortgage backed
     securities...........................      13        68        81                            81
  Related party...........................     378       213       591         262(B)            853
  Consolidation expense, net..............       2         2         4                             4
                                            -------   ------   --------   -----------      -----------
          Total expenses..................   3,348     2,914     6,262         262             6,524
                                            -------   ------   --------   -----------      -----------
          Net income......................  $1,468    $1,566    $3,034       $(262)          $ 2,772
                                            =======   ======   =======    =========        ==========
Net income per share......................  $ 0.27    $ 0.39                                 $  0.26
                                            =======   ======                               ==========
Weighted average number of Series A common
  stock outstanding.......................   5,384     4,000                                  10,528
                                            =======   ======                               ==========

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               COMBINED
                                              THE              HISTORICAL  PRO FORMA        PRO FORMA
                                            COMPANY   FREIF     TOTAL     ADJUSTMENTS      THE COMPANY
                                            -------   ------   --------   -----------      -----------
Revenue:
  Rent....................................  $4,544    $3,344    $7,888                       $ 7,888
  Interest and dividends..................     468       313       781                           781
  Other...................................       0        34        34                            34
  Gain on sale of mortgage-backed
     securities...........................       0       447       447                           447
                                            -------   ------   --------   -----------      -----------
          Total revenue...................   5,012     4,138     9,150                         9,150
                                            -------   ------   --------   -----------      -----------
Expenses:
  Interest................................       0         0         0                             0
  Depreciation and amortization...........   1,401     1,069     2,470                         2,470
  Property operations.....................   1,352       909     2,261                         2,261
  General and administrative..............     215       219       434                           434
  Loss on sale of mortgage backed
     securities...........................      33         0        33                            33
  Related party...........................     336       226       562         249(B)            811
  Consolidation expense, net..............     452       284       736                           736
                                            -------   ------   --------   -----------      -----------
          Total expenses..................   3,789     2,707     6,496         249             6,745
                                            -------   ------   --------   -----------      -----------
          Net income......................  $1,223    $1,431    $2,654       $(249)          $ 2,405
                                            =======   ======   =======    =========        ==========
Net income per share......................  $ 0.23    $ 0.36                                 $  0.23
                                            =======   ======                               ==========
Weighted average number of Series A common
  stock outstanding.......................   5,384     4,000                                  10,528
                                            =======   ======                               ==========

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               COMBINED
                                              THE              HISTORICAL  PRO FORMA        PRO FORMA
                                            COMPANY   FREIF     TOTAL     ADJUSTMENTS      THE COMPANY
                                            -------   ------   --------   -----------      -----------
Revenue:
  Rent....................................  $4,056    $3,275    $7,331                       $ 7,331
  Interest and dividends..................     739       600     1,339                         1,339
  Other...................................       0        28        28                            28
                                            -------   ------   --------   -----------      -----------
          Total revenue...................   4,795     3,903     8,698                         8,698
                                            -------   ------   --------   -----------      -----------
Expenses:
  Interest................................       0         0         0                             0
  Depreciation and amortization...........     995       959     1,954                         1,954
  Property operations.....................   1,294       892     2,186                         2,186
  General and administrative..............      81       133       214                           214
  Loss on sale of mortgage backed
     securities...........................      31         0        31                            31
  Related party...........................     417       222       639         226(B)            865
  Consolidation expense, net..............     470       423       893                           893
                                            -------   ------   --------   -----------      -----------
          Total expenses..................   3,288     2,629     5,917         226             6,143
                                            -------   ------   --------   -----------      -----------
          Net income......................  $1,507    $1,274    $2,781       $(226)          $ 2,555
                                            =======   ======   =======    =========        ==========
Net income per share......................  $ 0.28    $ 0.24                                 $  0.24
                                            =======   ======                               ==========
Weighted average number of Series A common
  stock outstanding.......................   5,384     4,000                                  10,528
                                            =======   ======                               ==========

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

     It is intended that a currently operating real estate investment trust, Franklin Real Estate Income Fund (the Fund), advised by Franklin Properties, Inc. (the Advisor), will merge into Franklin Select Real Estate Income Fund (the Company). Once the Merger transaction is complete, the Fund will cease to exist and the Company will carry on as the successor entity.

     The pro forma financial statements of the Company, which are unaudited, have been prepared based on the historical financial statements of the Company and the Fund. The pro forma balance sheet of the Company at September 30, 1995 has been prepared as if the Merger had been consummated on September 30, 1995. The pro forma statements of operations for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993, 1992 have been prepared as if the Merger had been consummated on January 1, 1992. The pro forma financial information of the Company has been presented as a reorganization of entities under common control; therefore, the amounts have been reported at their historical bases, as adjusted to give effect to the proposed Merger to the Company and the Fund. In management's opinion, all adjustments necessary to reflect the effects of the Merger have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company and the Fund.

     Pro forma financial information assuming a maximum number of shareholders exercised their rights as dissenters is summarized in footnote 4 to the pro forma financial statements. This information has been prepared under the same assumptions used for the preparation of the pro forma financial statements except as discussed in footnote 4.

     The pro forma financial statements assume that the Company has elected and qualified as a real estate investment trust for income tax reporting purposes and has distributed all of its taxable income and, therefore, incurred no income tax expense for the periods presented.

     The pro forma financial statements are not necessarily indicative of the financial position or results from operations for future periods.

2. PRO FORMA ADJUSTMENTS:

     A. Anticipated nonrecurring expenses related to the Merger transactions are estimated to aggregate $558, of which $128 has been incurred for the nine month period ended September 30, 1995. The remaining expenses, estimated to be $430, have been reflected as a one time charge against equity in the pro forma balance sheet at September 30, 1995. These expenses will be borne by the Company and the Fund if the Merger is not consummated, subject to limitation as explained elsewhere in this Joint Proxy Statement/Prospectus.

     B. Changes in the advisory fee structure of the Fund versus the Company are reflected as an adjustment to related party expenses.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

           NOTES TO THE PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

     Fees paid to the Advisor and their pro forma equivalents for the nine months ended September 30, 1995 and the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                    HISTORICAL                         THE COMPANY
                                                    THE COMPANY     FREIF     TOTAL     PRO FORMA
                                                    -----------     -----     ----     -----------
Nine Months Ended September 30, 1995:
  Advisory fee....................................     $ 161        $ --      $161        $ 311
Year ended December 31, 1994:
  Acquisition fee.................................     $  --        $250      $250        $  --
  Advisory fee....................................     $ 148        $ --      $148        $ 410
Year Ended December 31, 1993:
  Advisory fee....................................     $ 126        $ --      $126        $ 375
Year Ended December 31, 1992:
  Advisory fee....................................     $ 136        $ --      $136        $ 362

     The pro forma advisory fees have been calculated quarterly based on the total real estate assets before depreciation and amortization for the three quarters-ended September 30, 1995 and at each quarter-end during the years ended December 31, 1994, 1993, 1992 pursuant to the terms of the proposed agreement between the Company and the Advisor.

     The Company's fee structure does not include provisions for the payment of acquisition fees to the Advisor. Such fees incurred by the Fund have been capitalized to the base of the respective real estate investments for the Fund.

3. ASSUMPTIONS:

     Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the pro forma financial statements. Those assumptions are as follows:

          a. No adjustment has been made in connection with general and administrative expenses of the Company versus those historically incurred by the Company or the Fund, other than the advisory fee structure, as it is management's opinion that a reduction, if any, will be immaterial.

          b. Pro forma per share information is based on the pro forma weighted average number of shares outstanding for the Company which was calculated by multiplying the historical weighted average Series A Common Stock outstanding for the Fund by the FREIF Conversion Factor and adding the result to the historical number of Series A shares outstanding for the Company.

          c. Property management fees charged to the Company and the Fund are assumed to be competitive for property management services rendered in the areas where the Company's or the Fund's properties are located. Therefore, no adjustment to the historical property management fees has been reflected in the pro forma financial statements.

4. EXERCISE OF DISSENTER'S RIGHTS:

     Amounts related to the Company on a pro forma basis assume 100% acceptance of the Merger by the existing shareholders of the Company and the Fund.

     If it is assumed that (i) 5% of all Series A shareholders, representing approximately 469 shares, exercised their rights to dissent from the Merger,
(ii) the Company repurchased their shares at the respective current

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                        (THE COMPANY AND FREIF COMBINED)

           NOTES TO THE PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

trading price as listed on the American Stock Exchange on November 6, 1995 of $4.125 and $5.50 for Franklin Select Real Estate Income Fund and Franklin Real Estate Income Fund, respectively, the table presented below summarizes the effects of such a repurchase on the Company on a pro forma basis, then the Company would pay out approximately $2,210 to dissenters.

     The effect of such a repurchase at September 30, 1995 and for the nine months ended September 30, 1995 and the years ended December 31, 1994, 1993, 1992, would be as follows:

                                                                               PRO FORMA
                                                                         ----------------------
                                                                         COMPANY     REPURCHASE
                                                                         -------     ----------
September 30, 1995
  Balance sheet at the end of the period
     Cash and cash equivalents.........................................  $ 4,250      $  2,040
     Total assets......................................................  $84,169      $ 81,959
     Stockholders' equity..............................................  $80,462      $ 78,252
     Book value per share..............................................  $  7.64      $   7.82
  Statement of operations
     Interest and dividend revenue.....................................  $   422      $    339
     Net income........................................................  $ 2,126      $  2,043
     Net income per share..............................................  $  0.20      $   0.20
     Average shares outstanding........................................   10,527        10,000
December 31, 1994
  Statement of operations
     Interest and dividend revenue.....................................  $   453      $    342
     Net income........................................................  $ 2,772      $  2,661
     Net income per share..............................................  $  0.26      $   0.27
     Average shares outstanding........................................   10,528        10,001
December 31, 1993
  Statement of operations
     Interest and dividend revenue.....................................  $   781      $    670
     Net income........................................................  $ 2,405      $  2,294
     Net income per share..............................................  $  0.23      $   0.23
     Average shares outstanding........................................   10,528        10,001
December 31, 1992
  Statement of operations
     Interest and dividend revenue.....................................  $ 1,339      $  1,228
     Net income........................................................  $ 2,555      $  2,444
     Net income per share..............................................  $  0.24      $   0.24
     Average shares outstanding........................................   10,528        10,002

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1995
                                   (IN 000'S)
                                  (UNAUDITED)

                                                             COMBINED
                                     THE                     HISTORICAL    PRO FORMA         PRO FORMA
                                   COMPANY     ADVANTAGE      TOTAL       ADJUSTMENTS       THE COMPANY
                                   -------     ---------     --------     -----------       -----------
ASSETS
Rental property:
  Land...........................  $ 9,686      $10,937      $20,623                          $20,623
  Buildings and improvements.....   33,308       20,069       53,377                           53,377
                                   -------      -------      -------         -----            -------
                                    42,994       31,006       74,000                           74,000
  Less: accumulated
     depreciation................    6,584        1,798        8,382                            8,382
                                   -------      -------      -------         -----            -------
                                    36,410       29,208       65,618                           65,618
Cash and cash equivalents........    3,182        1,256        4,438          (366)(A)          4,072
Mortgage-backed securities,
  available for sale.............    5,372        1,447        6,819                            6,819
Deferred rent receivable.........    1,050          264        1,314                            1,314
Other assets.....................      540          458          998                              998
                                   -------      -------      -------         -----            -------
          Total assets...........  $46,554      $32,633      $79,187         $(366)           $78,821
                                   =======      =======      =======         =====            =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Note and bonds payable...........  $     0      $ 5,279      $ 5,279                          $ 5,279
Tenants' deposits and other
  liabilities....................      330          261          591                              591
Dividends payable................      592          429        1,021                            1,021
Advance rents....................       14           60           74                               74
                                   -------      -------      -------         -----            -------
          Total liabilities......      936        6,029        6,965                            6,965
                                   -------      -------      -------         -----            -------
Stockholders' equity.............   45,618       26,604       72,222          (366)(A)         71,856
                                   -------      -------      -------         -----            -------
          Total liabilities and
            stockholders'
            equity...............  $46,554      $32,633      $79,187         $(366)           $78,821
                                   =======      =======      =======         =====            =======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              COMBINED
                                                              HISTORICAL    PRO FORMA         PRO FORMA
                                THE COMPANY     ADVANTAGE      TOTAL       ADJUSTMENTS       THE COMPANY
                                -----------     ---------     --------     -----------       -----------
Revenue:
  Rent........................    $ 3,396        $ 3,223       $6,619                          $ 6,619
  Interest and dividends......        363             99          462                              462
                                   ------         ------       ------         -----             ------
          Total revenue.......      3,759          3,322        7,081                            7,081
                                   ------         ------       ------         -----             ------
Expenses:
  Interest....................          0            355          355                              355
  Depreciation and
     amortization.............      1,119            526        1,645                            1,645
  Property operations.........      1,050            824        1,874                            1,874
  General and
     administrative...........        144             86          230                              230
  Related party...............        336            272          608            14(B)             622
  Consolidation expense,
     net......................         66             45          111                              111
                                   ------         ------       ------         -----             ------
          Total expenses......      2,715          2,108        4,823            14              4,837
                                   ------         ------       ------         -----             ------
Net income (loss).............    $ 1,044        $ 1,214       $2,258         $ (14)           $ 2,244
                                   ======         ======       ======         =====             ======
Net income per share..........    $  0.19        $  0.40                                       $  0.25
                                   ======         ======                                        ======
Weighted average number of
  Series A common stock
  outstanding.................      5,383          3,014                                         9,000
                                   ======         ======                                        ======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               COMBINED
                                       THE                     HISTORICAL    PRO FORMA       PRO FORMA
                                     COMPANY     ADVANTAGE      TOTAL       ADJUSTMENTS     THE COMPANY
                                     -------     ---------     --------     -----------     -----------
Revenue:
  Rent.............................  $4,430       $ 3,280       $7,710                        $ 7,710
  Interest and dividends...........     386           414          800                            800
                                     ------        ------       ------          ----           ------
          Total revenue............   4,816         3,694        8,510                          8,510
                                     ------        ------       ------          ----           ------
Expenses:
  Interest.........................       0           289          289                            289
  Depreciation and amortization....   1,469           533        2,002                          2,002
  Property operations..............   1,210           922        2,132                          2,132
  General and administrative.......     276           167          443                            443
  Loss on sale of mortgage backed
     securities....................      13           237          250                            250
  Related party....................     378           306          684            68(B)           752
  Consolidation expense, net.......       2             1            3                              3
                                     ------        ------       ------          ----           ------
          Total expenses...........   3,348         2,455        5,803            68            5,871
                                     ------        ------       ------          ----           ------
          Net Income...............  $1,468       $ 1,239       $2,707         $ (68)         $ 2,639
                                     ======        ======       ======          ====           ======
Net income per share...............  $ 0.27       $  0.41                                     $  0.29
                                     ======        ======                                      ======
Weighted average number of Series A
  common stock outstanding.........   5,384         3,014                                       9,000
                                     ======        ======                                      ======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               COMBINED
                                       THE                     HISTORICAL    PRO FORMA       PRO FORMA
                                     COMPANY     ADVANTAGE      TOTAL       ADJUSTMENTS     THE COMPANY
                                     -------     ---------     --------     -----------     -----------
Revenue:
  Rent.............................  $4,544       $ 3,248       $7,792                        $ 7,792
  Interest and dividends...........     468           479          947                            947
                                     ------        ------       ------          ----           ------
          Total revenue............   5,012         3,727        8,739                          8,739
                                     ------        ------       ------          ----           ------
Expenses:
  Interest.........................       0           263          263                            263
  Depreciation and amortization....   1,401           429        1,830                          1,830
  Property operations..............   1,352           875        2,227                          2,227
  General and administrative.......     215           156          371                            371
  Loss on sale of mortgage backed
     securities....................      33             0           33                             33
  Related party....................     336           308          644         $  81(B)           725
  Consolidation expense (recovery),
     net...........................     452           (88)         364                            364
                                     ------        ------       ------          ----           ------
          Total expenses...........   3,789         1,943        5,732            81            5,813
                                     ------        ------       ------          ----           ------
          Net income...............  $1,223       $ 1,784       $3,007         $ (81)         $ 2,926
                                     ======        ======       ======          ====           ======
Net income per share...............  $ 0.23       $  0.59                                     $  0.33
                                     ======        ======                                      ======
Weighted average number of Series A
  common stock outstanding.........   5,384         3,014                                       9,000
                                     ======        ======                                      ======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                 COMBINED
                                             THE                 HISTORICAL  PRO FORMA       PRO FORMA
                                           COMPANY   ADVANTAGE    TOTAL     ADJUSTMENTS     THE COMPANY
                                           -------   ---------   --------   -----------     -----------
Revenue:
  Rent...................................  $4,056     $ 3,131     $7,187                      $ 7,187
  Interest and dividends.................     739         593      1,332                        1,332
                                           ------      ------     ------        ----           ------
          Total revenue..................   4,795       3,724      8,519                        8,519
                                           ------      ------     ------        ----           ------
Expenses:
  Interest...............................       0         176        176                          176
  Depreciation and amortization..........     995         427      1,422                        1,422
  Property operations....................   1,294         880      2,174                        2,174
  General and administrative.............      81          93        174                          174
  Loss on sale of mortgage backed
     securities..........................      31           0         31                           31
  Related party..........................     417         188        605          65(B)           670
  Consolidation expense, net.............     470         413        883                          883
                                           ------      ------     ------        ----           ------
          Total expense..................   3,288       2,177      5,465          65            5,530
                                           ------      ------     ------        ----           ------
          Net income.....................  $1,507     $ 1,547     $3,054       $ (65)         $ 2,989
                                           ======      ======     ======        ====           ======
Net income per share.....................  $ 0.28     $  0.50                                 $  0.33
                                           ======      ======                                  ======
Weighted average number of Series A
  common stock outstanding...............   5,384       3,079                                   9,079
                                           ======      ======                                  ======

                  See Notes to Pro Forma Financial Statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

     It is intended that a currently operating real estate investment trust, Franklin Advantage Real Estate Income Fund (the Fund), advised by Franklin Properties, Inc. (the Advisor), will merge into Franklin Select Real Estate Income Fund (the Company). Once the Merger transaction is complete, the Fund will cease to exist and the Company will carry on as the successor entity.

     The pro forma financial statements of the Company, which are unaudited, have been prepared based on the historical financial statements of the Company and the Fund. The pro forma balance sheet of the Company at September 30, 1995 has been prepared as if the Merger had been consummated on September 30, 1995. The pro forma statements of operations for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993, 1992 have been prepared as if the Merger had been consummated on January 1, 1992. The pro forma financial information of the Company has been presented as a reorganization of entities under common control; therefore, the amounts have been reported at their historical bases, as adjusted to give effect to the proposed Merger to the Company and the Fund. In management's opinion, all adjustments necessary to reflect the effects of the Merger have been made. The pro forma financial statements should be read in conjunction with the historical financial statements of the Company and the Fund.

     Pro forma financial information assuming a maximum number of shareholders exercised their rights as dissenters is summarized in footnote 4 to the pro forma financial statements. This information has been prepared under the same assumptions used for the preparation of the pro forma financial statements except as discussed in footnote 4.

     The pro forma financial statements assume that the Company has elected and qualified as a real estate investment trust for income tax reporting purposes and has distributed all of its taxable income and, therefore, incurred no income tax expense for the periods presented.

     The pro forma financial statements are not necessarily indicative of the financial position or results from operations for future periods.

2. PRO FORMA ADJUSTMENTS:

     A. Anticipated nonrecurring expenses related to the Merger transactions are estimated to aggregate $477, of which $111 has been incurred for the nine month period ended September 30, 1995. The remaining expenses, estimated to be $366, have been reflected as a one time charge against equity in the pro forma balance sheet at September 30, 1995. These expenses will be borne by the Company and the Fund if the Merger is not consummated, subject to limitation as explained elsewhere in this Joint Proxy Statement/Prospectus.

     B. Changes in the advisory fee structure of the Fund versus the Company are reflected as an adjustment to related party expenses.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

           NOTES TO THE PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

     Fees paid to the Advisor and their pro forma equivalents for the nine months ended September 30, 1995 and for the years ended December 31, 1994, 1993 and 1992 are as follows:

                                                                    ADVANTAGE
                                                             -----------------------            THE COMPANY
                                                             THE COMPANY   ADVANTAGE   TOTAL     PRO FORMA
                                                             -----------   ---------   ------   -----------
Nine Months Ended September 30, 1995:
  Advisory fee.............................................     $ 161       $   102    $  263     $   277
Year ended December 31, 1994:
  Acquisition fee..........................................     $  --       $   480    $  480     $    --
  Advisory fee.............................................     $ 148       $   116    $  264         332
Year ended December 31, 1993:
  Advisory fee.............................................     $ 126       $    86    $  212     $   293
Year ended December 31, 1992:
  Acquisition fee..........................................     $  --       $ 1,073    $1,073     $    --
  Advisory fee.............................................     $ 136       $    --    $  136     $   201

     The pro forma advisory fees have been calculated quarterly based on the total real estate assets before depreciation and amortization for the three quarters-ended September 30, 1995 and at each quarter-end during the years ended December 31, 1994, 1993, 1992 pursuant to the terms of the proposed agreement between the Company and the Advisor.

     The Company's fee structure does not include provisions for the payment of acquisition fees to the Advisor. Such fees incurred by the Fund have been capitalized to the base of the respective real estate investments for the Fund.

3. ASSUMPTIONS:

     Certain assumptions regarding the operations of the Company have been made in connection with the preparation of the pro forma financial statements. Those assumptions are as follows:

          a. No adjustment has been made in connection with general and administrative expenses of the Company versus those historically incurred by the Company or the Fund, other than the advisory fee structure, as it is management's opinion that a reduction, if any, will be immaterial.

          b. Per share information is based on the pro forma weighted average number of shares outstanding for the Company which was calculated by multiplying the historical weighted average Series A Common Stock outstanding for the Fund by the Advantage Conversion Factor and adding the historical number of Series A shares outstanding for the Company.

          c. Property management fees charged to the Company and the Fund are assumed to be competitive for property management services rendered in the areas where the Company's or the Fund's properties are located. Therefore, no adjustment to the historical property management fees has been reflected in the pro forma financial statements.

4. EXERCISE OF DISSENTER'S RIGHTS:

     Amounts related to the Company on a pro forma basis assume 100% acceptance of the Merger by the existing shareholders of the Fund.

     If it is assumed that (i) 5% of all shareholders, representing approximately 420 shares, exercised their rights to dissent from the Merger,
(ii) the Company repurchased their shares at the respective current trading price as listed on the American Stock Exchange on November 6, 1995 of $4.125 and $5.250 for Franklin Select Real Estate Income Fund and Franklin Advantage Real Estate Income Fund, respectively, the table

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
                      (THE COMPANY AND ADVANTAGE COMBINED)

           NOTES TO THE PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                      (IN 000'S EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

presented below summarizes the effects of such a repurchase on the Company on a pro forma basis, then the Company would pay out approximately $1,901 to dissenters.

     The effect of such a repurchase at September 30, 1995 and for the nine months ended September 30, 1995 and the years ended December 31, 1994, 1993, 1992, would be as follows:

                                                                               PRO FORMA
                                                                         ----------------------
                                                                         COMPANY     REPURCHASE
                                                                         -------     ----------
September 30, 1995
  Balance sheet at the end of the period
     Cash and cash equivalents.........................................  $ 4,072      $  2,171
     Total assets......................................................  $78,821      $ 76,920
     Stockholders' equity..............................................  $71,856      $ 69,955
     Book value per share..............................................     7.98          8.18
  Statement of operations:
     Interest and dividend revenue.....................................  $   462      $    391
     Net income........................................................  $ 2,244      $  2,173
     Net income per share..............................................  $  0.25      $   0.25
     Average shares outstanding........................................    9,000         8,550
December 31, 1994
  Statement of operations
     Interest and dividend revenue.....................................  $   800      $    705
     Net income........................................................  $ 2,639      $  2,544
     Net income per share..............................................  $  0.29      $   0.30
     Average shares outstanding........................................    9,000         8,550
December 31, 1993
  Statement of operations
     Interest and dividend revenue.....................................  $   947      $    852
     Net income........................................................  $ 2,926      $  2,831
     Net income per share..............................................  $  0.33      $   0.33
     Average shares outstanding........................................    9,000         8,550
December 31, 1992
  Statement of operations
     Interest and dividend revenue.....................................  $ 1,332      $  1,237
     Net income........................................................  $ 2,989      $  2,894
     Net income per share..............................................  $  0.33      $   0.34
     Average shares outstanding........................................    9,079         8,626

                 SELECTED FINANCIAL INFORMATION OF THE COMPANY

     The financial data in this section should be read in conjunction with the "Pro Forma Financial Statements" and the financial statements and notes thereto. The historical operating information of the Company as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 has been derived from audited financial statements which are included elsewhere in this Joint Proxy Statement/Prospectus. The comparable data as of December 31, 1990, 1991 and 1992 and for the years ended December 31, 1990 and 1991 have been derived from financial statements that are not required to be included in this Joint Proxy Statement/Prospectus. In the opinion of management, the financial data as of September 30, 1995 and for the nine month periods ended September 30, 1994 and 1995 include all adjustments necessary to present fairly the information set forth therein.

HISTORICAL

                                                                                        NINE MONTH PERIODS
                                                  YEAR ENDED DECEMBER 31,               ENDED SEPTEMBER 30,
                                      ------------------------------------------------  -------------------
                                        1990      1991      1992      1993      1994     1994        1995
                                      --------  --------  --------  --------  --------  -------     -------
                                                       (IN 000'S EXCEPT PER SHARE AMOUNTS)
Total revenue.......................  $  5,585  $  5,695  $  4,795  $  5,012  $  4,816  $ 3,620     $ 3,759
Depreciation and amortization.......       885       901       995     1,401     1,469    1,094       1,119
Property operations expense.........     1,464     1,613     1,294     1,352     1,210    1,082       1,050
Related party expenses..............       320       362       417       336       378      268         336
General and administrative
  expenses..........................        91        64        81       215       276      206         144
Net income..........................     2,783     2,755     1,507     1,223     1,468      955       1,044
Total assets........................    50,184    49,414    48,898    47,438    46,904   47,088      46,554
Per share(1):
  Net income........................       .59       .51       .28       .23       .27      .18         .19
  Distributions declared............       .72       .66       .45       .40       .41      .30         .33
Tax status of distributions paid:
  Ordinary income...................       .57       .52       .45       .04       .34         (2)         (2)
  Return of capital.................       .15       .14        --       .36       .07         (2)         (2)
Weighted average number of shares of
  Series A common stock
  outstanding.......................     4,730     5,384     5,384     5,384     5,383    5,384       5,383

---------------
(1) Per weighted average number of shares of Series A common stock outstanding.

(2) Tax status of distributions is calculated on an annual basis and is not available for this period.

PRO FORMA

  THE COMPANY, FREIF AND ADVANTAGE COMBINED

                                                                                                     NINE MONTHS ENDED
                                                                          YEAR ENDED
                                                                         DECEMBER 31,                  SEPTEMBER 30,
                                                                -------------------------------     -------------------
                                                                 1992        1993        1994       1994(2)      1995
                                                                -------     -------     -------     -------     -------
                                                                          (IN 000'S EXCEPT PER SHARE AMOUNTS)
Total revenues................................................  $12,422     $12,877     $12,990     $ 9,601     $10,618
Depreciation and amortization.................................    2,381       2,899       3,124       2,297       2,507
Property operations expense...................................    3,066       3,136       3,246       2,528       2,811
General and administrative expenses...........................      307         590         661         514         356
Related party expenses........................................    1,053       1,115       1,161         860         936
Loss on the sale of securities................................       31          33         318          81           0
Net income....................................................  $ 4,102     $ 4,193     $ 4,009     $ 2,991     $ 3,326
Total assets..................................................                                                  116,655
Per share(1):
  Net income..................................................  $  0.29     $  0.30     $  0.28     $  0.21     $  0.24
  Distributions declared......................................  $  0.47     $  0.43     $  0.44     $  0.32     $  0.33
Weighted average number of shares of Series A common stock
  outstanding.................................................   14,223      14,144      14,144      14,144      14,143

  THE COMPANY AND FREIF COMBINED

                                                                                                     NINE MONTHS ENDED
                                                                          YEAR ENDED
                                                                         DECEMBER 31,                  SEPTEMBER 30,
                                                                -------------------------------     -------------------
                                                                 1992        1993        1994       1994(2)      1995
                                                                -------     -------     -------     -------     -------
                                                                          (IN 000'S EXCEPT PER SHARE AMOUNTS)
Total revenues................................................  $ 8,698     $ 9,150     $ 9,296     $ 6,928     $ 7,296
Depreciation and amortization.................................    1,954       2,470       2,591       1,927       1,981
Property operations expense...................................    2,186       2,261       2,324       1,854       1,987
General and administrative expenses...........................      214         434         494         386         270
Related party expenses........................................      865         811         853         635         650
Net income....................................................  $ 2,555     $ 2,405     $ 2,772     $ 1,916     $ 2,126
Total assets..................................................                                                   84,169
Per share(1):
  Net income..................................................  $  0.24     $  0.23     $  0.26     $  0.18     $  0.20
  Distributions declared......................................  $  0.44     $  0.39     $  0.40     $  0.30     $  0.31
Weighted average number of shares of Series A common stock
  outstanding.................................................   10,528      10,528      10,528      10,528      10,527

  THE COMPANY AND ADVANTAGE COMBINED

                                                                                                     NINE MONTHS ENDED
                                                                          YEAR ENDED
                                                                         DECEMBER 31,                  SEPTEMBER 30,
                                                                -------------------------------     -------------------
                                                                 1992        1993        1994       1994(2)      1995
                                                                -------     -------     -------     -------     -------
                                                                          (IN 000'S EXCEPT PER SHARE AMOUNTS)
Total revenues................................................  $ 8,519     $ 8,739     $ 8,510     $ 6,293     $ 7,081
Depreciation and amortization.................................    1,422       1,830       2,002       1,464       1,645
Property operations expense...................................    2,174       2,227       2,132       1,756       1,874
Related party expenses........................................      670         725         752         559         622
General and administrative expenses...........................      174         371         443         334         230
Loss on the sale of securities................................       31          33         250          13           0
Net income....................................................  $ 2,989     $ 2,926     $ 2,639     $ 1,964     $ 2,244
Total assets..................................................                                                   78,821
Per share(1):
  Net income..................................................  $  0.33     $  0.33     $  0.29     $  0.22     $  0.25
  Distributions declared......................................  $  0.49     $  0.46     $  0.46     $  0.34     $  0.35
Weighted average number of shares of Series A common stock
  outstanding.................................................    9,079       9,000       9,000       9,000       9,000

---------------
(1) Per weighted average number of shares of Series A common stock outstanding. See "Summary -- Comparative Per Share Data" for additional per share data.

(2) Pro forma combined results for the nine month period ended September 30, 1994 are shown here for comparative purposes, and represent the combined operations of the Company, FREIF and Advantage after giving effect to the Merger.

        THE COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Management's discussion and analysis of financial condition and results of operations should be read in conjunction with the financial statements and notes thereto.

HISTORICAL

  RESULTS OF OPERATIONS

     COMPARISON OF THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

     Net income for the nine month period ended September 30, 1995 increased $89,000, or 9%, compared to 1994 due to the following factors: an increase in rental revenue of $53,000; an increase in interest and dividends of $86,000; an increase in depreciation and amortization of $25,000; a decrease in operating expenses of $32,000; an increase in related party expenses of $68,000; an increase in consolidation expense of $66,000; a decrease in general and administrative expense of $64,000 and a decrease in loss on sale of mortgage-backed securities of $13,000. Explanations of the material changes are as follows:

     Rental revenue for the nine month period ended September 30, 1995 increased $53,000, or 2%, primarily due to increased rental revenue at the Shores, as a result of an increase in average occupancy and rental rates. The average occupancy rate at the Shores during the nine month periods ended September 30, 1995 and 1994 was 98% and 91%, respectively. The occupancy rate at the Data General Building was 100% for both periods.

     Interest and dividend income for the nine month period ended September 30, 1995 increased $86,000, or 31%, due to higher yields realized on investments in mortgage-backed securities.

     Total expenses for the nine month period ended September 30, 1995, increased by $50,000, or 2%, from $2,665,000 in 1994 to $2,715,000. The increase in total expenses is attributable to the following factors: an increase in depreciation and amortization of $25,000, or 2%; a decrease in operating expenses of $32,000, or 3%; an increase in related party expenses of $68,000, or 25%; an increase in consolidation expense of $66,000 or 100%; a decrease in general and administrative expense of $64,000, or 31%; and a decrease in loss on sale of mortgage-backed securities of $13,000.

     Depreciation and amortization increased $25,000 for the nine month period ended September 30, 1995, reflecting tenant improvement costs at the Shores related to new leases commencing in late 1994.

     Operating expenses for the nine month period ended September 30, 1995 decreased $32,000, primarily due to a decrease in property tax expense at the Data General Building.

     Related party expense for the nine month period ended September 30, 1995 increased $68,000, primarily due to an increase in advisory fees related to the conversion of the Company to an infinite life REIT on October 1, 1994.

     Consolidation expense for the nine month period ended September 30, 1995 of $66,000 relates to the proposed consolidation.

     General and administrative expense for the nine month period ended September 30, 1995 decreased $64,000 primarily due to a decrease in non-recurring costs associated with listing the Company Common Stock on the AMEX in January 1994 of $68,000.

     COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Net income for 1994 increased $245,000, or 20%, compared to 1993 mostly due to non-recurring expenses reported in 1993, related to the proposed consolidation. Property operations were substantially unchanged from 1993 when reported on the accrual basis; however, the Company's cash flow significantly improved in 1994, as reported in the Statement of Cash Flows. Net cash flow from operating activities increased to

$3,021,000 in 1994 compared to $1,191,000 in 1993 and $2,606,000 in 1992. The improvement in 1994 reflects the Company's return to a stabilized level of cash flow after two years of operations which were impacted by tenant lease restructurings, free rent provided to new tenants and greater leasing commissions paid by the Company. Accounting standards require that the financial effect of these events be capitalized and amortized over the remaining terms of the leases. Therefore, large differences can arise between cash and accrual results. As the cost of these items is amortized, the opposite effect will occur causing reported rental income to be less than the cash received by the Company.

     Rental income decreased $114,000, or 3%, primarily due to a decrease in non-cash revenue recognized at the Data General Building. From 1992 to January, 1994, the Company recognized income related to a fee of $850,000 that the Company received in 1992 from a tenant that terminated their lease before expiration. The fee was recorded as advance rents and amortized over the remaining term of the tenant's lease. The amount of related income reported in the Company's financial statements for 1992, 1993 and 1994 was $268,000, $537,000 and $45,000, respectively. The fee is now fully amortized. In addition, the non-cash effect of straight-lining rental income for 1992, 1993 and 1994 was to increase or (decrease) reported income by $198,000, $499,000 and ($24,000), respectively. A significant portion of these amounts were caused by free rent periods provided to new tenants in the years indicated. Excluding the effects of lease buy-out amortization, rental income increased approximately $378,000, or 9%, in 1994 primarily due to an increase in the average occupancy rate for the Company's properties to 97% from 87% in 1993.

     Interest and dividend income decreased $82,000, or 18%, due to lower yields realized on investments in mortgage-backed securities, and to a lower average investment balance during 1994, reflecting the use of cash reserves in 1992 and 1993 for re-tenanting costs at the Data General Building.

     Total expenses decreased in 1994 by $441,000, or 12%, from $3,789,000 in 1993 to $3,348,000. The decrease in total expenses is attributable to the following factors: an increase in depreciation and amortization of $68,000, or 5%; a decrease in operating expenses of $142,000, or 11%; an increase in related party expenses of $42,000, or 13%; a decrease in consolidation expense, net, of $450,000, or 99%; an increase in general and administrative expense of $61,000, or 28%; and a decrease in loss on the sale of mortgage-backed securities of $20,000, or 61%.

     Depreciation and amortization increased $68,000 in 1994, reflecting tenant improvement costs at the Shores and the Data General Building related to new leases commencing late in 1993 and in 1994.

     Operating expenses decreased $142,000, primarily due to a partial refund of prior years property taxes at the Data General Building totaling $209,000. This benefit was partially offset by an increase in utility costs of $70,000 as a result of an increase in occupancy at the same property.

     Related party expense increased $42,000, primarily due to an increase in property management fees which are based on cash receipts.

     Consolidation expense decreased $450,000 on a net basis due to the termination of the proposed merger in the fourth quarter of 1993.

     General and administrative expense increased primarily as a result of an increase in legal and related costs and other non-recurring costs of $75,000 incurred in connection with listing the Company Common Stock on the AMEX and the conversion to an infinite life REIT, and an increase in directors' and officers' insurance of $13,000. These increases were partially offset by a decrease in accounting and shareholder service costs of $26,000.

     Loss on sale of mortgage-backed securities decreased $20,000 reflecting a greater amount of mortgage-backed securities sold in 1993 in order to provide funds for tenant improvements.

     COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Net income for 1993 decreased $284,000, or 19%, compared to 1992 due to the following factors: an increase in rental revenue of $488,000; a decrease in interest and dividends of $271,000; an increase in depreciation and amortization of $406,000; an increase in operating expenses of $58,000; a decrease in related party expenses of $81,000; a decrease in consolidation expense of $18,000; an increase in general and administrative expense of $134,000; and an increase in loss on the sale of mortgage-backed securities of $2,000.

     Rental revenue increased $488,000, or 12%, primarily due to increased rental revenue at the Data General Building, as a result of an increase in average occupancy at the property. The average occupancy rate at the property during 1993 and 1992 was 91% and 79%, respectively. The occupancy rates at December 31, 1993, for the Data General Building and the Shores Office Complex were 100% and 90%, respectively.

     Interest and dividend income decreased $271,000, or 37%, due to lower yields realized on investments in mortgage-backed securities, and to a lower average investment balance during 1993, reflecting the use of funds for re-tenanting costs at the Data General Building.

     Total expenses increased in 1993 by $501,000, or 15%, from $3,288,000 in 1992 to $3,789,000. The increase in total expenses is attributable to the following factors: an increase in depreciation and amortization of $406,000, or 41%; an increase in operating expenses of $58,000, or 5%; a decrease in related party expenses of $81,000, or 19%; a decrease in consolidation expense, net, of $18,000, or 4%; an increase in general and administrative expense of $134,000, or 165%; and an increase in loss on the sale of mortgage-backed securities of $2,000, or 7%.

     Depreciation and amortization increased $406,000 in 1993, reflecting tenant improvement costs at the Data General Building related to new leases commencing late in 1992 and in 1993, covering 60% of the building's rentable space.

     Operating expenses increased $58,000, primarily due to increased utility expense at the Data General Building as a result of its improved occupancy.

     Related party expense decreased $81,000, primarily due to a decrease in property management fees of $56,000. Property management fees are based on collected rental revenue; therefore, the 1993 fees were impacted by free rent provided to a new tenant at the Data General Building. Also contributing to the decrease in related party expense was the discontinuance of an affiliated transfer agent and registrar for the Company Common Stock. As of January 1, 1993, this service was assumed by an unaffiliated company, and the expense is now recorded under general and administrative expense.

     Consolidation expense decreased $18,000 on a net basis due to the termination of the proposed merger.

     General and administrative expense increased $134,000 primarily due to the acquisition of directors' and officers' insurance coverage in 1993 of $78,000, the change in the transfer agent previously discussed of $38,000, non-recurring costs associated with listing the Company Common Stock on the AMEX of $7,000 and accounting services of $14,000.

     The Company has entered into an Advisory Agreement with the Advisor to administer the day-to-day operations of the Company. The agreement was amended on October 1, 1994, as described in Note 2 to the accompanying financial statements. For the years ended December 31, 1994, 1993 and 1992, the Company recorded $148,000, $126,000 and $136,000, respectively, of advisory fee expense to the Advisor in accordance with the Advisory Agreement. The Company's properties are managed by Continental Property Management Co., an affiliate of the Advisor. For the years ended December 31, 1994, 1993 and 1992, the Company recorded $196,000, $159,000 and $216,000, respectively, of property management fee expense to CPMC in accordance with the Property Management Agreement.

     The Company's board of directors (including all of its independent directors) have determined, after review, that the compensation paid to the Advisor and to CPMC referenced above, as well as the reimbursements made by the Company to the Advisor reflected in Note 2 to the accompanying financial statements, are fair and reasonable to the Company.

PRO FORMA RESULTS OF OPERATIONS

     Management's discussion of pro forma results of operations should be read in conjunction with the pro forma financial statements. The pro forma financial statements have been presented as a pooling of interests, as adjusted to give effect to the Merger. The pro forma financial statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have been realized had the Company, FREIF and Advantage been a single entity during these periods.

THE COMPANY, FREIF AND ADVANTAGE COMBINED

  COMPARISON OF THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

     Pro forma net income for the nine months ended September 30, 1995 increased $335,000, or 11%, compared to the same period in 1994, primarily due to the acquisition of the Carmel Mountain Gateway Plaza in November 1994, one additional month of operations provided by the Glen Cove Shopping Center in 1995 compared to 1994, and a decrease in general and administrative expenses in 1995. These factors were partially offset by $173,000 of expenses incurred in 1995 related to the proposed Merger.

     Except for the decline in general and administrative expenses, the material fluctuations between the periods are substantially attributable to the operations of the retail centers discussed above. General and administrative expenses declined approximately $158,000 due to nonrecurring costs incurred in 1994 related to listing the Common Stock on the AMEX.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Pro forma net income reflects the aggregate net income reported by the Company, FREIF and Advantage for the same period, as adjusted for changes to the advisory fee.

     Pro forma net income for the Company, FREIF and Advantage, combined, decreased $184,000, or 4%, in 1994 compared to 1993 primarily due to gains and losses from the sale of mortgage-backed securities that affected the results of both years. In 1993, certain securities were sold in order to take advantage of favorable market conditions, which produced a gain of $447,000, while in 1994 securities were liquidated in order to purchase two retail centers, which caused a loss on the sale of the securities of $318,000. Other factors that affect the comparison of 1994 and 1993 net income are consolidation expenses, which were incurred in 1993, totaling $648,000 compared to $5,000 in 1994, and an increase of $71,000 in combined general and administrative expenses in 1994, which was primarily related to the conversion of the Company to an infinite life REIT.

     When the nonrecurring transactions discussed above are excluded from the operating results, combined net income in 1994 was substantially flat compared to 1993. Although the retail centers acquired in 1994 provided greater cash flow compared to the previous investment in mortgage-backed securities, the benefit was substantially offset by a decline in interest income from the remaining securities due to lower market interest rates.

     The two retail properties were purchased in January and November of 1994, with a total investment of $10.9 million of cash and $4.35 million in loans. Fluctuations in the other income and expense accounts can be attributed to the acquisition of the retail centers.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Pro forma net income for the year ended December 31, 1993, increased $91,000, or 2%, compared to 1992 due to an increase in revenues of $455,000 and an increase in expenses of $364,000. The increase in revenues was primarily due to an increase in the average occupancy at the Company's properties and to the gain on a sale of mortgage-backed securities of $447,000, which is discussed above. The average occupancy rate improved during 1993 at the Data General Building, the Mira Loma Shopping Center and the Northport buildings. The occupancy rate declined slightly at the Shores.

     The increase in expenses was composed of an increase in depreciation and amortization expense of $518,000, an increase in general and administrative expenses of $283,000, an increase in interest expense of $87,000, a decrease in consolidation expenses of $658,000 and increases in operating expenses, related party expenses and loss on the sale of securities of $70,000, $62,000 and $2,000, respectively.

     The increase in depreciation and amortization expense is related to tenant improvements and leasing commissions for new leases, which commenced late in 1992 and 1993, primarily at the Data General Building.

     The increase in general and administrative expenses was mostly related to the acquisition of directors and officers insurance coverage and to nonrecurring costs related to listing the Common Stock on the AMEX. Also contributing to the increase in general and administrative expense was the discontinuance of an affiliated transfer agent and registrar for the Common Stock. As of January 1, 1993, this service was assumed by an unaffiliated company, and the expense now is recorded under general and administrative expense, rather than under related party expense.

     The increase in interest expense is due to a full year's accrual of interest for Fairway Center's bonds in 1993 compared to a partial year expense in 1992.

     The increase in operating expenses is mostly the result of an increase in utilities costs related to the improved occupancy at the Data General Building.

     The increase in related party expense was primarily due to the commencement of the quarterly advisory fee for the Fairway Center, effective with the quarter ended June 30, 1993.

     Partially offsetting these expense increases was a decrease in expenses related to the previous consolidation effort of $643,000.

THE COMPANY AND FREIF COMBINED

  COMPARISON OF THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

     Pro forma net income for the nine months ended September 30, 1995 increased $210,000, or 11%, compared to the same period in 1994, primarily due to one additional month of operations provided by the Glen Cove Shopping Center in 1995 compared to 1994, and due to improved yields on the Company's investments in mortgage-backed securities. These factors were partially offset by $128,000 of expenses incurred in 1995 related to the proposed Merger.

     Except for the decline in general and administrative expenses, the material fluctuations between the periods are substantially attributable to one additional month of operations for the retail center. General and administrative expenses declined approximately $116,000 due to nonrecurring costs incurred in 1994 related to listing the Common Stock on the AMEX.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Pro forma net income reflects the aggregate net income reported by the Company and FREIF for the same period, as adjusted for changes to the advisory fee.

     Pro forma net income for the Company and FREIF, combined, increased $367,000, or 15%, in 1994 compared to 1993, reflecting an increase in revenues of $146,000 and a decrease in expenses of $221,000.

     In general, the increase in net income in 1994 can be attributed to a decrease of $732,000 of consolidation expenses incurred in 1993, and to the acquisition of a retail center in January, 1994. The retail center provided an improved return on investment for $4.7 million of cash, which was previously invested in mortgage-backed securities. Also affecting the comparison of 1994 to 1993 net income was a gain on the sale of mortgage-backed securities in 1993, which increased that year's net income by $447,000. Certain securities were sold and reinvested to take advantage of favorable market conditions.

     In 1994, the Company also experienced an increase in general and administrative expenses of $60,000 and an increase in loss on the sale of mortgage-backed securities of $48,000. The increase in general and administrative expenses was mostly due to legal and other nonrecurring costs related to listing the Common Stock on the AMEX, and to costs related to the conversion of the Company to an infinite life REIT. The mortgage-backed securities were sold in order to provide the funds to acquire the retail center. This also caused a decline in interest income of $338,000, compared to 1993.

     The acquisition of the retail center was also the primary cause of increases in rental revenue, interest expense, operating expenses, depreciation and amortization and related party expenses.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Pro forma net income for the year ended December 31, 1993, decreased $150,000, or 6%, compared to 1992 due to an increase in revenues of $452,000, which was offset by an increase in expenses of $602,000. The increase in revenues was primarily due to an increase in the average occupancy rate at the Company's properties, and to the gain on sale of mortgage-backed securities of $447,000, which is discussed above. The average occupancy rate improved during 1994 at the Data General Building, the Mira Loma Shopping Center and the Northport buildings. The occupancy rate declined slightly at the Shores.

     The increase in expenses is composed of an increase in depreciation and amortization expense of $516,000, an increase in operating expenses of $75,000, or 3%, an increase in general and administrative expenses of $220,000, or 103%, a decrease in consolidation expenses of $157,000, or 18%, a decrease in related party expenses of $54,000, or 6%, and an increase in loss on the sale of securities of $2,000.

     The increase in depreciation and amortization expense is related to tenant improvements and leasing commissions for new leases, which commenced late in 1992 and in 1993, primarily at the Data General Building.

     The increase in operating expenses is mostly the result of an increase in utility expense related to improved occupancy at the Data General Building.

     The increase in general and administrative expense is related to the acquisition of directors and officers insurance coverage in 1993, totaling $139,000, and to nonrecurring costs related to listing the Common Stock on the AMEX. Also contributing to the increase in general and administrative expense was the discontinuance of an affiliated transfer agent and registrar for the Common Stock. As of January 1, 1993, this service was assumed by an unaffiliated company, and the expense now is recorded under general and administrative expense rather than under related party expense.

     The decrease in related party expense is primarily due to the change in the transfer agent previously discussed, and a decrease in property management fees. Property management fees are based on collected rental revenue; therefore, the 1993 fees were impacted by free rent provided to a new tenant at the Data General Building.

THE COMPANY AND ADVANTAGE COMBINED

  COMPARISON OF THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

     Pro forma net income for the nine months ended September 30, 1995 increased $280,000, or 14%, compared to the same period in 1994, primarily due to the acquisition of the Carmel Mountain Gateway Plaza in November 1994, and a decline in general and administrative expenses. These benefits were partially offset by $111,000 of expenses related to the proposed Merger.

     Except for the decline in general and administrative expenses, the material fluctuations between the periods are attributable to the acquisition of the retail center. General and administrative expenses declined approximately $104,000 due to nonrecurring costs incurred in 1994 related to listing the Common Stock on the AMEX.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Pro forma net income reflects the aggregate net income reported by the Company and Advantage for the same period, as adjusted for changes to the advisory fee.

     Pro forma net income decreased $287,000, or 10%, in 1994 compared to 1993, reflecting a decrease in revenues of $229,000 and an increase in expenses of $58,000. The decrease in revenues was composed of a decrease in interest and dividend income of $147,000, or 16%, and a decline in rental income of $82,000, or 1%.

     Interest and dividend income declined due to lower yields realized on investments in variable rate mortgage-backed securities and to lower average investment balance during 1994. Proceeds from the sale of securities were used for retenanting costs at the Data General Building and Fairway Center and to acquire the Carmel Mountain Gateway Plaza.

     The decline in rental revenue was mostly due to a decline in non-cash revenue recognized at the Data General Building related to the early termination of a tenant lease in 1993. For a detailed discussion, see "Historical -- Results of Operations" for the Company.

     The increase in expenses of $58,000 is composed of an increase in interest expense of $26,000, or 10%, an increase in depreciation and amortization expense of $172,000, or 9%, a decrease in operating expenses of $95,000, or 4%, an increase in general and administrative expenses of $72,000, or 19%, a decrease in consolidation expenses of $361,000, or 99%, an increase in related party expenses of $27,000, or 4%, an increase in loss on the sale of securities of $217,000.

     The increases in interest expense, depreciation and amortization and related party expense are primarily attributable to the acquisition of the Carmel Mountain Gateway Plaza.

     Operating expenses decreased primarily due to a partial refund of a prior year's property taxes at the Data General Building totaling $209,000. The benefit was partially offset by higher utility costs at the same property, and by operating expenses from Carmel Mountain.

     The increase in general and administrative expenses was mostly due to legal and other nonrecurring costs related to listing the Common Stock on the AMEX and to costs related to the conversion of the Company to an infinite life REIT.

     The loss on the sale of mortgage-backed securities in 1994 was primarily caused by the sale of securities to provide funds for the acquisition of Carmel Mountain.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Pro forma net income for the year ended December 31, 1993, decreased $63,000, or 2%, compared to 1992, due to an increase in revenues of $220,000, which was offset by an increase in expenses of $283,000. The increase in revenues is primarily due to an increase in rental income from the Data General Building where the average occupancy rate increased to 91% in 1994 from 79% in 1993. Partially offsetting the increase in rental income was a decline in interest and dividend income caused by a lower investment balance during the year and lower interest rates.

     The increase in total expenses is composed of an increase in interest expense of $87,000, or 49%, an increase in depreciation and amortization expense of $408,000, or 29%, an increase in operating expenses of $53,000, or 2%, an increase in general and administrative expenses of $197,000, or 113%, a decrease in consolidation expenses of $519,000, or 59%, an increase in related party expenses of $55,000, or 8%, and an increase in loss on the sale of securities of $2,000.

     The increase in depreciation and amortization expense is related to tenant improvements and leasing commissions for new leases, which commenced late in 1992 and 1993, primarily at the Data General Building.

     The increase in operating expenses is mostly the result of an increase in utility expense related to the improved occupancy at the Data General Building.

     The increase in general and administrative expenses is related to the acquisition of directors and officers insurance coverage in 1993 totaling $121,000, and to nonrecurring costs related to listing the Common Stock on the AMEX. Also contributing to the increase in general and administrative expense was the discontinuance of an affiliated transfer agent and registrar for the Common Stock. As of January 1, 1993, this service was assumed by an unaffiliated company, and the expense now is recorded under general and administrative expense rather than under related party expense.

     The increase in related party expense was primarily due to the commencement of the quarterly advisory fee for the Fairway Center, effective with the quarter ended June 30, 1993. This was partially offset by the change in the transfer agent previously discussed and by a decrease in property management fees related to the Data General Building. Property management fees are based on collected rental revenue; therefore, the 1993 fees were impacted by free rent provided to a new tenant.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal source of capital for the acquisition and major renovation of properties has been the proceeds from the initial public offering of its stock. The Company's cash flow has been its principal source of capital for minor property improvements, leasing costs and the payment of quarterly distributions. At September 30, 1995, the Company's cash reserves, including mortgage-backed securities, aggregated $8,554,000. The Company's investment in mortgage-backed securities consists of GNMA, FNMA and FMLMC adjustable rate pass-through certificates in which payments of principal and interest are guaranteed by GNMA, FNMA and FMLMC. However, changes in market interest rates may cause the securities' market values to fluctuate, which could result in a gain or loss if the securities are sold before maturity.

     On September 22, 1994, the Shareholders approved a proposal to convert the Company from a finite life real estate investment trust to an infinite life real estate investment trust and related changes to the objectives and policies of the Company and in the compensation to the Advisor. As a result of the conversion, the Company will have broader, growth-oriented investment and reinvestment policies than prior to the conversion. The Company is also expected to have greater potential for portfolio growth and diversification due to its ability to acquire additional properties with the proceeds from securities offerings, to issue stock in exchange for properties and to reinvest the net proceeds from the disposition or refinancing of properties (subject to REIT distribution requirements).

     As of September 30, 1995, the Company had no formal borrowing arrangements with a bank and has no long-term debt. Each of the Company's properties is owned free and clear of mortgage indebtedness. During the periods presented, the Company did not enter into any significant investing and financing activities.

     Management continues to evaluate other properties for acquisition by the Company. In the short term and in the long term, management believes that the Company's current sources of capital will continue to be adequate to meet both its operating requirements and the payment of distributions.

     The Company currently has two leases that provide 10% or more of its total annual revenue as described under "Description of Real Properties -- The Company's Significant Tenants." The tenants are located at the Data General Building and provide 25% and 22% of the Company's annual base rent under leases that expire in 1999 and 1997, respectively. If one of the tenants decided not to renew, or to default on its lease, the Company would determine whether a reduction in its quarterly distribution rate was warranted in light of the Company's distribution policy, the then existing leasing market conditions and other factors deemed relevant by the board of directors. In connection with any lease renewal or new leasing, the Company would incur costs for tenant improvements and leasing commissions which would be funded first from operating cash flow and, if necessary, from cash reserves.

     Net cash flow provided by operating activities for the nine month period ended September 30, 1995 was $2,211,000 which was substantially unchanged from the same period in 1994. For the years ended December 31, 1994, 1993 and 1992 net cash provided by operating activities was $3,021,000, $1,191,000 and $2,606,000, respectively. The primary differences between the periods relate to free rent provided to tenants during 1993, leasing commissions paid in 1993, and advance rent received by the Company in 1992 which was amortized as income through January 1994.

     Funds from Operations for the nine month period ended September 30, 1995 increased $101,000, or 5%, to $2,163,000 compared to the same period in 1994. The increase is primarily due to the improvement in net income as described in "-- Results of Operations." For the years ended December 31, 1994, 1993 and 1992, Funds from Operations were $2,937,000, $2,624,000, and $2,502,000, respectively. The increase from 1992 to 1993 is primarily due to an increase in the average occupancy rate at the Data General Building. The increase from 1993 to 1994 primarily reflects consolidation expenses incurred in 1993 which reduced that year's results. The Company believes that Funds from Operations is helpful in understanding a property portfolio in that such calculation reflects income from operating activities and the properties' ability to support general operating expenses and interest expense before the impact of certain activities, such as gains and losses from property sales and changes in the accounts receivable and accounts payable. However, it does not measure whether income is sufficient to fund all of the Company's cash needs including principal amortization, capital improvements, and distributions to Shareholders. Funds from Operations should not be considered an alternative to net income or any other GAAP measurement of performance, as an indicator of the Company's operating performance or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. As defined by the National Association of Real Estate Investment Trusts, Funds from Operations is net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization, and after adjustment for unconsolidated joint ventures. The Company reports Funds from Operations in accordance with the NAREIT definition. For the periods presented, Funds from Operations represents net income plus depreciation and amortization. The measure of Funds from Operations as reported by the Company may not be comparable to similarly titled measures of other companies that follow different definitions.

IMPACT OF INFLATION

     The Company's management believes that inflation may have a positive effect on the Company's property portfolio, but this effect generally will not be fully realized until such properties are sold or exchanged. The Company's policy of negotiating leases which incorporate operating expense "pass-through" provisions is intended to protect the Company against increased operating costs resulting from inflation.

DISTRIBUTIONS

     For distribution policies of the Company, see "The Company -- Distribution Policy."

     During the years ended December 31, 1994, and 1993, the Company declared distributions totaling $2,207,000, or $.41 per share, and $2,154,000, or $.40 per share, respectively. Because depreciation is a non-cash expense, cash flow will typically be greater than earnings from operations and net earnings. Therefore, quarterly distributions will consistently be higher than quarterly earnings.

                    SELECTED FINANCIAL INFORMATION OF FREIF

     The financial data in this section should be read in conjunction with the "Pro Forma Financial Statements" and the financial statements and notes thereto. The historical operating information of FREIF as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 have been derived from audited financial statements which are included elsewhere in this Joint Proxy Statement/Prospectus. The comparable data as of December 31, 1990, 1991 and 1992 and for the years ended December 31, 1990 and 1991 have been derived from financial statements that are not required to be included in this Joint Proxy Statement/Prospectus. In the opinion of management, the financial data as of September 30, 1995 and for the nine month periods ended September 30, 1994 and 1995 include all adjustments necessary to present fairly the information set forth therein.

                                                                                              NINE MONTH
                                             YEAR ENDED DECEMBER 31,                         PERIODS ENDED
                            ---------------------------------------------------------        SEPTEMBER 30,
                            RESTATED     RESTATED                                         -------------------
                              1990         1991        1992        1993        1994        1994        1995
                            --------     --------     -------     -------     -------     -------     -------
                                                   (IN 000'S EXCEPT PER SHARE AMOUNTS)
Total revenue...........    $  4,015     $  4,245     $ 3,903     $ 4,138     $ 4,480     $ 3,308     $ 3,537
Depreciation and
  amortization..........         532          965         959       1,069       1,122         833         862
Property operations
  expense...............         561          940         892         909       1,114         772         937
Related party
  expenses..............         152          187         222         226         213         154         164
General and
  administrative
  expenses..............         161          118         133         219         218         183         126
Net income..............       2,609        2,035       1,274       1,431       1,566       1,174       1,232
Total assets............      39,091       38,175      37,230      36,676      38,230      38,230      38,045
Note payable............           0            0           0           0       1,981       1,981       1,948
Per share(1):
  Net income............         .65          .51         .32         .36         .39         .29         .31
  Distributions
     declared...........         .76          .76         .55         .50         .50         .38         .38
  Tax status of
     distributions paid:
     Ordinary income....         .65          .55         .47         .14         .41            (2)         (2)
     Return of
       capital..........         .11          .21         .08         .24         .09            (2)         (2)
     Capital gain.......          --           --          --         .12          --            (2)         (2)
Weighted average number
  of shares of Series A
  common stock
  outstanding...........       4,000        4,000       4,000       4,000       4,000       4,000       4,000

---------------
(1) Per weighted average number of shares of Series A common stock outstanding.
(2) Tax status of distributions is calculated on an annual basis and is not available for this period.

           FREIF'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Management's discussion and analysis of financial condition and results of operations should be read in conjunction with the financial statements and notes thereto.

RESULTS OF OPERATIONS

  COMPARISON OF THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

     Net income for the nine month period ended September 30, 1995 increased $58,000, or 5%, as compared to the same period in 1994 due to the following factors: an increase in rental revenue of $229,000; an increase in interest and dividends of $10,000; a decrease in other income of $10,000; an increase in interest expense of $30,000; an increase in depreciation and amortization of $29,000; an increase in operating expenses of $165,000; an increase in related party expenses of $10,000; an increase in consolidation expense of $62,000; a decrease in general and administrative expense of $57,000, and a decrease in loss on the sale of mortgage-backed securities of $68,000. Explanations of the material changes are as follows:

     Rental revenue for the nine month period ended September 30, 1995 increased $229,000, or 7%, primarily due to the recognition of rental income from the Glen Cove Shopping Center acquired on January 31, 1994 and improved occupancy and rental rates at the Shores. The average occupancy rate of net rentable square feet for the nine month periods ended September 30, 1995 and 1994 at the Shores was 98% and 91%, respectively, at the Northport Buildings 98% and 97%, respectively, at the Mira Loma Shopping Center 81% and 81%, respectively; and at the Glen Cove Center 97% and 95%, respectively.

     Total expenses increased for the nine month period ended September 30, 1995 by $171,000, or 8%, from $2,134,000 in 1994 to $2,305,000. The increase in total expenses is attributable to the following factors: an increase in interest expense of $30,000; an increase in depreciation and amortization of $29,000, or 3%; an increase in operating expenses of $165,000, or 21%; an increase in related party expense of $10,000, or 6%; an increase in consolidation expense of $62,000, or 100%; a decrease in general and administrative expense of $57,000, or 31%, and a decrease in loss on sale of mortgage-backed securities of $68,000 or 100%.

     Interest expense increased $30,000 reflecting the issuance of an unsecured loan payable in January, 1994, related to the acquisition of the Glen Cove Center. This loan was converted into a secured mortgage note in June, 1994.

     Depreciation and amortization increased $29,000 reflecting tenant improvement costs at the Shores related to new leases commencing in late 1994 and the acquisition of rental property in January 1994.

     Related party expense increased $10,000 as a result of an increase in property management fees due to the increases in rental revenue at FREIF's properties.

     Consolidation expense of $62,000 relates to the proposed consolidation.

     General and administrative expense decreased $57,000 due to a decrease in non-recurring consulting fees and legal expenses.

     Loss on sale of mortgage-backed securities decreased $68,000 due to the sale of mortgage-backed securities in January, 1994. The proceeds were used to invest in rental property.

     Operating expenses increased $165,000 due to an increase in utility and insurance expense at FREIF's properties and to a $100,000 writeoff of building and equipment related to ceasing operations at the Mira Loma Car Wash in August, 1995. The land will be paved and used as additional parking space at the Mira Loma Shopping Center.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Net income for 1994 increased $135,000, or 9%, as compared to 1993 primarily due to the acquisition of the Glen Cove Center in January, 1994, and due to improved occupancy rates at two of FREIF's properties.

     Rental revenue for 1994 increased $1,045,000, or 31%, primarily due to the recognition of approximately $913,000 of rental income from the Glen Cove Center, and due to improved occupancy at the Shores Office Complex and Northport Business Park properties. The average occupancy rate of net rentable square feet during the years 1994 and 1993 at the Shores Office Complex was 93% and 83%; at the Northport Buildings 97% and 87%; and at the Mira Loma Shopping Center 81% and 92%, respectively. Average occupancy during 1994 at the Glen Cove Center was 95%.

     Interest and dividend income decreased $246,000, or 79%, primarily due to the sale of mortgage-backed securities and the investment of the proceeds in the Glen Cove Center. A loss of $68,000 was recorded in 1994 on the sale of the securities. In 1993, FREIF sold its GNMA mortgage-backed securities in order to realize the gain on those investments in the amount of $447,000.

     Total expenses increased in 1994 by $207,000, or 8%, from $2,707,000 in 1993 to $2,914,000, mostly due to the acquisition of the Glen Cove Center.

     Interest expense increased $177,000 reflecting the issuance of an unsecured loan payable in January, 1994, related to the acquisition of the Glen Cove Center. This loan was converted into a secured mortgage note in June 1994.

     Depreciation and amortization increased $53,000 and operating expense increased $205,000 reflecting the acquisition of the Glen Cove Center.

     Consolidation expense decreased $282,000 on a net basis in 1994, due to the termination of the proposed merger in the fourth quarter of 1993.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Net income for 1993 increased $157,000, or 12%, as compared to 1992 due primarily to the following factors: an increase in rental revenue of $69,000; a decrease in interest and dividends of $287,000; an increase in gain on the sale of mortgage-backed securities of $447,000; an increase in depreciation and amortization of $110,000; a decrease in consolidation expense of $139,000; and an increase in general and administrative expense of $86,000.

     Rental revenue for 1993 increased $69,000, or 2%, primarily due to improved occupancy rates at FREIF's properties. The average occupancy rate of net rentable square feet in 1993 and 1992 at Mira Loma was 92% and 90%, respectively, and at the Northport Buildings it was 87% and 83%, respectively, offsetting a decrease in the average occupancy rate at the Shores to 83% for 1993 compared to 90% for 1992.

     Interest and dividend income decreased $287,000, or 48%, primarily due to the sale of FREIF's GNMA mortgage-backed securities in January, 1993, and the subsequent reinvestment of the proceeds in FNMA and FHLMC mortgaged-backed securities, which earned a lower yield. FREIF sold the mortgage-backed securities in order to realize the gain on those investments in the amount of $447,000.

     Total expenses increased in 1993 by $78,000, or 3%, from $2,629,000 in 1992 to $2,707,000. The increase in total expenses is attributable to the following factors: an increase in depreciation and amortization of $110,000, or 12%; an increase in operating expenses of $17,000, or 2%; an increase in related party expenses of $4,000, or 2%; a decrease in consolidation expense, net, of $139,000, or 33%; and an increase in general and administrative expense of $86,000, or 65%.

     Depreciation and amortization increased $110,000 in 1993, reflecting tenant improvements and leasing commissions, which were incurred late in 1992 and in 1993.

     Consolidation expense, net, decreased $139,000 on a net basis due to the termination of the proposed merger.

     General and administrative expense increased $86,000 due to the acquisition of directors and officers insurance coverage in 1993, and non-recurring costs associated with listing FREIF Common Stock on the AMEX.

     FREIF's board of directors (including all of its independent directors) have determined, after review, that the compensation paid to CPMC in 1994, as well as the reimbursements made by FREIF to the Advisor reflected in Note 2 to the accompanying financial statements are fair and reasonable to FREIF. No advisory fee was paid to the Advisor in 1992, 1993 or 1994.

LIQUIDITY AND CAPITAL RESOURCES

     FREIF's principal source of capital for the acquisition of properties was the proceeds from the initial public offering of its stock. FREIF completed its property acquisition phase in 1994 and no further acquisitions are anticipated. FREIF's cash flow has been its principal source of capital for property improvements, leasing costs and the payment of quarterly distributions. At September 30, 1995, FREIF's cash reserves, including mortgage-backed securities, aggregated $2,035,000. FREIF's investment in mortgage-backed securities consists of GNMA adjustable rate pass-through certificates in which payments of principal and interest are guaranteed by GNMA. However, changes in market interest rates may cause the securities' market values to fluctuate, which could result in a gain or loss if the securities are sold before maturity.

     For the periods presented, FREIF's investing and financing activities primarily consisted of the acquisition of the Glen Cove Center. FREIF borrowed $2 million in order to purchase the retail center in 1994. As of September 30, 1995, Glen Cove Center was subject to secured financing with an outstanding balance of approximately $1,948,000. Otherwise, FREIF's properties are owned free of any indebtedness. Interest on the note accrues at a variable rate of 1.5% in excess of the Union Bank Reference Rate. Monthly installments of principal and interest are due beginning August 1, 1994, and continuing until maturity of the note on May 1, 1999. Principal installments are payable in the amount of $3,700 per month. The note may be prepaid in whole or in part at any time without penalty.

     For the foreseeable future, management believes that FREIF's current sources of capital will continue to be adequate to meet both its operating requirements and the payment of distributions.

     Net cash flow provided by operating activities for the nine months ended September 30, 1995 decreased $166,000 to $2,074,000 compared to the same period in 1994. Although net income increased $58,000 in 1995, FREIF collected a $258,000 receivable in 1994 which increased that year's cash flow. For the years ended December 31, 1994, 1993 and 1992 net cash provided by operating activities was $2,670,000, $2,023,000 and $1,837,000, respectively. The trend generally reflects FREIF's improving profitability which is also indicated by trends in net income and Funds from Operations. Net cash flow provided by operating activities was impacted in 1992 and 1993 by consolidation expenses, and greater free rent and leasing commissions compared to 1994.

     Funds from Operations for the nine months ended September 30, 1995 increased $87,000, or 4%, to $2,094,000 compared to the same period in 1994. The increase is primarily due to the improvement in net income as described in "-- Results of Operations." For the years ended December 31, 1994, 1993 and 1992, Funds from Operations were $2,688,000, $2,500,000, and $2,233,000, respectively. The primary differences between the periods relate to improved profitability for FREIF's properties and the acquisition of the Glen Cove Shopping Center in 1994. FREIF believes that Funds from Operations is helpful in understanding a property portfolio in that such calculation reflects income from operating activities and the properties' ability to support general operating expenses and interest expense before the impact of certain activities, such as gains and losses from property sales, and changes in the accounts receivable and accounts payable. However, it does not measure whether income is sufficient to fund all of FREIF's cash needs including principal amortization, capital improvements, and distributions to Shareholders. Funds from Operations should not be considered an alternative to net income or any other GAAP measurement of performance, as an indicator of FREIF's operating performance or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. As defined by the National Association of Real Estate Investment Trusts, Funds from Operations is net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization, and after adjustment for unconsolidated joint ventures. FREIF reports Funds from Operations in accordance with the NAREIT definition. For the periods presented, Funds from Operations represents net income plus depreciation and amortization. The measure of Funds from Operations as reported by FREIF may not be comparable to similarly titled measures of other companies that follow different definitions.

IMPACT OF INFLATION

     FREIF's management believes that inflation may have a positive effect on FREIF's property portfolio, but this effect generally will not be fully realized until such properties are sold or exchanged. On some leases, FREIF collects overage rents based on increased sales and increased base rentals as a result of cost of living adjustments. FREIF's policy of negotiating leases which incorporate operating expense "pass-through" provisions is intended to protect FREIF against increased operating costs resulting from inflation.

DISTRIBUTIONS

     Distributions are declared quarterly at the discretion of the board of directors. FREIF's present distribution policy is to at least annually evaluate the current dividend rate in light of anticipated tenant turnover over the next two or three years, the estimated level of associated improvements and leasing commissions, planned capital expenditures, any debt service requirements and FREIF's other working capital requirements. After balancing these considerations, and considering FREIF's earnings and cash flow, the level of its liquid reserves and other relevant factors, FREIF seeks to establish a distribution rate which:

          i) provides a stable distribution which is sustainable despite short term fluctuations in property cash flows;

          ii) maximizes the amount of cash flow paid out as distributions consistent with the above listed objective; and

          iii) complies with the Internal Revenue Code requirement that a REIT annually pay out as distributions not less than 95% of its taxable income.

     During the years ended December 31, 1994 and 1993, FREIF declared distributions totaling $2,000,000, or $.50 per share each year. Because depreciation is a non-cash expense, cash flow will typically be greater than earnings from operations and net earnings. Therefore, quarterly distributions will consistently be higher than quarterly earnings.

                  SELECTED FINANCIAL INFORMATION OF ADVANTAGE

     The financial data in this section should be read in conjunction with the "Pro Forma Financial Statements" and the financial statements and notes thereto. The historical operating information of the Company as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 have been derived from audited financial statements which are included elsewhere in this Joint Proxy Statement/Prospectus. The comparable data as of December 31, 1990, 1991 and 1992 and for the years ended December 31, 1990 and 1991 have been derived from financial statements that are not required to be included in this Joint Proxy Statement/Prospectus. In the opinion of management, the financial data as of September 30, 1995 and for the nine month periods ended September 30, 1994 and 1995 include all adjustments necessary to present fairly the information set forth therein.

                                                                                           NINE MONTH
                                                                                          PERIODS ENDED
                                            YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                              ----------------------------------------------------     -------------------
                              1990      1991        1992        1993        1994        1994        1995
                              ----     -------     -------     -------     -------     -------     -------
                                                  (IN 000'S EXCEPT PER SHARE AMOUNTS)
Total revenue...............  $  5     $ 1,468     $ 3,724     $ 3,727     $ 3,694     $ 2,673     $ 3,322
Depreciation and
  amortization..............    10          19         427         429         533         370         526
Property operations
  expenses..................    --          --         880         875         922         674         824
Related party expenses......    --          14         188         308         306         227         272
General and administrative
  expenses..................    11          39          93         156         167         129          86
Loss on sale of mortgage-
  backed securities.........    --          --          --          --         237          --          --
Net income (loss)...........   (16)      1,396       1,547       1,784       1,239       1,073       1,214
Total assets................   889      28,365      30,929      30,706      32,739      32,739      32,633
Notes and bonds payable.....    --          --       3,075       3,015       5,298       5,298       5,279
Per share(1):
  Net income (loss).........  (.59)        .57         .50         .59         .41         .36         .40
  Distributions declared....    --         .57         .65         .65         .65         .49         .47
Tax status of distributions
  paid:
  Ordinary income...........    --         .57         .50         .49         .51          (2)         (2)
  Return of capital.........    --          --         .15         .16         .14          (2)         (2)
Weighted average number of
  shares of Series A common
  stock outstanding.........    --       2,470       3,079       3,014       3,014       3,014       3,014

---------------
(1) Per weighted average number of shares of Series A common stock outstanding for the years ended December 31, 1994, 1993, 1992 and 1991 and per weighted average number of shares of Series B common stock outstanding of 27 for the period of July 6, 1990 (inception) to December 31, 1990.

(2) Tax status of distributions is calculated on an annual basis and is not available for this period.

         ADVANTAGE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Management's discussion and analysis of financial condition and results of operations should be read in conjunction with the financial statements and notes thereto.

RESULTS OF OPERATIONS

  COMPARISON OF THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

     Net income for the nine month period ended September 30, 1995 increased $141,000 or 13%, compared to the nine month period ended September 30, 1994 primarily due to the acquisition of the Carmel Mountain Shopping Center in November, 1994.

     Rental revenue increased $904,000, or 39%, primarily due to the recognition of rental income from the Carmel Mountain Shopping Center and improved occupancy rates at Fairway Center. The average occupancy rate of net rentable square feet for the nine month periods ended September 30, 1995 and 1994 at the Fairway Center was 100% and 96%, respectively.

     Interest and dividends decreased $255,000, or 72%, primarily due to the use of funds for the acquisition of the Carmel Mountain Shopping Center.

     Total expenses increased for the nine month period ended September 30, 1995 by $508,000, or 32%, from $1,600,000 in 1994 to $2,088,000. The increase in total expenses is attributable to the following factors: an increase in interest expense of $155,000, or 78%; an increase in depreciation and amortization of $156,000, or 42%; an increase in operating expenses of $150,000, or 22%; an increase in related party expense of $45,000, or 20%; an increase in consolidation expense of $45,000 or 100%; and a decrease in general and administrative expense of $43,000, or 33%.

     Interest expense increased $155,000 reflecting the issuance of a note payable in November, 1994, related to the acquisition of Carmel Mountain.

     Depreciation and amortization expenses increased $156,000 and operating expenses increased $150,000 reflecting the tenant improvement and lease commission costs incurred at the Fairway Center during 1994 and the acquisition of Carmel Mountain Gateway Plaza, respectively.

     Related party expenses increased $45,000 primarily due to increases in advisory and property management fees related to Carmel Mountain.

     Consolidation expense of $45,000 relates to the proposed consolidation.

     General and administrative expense decreased $43,000, primarily due to a decrease in non-recurring costs associated with listing Advantage Common Stock on the AMEX in January, 1994 of $45,000.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1994 TO YEAR ENDED DECEMBER 31, 1993

     Net income for 1994 decreased $545,000, or 31%, compared to 1993 primarily due to a loss on the sale of securities of $237,000, an increase in depreciation and amortization of $104,000 and a recovery of consolidation costs in 1993 that reduced that year's expenses. The securities were liquidated in order to provide funds for the acquisition of the Carmel Mountain Gateway Center. After increasing in 1993, net funds provided by the Fairway Center declined 6% in 1994 to a level slightly below that of 1992, reflecting vacancy while Advantage was reconfiguring 16,000 square feet for the expansion of an existing tenant. There are no lease expirations scheduled for 1995 or 1996. Explanations of the material changes are as follows:

     Interest and dividends decreased $65,000, or 14%, primarily due to lower yields realized on investments in mortgage-backed securities and the sale of mortgage-backed securities and the investment of the proceeds in real estate.

     Interest expense increased $26,000 reflecting the issuance of a note payable in October 1994, related to the acquisition of Carmel Mountain.

     Depreciation and amortization expenses increased $104,000 reflecting the tenant improvement and lease commission costs incurred at the Fairway Center during 1994 and the acquisition of Carmel Mountain Gateway Plaza in November 1994.

  COMPARISON OF YEAR ENDED DECEMBER 31, 1993 TO YEAR ENDED DECEMBER 31, 1992

     Net income for 1993 increased $237,000, or 15%, compared to 1992 due primarily to the following factors: an increase in rental revenue of $117,000; a decrease in interest and dividends of $114,000; an increase in interest expense of $87,000; an increase in related party expenses of $120,000; a decrease in consolidation expense of $501,000; and an increase in general and administrative expense of $63,000.

     Rental revenue increased $117,000, or 4%, primarily due to increased reimbursements from the tenants at the Fairway Center for certain operating expenses of the property.

     Interest and dividends decreased $114,000, or 19%, primarily due to the sale of short-term investments in June, 1992. Proceeds from the sale of the investments were used by Advantage to redeem 158,000 shares of Series A common stock in the approximate amount of $1,517,000, in order to bring the ownership of the shares into conformity with Internal Revenue Code provisions.

     Total expenses decreased in 1993 by $234,000, or 11%, from $2,177,000 in 1992 to $1,943,000. The decrease in total expenses is attributable to the following factors: an increase in interest expense of $87,000, or 49%; an increase in depreciation and amortization of $2,000, or .5%; a decrease in operating expenses of $5,000, or .6%; an increase in related party expenses of $120,000, or 64%; a decrease in consolidation expense of $501,000, or 121%; and an increase in general and administrative expense of $63,000, or 68%.

     Interest expense increased $87,000 reflecting a full year's accrual of interest for the Fairway Center bonds in 1993 compared to a partial year expense in 1992. A portion of the 1992 expense was prepaid by the seller of the Fairway Center at the time of acquisition in 1992.

     Related party expense increased $120,000 in 1993 due to the commencement of the quarterly advisory fee effective with the quarter ended June 30, 1993, and to an increase in property management fees reflecting greater cash receipts from the Fairway Center tenants.

     The consolidation expense (recovery) of $88,000, on a net basis, in 1993 is after reimbursement from the Advisor of costs associated with the proposed consolidation.

     General and administrative expense increased $63,000 primarily due to the acquisition of directors' and officers' insurance coverage of $43,000 and to non-recurring costs associated with listing the Advantage Common Stock on the AMEX of $22,000.

     Advantage has entered into an agreement with the Advisor to administer the day-to-day operations of Advantage. For the year ended December 31, 1994, Advantage recorded $116,000 of advisory fee expense to the Advisor in accordance with the Advisory agreement. Advantage's property is managed by Continental Property Management Co., an affiliate of the Advisor. For the year ended December 31, 1994, Advantage recorded $171,000 of property management fee expense to CPMC in accordance with the Property Management Agreement.

     Advantage's board of directors (including all of its independent directors) have determined, after review, that the compensation paid to the Advisor and to CPMC in 1994, as well as the reimbursements made by Advantage to the Advisor reflected in Note 2 to the accompanying financial statements are fair and reasonable to Advantage.

LIQUIDITY AND CAPITAL RESOURCES

     Advantage's principal sources of capital for the acquisition and renovation of properties and for working capital reserves have been proceeds from the initial offering of its common stock and from cash flow after payment of distributions. At September 30, 1995, Advantage's cash reserves, including mortgage-backed securities, aggregated $2,703,000. Advantage's investment in mortgage-backed securities consists of GNMA and FNMA adjustable rate pass-through certificates in which payments of principal and interest are guaranteed by GNMA and FNMA. However, changes in market interest rates may cause the securities' market values to fluctuate, which could result in a gain or loss if the securities are sold before maturity.

     In November 1994, Advantage purchased Carmel Mountain Gateway Plaza using cash provided by the sale of mortgage-backed securities and a secured loan in the amount of $2.35 million.

     At September 30, 1995, Advantage's properties were owned subject to the following indebtedness.

                                                                           OUTSTANDING
                                                                             BALANCE
                                                                           -----------
        Fairway Center
          Mello Roos Bonds...............................................  $ 2,770,000
          Seller Carryback Note..........................................      480,000
        Carmel Mountain Gateway Plaza....................................    2,329,000

     The Mello Roos bonds were issued to pay for certain improvements, primarily a highway interchange and other road improvements, for the benefit of the Fairway Center. The bonds are collateralized by the property and include a $300,000 prepaid reserve which will be applied against the principal balance at the maturity date. The bonds were issued with various maturity dates and interest rates. A special tax is levied against the Fairway Center and collected at the same time as the ad valorem property taxes by the local tax collector. The annual payment on the bonds is calculated in an amount sufficient to fully amortize the indebtedness, including the $300,000 prepaid reserve, and other related charges. The annual payment, net of administrative fees and interest credit to Advantage on the $300,000 reserve, for the 1995-1996 fiscal year will amount to approximately $263,000.

     The seller carryback note is due in March, 1996. Advantage plans to pay off the note using its cash reserves.

     The note secured by Carmel Mountain bears interest at a variable rate of 1.5% in excess of the Union Bank Reference Rate. Principal installments are payable in the amount of $2,098 to $3,033 per month until maturity in October 1999.

     Three of Advantage's tenants provide 10% or more of its total revenues. All three tenants are located at the Fairway Center.

                                                            ANNUALIZED
                                                   TOTAL    BASE RENT    % OF TOTAL     LEASE
                 PRINCIPAL BUSINESS               SQ. FT.   AT 9/30/95   BASE RENT    EXPIRATION
    --------------------------------------------  -------   ----------   ----------   ----------
    Continental Casualty Company................   74,515   $1,699,000       42%        10/31/97
    20th Century Industries, Inc. (insurance
      company)..................................   39,220      812,000       20%      04/30/2001
    California Federal Bank, FSB................   21,173      406,000       10%      04/30/2001

     While there are no scheduled lease expirations for the next two years, an important concern in the near term is whether Continental Casualty Company will renew its lease when it expires in 1997. Although Advantage has initiated preliminary discussions with Continental Casualty, management does not expect that Continental Casualty will engage in substantive negotiations until 1996. Currently, the annual rate of this lease is $22.80 per square foot which is above the market rate estimated to be approximately $19.00 per square foot.

     Although it is impossible to predict the condition of Brea's office market in late 1997, or the outcome of negotiations with Continental Casualty, if Continental Casualty were to renew its lease at today's market rate, Advantage's base rental income would decline approximately $358,000, or $.12 per share, including expense reimbursements. In addition, if the lease were renewed, Advantage would likely provide Continental Casualty with tenant improvements, which have typically cost between $4.00 to $6.00 per square foot for other tenants at Fairway, or $300,000 to $450,000 for the tenant's 75,000 square foot space. On the other hand, if

Continental Casualty were to vacate its space and a single replacement tenant could not be located, Advantage would have to reconfigure the space for multiple tenants at a cost which could exceed $2 million.

     In the absence of the Merger, Advantage's source of capital for these costs will vary depending upon the amount of funds required. The most likely sources are Advantage's cash reserves, debt financing or the sale of 5 acres of land at the Fairway Center. Due to the likelihood of reduced rental income related to this lease, Advantage reduced its quarterly distribution rate from $.1625 per share to $.1425 per share effective with the quarter ended September 30, 1995.

     Another of Advantage's tenants, Wherehouse Entertainment, Inc. filed for Chapter 11 Bankruptcy protection during the quarter ended June 30, 1995. In January 1996 the tenant vacated the premises and Advantage received a formal notice that Wherehouse rejects its lease at the Carmel Mountain Gateway Plaza effective January 31, 1996. The lease covers approximately 12,000 square feet, and provided approximately 7% of Advantage's total base rental revenue during the nine month period ended September 30, 1995. Advantage does not expect this lease default to have a material effect on its operations or liquidity because of the strong retail market in the area and the modest size of the lease in relation to Advantage's overall cash flow. Advantage expects to re-lease the space in a reasonable period of time at a comparable rental rate. For a further discussion of the property and the retail market, see "Description of Real Properties--Advantage's Properties--Carmel Mountain Gateway Plaza."

     In the short-term and in the long-term, management believes that Advantage's current sources of capital will continue to be adequate to meet both its operating requirements and the payment of distributions.

     The increase in Advantage's assets and liabilities during 1994 substantially reflect the acquisition of the Carmel Mountain Gateway Plaza in November 1994. There were no other material investing or financing activities during the periods presented.

     Net cash flow provided by operating activities for the nine month period ended September 30, 1995 decreased $131,000 to $1,933,000 compared to the same period in 1994. While it appears that Advantage's operating cash flow declined, there was in fact a significant increase in cash flow from continuing operations. Cash flow from continuing operations improved $469,000 over 1994 when a $600,000 non-recurring cash receipt is excluded from 1994 cash flow. The receipt represented a recovery of consolidation expenses which were paid by Advantage in prior years. The improvement of $469,000 in 1995 is primarily comprised of $160,000 of net cash flow provided by the Carmel Mountain Gateway Plaza acquired in November, 1994, and a reduction in leasing commissions paid to $7,000 in 1995 from $225,000 in 1994. The remaining $90,000 relates to greater average occupancy at the Fairway Center in 1995, and changes in accounts payable and accounts receivable. For the years ended December 31, 1994, 1993 and 1992 net cash flow provided by operating activities was $2,283,000, $1,707,000 and $1,318,000, respectively. The increase from 1992 to 1993 primarily reflects $260,000 of free rent provided to a tenant in 1992, a $223,000 contractual rent increase for the Fairway Center's largest tenant, less an increase in advisory fees of $86,000. The increase from 1993 to 1994 primarily reflects the $600,000 recovery of consolidation expenses discussed above.

     Funds from Operations for the nine month period ended September 30, 1995 increased $297,000, or 21%, to $1,740,000 compared to the same period in 1994. This improvement can be attributed to the acquisition of the Carmel Mountain Gateway Plaza in November of 1994, and to increased occupancy at the Fairway Center. For the years ended December 31, 1994, 1993 and 1992, Funds from Operations were $1,772,000, $2,213,000, and $1,974,000, respectively. The primary differences between the periods reflect the changes in net income as discussed under "-- Results of Operations." Advantage believes that Funds from Operations is helpful in understanding a property portfolio in that such calculation reflects income from operating activities and the properties' ability to support general operating expenses and interest expense before the impact of certain activities, such as gains and losses from property sales and changes in the accounts receivable and accounts payable. However, it does not measure whether income is sufficient to fund all of Advantage's cash needs including principal amortization, capital improvements, and distributions to Shareholders. Funds from Operations should not be considered an alternative to net income or any other GAAP measurement of performance, as an indicator of Advantage's operating performance or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. As defined by the National Association of

Real Estate Investment Trusts, Funds from Operations is net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization, and after adjustment for unconsolidated joint ventures. Advantage reports Funds from Operations in accordance with the NAREIT definition. For the periods presented, Funds from Operations represents net income plus depreciation and amortization. The measure of Funds from Operations as reported by Advantage may not be comparable to similarly titled measures of other companies that follow different definitions.

IMPACT OF INFLATION

     Advantage's management believes that inflation may have a positive effect on Advantage's property portfolio, but this effect generally will not be fully realized until such properties are sold or exchanged. Advantage's policy of negotiating leases which incorporate operating expense "pass-through" provisions is intended to protect Advantage against increased operating costs resulting from inflation.

DISTRIBUTIONS

     Distributions are declared quarterly at the discretion of the board of directors. Advantage's present distribution policy is to at least annually evaluate the current distribution rate in light of anticipated tenant turnover over the next two or three years, the estimated level of associated improvements and leasing commissions, planned capital expenditures, any debt service requirements and Advantage's other working capital requirements. After balancing these considerations, and considering Advantage's earnings and cash flow, the level of its liquid reserves and other relevant factors, Advantage seeks to establish a distribution rate which:

          i) provides a stable distribution which is sustainable despite short term fluctuations in property cash flows;

          ii) maximizes the amount of cash flow paid out as distributions consistent with the above listed objective; and

          iii) complies with the Internal Revenue Code requirement that a REIT annually pay out as distributions not less than 95% of its taxable income.

     During the years ended December 31, 1994, and 1993, Advantage declared distributions totaling $1,959,000, or $.65 per share each year. Because depreciation is a non-cash expense, cash flow will typically be greater than earnings from operations and net earnings. Therefore, quarterly distributions will consistently be higher than quarterly earnings.

                           INCOME TAX CONSIDERATIONS

     The following discussion provides a general summary of federal income tax considerations material to the Merger and the subsequent ownership of Company Common Stock. The following summary was prepared by the Company's special counsel, Steinhart & Falconer, which is of the opinion that the discussion fairly summarizes the material federal income tax considerations with respect to the Merger and the subsequent ownership of the Company Common Stock. This summary is based upon counsel's interpretation of the Code, the Treasury Regulations promulgated thereunder, published rulings of the Internal Revenue Service (the "Service"), and court decisions. No assurance can be given that the conclusions set forth below by special counsel would be sustained by a court, or that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. This discussion does not purport to deal with all aspects of taxation that may be relevant to each individual Shareholder in light of its particular circumstances, particularly if such Shareholder is a tax-exempt organization, a foreign entity, or a person who is not a citizen or resident of the United States. A copy of special counsel's opinion concerning the federal income tax considerations relevant to the Merger will be supplied free of charge to a Shareholder or his or her authorized representative upon written request. Such request should be addressed to the Advisor at 777 Mariners Island Boulevard, P.O. Box 7777, San Mateo, California 94403-7777.

     Each FREIF or Advantage Shareholder is encouraged to consult his or her own personal tax advisor regarding the specific tax consequences of the Merger and subsequent ownership of Company Common Stock in light of such Shareholder's specific circumstances.

TAXATION OF THE MERGER

  General

     The detailed terms and conditions of the Merger are contained in the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix A. The conclusions summarized below are not binding upon the Service or the courts, and do not preclude the Service from adopting a position contrary to special counsel's conclusions. No ruling will be requested from the Service in connection with the Merger. Moreover, the conclusions expressed in this summary are predicated upon the assumptions that (i) those Shareholders who exercise their Dissenter's Rights in connection with the Merger hold their respective stock as a capital asset and (ii) the Merger will satisfy the "continuity of interest" requirement.

     The continuity of interest requirement is a judicially created rule which requires that the Shareholders of the Funds retain a meaningful continuing equity interest in the Company after the Merger. If the Shareholders do not satisfy the continuity of interest requirement, the Merger will not qualify as a tax-free reorganization. Generally, this requirement is considered satisfied if the Shareholders exchange at least 50% of their Common Stock in either Fund for Company Common Stock and plan to retain such stock for five years. A FREIF or Advantage Series A Shareholder may dispose of Company Common Stock within this five year period provided the disposition was not pursuant to a plan or arrangement in place at the time of the Merger. The Advisor has represented that it has no knowledge of the existence of any such impermissible plan or arrangement.

     Subject to the foregoing and the representations of the Advisor, Steinhart & Falconer is of the opinion that the Merger will constitute a tax-free "reorganization" under Section 368(a)(1)(A) of the Code, and therefore, the Merger will have the following federal income tax consequences:

     (a) No gain or loss will be recognized by the Funds or the Company as a result of the Merger;

     (b) No gain or loss will be recognized by FREIF or Advantage Series A Shareholders with respect to their receipt of Company Common Stock pursuant to the Merger;

     (c) The aggregate tax basis of Company Common Stock received by each FREIF or Advantage Series A Shareholder in the Merger will be the same as the aggregate tax basis of the FREIF or Advantage Common Stock he or she surrenders;

     (d) The holding period of Company Common Stock received by FREIF or Advantage Series A Shareholders will include the period during which they held their FREIF or Advantage Common Stock;

     (e) Each FREIF or Advantage Series A Shareholder who exercises Dissenter's Rights in the Merger will be treated as receiving a payment from the Company in redemption of his or her FREIF or Advantage Common Stock and will recognize capital gain or loss measured by the difference between the cash received and the tax basis of his or her FREIF or Advantage Common Stock.

     The foregoing is not intended to be a comprehensive discussion of all possible federal income tax consequences of the Merger. No information is provided by this Joint Proxy Statement/Prospectus with respect to the tax consequences of the Merger under any state, local or foreign tax law. Should the Service contend that the Merger fails to meet the requirements of a tax-free reorganization and a court were to agree, the FREIF or Advantage Series A Shareholders would recognize gain or loss equal to the difference between the fair market value of Company Common Stock received and their aggregate basis in FREIF or Advantage Common Stock surrendered in the Merger. In that event, the Series A Shareholders' aggregate basis in their Company Common Stock will equal the fair market value of such stock at the time of its receipt. Finally, the holding period for the Company Common Stock received would not include the period during which FREIF or Advantage Series A Shareholders held their stock.

EFFECT OF MERGER ON REIT STATUS OF THE COMPANY

  Short Taxable Year

     The Merger contemplates that each Fund will merge with and into the Company and the separate corporate existence of each Fund will thereupon cease. The Code provides that when a taxpayer is in existence for only a part of what would otherwise be its entire taxable year, the taxpayer must file a short-year tax return. Consequently, each Fund will be required to file a short-year tax return for the period ending on the date the Merger is consummated. Each Fund's taxable income, if any, will then be based on the income earned during this short taxable year. Further, as discussed below in "Taxation of the Company: Annual Distribution Requirements," in order to qualify as a REIT, each Fund is required to distribute to its Shareholders an amount equal to 95% of "REIT taxable income." This means that in order to maintain its REIT status, each Fund will be required to distribute at least 95% of its REIT taxable income earned during the short taxable year. Any distribution made to satisfy this requirement will most likely occur immediately prior to the Merger. However, either Fund could elect to treat all or part of any distribution paid after the short taxable year as made during the short taxable year if the distribution is declared before the due date of the return (including extensions) and paid no later than the first regular distribution after the declaration, but in no case later than 12 months after the end of the year. Thus, in order to satisfy the 95% distribution requirement, the Funds may elect to pay distributions after the close of the short taxable year.

  Effect of Section 382

     Section 382 of the Code is a complex provision which generally has the effect of imposing an annual limit on certain deductions when a corporation suffers a "change of ownership" as defined in the statute. This limitation is imposed for the five years following the change of ownership. For purposes of
Section 382, the Merger may be a change of ownership for either or both of the Funds. In the Company's situation, the effect of Section 382 would be to limit the tax losses and depreciation deductions attributable to the excess of the Company's basis in its real estate over the properties' total fair market value on the date of the Merger. These tax losses and depreciation deductions would be limited to an amount equal to the value of all the FREIF and Advantage Common Stock immediately prior to the Merger times the "long-term tax-exempt rate," currently approximately 6.2%. Because the annual limitation is expected to be greater than the affected depreciation deductions, it is unlikely that the Company's depreciation deductions would actually be limited. If the Company did sell one of the properties acquired from the Funds at a loss within the five-year period, however, Section 382 could limit the amount of taxable loss the Company would be entitled to recognize.

TAXATION OF THE COMPANY

     After the Merger, the Company will continue to be taxed as a REIT under Sections 856 through 860 of the Code as long as it meets the requirements for qualification. The following discussion sets forth the major qualification requirements for a REIT and the material aspects of the federal income tax treatment of a REIT and its Shareholders. This discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations.

     In the opinion of special counsel, the Company will satisfy the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the continuing requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. Such factual assumptions and representations are set forth below in this discussion. Further, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Joint Proxy Statement/Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. These results will not be reviewed by Steinhart & Falconer, and it will express no opinion with respect to them. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year or years will satisfy such requirements. No ruling has been requested from the Service as to the qualification of the Company as a REIT.

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on the portion of its net income that is currently distributed to its Shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) which generally results from an investment in a corporation. Nevertheless, the Company will be subject to Federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Finally, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the ten year period beginning on the date on which such asset was acquired by the Company, then, to the extent of the excess of the fair market value of such asset over its tax basis, such gain will be subject to tax at the highest regular corporate rate pursuant to IRS regulations that have not yet been promulgated.

REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or certificates; (3) which (but for Sections 856 through 859 of the Code) would be taxable as a domestic corporation; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned, during the last half of each year, directly or indirectly, by five or fewer individuals; and (7) which meets three other tests described below.

     Since the Company will be a corporation organized under the laws of the state of California, and will be neither a financial institution nor an insurance company, it should satisfy the first four requirements described above. Further, the Company believes that, after the Merger, the beneficial ownership of the Company will be held by more than 100 persons, and not more than 50% of the Company's stock will be owned by five or fewer individuals. Finally, as discussed below, special counsel believes the Company should satisfy the remaining tests to qualify as a REIT.

  Income Tests

     The Company must satisfy three annual gross income requirements to maintain its qualification as a REIT. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. If the Company fails to meet either the 75% or 95% test described above, but nevertheless maintains its qualification as a REIT (i.e., because the failure was due to reasonable cause and not willful neglect), a 100% tax will be imposed on the greater of the amount by which it fails either test.

     Rents received by the Company will qualify for the 75% of income test ("rents from real property") only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross revenue. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. However, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. The Company does not and will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of gross revenue, as described above) and the Company does not and will not rent any property to a Related Party Tenant. Further, the Company will neither manage any property nor will it derive any revenue or fees from any independent contractor who manages any property. All the Company's properties will be managed by Continental or another entity which qualifies as an independent contractor.

     "Interest" on mortgages secured by real estate which qualifies for the 75% of income test generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company does not anticipate receiving any interest determined in whole or in part on the income or profits of any person.

  Asset Test

     The Company, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must consist of real estate assets, cash, certain cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those under the 75% test. Third, not more than 5% of the value of its total assets may consist of securities of a single issuer (if such securities are not includible under the 75% test). Finally, the Company may not own more than 10% of any single issuer's outstanding voting securities, unless the issuer is a qualified REIT subsidiary. The Company anticipates satisfying each asset test at the end of each quarter of its taxable year.

  Annual Distribution Requirements

     To qualify as a REIT, the Company must generally distribute to its Shareholders an amount equal to 95% of the Company's "REIT taxable income" and 95% of the after-tax income from foreclosure property. This amount, which is computed without regard to the distributions paid deduction and the Company's net capital gain, must be paid in the taxable year to which it relates or in the following taxable year if declared before the Company timely files its tax return for such year and paid on or before the date of the first regular distribution after that declaration. To the extent the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," it will be subject to tax at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods which was not subject to corporate income tax, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirement applicable to ordinary income, but generally intends to reinvest capital gains (net of the taxes required to be paid thereon).

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Company Shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will the Company be required to make any distributions. In such event, to the extent of current and accumulated earnings and profits, all distributions to Company Shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the distributions received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be treated as ordinary income. Moreover, corporate Shareholders will not be entitled to a distributions received deduction. Capital gain distributions will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) regardless of whether or not the Company Shareholder held the Company Common Stock for the requisite long-term holding period. However, corporate Company Shareholders may be required to treat up to 20% of certain capital gain distributions as ordinary income. To the extent the Company's distributions to its Shareholders exceeds current and accumulated earnings and profits, the distributions are considered a return of capital. Such distributions simply reduce the adjusted basis of the Company Shareholders' aggregate basis in their Company Common Stock and are not taxable to that extent. To the extent that such distributions cumulatively exceed a Shareholder's adjusted basis in Company Common Stock, such distributions are taxable as capital gain, assuming the Company Common Stock is a capital asset in the Company Shareholder's hands. Such gain will be long-term or short-term capital gain depending on the Company Shareholder's holding period for his or her stock. Company Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

     If the Company pays capital gain distributions, Company Shareholders will treat those distributions as long-term capital gain. Shareholders who sell their shares at a loss after owning them for six months or less will be required to treat that loss as a long-term capital loss to the extent of any prior capital gain dividends they received with respect to such shares.

BACKUP WITHHOLDING

     The Company will report to its Shareholders and the Service the amount of dividends paid during each calendar year and the amount of tax withheld. Under the backup withholding rules, a Company Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such Shareholder (a) is a corporation or comes within certain other exempt categories or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Company Shareholder who does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the

Service. Any amount paid as backup withholding will be creditable against the Company Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any Company Shareholder who fails to certify his non-foreign status to the Company.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     In Revenue Ruling 66-106, 1966-1 C.B. 151, the Service ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the Service. However, based upon Revenue Ruling 66-106 and the analysis therein, special counsel believes that distributions by the Company to a Company Shareholder that is a tax-exempt entity will also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Certain tax-exempt entities are, however, subject to income taxation on their investment income independently of the UBTI rules. Distributions from the Company would be taxable income to such taxpayers. Shareholders with questions concerning the taxability of distributions they may receive should consult their own tax advisors.

TAXATION OF FOREIGN SHAREHOLDERS

     Distributions paid to foreign Company Shareholders attributable to the Company's operating income and dispositions of real estate investments will generally be subject to United States income tax and withholding by the Company at a 30% rate, subject to reduction by applicable treaties. (The applicable withholding rate on distributions classified as capital gain distributions is 34%.) Potential foreign Company Shareholders are strongly urged to consult their personal tax advisors regarding the United States tax consequences of an investment in the Company.

STATE AND LOCAL TAXES

     The Company and its Shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Shareholders may not conform to the federal income tax treatment described above. Thus, FREIF and Advantage Shareholders should consult their own tax advisors concerning the state and local tax treatment of an investment in the Company.

                                 LEGAL OPINIONS

     Steinhart & Falconer of San Francisco, California has delivered an opinion that the Common Stock offered by this Joint Proxy Statement/Prospectus will be validly issued, fully paid and nonassessable. Steinhart & Falconer has also delivered an opinion as to certain specific matters set forth in the discussion under "Income Tax Considerations" and that the discussion under "Income Tax Considerations" fairly summarizes the federal income tax considerations material to a Shareholder of each of the Funds and of the Company.

                                    EXPERTS

     The financial statements and schedules included in this Joint Proxy Statement/Prospectus, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand, L.L.P. independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

     The statements under the Sections "Summary -- Certain Federal Income Tax Consequences of the Merger" and "Income Tax Considerations" have been prepared by Steinhart & Falconer, special counsel, and are included herein in reliance on the authority of such firm as experts.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the Company's next annual meeting of Shareholders must be received no later than April 27, 1997 at its principal executive office at 777 Mariners Island Boulevard, San Mateo, CA 94403-7777, to be considered for inclusion in the Company's proxy statement and form of proxy for the meeting.

     If the Merger is consummated, the Funds will cease to exist and thus will have no further annual meetings. If the Merger is not consummated, proposals of Shareholders intended to be presented at either Fund's next annual meeting of Shareholders must be received by such Fund no later than April 27, 1997 at its principal executive offices, 777 Mariners Island Boulevard, San Mateo, CA 94403-7777, to be considered for inclusion in such Fund's proxy statement and form of proxy for the meeting.

                                    GLOSSARY

     "Advisor" means Franklin Properties, Inc., a California corporation, which is responsible for directing or performing the day-to-day business affairs of the Company and the Funds.

     "Advisory Agreement" means the contract between a Fund or the Company, as the context requires, and the Advisor, under which the Advisor agrees to render advice on investments and perform related services in return for compensation.

     "Affiliate", means, as to any corporation, partnership, or trust, any person or entity which holds beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of that corporation, partnership, or trust, or of any person or entity which controls, is controlled by or is under common control with that corporation, partnership or trust, or if an officer, retired officer, director, employee or partner of that corporation, partnership, or trust, or of any person or entity controlling, controlled by, or under common control with that corporation, partnership or trust.

     "AMEX" means the American Stock Exchange.

     "Bear Stearns" means Bear, Stearns & Co. Inc.

     "Code" means the Internal Revenue Code of 1986, as amended (Title 26 of the United States Code).

     "Common Stock" means the Common Stock, Series A, issued by each Fund and/or the Company to their Series A Shareholders, other than the Advisor.

     "Company" means Franklin Select Real Estate Income Fund.

     "Continental" means Continental Property Management Co.

     "Dissenter's Rights" means the right of a Shareholder to require the Company, FREIF or Advantage, as appropriate, to purchase his or her shares for cash at their fair market value, provided that certain procedures required by California General Corporation Law are followed by such Shareholder.

     "Franklin Resources" means Franklin Resources, Inc., the Advisor's corporate parent.

     "Fund," and collectively, "Funds," means FREIF and/or Advantage, as appropriate.

     "Fund Common Stock" means the Common Stock, Series A, issued by FREIF and Advantage.

     "Fund Series A Shareholders" means the holders of FREIF and Advantage Common Stock.

     "Merger" means the merger through which FREIF and/or Advantage are proposed to be merged into the Company.

     "Merger Agreement" means the agreement among the Funds and the Company regarding the Merger.

     "Mortgage Loans" means loans secured, directly or indirectly, by real property, but does not include Mortgage Securities.

     "Mortgage Securities" means readily tradeable mortgage-backed securities, such as GNMAs and FNMAs.

     "Property Manager" means Continental.

     "REIT" means a real estate investment trust, as defined under the Code.

     "Series B Exchange Right" means the option to exchange Series B Shares of the Funds (received by the Advisor in the Merger or in the initial public offering of the Company) for Company Common Stock to be issued upon exercise of the Series B Exchange Right.

     "Series B Shareholder" means the Advisor for each of the Company, FREIF and Advantage.

     "Series B Shares" means the Common Stock, Series B, issued by each Fund and/or the Company to the Advisor.

     "Shareholders" means the holders of both Common Stock and Series B Shares issued by the Company and/or each Fund.

     "Special Meetings" means the special meetings of the Company and each Fund called for May 7, 1996 at 10:00 a.m. Pacific Daylight Time at 777 Mariners' Island Blvd., San Mateo, California, 94403-7777.

                         INDEX OF FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                       ------
FRANKLIN SELECT REAL ESTATE INCOME FUND
  Report of Independent Accountants..................................................  FS-1
  Balance Sheets as of December 31, 1993 and 1994 and September 30, 1995.............  FS-2
  Statements of Operations for the years ended December 31, 1992, 1993 and 1994 and for the nine month periods ended September 30, 1994 and 1995....................  FS-3
  Statements of Stockholders' Equity for the years ended December 31, 1992, 1993 and
     1994............................................................................  FS-4
  Statements of Cash Flows for the years ended December 31, 1992, 1993 and 1994 and for the nine month periods ended September 30, 1994 and 1995....................  FS-5
  Notes to Financial Statements......................................................  FS-6
  Real Estate and Accumulated Depreciation...........................................  FS-11
FRANKLIN REAL ESTATE INCOME FUND
  Report of Independent Accountants..................................................  FS-13
  Balance Sheets as of December 31, 1993 and 1994 and September 30, 1995.............  FS-14
  Statements of Operations for the years ended December 31, 1992, 1993 and 1994 and for the nine month periods ended September 30, 1994 and 1995....................  FS-15
  Statements of Stockholders' Equity for the years ended December 31, 1992, 1993 and
     1994............................................................................  FS-16
  Statements of Cash Flows for the years ended December 31, 1992, 1993 and 1994 and for the nine month periods ended September 30, 1994 and 1995....................  FS-17
  Notes to Financial Statements......................................................  FS-18
  Real Estate and Accumulated Depreciation...........................................  FS-23
FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND
  Report of Independent Accountants..................................................  FS-25
  Balance Sheets as of December 31, 1993 and 1994 and September 30, 1995.............  FS-26
  Statements of Operations for the years ended December 31, 1992, 1993 and 1994 and for the nine month periods ended September 30, 1994 and 1995....................  FS-27
  Statements of Stockholders' Equity for the years ended December 31, 1992, 1993 and
     1994............................................................................  FS-28
  Statements of Cash Flows for the years ended December 31, 1992, 1993 and 1994 and for the nine month periods ended September 30, 1994 and 1995....................  FS-29
  Notes to Financial Statements......................................................  FS-30
  Real Estate and Accumulated Depreciation...........................................  FS-36

     Other schedules omitted are not applicable or not required, or the information is provided in the financial statements or the notes thereto.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
Franklin Select Real Estate Income Fund

     We have audited the accompanying balance sheets of Franklin Select Real Estate Income Fund as of December 31, 1993 and 1994, the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, and the financial statement schedule of Real Estate and Accumulated Depreciation as of December 31, 1994. These financial statements and the financial statement schedule are the responsibility of Franklin Select Real Estate Income Fund's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Select Real Estate Income Fund as of December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the above financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                                        COOPERS & LYBRAND L.L.P.

San Francisco, California
January 13, 1995

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                                 BALANCE SHEETS

                      AS OF DECEMBER 31, 1993 AND 1994 AND
                          UNAUDITED SEPTEMBER 30, 1995
                  (DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                DECEMBER 31,
                                                             -------------------     SEPTEMBER 30,
                                                              1993        1994           1995
                                                             -------     -------     -------------
                                                                                      (UNAUDITED)
ASSETS
Rental Property:
  Land.....................................................  $ 9,686     $ 9,686        $ 9,686
  Buildings and improvements...............................   32,964      33,243         33,308
                                                             -------     -------        -------
                                                              42,650      42,929         42,994
  Less: accumulated depreciation...........................    4,162       5,536          6,584
                                                             -------     -------        -------
                                                              38,488      37,393         36,410
Cash and cash equivalents..................................    1,763       2,423          3,182
Mortgage-backed securities, available for sale.............    5,435       5,484          5,372
Deferred rent receivable...................................    1,046       1,022          1,050
Other assets...............................................      706         582            540
                                                             -------     -------        -------
          Total assets.....................................  $47,438     $46,904        $46,554
                                                             =======     =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Tenants' deposits and other liabilities....................  $   163     $   218        $   330
Advance rents..............................................       45          21             14
Distributions payable......................................       --         592            592
                                                             -------     -------        -------
          Total liabilities................................      208         831            936
                                                             -------     -------        -------
Stockholders' equity:
  Common stock, Series A, without par value; stated value
     $10 per share; 50,000,000 shares authorized; 5,383,767
     and 5,383,439 shares issued and outstanding for 1993
     and 1994, respectively, and 5,383,297 (unaudited) at
     September 30, 1995....................................   48,859      48,858         48,857
  Common stock, Series B, without par value; stated value
     $10 per share; 1,000,000 shares authorized; 185,866
     shares issued and outstanding for 1993 and 1994 and
     185,866 (unaudited) at September 30, 1995.............    1,859       1,859          1,859
Unrealized loss of mortgage-backed securities..............       --        (417)          (139)
Accumulated distributions in excess of net income..........   (3,488)     (4,227)        (4,959)
                                                             -------     -------        -------
          Total stockholders' equity.......................   47,230      46,073         45,618
                                                             -------     -------        -------
          Total liabilities and stockholders' equity.......  $47,438     $46,904        $46,554
                                                             =======     =======        =======

   The accompanying notes are an integral part of these financial statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                            STATEMENTS OF OPERATIONS

                     FOR THE YEARS ENDED DECEMBER 31, 1992,
                      1993 AND 1994 AND UNAUDITED FOR THE
              NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                  (DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)

                                               FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                            --------------------------
                                             1992      1993      1994
                                            ------    ------    ------            FOR THE NINE
                                                                               MONTH PERIODS ENDED
                                                                                  SEPTEMBER 30,
                                                                           ---------------------------
                                                                              1994            1995
                                                                           -----------     -----------
                                                                           (UNAUDITED)     (UNAUDITED)
Revenue:
  Rent....................................  $4,056    $4,544    $4,430       $ 3,343         $ 3,396
  Interest and dividends..................     739       468       386           277             363
                                            ------    ------    ------        ------          ------
          Total revenue...................   4,795     5,012     4,816         3,620           3,759
                                            ------    ------    ------        ------          ------
Expenses:
  Depreciation and amortization...........     995     1,401     1,469         1,094           1,119
  Property operations.....................   1,294     1,352     1,210         1,082           1,050
  Related party...........................     417       336       378           268             336
  Consolidation expense, net..............     470       452         2             2              66
  General and administrative..............      81       215       276           206             144
  Loss on sale of mortgage-backed
     securities...........................      31        33        13            13              --
                                            ------    ------    ------        ------          ------
          Total expenses..................   3,288     3,789     3,348         2,665           2,715
                                            ------    ------    ------        ------          ------
Net income................................  $1,507    $1,223    $1,468       $   955         $ 1,044
                                            ======    ======    ======        ======          ======
Net income per share, based on the
  weighted average shares outstanding of
  Series A common stock of 5,384,219
  5,383,767 and 5,383,727 for the years
  ended December 31, 1992, 1993 and 1994,
  respectively, and 5,383,767 (unaudited)
  and 5,383,297 (unaudited) for the nine
  month periods ended September 30, 1994
  and 1995, respectively..................  $  .28    $  .23    $  .27       $   .18         $   .19
                                            ======    ======    ======        ======          ======
Distributions per share, based on the
  weighted average shares outstanding of
  Series A common stock of 5,384,219,
  5,383,767 and 5,383,727 for the years
  ended December 31, 1992, 1993 and 1994,
  respectively, and 5,383,767 (unaudited)
  and 5,383,297 (unaudited) for the nine
  month periods ended September 30, 1994
  and 1995, respectively..................  $  .45    $  .40    $  .41       $   .30         $   .33
                                            ======    ======    ======        ======          ======

   The accompanying notes are an integral part of these financial statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                              FOR THE YEARS ENDED
                        DECEMBER 31, 1992, 1993 AND 1994
                               (DOLLARS IN 000'S)

                                                 COMMON STOCK
                                    --------------------------------------   UNREALIZED
                                                                              LOSS ON       ACCUMULATED
                                         SERIES A             SERIES B       MORTGAGE-    DISTRIBUTIONS IN
                                    -------------------   ----------------     BACKED        EXCESS OF
                                     SHARES     AMOUNT    SHARES    AMOUNT   SECURITIES      NET INCOME       TOTAL
                                    ---------   -------   -------   ------   ----------   ----------------   -------
Balance, December 31, 1991........  5,384,358   $48,865   185,866   $1,859     $   --         $ (1,642)      $49,082
Redemption of Series A, common
  stock...........................       (591)       (6)       --      --          --               --            (6)
Net Income........................         --        --        --      --          --            1,507         1,507
Distributions declared............         --        --        --      --          --           (2,422)       (2,422)
                                                --------  --------
                                                      -         -
                                    ---------                       ------      -----          -------       -------
Balance, December 31, 1992........  5,383,767    48,859   185,866   1,859          --           (2,557)       48,161
Net Income........................         --        --        --      --          --            1,223         1,223
Distributions declared............         --        --        --      --          --           (2,154)       (2,154)
                                                --------  --------
                                                      -         -
                                    ---------                       ------      -----          -------       -------
Balance, December 31, 1993........  5,383,767    48,859   185,866   1,859          --           (3,488)       47,230
Redemption of Series A, common
  stock...........................       (328)       (1)       --      --          --               --            (1)
Unrealized loss on mortgage-backed
  securities......................         --        --        --      --        (417)              --          (417)
Net Income........................         --        --        --      --          --            1,468         1,468
Distributions declared............         --        --        --      --          --           (2,207)       (2,207)
                                                --------  --------
                                                      -         -
                                    ---------                       ------      -----          -------       -------
Balance, December 31, 1994........  5,383,439   $48,858   185,866   $1,859     $ (417)        $ (4,227)      $46,073
                                    =========   ========= ========= ======      =====          =======       =======

   The accompanying notes are an integral part of these financial statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                            STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 AND UNAUDITED FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                               (DOLLARS IN 000'S)

                                                                                   FOR THE NINE
                                                                                MONTH PERIODS ENDED
                                                 FOR THE YEARS ENDED
                                                    DECEMBER 31,                   SEPTEMBER 30,
                                             ---------------------------     -------------------------
                                              1992      1993      1994          1994          1995
                                             -------   -------   -------     -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income...............................  $ 1,507   $ 1,223   $ 1,468       $   955       $ 1,044
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........      995     1,401     1,469         1,094         1,119
     (Increase) decrease in deferred rent
       receivable..........................     (198)     (499)       24           (26)          (28)
     Decrease in due from Advisor..........                                        129            --
     (Increase) decrease in other assets...     (144)     (405)       29            --           (29)
     Increase (decrease) in tenants'
       deposits and other liabilities......     (136)        8        55            80           112
     Increase (decrease) in advance
       rents...............................      582      (537)      (24)          (23)           (7)
                                             -------   -------   -------       -------       -------
                                               1,099       (32)    1,553         1,254         1,167
                                             -------   -------   -------       -------       -------
Net cash provided by operating
  activities...............................    2,606     1,191     3,021         2,209         2,211
                                             -------   -------   -------       -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Improvements to rental property..........   (1,576)   (1,352)     (279)         (104)          (65)
  Investment in mortgage-backed
     securities............................   (4,659)       --    (1,667)       (1,667)           --
  Disposition of mortgage-backed
     securities............................    4,187     3,685     1,201         1,088           380
                                             -------   -------   -------       -------       -------
  Net cash provided by (used in) investing
     activities............................   (2,048)    2,333      (745)         (683)          325
                                             -------   -------   -------       -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of Series A common stock......       (6)       --        (1)           --            (1)
  Distributions paid.......................   (2,463)   (2,154)   (1,615)       (1,076)       (1,776)
                                             -------   -------   -------       -------       -------
Net cash used in financing activities......   (2,469)   (2,154)   (1,616)       (1,076)       (1,777)
                                             -------   -------   -------       -------       -------
Net increase (decrease) in cash and cash
  equivalents..............................   (1,911)    1,370       660           450           759
Cash and cash equivalents, beginning of
  period...................................    2,304       393     1,763         1,763         2,423
                                             -------   -------   -------       -------       -------
Cash and cash equivalents, end of period...  $   393   $ 1,763   $ 2,423       $ 2,213       $ 3,182
                                             =======   =======   =======       =======       =======

   The accompanying notes are an integral part of these financial statements.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

     Franklin Select Real Estate Income Fund (the "Company") is a California corporation formed on January 5, 1989 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1989. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

     As of December 31, 1994, the Company's real estate portfolio consisted of a 60% undivided interest in the Shores Office Complex, a three-building office complex located in Redwood City, California, and a fee interest in the Data General Building located in Manhattan Beach, California.

     In 1992, the Company initiated a plan of consolidation with two other REIT's, Franklin Real Estate Income Fund and Franklin Advantage Real Estate Income Fund. In 1993, at a special meeting of shareholders, the consolidation plan was not approved, at which time certain expenses of the planned consolidation were reimbursed by the Advisor.

Rental Property

     Rental property is stated at cost and depreciated using the straight-line method over an estimated useful life of 35 years for buildings and improvements. Significant improvements and betterments are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred. The Shores Office Complex (the "Shores") is reflected in these financial statements in accordance with the Company's 60% ownership interest.

     Pursuant to the Company's investment objectives, property purchased is generally held for extended periods. During the holding period, management periodically, but at least annually, evaluates whether rental property has suffered an impairment in value. Management's analysis includes consideration of estimated undiscounted future cash flows during the expected holding period in comparison with carrying values, prevailing market conditions and other economic matters. If the current carrying value of an individual property exceeds estimated future undiscounted cash flows, the Company would reduce the carrying value of the asset to fair value; however, to date, such adjustments have not been required.

Cash and Cash Equivalents

     The Company classifies highly liquid investments with original maturities of three months or less from the date acquired as cash equivalents.

Mortgage-backed Securities Valuation

     Mortgage-backed securities held by the Company are classified as available for sale and are carried at market value. The resulting unrealized gains and losses are reported as a separate component of stockholders' equity until realized. Realized gains and losses are recognized on the specific identification method and are included in earnings. For the years 1992 and 1993 prior to the adoption of Statement of Financial Accounting Standards No. 115, the Company valued mortgage-backed securities at amortized cost. The impact of this change on stockholder's equity on January 1, 1994, was immaterial.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

Amortization

     Organization costs are deferred and amortized using the straight-line method over a five year period. Lease commissions are deferred and amortized using the straight-line method over the term of the related lease.

Rental Revenues

     Rental revenues are recorded on the straight-line method to reflect scheduled rent increases and free rent over the related lease term. As a result, a deferred rent receivable is created when rental receivables are less than the amount earned using the straight-line method or when rental income is recognized during free rent periods of a lease.

Concentration of Credit Risk and Major Customers

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of mortgage-backed securities.

     The Company places excess cash in short-term deposits with Franklin Money Fund, an investment company managed by an affiliate of the Advisor, and in money market securities of companies with strong credit ratings and, by policy, limits credit exposure to any one issuer. The Company performs ongoing credit evaluations of its tenants and generally does not require collateral for commercial tenants. The Company reserves for potential credit losses, as appropriate.

     The following tenants provided 10% or more of the Company's total straight-line revenues for the years 1992, 1993 and 1994:

                                                                       PERCENT OF STRAIGHT-LINE
                                                                            RENTAL REVENUE
                                                                      --------------------------
               PRINCIPAL BUSINESS              LEASE EXPIRATION       1992       1993       1994
    -----------------------------------------  ----------------       ----       ----       ----
    Credit Union.............................      11/30/97            3.4%      25.1%      23.3%
    Computer Manufacturer....................      01/31/99           28.9%      26.6%      24.7%
    Defense Contractor.......................      01/31/94           16.3%         0%         0%

Reclassification

     Certain reclassifications were made in the 1992 and 1993 financial statements to conform to the presentation in the 1994 financial statements. Such reclassifications had no effect on previously reported results.

September 30 Financial Data (unaudited)

     The accompanying interim unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements contain all adjustments (consisting of normal recurring accruals) which are necessary, in the opinion of management, for a fair presentation. The statements, which do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, should be read in conjunction with the Company's financial statements for the year ended December 31, 1994.

NOTE 2 -- RELATED PARTY TRANSACTIONS

     The Company has an agreement with Franklin Properties, Inc. (the "Advisor") to administer the day-to-day operations of the Company. On October 1, 1994, the Company and the Advisor amended the agreement.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

Under the terms of the amended agreement, which is renewable annually, the Advisor will receive quarterly an annualized fee equal to .5% of the Company's gross real estate assets, defined generally as the book value of the assets before depreciation. The fee will be reduced to .4% for gross real estate assets exceeding $200 million.

     Prior to October 1, 1994, the Advisor received quarterly an annualized fee equal to 1% of invested assets and .4% of mortgage investments. One half of the fee was subordinate to declaring distributions to Series A common stock shareholders totaling at least 7% per annum on their adjusted price per share, as defined.

     Through December 31, 1992, Franklin Administrative Services, Inc. ("FAS") acted as the Company's transfer agent and registrar for the Company's Series A common stock. As of January 1, 1993, an unaffiliated agent assumed responsibility for these functions.

     The agreements between the Company and the Advisor, or affiliates of the Advisor, provide for certain types of compensation and payments including but not limited to the following for the years ended December 31, 1994, 1993 and 1992 and for the unaudited nine month periods ended September 30, 1994 and 1995:

                                               FOR THE YEARS ENDED              FOR THE NINE MONTH
                                                   DECEMBER 31,                       PERIODS
                                          ------------------------------        ENDED SEPTEMBER 30,
                                            1992       1993       1994       -------------------------
                                          --------   --------   --------        1994
                                                                             -----------      1995
                                                                             (UNAUDITED)   -----------
                                                                                           (UNAUDITED)
Advisory fee, charged to related party
  expense...............................  $136,000   $126,000   $148,000      $  94,000     $ 161,000
Reimbursement for data processing,
  accounting and certain other expenses,
  charged to related party expense......    49,000     51,000     34,000         26,000        22,000
Property management fee, charged to
  related party expense.................   216,000    159,000    196,000        148,000       153,000
Shareholder services fees, charged to
  related party expense.................    16,000         --         --             --            --
Leasing commission, capitalized and
  amortized over the term of the related
  lease.................................        --         --     30,000         13,000        39,000
Construction supervision fee,
  capitalized and amortized over the
  life of the related investment or the
  term of the
  related lease.........................        --         --     15,000         13,000         2,000

     At December 31, 1993 and 1994, cash equivalents included $5,000 and $145,000, respectively, and $219,000 (unaudited) at September 30, 1995, which was invested in Franklin Money Fund, an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled, $22,000, $7,000 and $9,000 for the years ended December 31, 1992, 1993 and 1994, respectively, and $5,000 (unaudited) and $5,000 (unaudited) for the nine month periods ended September 30, 1994 and 1995, respectively.

NOTE 3 -- MORTGAGE-BACKED SECURITIES, AVAILABLE FOR SALE

     Mortgage-backed securities, available for sale at December 31, 1994, had coupon rates between 6.0% and 6.8% and maturities between 2018 and 2028. Amortized cost was $5,901,000, market value was $5,484,000 and gross unrealized loss was $417,000.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

     Mortgage-backed securities at December 31, 1993 had an aggregate market value and amortized cost of $5,444,000 and $5,435,000, respectively. Gross unrealized gains and losses were $31,000 and $22,000, respectively, resulting in a net unrealized gain of $9,000.

NOTE 4 -- COMMON STOCK AND INCOME PER SHARE

     In connection with the approval of the proposal to convert the Company from a finite-life real estate investment trust to an infinite-life real estate investment trust and related changes to the objectives and policies of the Company and in the compensation to the Advisor (the "Conversion"), the Company issued to the Advisor an option (the "Option") to exchange its Series B common stock for Series A common stock on a one-for-one basis. The Option is exercisable only when the Series A shares achieve a trading price on the stock exchange equal to or greater than $10.35 per share for at least 20 consecutive trading days. The rate of exchange and the exercise price will be subject to change under certain circumstances as provided in the Option. After exercise of the Option, the Advisor, like any other shareholder, will receive cash distributions on the Series A shares.

     Prior to the Conversion, no distributions were ever paid on the Series B common stock. Series A and Series B common stock have the same voting rights. Distributions on Series A common stock are declared at the discretion of the Board of Directors.

NOTE 5 -- DISTRIBUTIONS

     The allocation of cash distributions per share for individual shareholders' income tax purposes, as reported on Internal Revenue Service Form 1099-DIV, for the years ended December 31, 1992, 1993 and 1994 was as follows:

                                                          ORDINARY     RETURN OF     TOTAL
                            YEAR PAID                      INCOME       CAPITAL      PAID
          ----------------------------------------------  --------     ---------     -----
          1992..........................................    $.45         $  --       $.45
          1993..........................................    $.04         $ .36       $.40
          1994..........................................    $.34         $ .07       $.41

     Through December 31, 1991, the Company had a Dividend Reinvestment Plan (the "Prior Plan"). On January 21, 1992, the Board of Directors suspended the operation of the Prior Plan commencing with the quarter ending March 31, 1992. In December, 1994, the Company implemented a new Dividend Reinvestment and Share Purchase Plan (the "Plan"), under which a stockholder's cash distributions may be reinvested in shares of Series A common stock of the Company, subject to the terms and conditions of the Plan. Under the Plan, the Company's Dividend Reinvestment Agent makes open market purchases of the Company's Series A common stock, administers the Plan and performs other duties related to the Plan. No new shares are issued in connection with the Plan.

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

NOTE 6 -- RENTAL INCOME

     The Company's rental income from commercial property is received principally from tenants under non-cancellable operating leases. The tenant leases typically provide for guaranteed minimum rent plus contingent rents. Minimum future rentals on non-cancellable tenant operating leases at December 31, 1994 are as follows:

        1995............................................................  $ 3,841,000
        1996............................................................    3,745,000
        1997............................................................    3,308,000
        1998............................................................    2,284,000
        1999............................................................    1,180,000
        Thereafter......................................................    5,585,000
                                                                          -----------
                                                                          $19,943,000
                                                                          ===========

     Minimum future rentals do not include contingent rents which represent reimbursements of property operating expenses. Contingent rents amounted to $698,000, $501,000 and $678,000 for the years ended December 31, 1992, 1993 and
1994, respectively.

NOTE 7 -- SUPPLEMENTARY QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                THREE MONTHS ENDED
                                           ------------------------------------------------------------
                                           MARCH 31,       JUNE 30,      SEPTEMBER 30,     DECEMBER 31,
                                              1993           1993            1993              1993
                                           ----------     ----------     -------------     ------------
Revenues.................................  $1,183,000     $1,156,000      $ 1,319,000       $1,354,000
Net income...............................     297,000        228,000          219,000          429,000
Net income per share.....................         .06            .04              .04              .09

                                                                THREE MONTHS ENDED
                                           ------------------------------------------------------------
                                           MARCH 31,       JUNE 30,      SEPTEMBER 30,     DECEMBER 31,
                                              1994           1994            1994              1994
                                           ----------     ----------     -------------     ------------
Revenues.................................  $1,195,000     $1,209,000      $ 1,216,000       $1,196,000
Net income...............................     379,000        314,000          262,000          513,000
Net income per share.....................         .07            .06              .05              .09

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                                        COLUMN D                          COLUMN E
                                                                 -----------------------   ---------------------------------------
                                                                    COST CAPITALIZED
                                              COLUMN C                SUBSEQUENT TO                 GROSS AMOUNT AT WHICH
                                      ------------------------                                   CARRIED AT CLOSE OF PERIOD
                                                                       ACQUISITION         ---------------------------------------
      COLUMN A           COLUMN B       INITIAL COST TO FUND     -----------------------                 BUILDINGS
---------------------  ------------   ------------------------                  CARRYING                    AND
     DESCRIPTION       ENCUMBRANCES      LAND       BUILDINGS    IMPROVEMENTS    COSTS        LAND      IMPROVEMENTS     TOTAL
---------------------  ------------   ----------   -----------   ------------   --------   ----------   ------------  -----------
Office Complex
  Redwood City, CA...      $ --      $4,314,000   $12,575,000   $1,033,000      $ --     $4,314,000   $13,608,000  $17,922,000
Office Complex
  Manhattan Beach,
  CA.................        --       5,372,000    16,994,000    2,641,000        --      5,372,000    19,635,000   25,007,000
                            ---      ----------   -----------   ----------       ---     ----------   -----------  -----------
                           $ --      $9,686,000   $29,569,000   $3,674,000      $ --     $9,686,000   $33,243,000  $42,929,000(1)(2)
                            ===      ==========   ===========   ==========       ===     ==========   ===========  ===========


                                                                 COLUMN I
                                                               -------------
                                                               LIFE ON WHICH
                                                               DEPRECIATION
                        COLUMN F       COLUMN G     COLUMN H     IN LATEST
      COLUMN A         -----------   ------------   --------    OPERATIONS
---------------------  ACCUMULATED     DATE OF        DATE     STATEMENT IS
     DESCRIPTION       DEPRECIATION  CONSTRUCTION   ACQUIRED     COMPUTED
---------------------  -----------   ------------   --------   -------------
Office Complex
  Redwood City, CA...  $2,267,000        82-87        09/89          35
Office Complex
  Manhattan Beach,
  CA.................   3,269,000           82        12/89          35
                       ----------
                       $5,536,000 (3)
                       ==========

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

NOTES:

(1) The aggregate cost for federal income tax purposes is $42,929,000.

(2) Reconciliation of Real Estate

                                                     1992            1993            1994
                                                  -----------     -----------     -----------
    Balance at beginning of period..............  $39,722,000     $41,298,000     $42,650,000
    Additions during period -- improvements.....    1,576,000       1,352,000         279,000
                                                  -----------     -----------     -----------
    Balance at end of period....................  $41,298,000     $42,650,000     $42,929,000
                                                  ===========     ===========     ===========

(3) Reconciliation of Accumulated Depreciation

                                                     1992            1993            1994
                                                  -----------     -----------     -----------
    Balance at beginning of period..............  $ 1,901,000     $ 2,849,000     $ 4,162,000
    Depreciation expense for the period.........      948,000       1,313,000       1,374,000
                                                  -----------     -----------     -----------
    Balance at end of period....................  $ 2,849,000     $ 4,162,000     $ 5,536,000
                                                   ==========      ==========      ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
Franklin Real Estate Income Fund

     We have audited the accompanying balance sheets of Franklin Real Estate Income Fund as of December 31, 1993 and 1994, the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, and the financial statement schedule of Real Estate and Accumulated Depreciation as of December 31, 1994. These financial statements and the financial statement schedule are the responsibility of Franklin Real Estate Income Fund's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Real Estate Income Fund as of December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the above financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                                        COOPERS & LYBRAND L.L.P.

San Francisco, California
January 13, 1995

                        FRANKLIN REAL ESTATE INCOME FUND

                                 BALANCE SHEETS

                      AS OF DECEMBER 31, 1993 AND 1994 AND
                          UNAUDITED SEPTEMBER 30, 1995
                  (DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                 -----------------   SEPTEMBER 30,
                                                                  1993      1994         1995
                                                                 -------   -------   -------------
                                                                                      (UNAUDITED)
ASSETS
Rental Property:
  Land.........................................................  $ 7,826   $10,326      $10,326
  Buildings and improvements...................................   25,127    29,606       29,567
  Equipment....................................................       63        63           --
                                                                 -------   -------      -------
                                                                  33,016    39,995       39,893
  Less: accumulated depreciation...............................    3,508     4,535        5,266
                                                                 -------   -------      -------
                                                                 29,508..   35,460       34,627
Cash and cash equivalents......................................    1,470       973        1,498
Mortgage-backed securities, available for sale.................    4,404       532          537
Deferred rent receivable.......................................      539       686          769
Other assets...................................................  755....       579          614
                                                                 -------   -------      -------
          Total assets.........................................  $36,676   $38,230      $38,045
                                                                 =======   =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable..................................................  $    --   $ 1,981      $ 1,948
Tenants' deposits and other liabilities........................      199       247          323
Distributions payable..........................................      500       500          500
                                                                 -------   -------      -------
          Total liabilities....................................      699     2,728        2,771
                                                                 -------   -------      -------
Stockholders' equity:
  Common stock, Series A, without par value; stated value $10 per share; 10,000,000 shares authorized; 4,000,000 and
     3,999,653 shares issued and outstanding for 1993 and 1994, respectively, and 3,999,514 (unaudited) at September 30,
     1995......................................................   35,704    35,703       35,702
  Common stock, Series B, without par value; stated value $10 per share; 500,000 shares authorized; 319,308 shares
     issued and outstanding for 1993 and 1994 and 319,308
     (unaudited) at September 30, 1995.........................    3,193     3,193        3,193
Unrealized loss of mortgage-backed securities..................       --       (40)           1
Accumulated distributions in excess of net income..............   (2,920)   (3,354)      (3,622)
                                                                 -------   -------      -------
          Total stockholders' equity...........................   35,977    35,502       35,274
                                                                 -------   -------      -------
          Total liabilities and stockholders' equity...........  $36,676   $38,230      $38,045
                                                                 =======   =======      =======

   The accompanying notes are an integral part of these financial statements.

                        FRANKLIN REAL ESTATE INCOME FUND

                            STATEMENTS OF OPERATIONS

                     FOR THE YEARS ENDED DECEMBER 31, 1992,
                      1993 AND 1994 AND UNAUDITED FOR THE
              NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                  (DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)

                                              FOR THE YEARS ENDED                 FOR THE NINE
                                                  DECEMBER 31,                 MONTH PERIODS ENDED
                                          ----------------------------            SEPTEMBER 30,
                                           1992       1993       1994      ---------------------------
                                          ------     ------     ------        1994            1995
                                                                           -----------     -----------
                                                                           (UNAUDITED)     (UNAUDITED)
Revenue:
  Rent..................................  $3,275     $3,344     $4,389       $ 3,239         $ 3,468
  Interest and dividends................     600        313         67            49              59
  Other.................................      28         34         24            20              10
  Gain on sale of mortgage-backed
     securities.........................      --        447         --            --              --
                                          ------     ------     ------        ------          ------
          Total revenue.................   3,903      4,138      4,480         3,308           3,537
                                          ------     ------     ------        ------          ------
Expenses:
  Interest..............................      --         --        177           124             154
  Depreciation and amortization.........     959      1,069      1,122           833             862
  Property operations...................     892        909      1,114           772             937
  Related party.........................     222        226        213           154             164
  Consolidation expense, net............     423        284          2            --              62
  General and administrative............     133        219        218           183             126
  Loss on sale of mortgage-backed
     securities.........................      --         --         68            68              --
                                          ------     ------     ------        ------          ------
          Total expenses................   2,629      2,707      2,914         2,134           2,305
                                          ------     ------     ------        ------          ------
Net income..............................  $1,274     $1,431     $1,566       $ 1,174         $ 1,232
                                          ======     ======     ======        ======          ======
Net income per share, based on the
  weighted average shares outstanding of
  Series A common stock of 4,000,000,
  4,000,000 and 3,999,958 for the years
  ended December 31, 1992, 1993 and
  1994, respectively, and 4,000,000
  (unaudited) and 3,999,514 (unaudited)
  for the nine month periods ended
  September 30, 1994 and 1995,
  respectively..........................  $  .32     $  .36     $  .39       $   .29         $   .31
                                          ======     ======     ======        ======          ======
Distributions per share, based on the
  weighted average shares outstanding of
  Series A common stock of 4,000,000,
  4,000,000 and 3,999,958 for the years
  ended December 31, 1992, 1993 and
  1994, respectively, and 4,000,000
  (unaudited) and 3,999,514 (unaudited)
  for the nine month periods ended
  September 30, 1994 and 1995,
  respectively..........................  $  .55     $  .50     $  .50       $   .38         $   .38
                                          ======     ======     ======        ======          ======

   The accompanying notes are an integral part of these financial statements.

                        FRANKLIN REAL ESTATE INCOME FUND

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                              FOR THE YEARS ENDED
                        DECEMBER 31, 1992, 1993 AND 1994
                               (DOLLARS IN 000'S)

                                                 COMMON STOCK
                                    --------------------------------------   UNREALIZED
                                                                              LOSS ON       ACCUMULATED
                                         SERIES A             SERIES B       MORTGAGE-    DISTRIBUTIONS IN
                                    -------------------   ----------------     BACKED      EXCESS OF NET
                                     SHARES     AMOUNT    SHARES    AMOUNT   SECURITIES        INCOME         TOTAL
                                    ---------   -------   -------   ------   ----------   ----------------   -------
Balance, December 31, 1991........  4,000,000   $35,704   319,308   $3,193      $ --          $ (1,425)      $37,472
Net income........................         --        --        --      --         --             1,274         1,274
Distributions declared............         --        --        --      --         --            (2,200)       (2,200)
                                    ---------   -------   -------   ------      ----           -------       -------
Balance, December 31, 1992........  4,000,000    35,704   319,308   3,193         --            (2,351)       36,546
Net income........................         --        --        --      --         --             1,431         1,431
Distributions declared............         --        --        --      --         --            (2,000)       (2,000)
                                    ---------   -------   -------   ------      ----           -------       -------
Balance, December 31, 1993........  4,000,000    35,704   319,308   3,193         --            (2,920)       35,977
Redemption of Series A,
  common stock....................       (347)       (1)       --      --         --                --            (1)
Unrealized loss on mortgage-backed
  securities......................         --        --        --      --        (40)               --           (40)
Net income........................         --        --        --      --         --             1,566         1,566
Distributions declared............         --        --        --      --         --            (2,000)       (2,000)
                                    ---------   -------   -------   ------      ----           -------       -------
Balance, December 31, 1994........  3,999,653   $35,703   319,308   $3,193      $(40)         $ (3,354)      $35,502
                                    =========   =======   =======   ======      ====           =======       =======

   The accompanying notes are an integral part of these financial statements.

                        FRANKLIN REAL ESTATE INCOME FUND

                            STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 AND UNAUDITED FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                               (DOLLARS IN 000'S)

                                                 FOR THE YEARS ENDED            FOR THE NINE MONTH
                                                    DECEMBER 31,                   PERIODS ENDED
                                             ---------------------------           SEPTEMBER 30,
                                              1992      1993      1994       -------------------------
                                             -------   -------   -------        1994
                                                                             -----------      1995
                                                                             (UNAUDITED)   -----------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income...............................  $ 1,274   $ 1,431   $ 1,566       $ 1,174       $ 1,232
                                             -------   -------   -------       -------       -------
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........      959     1,069     1,122           833           862
     (Increase) decrease in deferred rent
       receivable..........................      (86)     (273)     (147)         (142)          (83)
     Decrease in due from advisor..........       --        --        --           258            --
     (Increase) decrease in other assets...     (284)     (219)       81           (23)         (113)
     Increase (decrease) in tenants'
       deposits and other liabilities......      (26)       15        48           140            76
     Loss on disposition of rental
       property............................                                                      100
                                             -------   -------   -------       -------       -------
                                                 563       592     1,104         1,066           842
                                             -------   -------   -------       -------       -------
Net cash provided by operating
  activities...............................    1,837     2,023     2,670         2,240         2,074
                                             -------   -------   -------       -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of rental property...........     (541)       --    (6,700)       (6,700)           --
  Improvements to rental property..........     (414)     (503)     (279)         (147)          (51)
  Investment in mortgage-backed
     securities............................       --        --      (588)         (588)           --
  Disposition of mortgage-backed
     securities............................      987     1,133     4,420         4,411            36
                                             -------   -------   -------       -------       -------
  Net cash provided by (used in) investing
     activities............................       32       630    (3,147)       (3,024)          (15)
                                             -------   -------   -------       -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions paid.......................   (2,193)   (2,000)   (2,000)       (1,500)       (1,500)
  Borrowings under note payable............       --        --     2,000         2,000            --
  Principal payments on note payable.......       --        --       (19)           (7)          (33)
  Redemption of Series A common stock......       --        --        (1)           --            (1)
                                             -------   -------   -------       -------       -------
Net cash used in financing activities......   (2,193)   (2,000)      (20)          493        (1,534)
                                             -------   -------   -------       -------       -------
Net increase (decrease) in cash and cash
  equivalents..............................     (324)      653      (497)         (291)          525
Cash and cash equivalents, beginning of
  period...................................    1,141       817     1,470         1,470           973
                                             -------   -------   -------       -------       -------
Cash and cash equivalents, end of period...  $   817   $ 1,470   $   973       $ 1,179       $ 1,498
                                             =======   =======   =======       =======       =======

   The accompanying notes are an integral part of these financial statements.

                        FRANKLIN REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

     Franklin Real Estate Income Fund (the "Company") is a California corporation formed on August 7, 1987 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1988. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

     As of December 31, 1994, the Company's real estate portfolio consisted of the Mira Loma Shopping Center located in Reno, Nevada; a 40% undivided interest in the Shores Office Complex located in Redwood City, California; three separate R&D buildings in the Northport Business Park located in Fremont, California; and the Glen Cove Center located in Vallejo, California. The Company has also purchased two small parcels of land located adjacent to the Mira Loma Shopping Center. The Company has completed its property acquisition phase and no additional property acquisitions are currently anticipated.

     In 1992, the Company initiated a plan of consolidation with the two other REIT's, Franklin Select Real Estate Income Fund and Franklin Advantage Real Estate Income Fund. In 1993, at a special meeting of shareholders, the consolidation plan was not approved, at which time certain expenses of the planned consolidation were reimbursed by the Advisor.

Rental Property

     Rental property is stated at cost and depreciated using the straight-line method over an estimated useful life of 35 years for buildings and improvements, and 5 years for equipment. Significant improvements and betterments are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred. The Shores is reflected in these financial statements in accordance with the Company's ownership interest.

     Pursuant to the Company's investment objectives, property purchased is generally held for extended periods. During the holding period, management periodically, but at least annually, evaluates whether rental property has suffered an impairment in value. Management's analysis includes consideration of estimated undiscounted future cash flows during the expected holding period in comparison with carrying values, prevailing market conditions and other economic matters. If the current carrying value of an individual property exceeds estimated future undiscounted cash flows, the Company would reduce the carrying value of the asset to fair value; however, to date, such adjustments have not been required.

Cash and Cash Equivalents

     The Company classifies highly liquid investments with original maturities of three months or less from the date acquired as cash equivalents.

Mortgage-backed Securities Valuation

     Mortgage-backed securities held by the Company are classified as available for sale and are carried at market value. The resulting unrealized gains and losses are reported as a separate component of stockholders' equity until realized. Realized gains and losses are recognized on the specific identification method and are included in earnings. For the years 1992 and 1993, prior to the adoption of Statement of Financial Accounting

                        FRANKLIN REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

Standards No. 115, the Company valued mortgage-backed securities at amortized cost. The impact of this change on stockholder's equity on January 1, 1994, was immaterial.

Amortization

     Lease commissions are deferred and amortized using the straight-line method over the term of the related lease.

Rental Revenues

     Rental revenues are recorded on the straight-line method to reflect scheduled rent increases over the related lease term. As a result, a deferred rent receivable is created when rental receivables are less than the amount earned using the straight-line method or when rental income is recognized during free rent periods of a lease.

Concentration of Credit Risk and Major Customers

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of mortgage-backed securities.

     The Company places excess cash in short-term deposits with Franklin Money Fund, an investment company managed by an affiliate of the Advisor, and in money market securities of companies with strong credit ratings and, by policy, limits credit exposure to any one issuer. The Company performs ongoing credit evaluations of its tenants and generally does not require collateral for commercial tenants. The Company reserves for potential credit losses, as appropriate.

     The following tenants provided 10% or more of the Company's total straight-line rental revenues for the years 1994, 1993 and 1992.

                                                                       PERCENT OF STRAIGHT-LINE
                                                                            RENTAL REVENUE
                                                                      --------------------------
                PRINCIPAL BUSINESS              LEASE EXPIRATIONS      1992      1993      1994
    ------------------------------------------  -----------------     ------    ------    ------
    Grocery Store.............................      04/25/2005          9.7%     10.2%      7.6%
    Grocery Store.............................      01/31/2010            0%        0%     14.7%

Reclassification

     Certain reclassifications were made in the 1992 and 1993 financial statements to conform to the presentation in the 1994 financial statements. Such reclassifications had no effect on previously reported results.

September 30 Financial Data (unaudited)

     The accompanying interim unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements contain all adjustments (consisting of normal recurring accruals) which are necessary, in the opinion of management, for a fair presentation. The statements, which do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, should be read in conjunction with the Company's financial statements for the year ended December 31, 1994.

NOTE 2 -- RELATED PARTY TRANSACTIONS

     The Company has an agreement with Franklin Properties, Inc. (the "Advisor") to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the

                        FRANKLIN REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

Advisor will receive quarterly, an annualized fee equal to 1% of invested assets and .4% of mortgage investments. The fee is subordinate to declared distributions to Series A common stock shareholders totaling at least an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined. Accordingly, no advisory fee was paid to the Advisor.

     The agreements between the Company and the Advisor, or affiliates of the Advisor, provide for certain types of compensation and payments including but not limited to the following, for those services rendered for the years ended December 31, 1992, 1993 and 1994 and for the unaudited nine month periods ended September 30, 1994 and 1995:

                                     FOR THE YEARS ENDED DECEMBER 31,      FOR THE NINE MONTH PERIODS
                                    -----------------------------------        ENDED SEPTEMBER 30,
                                      1992         1993         1994       ---------------------------
                                    ---------    ---------    ---------       1994            1995
                                                                           -----------     -----------
                                                                           (UNAUDITED)     (UNAUDITED)
Reimbursement for data processing,
  accounting and certain other
  expenses, charged to related
  party expense...................  $  55,000    $  58,000    $  56,000     $  36,000       $  36,000
Property management fee, charged
  to related party expense........    167,000      168,000      157,000       117,000         128,000
Acquisition Fee, capitalized and
  amortized over the life of the
  related investment..............         --           --      250,000       250,000              --
Leasing commission, capitalized
  and amortized over the term of
  the related lease...............         --           --       25,000        13,000         105,000
Construction supervision fee,
  capitalized and amortized over
  the life of the related
  investment or the term of the
  related lease...................         --           --       10,000         9,000           1,000

     At December 31, 1993 and 1994, cash equivalents included $265,000 and $31,000, respectively, and $313,000 (unaudited) at September 30, 1995, which was invested in Franklin Money Fund, an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled $9,000, $5,000 and $6,000 for the years ended December 31, 1992, 1993 and 1994, respectively, and $5,000 (unaudited) and $4,000 (unaudited) for the nine month periods ended September 30, 1994 and 1995, respectively.

NOTE 3 -- MORTGAGE-BACKED SECURITIES, AVAILABLE FOR SALE

     Mortgage-backed securities, available for sale at December 31, 1994, consisted of a Government National Mortgage certificate with 6% coupon rate, maturing in 2023. Amortized cost was $572,000 and market value was $532,000, resulting in a gross unrealized loss of $40,000.

     Mortgage-backed securities at December 31, 1993, had an aggregate market value and amortized cost of $4,388,000 and $4,404,000, respectively. Gross unrealized gains and loss was $16,000, resulting in a net unrealized loss of $16,000.

NOTE 4 -- COMMON STOCK, WARRANTS AND INCOME PER SHARE

     Series A and Series B common stock have the same voting rights. Cash distributions from sources other than cash from the sale or refinancing of the Company's property are to be paid in the following order of

                        FRANKLIN REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

priority: first to the Series A stockholders until they receive an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined; then to the Series A and Series B stockholders in proportion of their respective number of shares. All distributions are declared at the discretion of the Directors of the Company. To date, the Board of Directors has not declared any distributions to be payable to any shares of outstanding Series B common stock.

     Since Series A common stock has not received an 8% per annum non-cumulative non-compounded return on its adjusted purchase price, and since Series B common stock does not participate in earnings until such 8% return is received by the Series A common stock, net income per share is not applicable to Series B common stock.

     Warrants were issued with each share of Series A common stock purchased during the offering period, without additional cost to the stockholders. The number of warrants issued with each share varied depending upon the number of shares outstanding at the time the warrants were issued. Warrants covering the exercise of 2,861,420 additional shares of Series A common stock are outstanding as of December 31, 1994. Each warrant is scheduled to become exercisable at a price of $10.00 per share, for a 12-month period commencing on February 1, 1995.

NOTE 5 -- DISTRIBUTIONS

     The allocation of cash distributions per share for individual shareholders' income tax purposes, as reported on Internal Revenue Service Form 1099-DIV, for the years ended December 31, 1992, 1993 and 1994 was as follows:

                                                     ORDINARY    RETURN OF    CAPITAL    TOTAL
        YEAR PAID                                     INCOME      CAPITAL      GAIN      PAID
        ------------------------------------------   --------    ---------    -------    -----
        1992......................................     $.47        $ .08       $  --     $.55
        1993......................................     $.14        $ .24       $ .12     $.50
        1994......................................     $.41        $ .09       $  --     $.50

     Through December 31, 1991, the Company had a Dividend Reinvestment Plan (the "Prior Plan"). On January 22, 1992, the Board of Directors suspended the operation of the Prior Plan commencing with the quarter ending March 31, 1992. In December, 1994, the Company implemented a new Dividend Reinvestment and Share Purchase Plan (the "Plan"), under which a stockholder's cash distributions may be reinvested in shares of Series A common stock of the Company, subject to the terms and conditions of the Plan. Under the Plan, the Company's Dividend Reinvestment Agent makes open market purchases of the Company's Series A common stock, administers the Plan and performs other duties related to the Plan. No new shares are issued in connection with the Plan.

NOTE 6 -- NOTE PAYABLE

     At December 31, 1994, the Company had a mortgage note payable of $1,981,000, collateralized by a deed of trust on the Glen Cove Center. The note bears interest at a variable rate of 1.5% in excess of the Union Bank Reference Rate. Prior to December 15, 1994 interest on the note was 2.00% in excess of the bank's Reference Rate. Principal is payable in monthly installments of $3,700 until maturity on May 1, 1999.

     Aggregate principal payments required in future years are as follows:

        1995.............................................................  $   44,000
        1996.............................................................      44,000
        1997.............................................................      44,000
        1998.............................................................      44,000
        1999.............................................................   1,805,000
                                                                           ----------
                                                                           $1,981,000
                                                                           ==========

                        FRANKLIN REAL ESTATE INCOME FUND

    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

NOTE 7 -- RENTAL INCOME

     The Company's rental income from commercial property is received principally from tenants under noncancelable operating leases. The leases typically provide for guaranteed minimum rent plus contingent rents. Minimum future rentals on non-cancellable operating leases at December 31, 1994 are as follows:

        1995............................................................  $ 3,689,000
        1996............................................................    3,061,000
        1997............................................................    2,392,000
        1998............................................................    2,193,000
        1999............................................................    1,898,000
        Thereafter......................................................   12,145,000
                                                                          -----------
                                                                          $25,378,000
                                                                          ===========

     Minimum future rentals do not include contingent rents, which represent reimbursements of property operating expenses. Contingent rents amounted to $493,000, $426,000 and $678,000 for the years ended December 31, 1992, 1993 and
1994, respectively.

NOTE 8 -- ACQUISITION OF RENTAL PROPERTY

     On January 31, 1994, the Company purchased a fee interest in Glen Cove Center, a neighborhood shopping center, for a total cost of $6,700,000, which includes acquisition fees and closing costs. The Company purchased the property using the Company's cash reserves and an unsecured loan in the amount of $2,000,000. On June 30, 1994, the unsecured loan in the amount of $2,000,000 was converted into a note collateralized by the property.

NOTE 9 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW AND NON-CASH INFORMATION

     For the year ended December 31, 1994, the Company paid interest of $178,000.

NOTE 10 -- SUPPLEMENTARY QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                THREE MONTHS ENDED
                                               ----------------------------------------------------
                                               MARCH 31,      JUNE 30,     SEPTEMBER      DECEMBER
                                                  1993          1993        30, 1993      31, 1993
                                               ----------    ----------    ----------    ----------
Revenues....................................   $1,337,000    $  847,000    $  930,000    $1,024,000
Net income..................................      651,000       174,000       150,000       456,000
Net income per share........................          .16           .04           .04           .12

                                                                THREE MONTHS ENDED
                                               ----------------------------------------------------
                                               MARCH 31,      JUNE 30,     SEPTEMBER      DECEMBER
                                                  1994          1994        30, 1994      31, 1994
                                               ----------    ----------    ----------    ----------
Revenues....................................   $1,030,000    $1,145,000    $1,133,000    $1,172,000
Net income..................................      292,000       476,000       406,000       392,000
Net income per share........................          .07           .12           .10           .10

                        FRANKLIN REAL ESTATE INCOME FUND

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                                                                         COLUMN E
                                                                       COLUMN D           --------------------------------------
                                                                -----------------------
                                             COLUMN C              COST CAPITALIZED               GROSS AMOUNT AT WHICH
                                     ------------------------        SUBSEQUENT TO              CARRIED AT CLOSE OF PERIOD
                                                                      ACQUISITION         --------------------------------------
      COLUMN A          COLUMN B       INITIAL COST TO FUND     -----------------------                 BUILDINGS
--------------------- ------------   ------------------------                  CARRYING                    AND
     DESCRIPTION      ENCUMBRANCES      LAND      BUILDINGS     IMPROVEMENTS    COSTS        LAND      IMPROVEMENTS     TOTAL
--------------------- ------------   ----------  ------------   ------------   --------   ----------   ------------   ----------
Shopping Center
Reno, Nevada.........  $       --    $2,089,000   $7,006,000   $  541,000  $    --    $2,089,000    $7,547,000    $9,636,000
Office Complex
Redwood City, CA.....          --     2,719,000    7,924,000      681,000       --     2,719,000     8,605,000    11,324,000
R&D Building
Fremont, CA..........          --     2,874,000    8,708,000      379,000       --     2,874,000     9,087,000    11,961,000
Car Wash
Reno, Nevada.........          --       144,000      153,000           --       --       144,000       153,000       297,000
Shopping Center
Vallejo, CA..........   1,981,000     2,500,000    4,200,000       77,000       --     2,500,000     4,277,000     6,777,000
                      -----------    ----------  ------------  ----------  ------     ----------  ------------    ----------
                       $1,981,000   $10,236,000  $27,991,000   $1,678,000  $    --   $10,326,000   $29,669,000   $39,995,000(1)(2)
                      ===========   ===========  ===========   ==========  =======  ============  ============   ===========


                                                                  COLUMN I
                                                                -------------
                                                                LIFE ON WHICH
                                                                DEPRECIATION
                        COLUMN F        COLUMN G     COLUMN H     IN LATEST
      COLUMN A         -----------    ------------   ---------   OPERATIONS
---------------------  ACCUMULATED      DATE OF        DATE     STATEMENT IS
     DESCRIPTION       DEPRECIATION   CONSTRUCTION   ACQUIRED     COMPUTED
---------------------  -----------    ------------   ---------  -------------
                      <
Shopping Center
Reno, Nevada.........   $1,437,000      85/88          11/88          35
                                                         &
                                                       9/92
Office Complex
Redwood City, CA.....   1,440,000       82/87          09/89          35
R&D Building
Fremont, CA..........   1,504,000        85            01/91          35
Car Wash
Reno, Nevada.........      43,000        87            03/92          35
Shopping Center
Vallejo, CA..........     111,000        89            01/94          35
                       -----------
                        $4,535,000(3)
                       ===========

                        FRANKLIN REAL ESTATE INCOME FUND

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

NOTES:

(1) The aggregate cost for federal income tax purposes is $39,995,000.

(2) Reconciliation of Real Estate

                                                           1994          1993          1992
                                                        ----------    ----------    ----------
    Balance at beginning of period...................   $33,016,000   $32,513,000   $31,558,000
    Additions during period:
      Acquisitions...................................    6,700,000            --       541,000
      Improvements...................................      279,000       503,000       414,000
                                                        -----------   -----------   -----------
    Balance at end of period.........................   $39,995,000   $33,016,000   $32,513,000
                                                        ===========   ===========   ===========

(3) Reconciliation of Accumulated Depreciation

                                                           1994          1993          1992
                                                         ---------     ---------     ---------
    Balance at beginning of period...................    $3,508,000    $2,511,000    $1,593,000
    Depreciation expense for the period..............    1,027,000       997,000       918,000
                                                         ----------     --------      --------
    Balance at end of period.........................    $4,535,000    $3,508,000    $2,511,000
                                                         ==========     ========      ========

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
Franklin Advantage Real Estate Income Fund

     We have audited the accompanying balance sheets of Franklin Advantage Real Estate Income Fund as of December 31, 1993 and 1994, the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, and the financial statement schedule of Real Estate and Accumulated Depreciation as of December 31, 1994. These financial statements and the financial statement schedule are the responsibility of Franklin Advantage Real Estate Income Fund's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Advantage Real Estate Income Fund as of December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the above financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                                      COOPERS & LYBRAND L. L. P.

San Francisco, California
January 13, 1995

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                                 BALANCE SHEETS
                      AS OF DECEMBER 31, 1993 AND 1994 AND
                          UNAUDITED SEPTEMBER 30, 1995
                  (DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                               ------------------    SEPTEMBER 30,
                                                                1993       1994          1995
                                                               -------    -------    -------------
                                                                                     (UNAUDITED)
ASSETS
Rental Property:
  Land......................................................   $ 7,430    $10,937       $10,937
  Buildings and improvements................................    14,357     19,972        20,069
                                                               -------    -------       -------
                                                                21,787     30,909        31,006
  Less: accumulated depreciation............................       818      1,312         1,798
                                                               -------    -------       -------
                                                                20,969     29,597        29,208
Cash and cash equivalents...................................     1,284        804         1,256
Mortgage-backed securities, available for sale..............     7,163      1,494         1,447
Deferred rent receivable....................................       429        306           264
Other assets................................................       861        538           458
                                                               -------    -------       -------
          Total assets......................................   $30,706    $32,739       $32,633
                                                               =======    =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Notes and bonds payable.....................................   $ 3,015    $ 5,298       $ 5,279
Tenants' deposits and other liabilities.....................       106        128           261
Distributions payable.......................................        --        490           429
Advance rents...............................................        --         82            60
                                                               -------    -------       -------
          Total liabilities.................................     3,121      5,998         6,029
                                                               -------    -------       -------
Stockholders' equity:
  Common stock, Series A, without par value; stated value
     $10 per share; 50,000,000 shares authorized; 3,013,910
     and 3,013,775 shares issued and outstanding for 1993
     and 1994, respectively, and 3,013,713 (unaudited) at
     September 30, 1995.....................................    27,011     27,011        27,010
  Common stock, Series B, without par value; stated value
     $10 per share; 1,000,000 shares authorized; 124,240
     shares issued and outstanding for 1993 and 1994, and
     124,240 (unaudited) at September 30, 1995..............     1,242      1,242         1,242
Unrealized loss of mortgage-backed securities...............        --       (124)          (65)
Accumulated distributions in excess of net income...........      (668)    (1,388)       (1,583)
                                                               -------    -------       -------
          Total stockholders' equity........................    27,585     26,741        26,604
                                                               -------    -------       -------
          Total liabilities and stockholders' equity........   $30,706    $32,739       $32,633
                                                               =======    =======       =======

   The accompanying notes are an integral part of these financial statements.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                            STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 AND UNAUDITED FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                  (DOLLARS IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                            FOR THE NINE MONTH PERIODS
                                                 FOR THE YEARS ENDED
                                                     DECEMBER 31               ENDED SEPTEMBER 30,
                                              --------------------------    --------------------------
                                               1992      1993      1994        1994           1995
                                              ------    ------    ------    -----------    -----------
                                                                            (UNAUDITED)    (UNAUDITED)
Revenue:
  Rent.....................................   $3,131    $3,248    $3,280      $   2,319      $   3,223
  Interest and dividends...................      593       479       414            354             99
                                              ------    ------    ------         ------         ------
     Total revenue.........................    3,724     3,727     3,694          2,673          3,322
                                              ------    ------    ------         ------         ------
Expenses:
  Interest.................................      176       263       289            200            355
  Depreciation and amortization............      427       429       533            370            526
  Property operations......................      880       875       922            674            824
  Related party............................      188       308       306            227            272
  Consolidation expense (recovery), net....      413       (88)        1             --             45
  General and administrative...............       93       156       167            129             86
  Loss on sale of mortgage-backed
     securities............................       --        --       237             --             --
                                              ------    ------    ------         ------         ------
     Total expenses........................    2,177     1,943     2,455          1,600          2,108
                                              ------    ------    ------         ------         ------
Net income.................................    1,547     1,784     1,239          1,073          1,214
                                              ======    ======    ======         ======         ======
Net income per share, based on the weighted
  average shares outstanding of Series A
  common stock of 3,079,381, 3,013,910 and
  3,013,894 for the years ended December
  31, 1992, 1993 and 1994, respectively,
  and 3,013,910 (unaudited) and 3,013,713
  (unaudited) for the nine month periods
  ended September 30, 1994 and 1995,
  respectively.............................   $  .50    $  .59    $  .41      $     .36      $     .40
                                              ======    ======    ======         ======         ======
Distributions per share, based on the
  weighted average shares outstanding of
  Series A common stock of 3,079,381,
  3,013,910 and 3,013,894 for the years
  ended December 31, 1992, 1993 and 1994,
  respectively, and 3,013,910 (unaudited)
  and 3,013,713 (unaudited) for the nine
  month periods ended September 30, 1994
  and 1995, respectively...................   $  .65    $  .65    $  .65      $     .49      $     .47
                                              ======    ======    ======         ======         ======

   The accompanying notes are an integral part of these financial statements.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                              FOR THE YEARS ENDED
                        DECEMBER 31, 1992, 1993 AND 1994
                               (DOLLARS IN 000'S)

                                                             COMMON STOCK
                                               ----------------------------------------    UNREALIZED
                                                                                            LOSS ON       ACCUMULATED
                                                    SERIES A              SERIES B         MORTGAGE-     DISTRIBUTIONS
                                               -------------------    -----------------      BACKED      IN EXCESS OF
                                                SHARES     AMOUNT     SHARES     AMOUNT    SECURITIES     NET INCOME       TOTAL
                                               --------    -------    -------    ------    ----------    -------------    -------
Balance, December 31, 1991.................... 3,025,339   $27,216    114,422    $1,144     $     --        $   (30)      $28,330
Proceeds from sale of Series A, common
  stock.......................................  146,571      1,466         --       --            --             --         1,466
Redemption of Series A, common stock.......... (158,000)    (1,517)        --       --            --             --         1,517
Underwriting commissions......................       --       (117)        --       --            --             --          (117)
Offering costs................................       --        (37)        --       --            --             --           (37)
Proceeds from sales of Series B, common
  stock.......................................       --         --      9,818       98            --             --            98
Net income....................................       --         --         --       --            --          1,547         1,547
Distributions declared........................       --         --         --       --            --         (2,010)       (2,010)
                                                                                 -------    --------
                                                                                   ---           ---
                                                -------    -------     ------                               -------
Balance, December 31, 1992.................... 3,013,910    27,011    124,240    1,242            --           (493)       27,760
Net income....................................       --         --         --       --            --          1,784         1,784
Distributions declared........................       --         --         --       --            --         (1,959)       (1,959)
                                                                                 -------    --------
                                                                                   ---           ---
                                                -------    -------     ------                               -------
Balance, December 31, 1993.................... 3,013,910    27,011    124,240    1,242            --           (668)       27,585
Redemption of Series A, common stock..........     (135)        --         --       --            --             --            --
Net income....................................       --         --         --       --            --          1,239         1,239
Distributions declared........................       --         --         --       --            --         (1,959)       (1,959)
Unrealized loss on mortgage-backed
  securities..................................       --         --         --       --          (124)            --          (124)
                                                                                 -------    --------
                                                                                   ---           ---
                                                -------    -------     ------                               -------
Balance, December 31, 1994.................... 3,013,775   $27,011    124,240    $1,242     $   (124)       $(1,388)      $26,741
                                                =======    =======     ======    ========== ===========     =======

   The accompanying notes are an integral part of these financial statements.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                            STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 AND UNAUDITED FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995
                               (DOLLARS IN 000'S)

                                               FOR THE YEARS ENDED
                                                   DECEMBER 31,
                                          ------------------------------
                                            1992       1993       1994
                                          --------    -------    -------      FOR THE NINE MONTH
                                                                           PERIODS ENDED SEPTEMBER
                                                                                     30,
                                                                           ------------------------
                                                                                           1995
                                                                              1994      -----------
                                                                           -----------  (UNAUDITED)
                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income............................  $  1,547    $ 1,784    $ 1,239     $ 1,073      $ 1,214
                                          --------    -------    -------      ------       ------
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization.........       427        429        553         370          526
  (Increase) decrease in deferred rent
     receivable.........................      (482)        53        123         101           42
  Decrease in Due from Advisor..........        --         --         --         600           --
  (Increase) decrease in other assets...      (260)      (571)       284        (188)          40
  Increase (decrease) in tenants'
     deposits and other liabilities.....        86         12         22         108          133
  Increase (decrease) in advance
     rents..............................        --         --         82          --          (22)
                                          --------    -------    -------      ------       ------
                                              (229)       (77)     1,044         991          719
                                          --------    -------    -------      ------       ------
Net cash provided by operating
  activities............................     1,318      1,707      2,283       2,064        1,933
                                          --------    -------    -------      ------       ------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of rental property........   (18,573)        --     (6,210)         --           --
  Improvements to rental property.......       (58)       (26)      (562)       (538)         (97)
  Deposits on property..................    17,459         --         --          --           --
  Investment in mortgage-backed
     securities.........................    (9,496)        --       (980)       (980)          --
  Disposition of mortgage-backed
     securities.........................       969      1,364      6,525         784          106
                                          --------    -------    -------      ------       ------
  Net cash provided by (used in)
     investing activities...............    (9,699)     1,338     (1,227)       (734)           9
                                          --------    -------    -------      ------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payment on notes and bonds
     payable............................       (55)       (60)       (67)         --          (19)
  Proceeds from sale of common stock....     1,564         --         --          --           (1)
  Distributions paid....................    (2,010)    (1,959)    (1,469)       (979)      (1,470)
  Offering costs paid...................       (52)        --         --          --           --
  Common Stock redeemed.................    (1,517)        --         --          --           --
  Underwriting commissions paid.........      (129)        --         --          --           --
                                          --------    -------    -------      ------       ------
Net cash used in financing activities...    (2,199)    (2,019)    (1,536)       (979)      (1,490)
                                          --------    -------    -------      ------       ------
Net increase (decrease) in cash and cash
  equivalents...........................   (10,580)     1,026       (480)        351          452
Cash and cash equivalents, beginning of
  period................................    10,838        258      1,284       1,284          804
                                          --------    -------    -------      ------       ------
Cash and cash equivalents, end of
  period................................  $    258    $ 1,284    $   804     $ 1,635      $ 1,256
                                          ========    =======    =======      ======       ======

   The accompanying notes are an integral part of these financial statements.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

     Franklin Advantage Real Estate Income Fund (the "Company") is a California corporation formed on June 8, 1990 for the purpose of investing in income-producing real property. The Company is a real estate investment trust ("REIT") having elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code since 1991. Under the Internal Revenue Code and applicable state income tax law, a qualified REIT is not subject to income tax if at least 95% of its taxable income is currently distributed to its stockholders and other REIT tests are met. The Company has distributed at least 95% of its taxable income and intends to distribute substantially all of its taxable income in the future. Accordingly, no provision is made for income taxes in these financial statements.

     As of December 31, 1994, the Company has made two real estate investments. On January 2, 1992, the Company acquired its first property, the Fairway Center, an office building located in Brea, California. On November 1, 1994, the Company acquired the Carmel Mountain Gateway Plaza, a specialty retail center, located in San Diego, California.

     In 1992, the Company initiated a plan of consolidation with two other REIT's, Franklin Real Estate Income Fund and Franklin Select Real Estate Income Fund. In 1993, at a special meeting of shareholders, the consolidation plan was not approved, at which time certain expenses of the planned consolidation were reimbursed by the Advisor.

Rental Property

     Rental property is stated at cost and depreciated using the straight-line method over an estimated useful life of 35 years for buildings and improvements. Significant improvements and betterments are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred.

     Pursuant to the Company's investment objectives, property purchased is generally held for extended periods. During the holding period, management periodically, but at least annually, evaluates whether rental property has suffered an impairment in value. Management's analysis includes consideration of estimated undiscounted future cash flows during the expected holding period in comparison with carrying values, prevailing market conditions and other economic matters. If the current carrying value of an individual property exceeds estimated future undiscounted cash flows, the Company would reduce the carrying value of the asset to fair value; however, to date, such adjustments have not been required.

Cash and Cash Equivalents

     The Company classifies highly liquid investments with original maturities of three months or less from the date acquired as cash equivalents.

Mortgage-backed Securities Valuation

     Mortgage-backed securities held by the Company are classified as available for sale and are carried at market value. The resulting unrealized gains and losses are reported as a separate component of stockholders' equity until realized. Realized gains and losses are recognized on the specific identification method and are included in earnings. For the years 1992 and 1993, prior to the adoption of Statement of Financial Accounting Standards No. 115, the Company valued mortgage-backed securities at amortized cost. The impact of this change on stockholder's equity on January 1, 1994, was immaterial.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                           UNAUDITED) -- (CONTINUED)

Amortization

     Organization costs are deferred and amortized using the straight-line method over a five year period. Lease commissions are deferred and amortized using the straight-line method over the term of the related lease.

Rental Revenues

     Rental revenues are recorded on the straight-line method over the related lease term. As a result, a deferred rent receivable is created to reflect scheduled rent increases when rental receivables are less than the amount earned using the straight-line method or when rental income is recognized during free rent periods of a lease.

Concentration of Credit Risk and Major Customers

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of mortgaged-backed securities.

     The Company places excess cash in short-term deposits with Franklin Money Fund, an investment company managed by an affiliate of the Advisor, and in money market securities of companies with strong credit ratings and, by policy, limits credit exposure to any one issuer. The Company performs ongoing credit evaluations of its tenants and generally does not require collateral for commercial tenants. The Company reserves for potential credit losses, as appropriate.

     The following tenants provided 10% or more of the Company's total straight-line rental revenues during 1994, 1993 and 1992.

                                                                          PERCENT OF
                                                                     STRAIGHT-LINE RENTAL
                                                                            REVENUE
                                                                    -----------------------
                 PRINCIPAL BUSINESS            LEASE EXPIRATIONS    1992     1993     1994
        ------------------------------------   -----------------    -----    -----    -----
        Insurance Company...................      10/31/97          57.9%    57.8%    44.9%
        Insurance Company...................     04/30/2001         18.2%    18.2%    29.6%

Reclassification

     Certain reclassifications were made in the 1992 and 1993 financial statements to conform to the presentation in the 1994 financial statements. Such reclassifications had no effect on previously reported results.

September 30 Financial Data (unaudited)

     The accompanying interim unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements contain all adjustments (consisting of normal recurring accruals) which are necessary, in the opinion of management, for a fair presentation. The statements, which do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, should be read in conjunction with the Company's financial statements for the year ended December 31, 1994.

NOTE 2 -- RELATED PARTY TRANSACTIONS

     The Company has an agreement with Franklin Properties, Inc. (the "Advisor") to administer the day-to-day operations of the Company. Under the terms of the agreement, which is renewable annually, the Advisor

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                           UNAUDITED) -- (CONTINUED)

will receive quarterly, an annualized fee equal to 1% of invested assets and .4% of mortgage investments commencing twelve months after the offering is terminated. One half of the fee is subordinate to declared cash distributions to Series A common stock shareholders totaling at least an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined.

     Through December 31, 1992, Franklin Administrative Services, Inc. ("FAS") acted as the Company's transfer agent and registrar for the Company's Series A common stock. As of January 1, 1993, an unaffiliated agent assumed responsibility as the transfer agent and registrar of the Company's Series A common stock.

     The agreements between the Company and the Advisor, or affiliates of the Advisor, provide for certain types of compensation and payments including but not limited to the following for the years ended December 31, 1992, 1993 and 1994:

                                                                            FOR THE NINE MONTH PERIODS
                                       FOR THE YEARS ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                                       ---------------------------------    --------------------------
                                         1992        1993        1994          1994           1995
                                       --------    --------    ---------    -----------    -----------
                                                                            (UNAUDITED)    (UNAUDITED)
Advisory fees, charged to related
  party expense....................... $     --    $ 86,000    $ 116,000      $85,000       $ 102,000
Reimbursement for certain organization
  and offering expenses, capitalized
  to organization costs...............   37,000          --           --           --              --
Reimbursement for underwriting commis-
  sions on the sale of Series A common
  stock, substantially all of which
  was re-allowed to unaffiliated
  brokers, charged to stockholders'
  equity..............................  117,000          --           --           --              --
Reimbursement for data processing, ac-
  counting and certain other expenses,
  charged to related party expense....   24,000      25,000       19,000       15,000          19,000
Property management fees, charged to
  related party expense...............  156,000     197,000      171,000      127,000         151,000
Stockholder services fees, charged to
  related party expense...............    8,000          --           --           --              --
Property acquisition fees, capitalized
  and amortized over the life of the
  related investment.................. 1,073,000         --      480,000           --              --
Leasing commissions, capitalized and
  amortized over the term of the
  related lease.......................       --          --       44,000           --           1,000
Construction supervision fee,
  capitalized and amortized over the
  life of the related investment or
  the term of the related lease.......       --          --       22,000           --           6,000

     At December 31, 1993 and 1994, cash equivalents included $41,000 and $79,000, respectively, and $283,000 (unaudited) at September 30, 1995, invested in Franklin Money Fund which is an investment company managed by an affiliate of the Advisor. Dividends earned from Franklin Money Fund totaled $334,000, $7,000 and $6,000 for the years ended December 31, 1992, 1993 and 1994, respectively, and $5,000 (unaudited) and $4,000 (unaudited) for the nine month periods ended September 30, 1994 and 1995, respectively.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                           UNAUDITED) -- (CONTINUED)

NOTE 3 -- MORTGAGE-BACKED SECURITIES, AVAILABLE FOR SALE

     Mortgage-backed securities, available for sale at December 31, 1994, had coupon rates of 6.24% and 6.5%, maturing in 2017 and 2022, respectively. Amortized cost was $1,618,000, market value was $1,494,000, resulting in a gross unrealized loss of $124,000.

     Mortgage-backed securities at December 31, 1993 had an aggregate market value and amortized cost of $7,158,000 and $7,163,000, respectively. Gross unrealized gains and losses were $216,000 and $221,000, respectively.

NOTE 4 -- NOTES AND BONDS PAYABLE

     Notes and bonds payable at December 31, 1993 and 1994 are comprised of the following:

                                                                         1993         1994
                                                                       ---------    ---------
FAIRWAY CENTER
Note payable, collateralized by a deed of trust, payable interest only until maturity in March, 1996. Interest is paid monthly at a
  rate of 9% annually...............................................   $ 480,000    $ 480,000
Bonds payable, collateralized by a lien, issued in three types:
  serial bonds maturing through October 1, 2000, at interest rates ranging from 5.75% to 7.60%, term bonds maturing October 1, 2006, and October 1, 2013, at interest rates of 8% and 8.125%,
  respectively. The annual payment on the bonds is calculated in an
  amount sufficient to fully amortize the indebtedness..............   2,835,000    2,770,000
Prepaid reserve to be applied to the repayment of the outstanding
  principal balance of the bonds at their last maturity date........    (300,000)    (300,000)
CARMEL MOUNTAIN
Note payable, collateralized by a deed of trust. The note bears interest at a variable rate of 1.5% in excess of the Union Bank
  Reference Rate. Principal installments are payable in the amount of $2,098 per month through December 01, 1995; then $2,300 per month through December 01, 1996; then $2,522 per month through
  December 01, 1997; then $2,766 per month through December 01,
  1998; then $3,033 per month until maturity in October, 1999.......          --    2,348,000
                                                                       ----------   ----------
                                                                       $3,015,000   $5,298,000
                                                                       ==========   ==========

     Aggregate principal payments required in future years are as follows:

          1995.......................................................    $  90,000
          1996.......................................................      578,000
          1997.......................................................      105,000
          1998.......................................................      118,000
          1999.......................................................    2,322,000
          Thereafter.................................................    2,085,000
                                                                         ----------
                                                                         $5,298,000
                                                                         ==========

NOTE 5 -- COMMON STOCK AND INCOME PER SHARE

     Series A and Series B common stock have the same voting rights. Distributions from sources other than cash from sale or refinancing of the Company's property, as defined, are to be paid in the following order of

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                           UNAUDITED) -- (CONTINUED)

priority: first to the Series A stockholders until they receive an 8% per annum non-cumulative non-compounded return on their adjusted price per share, as defined; then to the Series A and Series B stockholders in proportion to their respective number of shares. All distributions are declared at the discretion of the Directors of the Company. To date, the Board of Directors has not declared any distributions to be payable to any shares of outstanding Series B common stock.

     Since Series A common stock has not received an 8% per annum non-cumulative non-compounded return on its adjusted purchase price, and since Series B common stock does not participate in earnings until such 8% return is received by the Series A common stock, net income per share is not applicable to Series B common stock.

NOTE 6 -- DISTRIBUTIONS

     The allocation of cash distributions per share for individual shareholders' income tax purposes, as reported on Internal Revenue Service Form 1099-DIV, for the years ended December 31, 1992, 1993 and 1994 was as follows:

                                                           ORDINARY     RETURN OF      TOTAL
                           YEAR PAID                        INCOME       CAPITAL       PAID
        -----------------------------------------------    --------     ----------     -----
        1992...........................................      $.50          $.15        $.65
        1993...........................................      $.49          $.16        $.65
        1994...........................................      $.51          $.14        $.65

NOTE 7 -- RENTAL INCOME

     The Company's rental income from commercial property is received principally from tenants under non-cancelable operating leases. The tenant leases typically provide for guaranteed minimum rent plus contingent rents. Minimum future rentals on non-cancelable tenant operating leases at December 31, 1994 are as follows:

          1995......................................................    $5,084,000
          1996......................................................     4,761,000
          1997......................................................     4,300,000
          1998......................................................     2,834,000
          1999......................................................     2,315,000
          Thereafter................................................     9,419,000
                                                                        -----------
                                                                        $28,713,000
                                                                        ===========

     Minimum future rentals do not include contingent rents, which represent reimbursements of property operating expenses. Contingent rents amounted to $126,000 and $96,000 for the years ended December 31, 1993 and 1994 respectively.

NOTE 8 -- SUPPLEMENTAL SCHEDULE OF CASH FLOW AND NON-CASH INVESTING AND FINANCING ACTIVITIES

     For the years ended December 31, 1992, 1993 and 1994 interest paid amounted to $234,000, $271,000 and $266,000 respectively.

     In conjunction with the acquisition of the Carmel Mountain Gateway Plaza in November 1994, the Company recorded a $2,350,000 note payable collateralized by the property.

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                         NOTES TO FINANCIAL STATEMENTS
    (INFORMATION FOR NINE MONTH PERIODS ENDED SEPTEMBER 30, 1994 AND 1995 IS
                           UNAUDITED) -- (CONTINUED)

     In conjunction with the acquisition of the Fairway Center in 1992, the Company recorded a $480,000 note payable collateralized by the property. In addition, approximately $2,650,000 was recorded in 1992 increasing the basis of the property and establishing the net liability payable with regard to the bonds payable.

NOTE 9 -- SUPPLEMENTARY QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                 ------------------------------------------------------
                                                 MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                   1993         1993          1993             1993
                                                 ---------    --------    -------------    ------------
Revenues.......................................  $ 926,000    $937,000      $ 980,000       $  884,000
Net income.....................................    381,000     348,000        232,000          823,000
Net income per share...........................        .13         .12            .08              .27

                                                                   THREE MONTHS ENDED
                                                 ------------------------------------------------------
                                                 MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                   1994         1994          1994             1994
                                                 ---------    --------    -------------    ------------
Revenues.......................................  $ 845,000    $897,000      $ 931,000       $1,021,000
Net income.....................................    358,000     384,000        331,000          166,000
Net income per share...........................        .12         .13            .11              .05

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

                                                                     COLUMN D                          COLUMN E
                                           COLUMN C           -----------------------   --------------------------------------
                                    -----------------------
                                                                 COST CAPITALIZED
                                                                                                GROSS AMOUNT AT WHICH
                                     INITIAL COST TO FUND          SUBSEQUENT TO              CARRIED AT CLOSE OF PERIOD
                                    -----------------------         ACQUISITION         --------------------------------------
      COLUMN A         COLUMN B                               -----------------------                 BUILDINGS
-------------------- ------------                                            CARRYING                    AND
    DESCRIPTION      ENCUMBRANCES      LAND      BUILDINGS    IMPROVEMENTS    COSTS        LAND      IMPROVEMENTS     TOTAL
-------------------- ------------   ----------   ----------   ------------   --------   ----------   ------------   ----------
Office Bldg.
Brea, CA............  $2,950,000    $7,430,000   $14,273,000    $646,000     $   --   $7,430,000    $14,919,000   $22,349,000
Retail Center
  San Diego, CA.....   2,348,000     3,507,000    5,053,000           --         --    3,507,000     5,053,000     8,560,000
                     ------------   ----------   ----------   ------------   ------   ----------   ------------   ----------
                      $5,298,000    $10,937,000  $19,326,000    $646,000     $   --   $10,937,000   $19,972,000   $30,909,000(1)(2)
                     =============  ==========   ==========   ============   ======   ==========   ============   ==========


                                                                COLUMN I
                                                              -------------
                                                              LIFE ON WHICH
                                                              DEPRECIATION
                       COLUMN F       COLUMN G     COLUMN H     IN LATEST
      COLUMN A        -----------   ------------   --------    OPERATIONS
--------------------  ACCUMULATED     DATE OF        DATE     STATEMENT IS
    DESCRIPTION       DEPRECIATION  CONSTRUCTION   ACQUIRED     COMPUTED
--------------------  -----------   ------------   --------   -------------
                     <
Office Bldg.
Brea, CA............   $1,288,000        87          01/92          35
Retail Center
  San Diego, CA.....      24,000         94          11/94          35
                      -----------
                       $1,312,000(3)
                      ===========

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994

NOTES:

(1) The aggregate cost for federal income tax purposes is $30,909,000.

(2) Reconciliation of Real Estate

                                                           1992          1993          1994
                                                        ----------    ----------    ----------
    Balance at beginning of period...................   $       --    $21,761,000   $21,787,000
    Additions during period:
      Acquisitions...................................   21,703,000            --     8,560,000
    Additions during period -- improvements..........       58,000        26,000       562,000
                                                        -----------   -----------   -----------
    Balance at end of period.........................   $21,761,000   $21,787,000   $30,909,000
                                                        ===========   ===========   ===========

(3) Reconciliation of Accumulated Depreciation

                                                                1992        1993        1994
                                                              --------    --------    ---------
    Balance at beginning of period.........................   $     --    $408,000    $ 818,000
    Depreciation expense for the period....................    408,000     410,000      494,000
                                                              ----------  --------     --------
    Balance at end of period...............................   $408,000    $818,000    $1,312,000
                                                              ==========  ========     ========

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                    FRANKLIN SELECT REAL ESTATE INCOME FUND,
                       FRANKLIN REAL ESTATE INCOME FUND,
                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND,
                                      AND
                           FRANKLIN PROPERTIES, INC.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE ONE     DEFINITIONS.......................................................  A-1
ARTICLE TWO     THE MERGER........................................................  A-2
     2.1        Basic Transaction.................................................  A-2
     2.2        Effective Time....................................................  A-2
     2.3        Closing Date......................................................  A-3
     2.4        Articles of Incorporation.........................................  A-3
     2.5        Bylaws............................................................  A-3
     2.6        Directors and Officers............................................  A-3
ARTICLE THREE   CONVERSION OF SHARES..............................................  A-3
     3.1        Conversion of Series A Common Stock...............................  A-3
     3.2        Conversion of Series B Common Stock...............................  A-3
     3.3        Dissenting Shares.................................................  A-3
     3.4        Adjustment of the Conversion Factors..............................  A-4
     3.5        Fractional Shares.................................................  A-4
     3.6        Exchange Procedures...............................................  A-4
     3.7        Closing of Stock Transfer Books...................................  A-4
ARTICLE FOUR    REPRESENTATIONS AND WARRANTIES OF FREIF...........................  A-4
     4.1        Organization......................................................  A-4
     4.2        Capital Structure.................................................  A-4
     4.3        Authorization of Transaction......................................  A-4
     4.4        Compliance with Law...............................................  A-5
     4.5        Filings With the SEC..............................................  A-5
     4.6        Financial Statements..............................................  A-5
     4.7        Subsequent Events.................................................  A-5
     4.8        Broker's Fees.....................................................  A-5
     4.9        Disclosure........................................................  A-5
     4.10       Properties........................................................  A-5
     4.11       Real Property.....................................................  A-6
     4.12       Accounts Receivable...............................................  A-6
     4.13       Taxes.............................................................  A-6
     4.14       Undisclosed Liabilities...........................................  A-6
     4.15       Litigation........................................................  A-7
     4.16       Real Estate Investment Trust ("REIT") Status......................  A-7
ARTICLE FIVE    REPRESENTATIONS AND WARRANTIES OF ADVANTAGE.......................  A-7
     5.1        Organization......................................................  A-7
     5.2        Capital Structure.................................................  A-7
     5.3        Authorization of Transaction......................................  A-7
     5.4        Compliance with Law...............................................  A-7
     5.5        Filings With the SEC..............................................  A-8
     5.6        Financial Statements..............................................  A-8
     5.7        Subsequent Events.................................................  A-8
     5.8        Broker's Fees.....................................................  A-8
     5.9        Disclosure........................................................  A-8
     5.10       Properties........................................................  A-8
     5.11       Real Property.....................................................  A-8

                                                                                    PAGE
                                                                                    ----
     5.12       Accounts Receivable...............................................  A-9
     5.13       Taxes.............................................................  A-9
     5.14       Undisclosed Liabilities...........................................  A-9
     5.15       Litigation........................................................  A-9
     5.16       REIT Status.......................................................  A-9
ARTICLE SIX     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................  A-9
     6.1        Organization......................................................  A-9
     6.2        Capital Structure.................................................  A-9
     6.3        Authorization of Transaction......................................  A-10
     6.4        Compliance with Law...............................................  A-10
     6.5        Filings With the SEC..............................................  A-10
     6.6        Financial Statements..............................................  A-10
     6.7        Subsequent Events.................................................  A-10
     6.8        Broker's Fees.....................................................  A-10
     6.9        Disclosure........................................................  A-10
     6.10       Properties........................................................  A-10
     6.11       Real Property.....................................................  A-11
     6.12       Accounts Receivable...............................................  A-11
     6.13       Taxes.............................................................  A-11
     6.14       Undisclosed Liabilities...........................................  A-11
     6.15       Litigation........................................................  A-12
     6.16       REIT Status.......................................................  A-12
ARTICLE SEVEN   REPRESENTATIONS AND WARRANTIES OF THE ADVISOR.....................  A-12
     7.1        Organization......................................................  A-12
     7.2        Authorization of Transaction......................................  A-12
     7.3        Representations of Company and Funds..............................  A-12
ARTICLE EIGHT   COVENANTS.........................................................  A-12
     8.1        General...........................................................  A-12
     8.2        Notices and Consents..............................................  A-13
     8.3        Regulatory Matters and Approvals..................................  A-13
     8.4        Fairness Opinion and Comfort Letter...............................  A-13
     8.5        Listing Company Shares............................................  A-13
     8.6        Operation of Business.............................................  A-13
     8.7        Notice of Developments............................................  A-14
     8.8        Expenses..........................................................  A-14
ARTICLE NINE    CONDITIONS TO OBLIGATIONS TO CLOSE................................  A-14
     9.1        Conditions........................................................  A-14
     9.2        Waiver............................................................  A-15
ARTICLE TEN     TERMINATION.......................................................  A-15
     10.1       Termination of Agreement..........................................  A-15
     10.2       Effect of Termination or Withdrawal...............................  A-16
ARTICLE ELEVEN  MISCELLANEOUS.....................................................  A-16
     11.1       Survival..........................................................  A-16
     11.2       Press Releases and Announcements..................................  A-16
     11.3       Entire Agreement..................................................  A-16
     11.4       Counterparts......................................................  A-16

                                                                                    PAGE
                                                                                    ----
     11.5       Headings..........................................................  A-16
     11.6       Notices...........................................................  A-16
     11.7       Governing Law.....................................................  A-17
     11.8       Amendment and Waivers.............................................  A-17
     11.9       Incorporation of Exhibits and Schedules...........................  A-17
     11.10      Severability......................................................  A-17

EXHIBIT A -- Agreement of Merger
EXHIBIT B -- Proposed Second Amended and Restated Bylaws of the Company EXHIBIT C -- Amended and Restated Series B Stock Exchange Agreement

                       THIS PAGE INTENTIONALLY LEFT BLANK

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of November 7, 1995 among FRANKLIN SELECT REAL ESTATE INCOME FUND, a California corporation (the "Company"), FRANKLIN REAL ESTATE INCOME FUND, a California corporation ("FREIF"), FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND, a California corporation ("Advantage"), and FRANKLIN PROPERTIES, INC., a California corporation (the "Advisor"). FREIF and Advantage are hereinafter referred to individually as a "Fund" and collectively as "Funds."

     This Agreement contemplates the tax-free merger of FREIF and/or Advantage into the Company pursuant to a plan of reorganization which satisfies the requirements of Section 368(a)(1)(A) of the Code. The shareholders of Class A Common Stock of each Participating Fund will receive Company Common Stock (as defined hereafter) in exchange for their shares of such stock in such Fund. The shareholder of Class B Common Stock of each Participating Fund will receive Class B Shares of the Company in exchange for its shares of such stock in such Fund.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     In this Agreement, unless the context otherwise requires:

     "Agreement of Merger" has the meaning set forth in Section 2.1 herein.

     "Class B Common Stock" means the class of shares of stock of either Fund designated as Series B Common Stock in such Fund's articles of incorporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Conversion Factor" has the meaning set forth in Section 3.1 herein.

     "Company Common Stock" means the class of shares of stock of the Company designated as Series A Common Stock in the Company's articles of incorporation.

     "Counsel" means the law firm of Steinhart & Falconer.

     "Dissenting Shareholder" means the record holder of Dissenting Shares as defined in Section 1300(c) of the California General Corporation Law.

     "Dissenting Shares" mean shares which are described in Section 1300(b) of the California General Corporation Law, provided that no share of the Company or any Participating Fund shall be a Dissenting Share unless at least five percent (5%) of the outstanding shares of the Company or such Fund, as appropriate, eligible to vote on the Merger dissent.

     "Effective Time" has the meaning set forth in Section 2.2 herein.

     "Environmental Litigation" has the meaning set forth in Section 4.11(b) herein.

     "Environmental Regulations" has the meaning set forth in Section 4.11(b) herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" has the meaning set forth in Section 3.8 herein.

     "Fairness Opinion" has the meaning set forth in Section 8.4.

     "Financial Statements" means the financial statements, including balance sheets, statements of operations, shareholders' equity, and cash flow, included in the Company's or each Fund's Public Reports.

     "Hazardous Substances" means any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

     "Joint Proxy Statement/Prospectus" means that joint proxy statement/prospectus relating to the issuance of shares in the Company in connection with the Merger of the Funds into the Company in the form in which it is included in the Registration Statement when such Registration Statement is filed with the SEC.

     "Legal Proceeding" has the meaning set forth in Section 4.15 herein.

     "Liens" has the meaning set forth in Section 4.10 herein.

     "Merger" has the meaning set forth in Section 2.1 herein.

     "Participating Fund" means a Fund that has received Requisite Shareholder Approval, and has not terminated or withdrawn from this Agreement.

     "Public Reports" means all filings required to be made with the SEC under the Securities Act and Exchange Act.

     "Registration Statement" means the registration statement filed by the Company pursuant to the Securities Act and rules and regulations thereunder.

     "REIT" has the meaning set forth in Section 4.16 herein.

     "Requisite Shareholder Approval" means satisfaction of all of the requirements of the California General Corporation Law for shareholder approval of this Agreement and the Merger and the approval of the holders of a majority of the outstanding shares of the Company or each Fund, as appropriate.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Common Stock" means the class of shares of stock of either Fund designated as Series A Common Stock in such Fund's articles of incorporation.

     "Series B Shares" means the class of shares of stock of the Company designated as Series B Common Stock in the Company's articles of incorporation.

     "Surviving Corporation" has the meaning set forth in Section 2.1 herein.

     "Taxes" has the meaning set forth in Section 4.13 herein.

                                  ARTICLE TWO
                                   THE MERGER

     2.1 Basic Transaction. On and subject to the terms and conditions of this Agreement and the Agreement of Merger dated the date hereof and attached hereto as Exhibit A (the "Agreement of Merger"), each Participating Fund will merge with and into the Company (the "Merger") at the Effective Time. The Agreement of Merger shall be executed by the Company and the Funds concurrently with the execution of this Agreement. The Company shall be the corporation surviving the Merger (the "Surviving Corporation"). Upon the consummation of the Merger, each Participating Fund shall merge with and into the Company and the separate corporate existence of such Fund shall thereupon cease. The Company shall succeed to each Participating Fund's rights, assets, liabilities, and obligations in accordance with the California General Corporation Law. The shareholders of each Participating Fund who are not Dissenting Shareholders with respect to such Fund shall thereupon become shareholders in the Company by conversion of shares of each Fund pursuant to Article Three hereof without any further action on their part.

     2.2 Effective Time. Subject to the provisions of this Agreement and the Agreement of Merger, and after receipt of a Tax Clearance Certificate for each Participating Fund from the California Franchise Tax Board, the Agreement of Merger, together with the required related officers' certificates, shall be filed in accordance with Chapter 11 of the California General Corporation Law. The Merger shall become effective upon the filing of the Agreement of Merger and such certificates with the California Secretary of State (the "Effective Time").

     2.3 Closing Date. Consummation of the Merger shall be effected as soon as practicable following the satisfaction or waiver of all conditions established in this Agreement, but in no event later than December 31, 1996 or such other date as the parties may agree. The closing shall be held at 10:00 a.m., at the offices of Counsel, at 333 Market Street, Suite 3200, San Francisco, California, 94105, or at such other date, time and place as the parties may agree.

     2.4 Articles of Incorporation. If the Company receives the requisite Shareholder Approval of this Agreement and the Merger, the articles of incorporation of the Company in effect at the Effective Time shall become the articles of incorporation of the Surviving Corporation except that Article First will be amended to read as follows:

          "The name of this corporation is: FRANKLIN SELECT REALTY TRUST."

Article Fourth (d)(i) of the articles of incorporation will be amended to read as follows:

          "(i) Dividends. Holders of the Common Stock, Series A shall be entitled to receive dividends, when and as declared by the board of directors out of any assets at the time legally available therefor.
     No dividends shall be paid or other distributions made with respect to the Common Stock, Series B during any fiscal year of this corporation, other than distributions of net proceeds from the sale, financing or refinancing of real property of the corporation distributed in accordance with paragraph (d)(ii) below and dividends payable solely in Common Stock, Series B."

Such articles of incorporation, from and after the Effective Time, may be amended from time to time as provided by law and may be separately certified by the California Secretary of State as the articles of incorporation of the Surviving Corporation.

     2.5 Bylaws. If the Company receives the Required Shareholder Approval of this Agreement and the Merger, the bylaws of the Company will be amended and restated as set forth in Exhibit B attached hereto.

     2.6 Directors and Officers. If the Company receives the Required Shareholder Approval of this Agreement and the Merger, the directors and officers of the Company at the Effective Time will remain the directors and officers of the Surviving Corporation, retaining their respective positions and terms of office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Company's articles of incorporation or bylaws.

                                 ARTICLE THREE
                              CONVERSION OF SHARES

     3.1 Conversion of Series A Common Stock. At the Effective Time, each share of Series A Common Stock of each Participating Fund, other than Dissenting Shares, shall be converted into the number of shares of Company Common Stock set forth below (the "Conversion Factor"):

            FREIF..................................................   1.286 Shares
            Advantage..............................................     1.2 Shares

     3.2 Conversion of Series B Common Stock. At the Effective Time, each share of Series B Common Stock of each Participating Fund shall be converted into the number of Series B Shares of the Company set forth below:

            FREIF..................................................   1.286 Shares
            Advantage..............................................     1.2 Shares

     The Company and each holder of Series B Common Stock of a Participating Fund or Series B Shares of the Company shall enter into the Amended and Restated Series B Stock Exchange Agreement (the "Amended and Restated Series B Stock Exchange Agreement") in the form of Exhibit C hereto, effective as of the Effective Time.

     3.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, a Dissenting Shareholder who holds any Dissenting Shares of the Company or any Fund outstanding immediately prior to the Effective Time, and who has made and perfected a demand for payment of the value of the shares pursuant to Sections 1300-1312 of the California General Corporation Law ("Payment"), and who has not effectively withdrawn, failed to perfect or otherwise forfeited or lost the right to such Payment, shall have, by virtue of the Merger and without further action on the Dissenting Shareholder's part, the right to receive and be paid the Payment and no further rights other than those provided under Sections 1300-1312 of the California General Corporation Law; subject, however, to Section 9.1(ii).

     3.4 Adjustment of the Conversion Factors. The Conversion Factors set forth in Sections 3.1 and 3.2 above are subject to equitable adjustment prior to the effective date of the Registration Statement to reflect any stock split, stock dividend, reverse stock split, or similar recapitalization.

     3.5 Fractional Shares. No fractional shares of Company Common Stock or Series B Shares shall be issued in connection with the Merger. Any fractional share which a shareholder of a Participating Fund would be entitled to receive pursuant to Sections 3.1 and 3.2 above shall be rounded up to the next whole share, and such shareholder shall receive such whole share without the payment of any additional consideration.

     3.6 Exchange Procedures. Promptly after the Effective Time, the Company shall cause Chemical Trust Company of California (the "Exchange Agent") to mail to each shareholder of record of each Participating Fund immediately prior to the Effective Time who has uncertificated shares an initial transaction statement ("ITS") signed by the Company and containing the following information: (i) number of shares of Company Common Stock or Series B Shares to be issued to such shareholder in the Merger; (ii) name of the registered owner of the shares; (iii) the taxpayer identification number; and (iv) all other information necessary to comply with the requirements for issuing an ITS under Article Eight of the California Uniform Commercial Code. With respect to certificated shares of the Funds, the Company shall cause the Exchange Agent to mail instructions to the shareholders of record of such shares immediately prior to the Effective Time for use in effecting the surrender of such certificates in exchange for either an ITS or one or more certificates for Company Common Stock or Series B Shares, as the case may be. Unless requested in writing by the shareholder, no certificates representing shares of Company Common Stock or Series B Shares will be issued. Any surrendered certificates shall forthwith be cancelled.

     3.7 Closing of Stock Transfer Books. At the Effective Time, the stock transfer books of each Participating Fund shall be closed, and thereafter no transfers of such Fund's common stock shall be made or consummated.

                                  ARTICLE FOUR
                    REPRESENTATIONS AND WARRANTIES OF FREIF

     Except as disclosed or reflected in the Joint Proxy Statement/Prospectus, FREIF represents and warrants to the Company, Advantage and the Advisor as follows:

     4.1 Organization. FREIF is duly organized, validly existing, and in good standing under the laws of the State of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

     4.2 Capital Structure. FREIF's authorized capital stock consists of (i) 10,000,000 shares of Series A Common Stock, without par value, of which 3,999,515 shares are issued and outstanding and (ii) 500,000 shares of Series B Common Stock, without par value, of which 319,308 shares are issued and outstanding. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, convertible securities, or other agreements or commitments obligating FREIF to issue or transfer from treasury any additional shares of its capital stock of any class, except warrants covering the exercise of 2,861,420 additional shares of Series A Common Stock exercisable at $10.00 per share and expiring February 1, 1996, and pursuant to the Amended and Restated Series B Stock Exchange Agreement.

     4.3 Authorization of Transaction. FREIF has full power and authority to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder, subject to receipt of the Requisite Shareholder Approval of this Agreement and the Agreement of Merger. This Agreement constitutes the valid and legally binding obligation of FREIF, enforceable against FREIF in accordance with its terms. To the best knowledge of FREIF, and other than in connection with the provisions of the Securities Act, the Exchange Act, the California General Corporation Law, and state securities laws, FREIF does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval from any governmental agency for the parties to consummate the transaction contemplated in this Agreement.

     4.4 Compliance with Law. To the best knowledge of FREIF, neither the execution or delivery of this Agreement and the Agreement of Merger, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any governmental agency, or court to which FREIF is subject or any provision of its articles of incorporation or bylaws or (ii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement, or mortgage for borrowed money, instrument of indebtedness, security interest or other obligation to which FREIF is a party or by which it is bound or to which any of its assets is subject.

     4.5 Filings With the SEC. FREIF has filed all Public Reports with the SEC. All Public Reports complied at the time of such filing with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or failed to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6 Financial Statements. FREIF has filed Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1995 and an Annual Report on Form 10-K for the fiscal year ended December 31, 1994. The Financial Statements included in or incorporated by reference into these Public Reports have been prepared in accordance with generally accepted accounting principals applied on a consistent basis and present fairly the financial condition of FREIF as of the dates indicated, and its results of operations, cash flows and changes in shareholder equity for the periods contained therein.

     4.7 Subsequent Events. Since the fiscal quarter ending September 30, 1995, there has not been any material adverse change in the financial condition or results of operations of FREIF, or in its overall business or prospects, or in the tax or other regulatory provisions which govern FREIF.

     4.8 Broker's Fees. With the exception of the fees paid or payable to Bear, Stearns & Co., Inc., FREIF does not have any liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.9 Disclosure. The Joint Proxy Statement/Prospectus complies with the Securities Act and the Exchange Act in all material respects, and does not contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that FREIF makes no representation or warranty with respect to any information that any other party to the Merger may supply for use in the Joint Proxy Statement/Prospectus.

     4.10 Properties. FREIF's Financial Statements reflect all of the real and personal property used by FREIF in its business or otherwise held by FREIF. Except as disclosed in the Joint Proxy Statement/Prospectus, FREIF has good and marketable title to all assets and properties reflected in its Financial Statements and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever (hereinafter referred to collectively as "Liens"), except for the lien of current taxes not yet delinquent and except for Liens which, individually or in the aggregate, are not material to the operations and business conducted at the encumbered property. All of the fixed assets and properties reflected in FREIF's Financial Statements or thereafter acquired are in satisfactory condition and repair.

     4.11 Real Property.

     (a) FREIF has provided the parties with a full and complete list of all real property it owns or leases. All property leased by FREIF is held under valid, subsisting and enforceable leases. None of the real property owned or leased by FREIF or the operations of FREIF thereon violate in any material respect any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions. No notice from any governmental or public safety authority of any uncorrected condition, unpaid assessment, charge or fine relating to the real property owned or leased by FREIF or the conduct of business thereon or notice of any pending or contemplated condemnation or change in zoning has been received by FREIF. FREIF has performed all of the obligations required to be performed by it to date under leases of which FREIF is a party and is not in default thereunder, and there has not occurred any event that (whether with or without the passage of time or the giving of notice or both) would constitute such a default, except for any obligations or defaults which, either individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of FREIF.

     (b) FREIF has conducted its business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances (hereinafter referred to collectively as "Environmental Regulations"). FREIF has not received any notice of any investigation, claim or proceeding against it relating to Hazardous Substances and is not aware of any fact or circumstance which could involve it in any environmental litigation, proceeding, investigation or claim which would impose any environmental liability upon FREIF (hereinafter referred to collectively as "Environmental Litigation"). Between the date hereof and Closing Date, there shall not have occurred any failure by FREIF to comply with applicable Environmental Regulations, and there shall not have occurred any Environmental Litigation.

     (c) Except for those Hazardous Substances used, stored, or disposed of in compliance with Environmental Regulations, there are no Hazardous Substances in, under or about the air, soil, sediment, surface water or groundwater on, under or around any properties at any time owned or leased by FREIF and FREIF has not disposed of any Hazardous Substances on or about such property, except for any Hazardous Substances which either individually or in the aggregate would not have a material adverse effect on the conditions, financial or otherwise, or the earnings, business affairs or business prospects of FREIF.

     4.12 Accounts Receivable. All of the accounts receivable of FREIF shown on its Financial Statements as of and for the period ended September 30, 1995 arose in the ordinary and usual course of its business. The values at which accounts receivable are carried thereon reflect the accounts receivable valuation policy of FREIF which is consistent with past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

     4.13 Taxes. FREIF has duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and has paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies material to the business of FREIF, if any, due to, or claimed to be due by, any governmental authority (hereinafter referred to collectively as "Taxes"). FREIF's Financial Statements as of and for the period ended September 30, 1995 fully accrue all current and deferred Taxes. FREIF is not a party to any pending action or proceeding, nor, to its best knowledge, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. Since September 30, 1995, no liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent.

     4.14 Undisclosed Liabilities. There are no liabilities of FREIF material to the business of FREIF (whether absolute, accrued or contingent, and whether or not determined or determinable) other than (i) liabilities disclosed in its Financial Statements as of and for the period ended September 30, 1995, and

(ii) liabilities incurred in the ordinary course of business and consistent with past practice since September 30, 1995.

     4.15 Litigation. There is not pending, or, to the best knowledge of FREIF, threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation (hereinafter referred to collectively as "Legal Proceeding") against or affecting FREIF, its business, assets, or financial condition which if decided adversely to FREIF, would individually or in the aggregate have a material adverse effect on the financial condition or earnings of FREIF. FREIF has furnished or made available to the other parties copies of all relevant court papers and documents relating to all Legal Proceedings. FREIF is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. FREIF is not presently engaged in any legal action to recover any material amount of monies due to any damages sustained by FREIF.

     4.16 Real Estate Investment Trust ("REIT") Status. To the best knowledge of FREIF, it satisfies all requirements under the Code and California tax law for status as a REIT, and has taken no action, or failed to take action, which would jeopardize its REIT status.

                                  ARTICLE FIVE

                  REPRESENTATIONS AND WARRANTIES OF ADVANTAGE

     Except as disclosed or reflected in the Joint Proxy Statement/Prospectus, Advantage represents and warrants to the Company, FREIF, and the Advisor as follows:

     5.1 Organization. Advantage is duly organized, validly existing, and in good standing under the laws of the State of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

     5.2 Capital Structure.  Advantage's authorized capital stock consists of
(i) 50,000,000 shares of Series A Common Stock, without par value, of which 3,013,713 shares are issued and outstanding and (ii) 1,000,000 shares of Series B Common Stock, without par value, of which 124,240 shares are issued and outstanding. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, convertible securities, or other agreements or commitments obligating Advantage to issue or transfer from treasury any additional shares of its capital stock of any class, except pursuant to the Amended and Restated Series B Stock Exchange Agreement.

     5.3 Authorization of Transaction. Advantage has full power and authority to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder, subject to receipt of the Requisite Shareholder Approval of this Agreement and the Agreement of Merger. This Agreement constitutes the valid and legally binding obligation of Advantage, enforceable against Advantage in accordance with its terms. To the best knowledge of Advantage, and other than in connection with the provisions of the Securities Act, the Exchange Act, the California General Corporation Law, and state securities laws, Advantage does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval from any governmental agency for the parties to consummate the transaction contemplated in this Agreement.

     5.4 Compliance with Law. To the best knowledge of Advantage, neither the execution or delivery of this Agreement and the Agreement of Merger, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any governmental agency, or court to which Advantage is subject or any provision of its articles of incorporation or bylaws or (ii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement, or mortgage for borrowed money, instrument of indebtedness, security interest or other obligation to which Advantage is a party or by which it is bound or to which any of its assets is subject.

     5.5 Filings With the SEC. Advantage has filed all Public Reports with the SEC. All Public Reports complied at the time of such filing with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or failed to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.6 Financial Statements. Advantage has filed Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1995 and an Annual Report on Form 10-K for the fiscal year ended December 31, 1994. The Financial Statements included in or incorporated by reference into these Public Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of Advantage as of the dates indicated, and its results of operations, cash flows and changes in shareholder equity for the periods contained therein.

     5.7 Subsequent Events. Since the fiscal quarter ending September 30, 1995, there has not been any material adverse change in the financial condition or results of operations of Advantage, or in its overall business or prospects, or in the tax or other regulatory provisions which govern Advantage.

     5.8 Broker's Fees. With the exception of the fees paid or payable to Bear, Stearns & Co., Inc., Advantage does not have any liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement.

     5.9 Disclosure. The Joint Proxy Statement/Prospectus complies with the Securities Act and the Exchange Act in all material respects, and does not contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that Advantage makes no representation or warranty with respect to any information that any other party to the Merger may supply for use in the Joint Proxy Statement/Prospectus.

     5.10 Properties. Advantage's Financial Statements reflect all of the real and personal property used by Advantage in its business or otherwise held by Advantage. Except as disclosed in the Joint Proxy Statement/Prospectus, Advantage has good and marketable title to all assets and properties reflected in its Financial Statements and thereafter acquired, free and clear of any Liens, except for the lien of current taxes not yet delinquent and except for Liens which, individually or in the aggregate, are not material to the operations and business conduct at the encumbered property. All of the fixed assets and properties reflected in Advantage's Financial Statements or thereafter acquired are in satisfactory condition and repair.

     5.11 Real Property.

     (a) Advantage has provided the parties with a full and complete list of all real property it owns or leases. All property leased by Advantage is held under valid, subsisting and enforceable leases. None of the real property owned or leased by Advantage or the operations of Advantage thereon violate in any material respect any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called nonconforming use exemptions. No notice from any governmental or public safety authority of any uncorrected condition, unpaid assessment, charge or fine relating to the real property owned or based by Advantage or the conduct of business thereon or notice of any pending or contemplated condemnation or change in zoning has been received by Advantage. Advantage has performed all of the obligations required to be performed by it to date under leases of which Advantage is a party and is not in default thereunder, and there has not occurred any event that (whether with or without the passage of time or the giving of notice or both) would constitute such a default, except for any obligations or defaults which, either individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of Advantage.

     (b) Advantage has conducted its business in accordance with all Environmental Regulations. Advantage has not received any notice of any investigation, claim or proceeding against it relating to Hazardous Substances and is not aware of any fact or circumstance which could involve it in any Environmental Litigation. Between the date hereof and Closing Date, there shall not have occurred any failure by Advantage to comply with applicable Environmental Regulations, and there shall not have occurred any Environmental Litigation.

     (c) Except for those Hazardous Substances used, stored, or disposed of in compliance with Environmental Regulations, there are no Hazardous Substances in, under or about the air, soil, sediment, surface water or groundwater on, under or around any properties at any time owned or leased by Advantage and Advantage has not disposed of any Hazardous Substances on or about such property except for any Hazardous Substances which either individually or in the aggregate would not have a material adverse effect on the conditions, financial or otherwise, or the earnings, business affairs or business prospects of the Advantage.

     5.12 Accounts Receivable. All of the accounts receivable of Advantage shown on its Financial Statements as of and for the period ended September 30, 1995 arose in the ordinary and usual course of its business. The values at which accounts receivable are carried thereon reflect the accounts receivable valuation policy of Advantage which is consistent with past practice and in accordance with generally accepted accounting principals applied on a consistent basis.

     5.13 Taxes. Advantage has duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and has paid or accrued in full all Taxes, if any, due to, or claimed to be due by, any governmental authority. Advantage's Financial Statements as of and for the period ended September 30, 1995 fully accrue all current and deferred Taxes. Advantage is not a party to any pending action or proceeding, nor, to its best knowledge, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. Since September 30, 1995 no liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent.

     5.14 Undisclosed Liabilities. There are no liabilities of Advantage material to the business of Advantage (whether absolute, accrued or contingent, and whether or not determined or determinable) other than (i) liabilities disclosed in its Financial Statements as of and for the period ended September 30, 1995 and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since September 30, 1995.

     5.15 Litigation. There is not pending, or, to the best knowledge of Advantage, threatened, any Legal Proceeding against or affecting Advantage, its business, assets, or financial condition which if decided adversely to Advantage, would individually or in the aggregate have a material adverse effect on the financial condition or earnings of Advantage. Advantage has furnished or made available to the other parties copies of all relevant court papers and documents relating to all Legal Proceedings. Advantage is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Advantage is not presently engaged in any legal action to recover any material amount of monies due to any damages sustained by Advantage.

     5.16 REIT Status. To the best knowledge of Advantage, it satisfies all requirements under the Code and California tax law for status as a REIT, and has taken no action, or failed to take action, which would jeopardize its REIT status.

                                  ARTICLE SIX

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed or reflected in the Joint Proxy Statement/Prospectus, the Company represents and warrants to FREIF, Advantage and the Advisor as follows:

     6.1 Organization. The Company is duly organized, validly existing, and in good standing under the laws of the State of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

     6.2 Capital Structure.  The Company's authorized capital stock consists of
(i) 50,000,000 shares of Series A Common Stock, without par value, of which 5,383,439 shares are issued and outstanding and (ii) 1,000,000 shares of Series B Common Stock, without par value, of which 185,866 shares are issued and outstanding. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or transfer from treasury any additional shares of its capital stock of any class, except pursuant to the Amended and Restated Series B Stock Exchange Agreement.

     6.3 Authorization of Transaction. The Company has full power and authority to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder, subject to receipt of the Requisite Shareholder Approval of this Agreement and the Agreement of Merger. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. To the best knowledge of the Company, and other than in connection with the provisions of the Securities Act, the Exchange Act, the California General Corporation Law, and state securities laws, the Company does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval from any governmental agency for the parties to consummate the transaction contemplated in this Agreement.

     6.4 Compliance with Law. To the best knowledge of the Company, neither the execution or delivery of this Agreement and the Agreement of Merger, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any governmental agency, or court to which the Company is subject or any provision of its articles of incorporation or bylaws or (ii) conflict with, result in breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement, or mortgage for borrowed money, instrument of indebtedness, security interest or other obligation to which the Company is a party or by which it is bound or to which any of its assets is subject.

     6.5 Filings With the SEC. The Company has filed all Public Reports with the SEC. All Public Reports complied at the time of such filing with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or failed to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.6 Financial Statements. The Company has filed Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1995, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1994. The Financial Statements included in or incorporated by reference into these Public Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial condition of the Company as of the dates indicated, and its results of operations, cash flows and changes in shareholder equity for the periods contained therein.

     6.7 Subsequent Events. Since the fiscal quarter ending September 30, 1995, there has not been any material adverse change in the financial condition or results of operations of the Company, or in its overall business or prospects, or in the tax or other regulatory provisions which govern the Company.

     6.8 Broker's Fees. With the exception of the fees paid or payable to Bear, Stearns & Co., Inc., the Company does not have any liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transaction contemplated by this Agreement.

     6.9 Disclosure. The Joint Proxy Statement/Prospectus complies with the Securities Act and the Exchange Act in all material respects, and does not contain any untrue statement of material fact or fail to state a material fact necessary to make the statements made therein, in light of the circumstances under which they will be made, not misleading, provided, however, that the Company makes no representation or warranty with respect to any information that any other party to the Merger will supply for use in the Joint Proxy Statement/Prospectus.

     6.10 Properties. The Company's Financial Statements reflect all of the real and personal property used by the Company in its business or otherwise held by the Company. Except as disclosed in the Joint Proxy Statement/Prospectus, the Company has good and marketable title to all assets and properties reflected in its Financial Statements and thereafter acquired, free and clear of any Liens, except for the lien of current taxes not yet delinquent and except for Liens which, individually or in the aggregate, are not material to the operations and business conducted at the encumbered property. All of the fixed assets and properties reflected in the Company's Financial Statements or thereafter acquired are in satisfactory condition and repair.

     6.11 Real Property.

     (a) The Company has provided the parties with a full and complete list of all real property it owns or leases. All property leased by the Company is held under valid, subsisting and enforceable leases. None of the real property owned or leased by the Company or the operations of the Company thereon violate in any material respect any applicable building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions. No notice from any governmental or public safety authority of any uncorrected condition, unpaid assessment, charge or fine relating to the real property owned or leased by the Company or the conduct of business thereon or notice of any pending or contemplated condemnation or change in zoning has been received by the Company. The Company has performed all of the obligations required to be performed by it to date under leases of which the Company is a party and is not in default thereunder, and there has not occurred any event that (whether with or without the passage of time or the giving of notice or both) would constitute such a default, except for any obligations or defaults which, either individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

     (b) The Company has conducted its business in accordance with all Environmental Regulations. The Company has not received any notice of any investigation, claim or proceeding against it relating to Hazardous Substances and is not aware of any fact or circumstance which could involve it in any Environmental Litigation. Between the date hereof and Closing Date, there shall not have occurred any failure by the Company to comply with applicable Environmental Regulations, and there shall not have occurred any Environmental Litigation.

     (c) Except for those Hazardous Substances used, stored, or disposed of in compliance with Environmental Regulations, there are no Hazardous Substances in, under or about the air, soil, sediment, surface water or groundwater on, under or around any properties at any time owned or leased by the Company and the Company has not disposed of any Hazardous Substances on or about such property, except for any Hazardous Substances which either individually or in the aggregate would not have a material adverse effect on the conditions, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

     6.12 Accounts Receivable. All of the accounts receivable of the Company shown on its Financial Statements as of and for the period ended September 30, 1995 arose in the ordinary and usual course of its business. The values at which accounts receivable are carried thereon reflect the accounts receivable valuation policy of the Company which is consistent with past practice and in accordance with generally accepted accounting principals applied on a consistent basis.

     6.13 Taxes. The Company has duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and has paid or accrued in full all Taxes, if any, due to, or claimed to be due by, any governmental authority. The Company's Financial Statements as of and for the period ended September 30, 1995 fully accrue all current and deferred Taxes. The Company is not a party to any pending action or proceeding, nor, to its best knowledge, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. Since September 30, 1995, no liability for Taxes has been incurred other than in the ordinary course of business. There are no liens for Taxes except for liens for property taxes not yet delinquent.

     6.14 Undisclosed Liabilities. There are no liabilities of the Company material to the business of the Company (whether absolute, accrued or contingent, and whether or not determined or determinable) other than (i) liabilities disclosed in its Public Reports as of and for the period ended September 30, 1995, including those reflected in its Financial Statements, and
(ii) liabilities incurred in the ordinary course of business and consistent with past practice since September 30, 1995.

     6.15 Litigation. There is not pending, or, to the best knowledge of the Company, threatened, any Legal Proceeding against or affecting the Company, its business, assets, or financial condition which if decided adversely to the Company, would individually or in the aggregate have a material adverse effect on the financial condition or earnings of the Company. The Company has furnished or made available to the other parties copies of all relevant court papers and documents relating to all Legal Proceedings. The Company is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Company is not presently engaged in any legal action to recover any material amount of monies due to any damages sustained by the Company.

     6.16 REIT Status. To the best knowledge of the Company, it satisfies all requirements under the Code and California tax law for status as a REIT, and has taken no action, or failed to take action, which would jeopardize its REIT status.

                                 ARTICLE SEVEN

                 REPRESENTATIONS AND WARRANTIES OF THE ADVISOR

     Except as disclosed or reflected in the Joint Proxy Statement/Prospectus, the Advisor represents and warrants to the Company, FREIF and Advantage, as follows:

     7.1 Organization. The Advisor is duly organized, validly existing, and in good standing under the laws of the State of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

     7.2 Authorization of Transaction. Advisor has full power and authority to execute and deliver this Agreement and the Agreement of Merger and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of Advisor, enforceable against Advisor in accordance with its terms. To the best knowledge of Advisor, and other than in connection with the Securities Act, the Exchange Act, the California General Corporation Law, and state securities laws, Advisor does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval from any governmental agency for the parties to consummate the transaction contemplated in this Agreement.

     7.3 Representations of Company and Funds. To the best knowledge of the Advisor, the representations and warranties made herein by FREIF, Advantage, and the Company are true and correct in all material respects. To the best knowledge of the Advisor, the Joint Proxy Statement/Prospectus does not contain any untrue statement of a material fact or fails to state a fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.4 Information. The information, documents, and schedules provided by the Advisor to the special committees of the independent directors of the Company, FREIF and Advantage and those provided to Bear Stearns & Co., Inc., were derived in good faith and, to the best knowledge of the Advisor, did not contain any untrue statement of a material fact or fail to state a fact necessary to make the Statements therein, in light of the circumstances under which they were made not misleading.

                                 ARTICLE EIGHT

                                   COVENANTS

     The parties agree as follows with respect to the period from and after the execution of this Agreement.

     8.1 General. Each party will use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement and the

Agreement of Merger; provided, however, that the boards of directors of the Company and the Funds shall be free to take any action or refrain from taking any action reasonably necessary in the discharge of their fiduciary duties.

     8.2 Notices and Consents. The Company and each Fund will give any notices to third parties, and will, subject to the proviso contained in Section 8.1, use its best efforts to obtain the consents and approvals required in Section 9.1(ii).

     8.3 Regulatory Matters and Approvals.

          (i) Securities Laws. The Company and the Funds will file with the SEC the Joint Proxy Statement/Prospectus under the Exchange Act relating to the special meetings of the shareholders. The Company will file with the SEC a Registration Statement under the Securities Act, and take all actions necessary under state securities laws, relating to the offering and issuance of the Company's shares.

          (ii) California General Corporation Law. The Company and each Fund will call special meetings of their respective shareholders (the "Special Meetings") to be held as soon as practicable following the mailing of the final Joint Proxy Statement/Prospectus for the Company or such Fund so that their respective shareholders may consider and vote upon the adoption of the Merger in accordance with California General Corporation Law. In conjunction with calling the Special Meetings, the Company and the Funds will mail the final Joint Proxy Statement/Prospectus to their respective shareholders.

          (iii) Other Governmental Matters. Each party will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governmental agencies.

     8.4 Fairness Opinion and Accountant's Letter. The Company and each Fund will deliver to their respective boards of directors on or before the final Joint Proxy Statement/Prospectus is mailed to their respective shareholders (i) an opinion of Bear, Stearns & Co., Inc. as to the fairness of the Merger to the Company's and each Fund's shareholders, other than Franklin Resources, Inc., from a financial point of view (the "Fairness Opinion") and (ii) a letter from the Company's and each Fund's independent auditors, Coopers & Lybrand LLP, with respect to certain issues (the "Accountant's Letter") both of which shall be satisfactory to the boards of directors of the Company and the Funds in substance and in form.

     8.5 Listing Company Shares. The Company will cause the Company Common Stock that will be issued in the Merger to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

     8.6 Operation of Business. Unless otherwise agreed upon by the parties hereto, between the date of this Agreement and the Effective Time, the Company and the Funds will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business. For purposes of this Section 8.6, the purchase and financing of real estate, directly or through interests in real estate partnerships or other real estate entities, but not the sale of real estate, shall be deemed to be within the ordinary course of business. Without limiting the generality of the foregoing except as expressly contemplated hereby or otherwise agreed upon by the parties hereto:

          (i) none of the Company or the Funds will authorize or effect any change in its articles of incorporation or bylaws;

          (ii) none of the Company or the Funds, outside the ordinary course of business, will grant any options, warrants, or other rights to purchase its capital stock, issue, sell or otherwise dispose of any of its capital stock, redeem, purchase or otherwise acquire any of its capital stock, effect a split, reclassification or other change in or of any of its capital stock, or declare or pay a dividend in shares of its capital stock;

          (iii) none of the Company or the Funds will create, incur, assume, or guarantee any indebtedness outside the ordinary course of business;

          (iv) none of the Company or the Funds will grant any security interest in any of its assets outside the ordinary course of business;

          (v) none of the Company or the Funds will make any capital investment in, make any loan to, or acquire the securities or assets of any other person outside the ordinary course of business;

          (vi) none of the Company or the Funds will make any changes in the employment terms of any of its directors, officers, and employees outside the ordinary course of business;

          (vii) the Company and each Fund will maintain all of their properties in good repair and condition, and maintain insurance policies in respect of their business and properties consistent with past practice;

          (viii) the Company and each Fund will take all necessary action to insure that they maintain their status as REITS for federal tax purposes; and

          (ix) the Company and each Fund may declare, set aside, or pay any dividend or make any distribution in respect of their capital stock which is consistent with past practices, and in any event, shall declare and pay any dividends or distributions which are necessary to maintain their status as REITS under the Code.

     8.7 Notice of Developments. Each party will give prompt notice to the other parties of any material development (i) affecting its assets, liabilities, business, financial condition, results of operations, or future prospects, or
(ii) affecting its ability to consummate the transactions contemplated by this Agreement and the Agreement of Merger.

     8.8 Expenses. Regardless of whether the Requisite Shareholder Approvals are received by the Company and/or a Fund, Transaction Costs will be borne by the Funds and the Company, and allocated proportionately based on the following:
(1) in the case of the Company the number of shares of Company Common Stock outstanding on November 1, 1995, and (2) in the case of each Fund, the number of shares of Company Common Stock which would have been issued to holders of Series A Common Stock of each Fund if the Merger had occurred on November 1, 1995 based on the Conversion Factors set forth in Section 3.1 of this Agreement.

     "Transaction costs" means Solicitation Costs and all costs other than solicitation costs, including costs of printing and mailing the final Joint Proxy Statement/Prospectus, legal fees for the preparation of the preliminary and Joint Proxy Statement/Prospectus and other legal fees related to the Merger, financial advisory and investment banking fees, accounting fees, expenses of the independent committees, appraisal fees and all other preparatory fees relating to the Merger. "Solicitation costs" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, and legal and other fees (including proxy solicitation fees) directly related to the solicitation of proxies.

                                  ARTICLE NINE

                       CONDITIONS TO OBLIGATIONS TO CLOSE

     9.1 Conditions. Each party's obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (i) this Agreement and the Agreement of Merger shall have received the Requisite Shareholder Approval from the shareholders of the Company and a Participating Fund;

          (ii) if the number of Dissenting Shares of common stock of the Company or a Participating Fund shall equal or exceed 5% of the aggregate number of outstanding shares of common stock thereof, the board of directors of the Company or such Fund may elect not to participate in the merger by delivery of written notice of election not to proceed;

          (iii) the receipt of any necessary authorizations, consents and approvals, including those required from lenders, governmental authorities or regulatory bodies and any third party authorizations, consents and approvals that the Company may reasonably require in connection with the matters pertaining to the Merger, except any authorizations, consents and approvals the failure to make or obtain any or all of which (a) is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or (b) would not prevent, materially delay or materially burden the transactions contemplated by this Agreement. For the purposes of this section, the condition, earnings, business affairs and business prospects of the Company shall refer to such matters as they would exist after and assuming the consummation of the Merger. Such authorizations, consents and approvals shall remain in effect at the Closing Date;

          (iv) the representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects as of the Closing Date;

          (v) the Company and each Participating Fund shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

          (vi) there shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing the consummation of any of the transactions contemplated by this Agreement;

          (vii) all dividend distributions required under Section 857(a) of the Code shall have made been made by the Company and each Participating Fund to their respective shareholders for the short taxable year ending at the Effective Time, or, alternatively, the Company or such Fund will have declared the dividend prior to the Effective Time and complied with the requirements of Section 858(a) of the Code for making the shareholder distribution after the Effective Time without losing its qualification as a REIT;

          (viii) the Company and Participating Fund shall have provided a certificate to the effect that each of the conditions specified paragraphs
     (i) though (vii) above is satisfied in all material respects;

          (ix) the Registration Statement of which the Joint Proxy Statement/Prospectus is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Joint Proxy Statement/Prospectus shall be in effect, and no proceeding for any such purpose shall have been initiated or threatened by the SEC;

          (x) the Company Common Stock that will be issued in the Merger shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance;

          (xi) all actions to be taken by each party in connection with the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to all parties;

          (xii) Counsel shall have provided an opinion relating to the tax consequences of the Merger to the effect that none of the Company, the Participating Funds or any Series A shareholders of the Company or such Fund (other than Dissenting Shareholders) will recognize gain or loss as a result of the Merger and the Merger will not adversely affect the qualification of the Participating Funds or the Company as real estate investment trusts within the meaning of Section 856 of the Internal Revenue Code;

          (xiii) Counsel shall have provided an opinion relating to certain corporate and securities matters with respect to the Merger in a form reasonably acceptable to the parties;

          (xiv) None of the Participating Funds nor the Company shall have determined that the Merger has become impractical or imprudent; and

          (xv) Bear, Stearns & Co., Inc. shall not have withdrawn or modified its Fairness Opinion.

     9.2 Waiver. The parties may mutually agree to waive any condition specified above provided such waiver is in writing and executed prior to the Effective Time.

                                  ARTICLE TEN

                                  TERMINATION

     10.1 Termination of Agreement. Any party may terminate or withdraw from this Agreement with the prior authorization of its board of directors as provided below:

          (i) the parties may terminate this Agreement by mutual written consent at any time prior to or after the approval of the Merger by the shareholders of the Company and either Fund;

          (ii) any party may withdraw from this Agreement by giving written notice to the other parties any time prior to the Effective Time in the event any of the other parties is in material breach of any representation, warrants or covenant contained in this Agreement;

          (iii) any party may withdraw from this Agreement by giving written notice to the other parties at any time prior to the Effective Time in the event the Fairness Opinion is withdrawn or modified;

          (iv) any party may withdraw from this Agreement by giving written notice any time after the Special Meetings in the event this Agreement and the Merger fail to receive the Requisite Shareholder Approval;

          (v) any party may withdraw from this Agreement if any action has been threatened or instituted to restrain or modify the Merger which in the good faith judgment of the board of directors of such party, acting on advice of counsel, has a reasonable probability of success; and

          (vi) any party may withdraw from this Agreement if the Merger shall not have been consummated by December 31, 1996, or at such other date, time and place as the parties may agree.

     10.2 Effect of Termination or Withdrawal. If any party terminates this Agreement or the Company or both Funds withdraw from this Agreement, as provided above, all obligations of the parties hereunder shall terminate and this Agreement shall forthwith become wholly void and of no effect, without liability of any party to any other party (except for any liability of any party then in breach). If only one Fund withdraws from this Agreement, it shall remain in full force and effect as to the Company and the remaining Fund.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

     11.1 Survival. None of the representations, warranties, and covenants of the parties shall survive the Effective Time.

     11.2 Press Releases and Announcements. No party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by law or regulation, in which case the disclosing party shall advise the other parties prior to making the disclosure.

     11.3 Entire Agreement. This Agreement, including the documents referred to herein, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have in any way related to the subject matter hereof.

     11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document.

     11.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.6 Notices. All notices, demands, claims, and other communications hereunder will be in writing and addressed to the intended recipient as set forth below:

                If to the Company:                 777 Mariners Boulevard
                                                   San Mateo, CA 94403-7777
                If to FREIF:                       777 Mariners Boulevard
                                                   San Mateo, CA 94403-7777
                If to Advantage:                   777 Mariners Boulevard
                                                   San Mateo, CA 94403-7777
                If to the Advisor:                 777 Mariners Boulevard
                                                   San Mateo, CA 94403-7777

Any party may give any notice, request, demand, or other communication by using ordinary or certified mail, personal delivery, courier, messenger, telecopy, or fax provided it is actually received by the person for whom it is intended.

     11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of California.

     11.8 Amendment and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization with their respective board of directors; provided, however, that any amendment adopted subsequent to shareholder approval will be subject to the restrictions contained in the California General Corporation Law. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by all parties. No waiver by any party of any default, misrepresentation, or breach or warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder.

     11.9 Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof in such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                          FRANKLIN SELECT REAL ESTATE INCOME
                                          FUND, a California corporation

                                          By:  /s/ David P. Goss

                                            ------------------------------------

                                          Its: President

                                            ------------------------------------

                                          FRANKLIN REAL ESTATE INCOME FUND, a
                                          California corporation

                                          By:  /s/ David P. Goss

                                            ------------------------------------

                                          Its: President

                                            ------------------------------------

                                          FRANKLIN ADVANTAGE REAL ESTATE
                                          INCOME FUND, a California corporation

                                          By:  /s/ David P. Goss

                                            ------------------------------------

                                          Its: President

                                            ------------------------------------

                                          FRANKLIN PROPERTIES, INC., a
                                          California corporation

                                          By:  /s/ David P. Goss

                                            ------------------------------------

                                          Its: President

                                            ------------------------------------

                         EXHIBIT A TO MERGER AGREEMENT

                              AGREEMENT OF MERGER
                                     AMONG
                    FRANKLIN SELECT REAL ESTATE INCOME FUND,
                       FRANKLIN REAL ESTATE INCOME FUND,
                  FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND,
                                      AND
                           FRANKLIN PROPERTIES, INC.

     This Agreement of Merger (this "Agreement of Merger") is entered into among FRANKLIN SELECT REAL ESTATE INCOME FUND, a California corporation (the "Company"), FRANKLIN REAL ESTATE INCOME FUND, a California corporation ("FREIF"), FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND, a California corporation ("Advantage"), and FRANKLIN PROPERTIES, INC., a California corporation (the "Advisor"). FREIF and Advantage are hereinafter referred to individually as a "Fund" and collectively as "Funds."

     1. The Company was organized on January 5, 1989 and has 5,383,439 shares of its Series A Common Stock and 185,866 of its Series B Shares outstanding.

     2. FREIF was organized on August 7, 1987 and has 3,999,515 shares of its Series A Common Stock and 319,308 shares of its Series B Common Stock outstanding.

     3. Advantage was organized on June 8, 1990 and has 3,013,713 shares of its Series A Common Stock and 124,240 shares of its Series B Common Stock outstanding.

     4. Each Fund whose shareholders have approved the merger shall merge with and into the Company and the separate corporate existence of such Fund shall cease. The Company shall then succeed, without any other transfer, to all the rights and property of such Fund and shall be subject to all the debts and liabilities thereof in the same manner as if the Company had itself incurred them. All rights of creditors and all liens upon the property of such Fund shall be preserved unimpaired.

     5. Upon the merger, if FREIF shareholders have approved it, each share of FREIF Series A Common Stock shall be converted into 1.286 shares of Company Series A Common Stock, and if Advantage shareholders have approved it, each share of Advantage Series A Common Stock shall be converted into 1.2 shares of the Company Series A Common Stock.

     6. Upon the merger, if FREIF shareholders have approved it, each share of Series B Common Stock of FREIF shall be converted into 1.286 Series B Shares of the Company, and if Advantage shareholders have approved it, each share of Series B Common Stock of Advantage shall be converted into 1.2 Series B Shares of the Company.

     7. The outstanding shares of the Company shall remain outstanding and are not affected by the merger.

     8. If, between the date of this Agreement of Merger and the effective time of the merger, the outstanding shares of any of the Company or the Funds shall have changed into a different number of shares by reason of a stock split, stock dividend, reverse stock split, or similar recapitalization, the number of shares of the Company issuable upon the merger shall be adjusted accordingly.

     9. Article First of the articles of incorporation of the Company shall be amended by the merger to change the name of the Company to "Franklin Select Realty Trust."

     10. Article Fourth (d)(i) of the articles of incorporation of the Company shall be amended by the merger to read as follows:

          "(i) Dividends. Holders of the Common Stock, Series A shall be entitled to receive dividends, when and as declared by the board of directors out of any assets at the time legally available therefor. No dividends shall be paid or other distributions made with respect to the Common Stock, Series B during any fiscal year of this corporation, other than distributions of net proceeds from the sale, financing or refinancing of real property of the corporation distributed in accordance with paragraph (d)(ii) below and dividends payable solely in Common Stock, Series B."

     11. The conversion of shares as provided by this Agreement of Merger shall occur automatically upon the effective time without action by the holders thereof.

     12. Any fractional share of Company stock held by a shareholder after the conversion of shares described above shall be rounded up to the next whole share without the payment of any additional consideration by such shareholder.

     13. The effective time of the merger is the date upon which a copy of this Agreement of Merger is filed with the California Secretary of State.

     IN WITNESS WHEREOF, the parties have executed this Agreement of Merger.

                                          FRANKLIN SELECT REAL ESTATE INCOME
                                          FUND, a California corporation

                                          By:

                                            ------------------------------------

                                          Its:

                                            ------------------------------------

                                          FRANKLIN REAL ESTATE INCOME FUND, a
                                          California corporation

                                          By:

                                            ------------------------------------

                                          Its:

                                            ------------------------------------

                                          FRANKLIN ADVANTAGE REAL ESTATE
                                          INCOME FUND, a California corporation

                                          By:

                                            ------------------------------------

                                          Its:

                                            ------------------------------------

                                          FRANKLIN PROPERTIES, INC., a
                                          California corporation

                                          By:

                                            ------------------------------------

                                          Its:

                                            ------------------------------------

                         EXHIBIT B TO MERGER AGREEMENT

           PROPOSED SECOND AMENDED AND RESTATED BYLAWS OF THE COMPANY

             See Appendix E to the Joint Proxy Statement/Prospectus

                         EXHIBIT C TO MERGER AGREEMENT

             AMENDED AND RESTATED SERIES B STOCK EXCHANGE AGREEMENT

     THIS AGREEMENT is entered into as of the      day of           , 1996, by
and between Franklin Properties, Inc. ("Advisor") with reference to Shares of common stock of Franklin Select Realty Trust (the "Company"), with reference to the following:

     This Agreement is made in connection with the merger of Franklin Real Estate Income Fund ("FREIF") and/or Franklin Advantage Real Estate Income Fund ("Advantage") into the Company (the "Merger") pursuant to the Merger Agreement of even date herewith (the "Merger Agreement").

     Prior to the Merger, 185,866 shares of Series B Common Stock of the Company were outstanding ("Original Series B Common Stock"). As a part of the Merger, 319,308 shares of Series B Common Stock of FREIF were exchanged for 410,630 shares of Series B Common Stock of the Company (Series B Common Stock of the Company issued in exchange for Series B Common Stock of FREIF is referred to hereafter as "FREIF Series B Common Stock"). As a part of the Merger, 124,240 shares of Series B Common Stock of Advantage were exchanged for 149,088 shares of Series B Common Stock of the Company (Series B Common Stock of the Company issued in exchange for Series B Common Stock of Advantage is referred to hereafter as "Advantage Series B Common Stock").

     In consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto mutually agree as follows:

     1. Grant of Exchange Right. Pursuant to the terms and conditions hereof, the Company hereby grants to Advisor the right and option (the "Option") to exchange shares of Series B Common Stock of the Company ("Series B Common Stock") for shares of Series A Common Stock of the Company ("Series A Common Stock"), as follows (the "Exchange Right"):

          (a) Initially each share of Original and Advantage Series B Common Stock shall be exchangeable for one share of Series A Common Stock (the "Original and Advantage Exchange Rate"). Initially, each share of FREIF Series B Common Stock shall be exchangeable for .7 share of Series A Common Stock (the "FREIF Exchange Rate"). For purposes of this Agreement, references to the "then effective Exchange Rate" shall mean the initial Exchange Rates or, when, as and if adjusted at any time or from time to time in accordance with the provisions of this Agreement, the Exchange Rates after the last such adjustment.

          (b) The Exchange Right shall be exercisable with respect to the Original Series B Common Stock at the then effective Exchange Rate on the last trading day of the first period of 20 consecutive trading days during which on each trading day the last reported sale price of a share of the Series A Common Stock on the American Stock Exchange or such other exchange upon which the Series A Common Stock is then listed (the "Exchange") was not less than Ten Dollars and Thirty-five Cents ($10.35) (the "Company Target Price"). Such date on which the Series B Common Stock shall be exercisable shall be the "Company Exchange Date."

          (c) The Exchange Right shall be exercisable with respect to the then effective Exchange Rate on the last trading day of the first period of 20 consecutive trading days during which on each trading day the last reported sale price of a share of the Series A Common Stock on the Exchange was not less than Eleven Dollars and Thirty-three Cents ($11.33) (the "FREIF Target Price"). Such date on which the Series B Common Stock shall be exercisable shall be the "FREIF Exchange Date."

          (d) The Exchange Right shall be exercisable with respect to the then effective Exchange Rate on the last trading day of the first period of 20 consecutive trading days during which on each trading day the last reported sale price of the Series A Common Stock on the Exchange was no less than Eight Dollars and Forty-two Cents ($8.42) the "Advantage Target Price"). Such date on which the Advantage Series B Common Stock shall be exercisable shall be the "Advantage Exchange Date."

          (e) Each of the Company Target Price, the FREIF Target Price and the Advantage Target Price is herein referred to as a "Target Price" and is subject to adjustment as further provided below. Each of the Company Exchange Date, FREIF Exchange Date, and Advantage Exchange Date is herein referred to as an "Exchange Date". Each of the Original and Advantage Exchange Rates and the FREIF Exchange Rate is herein referred to as an "Exchange Rate," and is subject to adjustment as provided below.

          (f) If the shares of Series A Common Stock are not listed on a national securities exchange or included in the National Association of Securities Dealers Automated Quotation National Market System, the trading price shall be determined by reference to the mean between the average per share closing bid prices and the average per share closing asked prices, in each case for the relevant 20-day trading period or, if there have been no sales on a national securities exchange or the shares are not included in the National Association of Securities Dealers Automated Quotation National Market System and, during such relevant 20-day trading period, there are not any published bid and asked quotations with respect to shares of Series A Common Stock, the trading price shall be calculated by reference to the fair market value of the shares of Series A Common Stock which fair market value shall be determined, in good faith, by the Board of Directors.

          (g) No fractional shares of Series A Common Stock shall be issued upon conversion of any shares of Series B Common Stock. Any fractional shares to which any holder of Series B Common Stock would be entitled upon conversion shall be rounded up to the nearest whole share.

     2. Adjustments. (a) For purposes of this Agreement, the following definitions apply:

          (i) "Options for Common Stock" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire shares of Series A Common Stock.

          (ii) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than shares of Series B Common Stock) or other securities convertible into or exchangeable for shares of Series A Common Stock.

          (iii) "Options for Convertible Securities" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Convertible Securities.

          (iv) "Options" shall mean Options for Series A Common Stock or Options for Convertible Securities.

          (v) "Deemed Issue Date" shall mean the date that additional shares of Series A Common Stock are deemed issued as provided herein.

     (b) In the event this corporation at any time or from time to time after the date hereof shall issue any Options or Convertible Securities to the holders of the shares of Series A Common Stock or fix a record date for the determination of such holders to receive any Options or Convertible Securities, the additional shares of Series A Common Stock equal to the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designated to protect against dilution) of Series A Common Stock issuable upon the exercise of such Options for Series A Common Stock or, in the case of Convertible Securities and Options for Convertible Securities, the conversion of exchange of such Convertible Securities, shall be deemed issued as of the time such Options or Convertible Securities are issued or, in case such a record date shall have been fixed, as of the close of business on such record date, and the Target Price and Exchange Rate shall be adjusted as provided below.

     (c) In the event this corporation shall be deemed to have issued shares of Series A Common Stock pursuant to subparagraph (b) for a consideration per share (determined as provided in paragraphs (e) and (f) of this Agreement) that is less than the weighted (based on the number of shares traded) average of the last reported sale price (the "Market Price") of a share of Series A Common Stock on an Exchange for the twenty consecutive trading days ending on the trading day immediately prior to a Deemed Issue Date, then and in such event (i) the Target Price shall be reduced, concurrently with such deemed issue, to an amount (calculated to the nearest cent) determined by multiplying such Target Price by a fraction, the numerator of which shall be the number of shares of Series A Common Stock outstanding immediately prior to the Deemed Issue Date plus the number of shares of Series A Common Stock which the aggregate consideration deemed to have been paid for the total number of such additional shares would purchase at the Market Price in effect immediately prior to the Deemed Issue Date and the denominator of which shall be the number of shares of Series A Common Stock outstanding immediately prior to such Deemed Issue Date plus the number of such shares of Series A Common Stock deemed to have been issued and (ii) the Exchange Rate per share shall be increased to an amount equal to the quotient of (A) the Target Price immediately prior to the Deemed Issue Date, divided by (B) the Target Price immediately after the Deemed Issue Date. If the shares of Series A Common Stock are not listed on an Exchange, the trading price shall be determined consistent with the provisions of paragraph (e). For the purpose of the above calculation, the number of shares of Series A Common Stock outstanding immediately prior to the Deemed Issue Date shall be calculated on a fully diluted basis, as if all shares of the Series B Common Stock and all Convertible Securities had been fully converted into shares of Series A Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Series A Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Series A Common Stock issuable with respect to shares of Series B Common Stock, Convertible Securities or outstanding Options, solely as a result of the adjustment of the Exchange Rate (or other conversion ratios) resulting from the issuance or deemed issuance of additional shares of Common Stock causing such adjustment.

     (d) in any such case in which such additional shares of Series A Common Stock are deemed issued:

          (i) no further adjustments in the Target Price or the Exchange Rate shall be made upon the subsequent issue of Convertible Securities or shares of Series A Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to this corporation, or decrease or increase in the number of shares of Series A Common Stock issuable, upon the exercise, conversion or exchange thereof, the Target Price and Exchange Rate as computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (iii) upon the expiration of any such Options or any rights of conversion or exchange under any such Convertible Securities which shall not have been exercised, the Target Price and Exchange Rate as computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

             (A) in the case of Convertible Securities or Options for Common Stock the only additional shares of Series A Common Stock issued were the shares of Series A Common Stock, if any, actually issued upon the exercise of such Options for Common Stock or the conversion or exchange of such Convertible Securities and the only consideration received therefor was the sum of (1) the consideration actually received by this corporation for the issue of all such Options for Common Stock, whether or not exercised, plus (2) the consideration actually received by this corporation upon such exercise of such Options for Common Stock, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus (3) the additional consideration, if any, actually received by this corporation upon such conversion or exchange; and

             (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options for Convertible Securities and the consideration received by this corporation for the additional shares of Series A Common Stock deemed to have then been issued was the sum of (1) the consideration actually received by this corporation for the issue of all such Options for Convertible Securities, whether or not exercised, plus (2) the consideration deemed to have been received by this corporation (determined pursuant to this subparagraph (d) upon the issue of the Convertible Securities with respect to which such Options for Convertible Securities were actually exercised;

     (e) For purposes of subparagraphs (c), (d) and (f), the amount of the consideration received by this corporation for the issuance of any Options or Convertible Securities or any shares of Series A Common Stock upon the exercise or conversion thereof shall be determined as follows:

          (i) insofar as it consists of cash, the aggregate amount of cash received by this corporation, excluding any amounts paid or payable for accrued interest or accrued dividends;

          (ii) insofar as it consists of property other than cash, the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

          (iii) if shares of Series A Common Stock are issued together with other shares or securities or other property of this corporation ("Other Items") for consideration which is not separately allocated, such allocation shall be determined in good faith by the Board of Directors.

     (f) For purposes of subparagraph (c), the consideration received by this corporation for the shares of Series A Common Stock which may be issued for Options for Common Stock or upon the conversion or exchange of Convertible Securities or upon conversion or exchange of Convertible Securities issued upon the exercise of Options for Convertible Securities, shall be equal to the quotient of:

          (i) the total amount, if any, received or receivable by this corporation as consideration for the issuance of such shares of Series A Common Stock, such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to this corporation upon the exercise of such Options for Common Stock or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities issued upon such exercise, divided by

          (ii) an amount equal to the maximum number of shares of Series A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options for Common Stock, the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, upon the conversion or exchange of the Convertible Securities issued upon such exercise, as the case may be.

     (g) If this corporation either shall distribute (a) without consideration to the holders of shares of Series A Common Stock any (i) note, debenture, bond, or other evidence of indebtedness (collectively, an "Indebtedness") of this corporation, (ii) any security of this corporation, other than an Indebtedness, an Option or Convertible Security or (iii) any other property other than cash and on or prior to the date a record is taken to determine the holders entitled to receive such distribution, the Board of Directors shall not have determined in good faith by resolution that such distribution is in lieu of a cash dividend on such shares of Series A Common Stock or (b) cash which constitutes proceeds from the sale of real estate assets or financing or refinancing of any such assets ("Cash Proceeds"), then on the date of such distribution, the Target Price shall be decreased by an amount equal to the quotient of (A) the aggregate principal amount of such Indebtedness, the aggregate fair market value as determined in good faith by the Board of Directors of such other securities or property or the aggregate Cash Proceeds, as the case may be, divided by (B) the number of shares of Series A Common Stock then outstanding.

     (h) If the outstanding shares of Series A Common Stock shall be subdivided (by stock split, stock dividend, reclassification or otherwise) into a greater number of shares of Series A Common Stock, concurrently with the effectiveness of such subdivision, the Exchange Rate then in effect shall be proportionately increased and the Target Price then in effect shall be proportionately decreased. In the event the outstanding shares of Series A Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Common Stock, concurrently with the effectiveness of such combination or consolidation, the Exchange Rate then in effect shall be proportionately decreased and the Target Price then in effect shall be proportionately increased.

     (i) If any outstanding shares of Series B Common Stock shall be subdivided (by stock split, reclassification or otherwise) into a greater number of shares of Series B Common Stock, concurrently with the effectiveness of such subdivision, the applicable Exchange Rate then in effect shall be proportionately decreased. In the event any outstanding shares of Series B Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series B Common Stock, concurrently with the effectiveness of such combination or consolidation, the applicable Exchange Rate then in effect shall be proportionately increased.

     (j) If the shares of Series A Common Stock issuable upon conversion of any shares of Series B Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property (collectively, "Other Securities"), whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the then effective Exchange Rate for the Series B Common Stock, concurrently with the effectiveness of such reorganization or reclassification, shall be proportionately adjusted such that the shares of Series B Common Stock shall be convertible into, in lieu of the number of shares of Series A Common Stock which the holders thereof would otherwise have been entitled to receive upon such conversion, Other Securities equivalent to the number of shares of Series A Common Stock that would have been issuable to the holders of Series B Common Stock if their shares of Series B Common Stock had been converted immediately before such change; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Series B Common Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exchange Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any Other Securities thereafter deliverable upon the conversion of the Series B Common Stock.

     (k) No adjustment shall be made to the Exchange Rate or the Target Price as set forth herein unless the amount of such adjustment exceeds 1/4% of the theretofore then effective Exchange Rate or Target Price, as the case may be; provided that, the amount of any such adjustment which is not made shall be carried forward such that on the date that the cumulative amount of all adjustments not reflected in the Target Price and the Exchange Rate exceeds or equals 1/4% of the theretofore then effective Exchange Rate or Target Price, as the case may be, the Target Price and the Exchange Rate shall be adjusted by such cumulative amount.

     (l) Upon the occurrence of each adjustment of the Exchange Rate or the Target Price pursuant to this Agreement, this corporation at its expense promptly shall compute such adjustment in accordance with the terms hereof and furnish to each holder of Series B Common Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. This corporation, upon the written request at any time of any holder of Series B Common Stock, shall furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments, (b) the Exchange Rate and Target Price at the time in effect, and (c) the amount, if any, of Other Securities which at the time would be received upon the conversion of Series B Common Stock.

     (m) This corporation, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph and in the taking of all such action as may be necessary or appropriate in order to protect the Exchange Rights of the holders of the Series B Common Stock against impairment; provided, however, that nothing in this subparagraph shall limit the right of the shareholders of this corporation to dissolve this corporation pursuant to Agreement 1900 of the California Corporations Code.

     3. Exercise of Option. This Option shall be exercised by Advisor by delivery to the Secretary of the Company on or after the applicable Exchange Date of written notice of exercise setting forth the number and type of Series B Common Stock that it will exchange. Any conversion of Series B Common Stock shall be deemed to have been made immediately prior to the close of business on the applicable Exchange Date, and the person or persons entitled to receive the shares of Series A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Common Stock on such Exchange Date.

     4. Legends. The shares of Series A Common Stock shall bear the following legend (in addition to any legends which may be required in the opinion of the Company's counsel by the blue sky laws of any state):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, UNLESS THE SECURITIES ARE AT THE TIME REGISTERED UNDER THE ACT OR THE SALE OR OTHER TRANSFER OR DISPOSITION THEREOF IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE ACT OR RULES AND REGULATIONS THEREUNDER.

     5. Survival. The representations warranties, covenants and agreements made herein shall survive, exercise of the Exchange Rights and shall toll applicable statutes of limitations for a period of two (2) years thereafter.

     6. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters thereof and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto except to the extent that assignment rights are specifically limited herein.

     7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

     9. Titles and Subtitles. The title and subtitles of this Agreement are for convenience and are not to be considered in construing this Agreement.

     10. Notices. Any notice required or permitted hereunder shall be given in writing by personal delivery or by deposit in the United States mail, by registered or certified mail, addressed to:

                 THE COMPANY                                     ADVISOR
--------------------------------------------------------------------------------------------
Franklin Select Realty Trust                  Franklin Properties, Inc.
777 Mariners Island Blvd.                     777 Mariners Island Blvd.
San Mateo, CA 94403-7777                      San Mateo, CA 94403-7777

     11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be severed from this Agreement as if such provisions were not included and the balance of this Agreement shall be enforceable in accordance with its terms.

     12. Amendment. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the parties.

     IN WITNESS WHEREOF, the Company and Advisor have caused this Agreement to be executed by their proper officers thereunto duly authorized as of the
day of           , 1996.

                                          THE COMPANY

                                          By:

                                          Name

                                          Title

                                          ADVISOR

                                          By:

                                          Name

                                          Title

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   APPENDIX B

                         BEAR STEARNS' FAIRNESS OPINION

                                                                  March 13, 1996

The Boards of Directors
Franklin Real Estate Income Fund
Franklin Select Real Estate Income Fund
Franklin Advantage Real Estate Income Fund
P.O. Box 7777
San Mateo, CA 94111

Attention: Independent Committee

Gentlemen:

     We understand that Franklin Select Real Estate Income Fund ("Select") has offered to exchange shares of its common stock for shares of the Series A common stock of Franklin Real Estate Income Fund ("Freif") and of Franklin Advantage Real Estate Income Fund ("Advantage") in a merger (such combination or the combination of either Freif or Advantage with Select is defined herein as the "Merger"). Pursuant to the Merger, each Freif Series A shareholder would receive
1.286 Series A shares of Select for each Series A share of Freif, and each Advantage Series A shareholder would receive 1.2 Series A shares of Select for each Series A share of Advantage. We understand that Franklin Resources, Inc. ("Resources"), the parent company of the advisor to Select, Freif and Advantage, owns 46.6% of the Series A shares of Advantage and that Franklin Properties, Inc. (the "Advisor"), owns all of the Series B shares of Select, Freif and Advantage. Upon consummation of the Merger, Select will issue Series B shares to the Advisor in exchange for Series B shares held in Freif and Advantage. These Series B shares will be exchangeable for Series A shares if and when Select's Series A shares attain certain specified trading prices which are substantially above current market. You have supplied us with the proxy statement/prospectus in substantially the form to be sent to the Series A shareholders of Select, Freif and Advantage (the "Proxy Statement").

     You have asked us to render our opinion as to whether the Merger is fair, from a financial point of view, to the Series A shareholders of Select, Freif and Advantage other than Resources.

     In the course of our analysis for rendering this opinion, we have:

     1. reviewed the Proxy Statement;

     2. reviewed Select's, Freif's and Advantage's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1992 through 1994 and their quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995;

     3. reviewed certain unaudited financial statements and projections for each of Select, Freif and Advantage, as prepared by the Advisor;

     4. met with managements of the Advisor and each of Select, Freif and Advantage to review operations, historical and projected financial statements and future prospects;

     5. visited properties owned by Select, Freif and Advantage;

     6. reviewed the historical prices and trading volumes of the common shares of Select, Freif and Advantage;

     7. reviewed compensation of advisory fees paid by comparable REITs; and

     8. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us by the Advisor. With respect to Select's, Freif's and Advantage's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Advisor, Select, Freif and Advantage as to the expected future performance of Select, Freif and Advantage, respectively. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the managements of the Advisor, Select, Freif and Advantage that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Select, Freif and Advantage. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

     Based on the foregoing, it is our opinion that the Merger (including the combination of either Freif or Advantage or both with Select) is fair, from a financial point of view, to the Series A shareholders of the merging entities, other than Resources.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By:  /s/ James D. Marver
                                            Managing Director

                                   APPENDIX C

SEC. 1300.  REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
            PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SEC. 1301.  NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND
            FOR PURCHASE; TIME; CONTENTS

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SEC. 1302.  SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
            SECURITIES

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SEC. 1303.  PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET
            VALUE; FILING; TIME OF PAYMENT

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SEC. 1304.  ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
            MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SEC. 1305.  REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT;
            JUDGMENT; PAYMENT; APPEAL; COSTS

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SEC. 1306.  PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SEC. 1307.  DIVIDENDS ON DISSENTING SHARES

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SEC. 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SEC. 1309.  TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SEC. 1310.  SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
            LITIGATION OF SHAREHOLDERS' APPROVAL

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SEC. 1311.  EXEMPT SHARES

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SEC. 1312.  RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND
            MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION;
            CONDITIONS

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   APPENDIX D

                        PROPOSED AMENDMENTS TO ARTICLES
                                OF INCORPORATION
                                       OF
                    FRANKLIN SELECT REAL ESTATE INCOME FUND

     Article First shall be amended to read as follows:

          "The name of this corporation is: FRANKLIN SELECT REALTY TRUST."

     Article Fourth (d)(i) shall be amended to read as follows:

          "(i) Dividends. Holders of the Common Stock, Series A shall be entitled to receive dividends, when and as declared by the board of directors out of any assets at the time legally available therefor. No dividends shall be paid or other distributions made with respect to the Common Stock, Series B during any fiscal year of this corporation (other than distributions of net proceeds from the sale, financing or refinancing of real property of the corporation distributed in accordance with paragraph (d)(ii) below and dividends payable solely in Common Stock, Series B)."

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   APPENDIX E

                                     SECOND
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          FRANKLIN SELECT REALTY TRUST

                                   ARTICLE I

                            THE COMPANY; DEFINITIONS

     1.1 Name. The name of the corporation is FRANKLIN SELECT REALTY TRUST and is referred to in these Bylaws as the "Company." As far as practicable and except as otherwise provided in the Organization Documents, the Directors shall direct the management of the business and the conduct of the affairs of the Company, execute all documents and sue or be sued in the name of the Company. If the Directors determine that the use of that name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Company may hold property or conduct all or part of its activities.

     If Franklin Properties, Inc., or any parent, subsidiary, Affiliate or successor of such corporation shall cease, for any reason, to render to the Company the services of Advisor pursuant to the agreement referred to in Article VII and any renewal or extension of said agreement, then the Directors shall, upon request of Franklin Resources, Inc., or its successor, promptly cause the Articles of Incorporation and these Bylaws to be amended to change the name of the Company to one which does not include any reference to "Franklin" or any approximation or abbreviation of that name.

     1.2 Nature of Company. The Company is a corporation organized under the laws of the State of California. It is intended that the Company shall carry on business as a "real estate investment trust" ("REIT").

     1.3 Definitions.  Whenever used in these Bylaws, the terms defined in this
Section 1.3 shall, unless the context otherwise requires, have the respective meanings specified in this Section 1.3. In these Bylaws, words in the singular number include the plural and in the plural number include the singular.

          (a) Advisor. Franklin Properties, Inc. or any other Person appointed or employed by or who contracted with the Company under the provisions of
     Article VII, and who is responsible for directing or performing the day-to-day business affairs of the Company.

          (b) Affiliate. As to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or general partner of such Person and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

          (c) Annual Meeting of Shareholders.  As set forth in Section 3.2.

          (d) Annual Report.  As set forth in Section 10.6.

          (e) Appraisal. The value as of the date of the appraisal of real property in its existing state or in a state to be created as determined by the Directors, the Advisor or by a disinterested person, having no economic interest in the real property, who is a member in good standing of a nationally recognized society of appraisers or who in the sole judgment of the Directors is properly qualified to make such a determination. The Directors may in good faith rely on a previous Appraisal made on behalf of another Person, provided, (i) it meets the standards of this definition and was made in connection with an investment in which the Company acquires the entire or a participating interest, and (ii) it was prepared not earlier than two years prior to the acquisition by the Company of its interest in the real property. In appraising properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement. The Appraisal may not necessarily represent the cash value of the property but may consider the value of the income stream from such property plus the discounted value of the fee interest and other terms of the purchase. Such Appraisal shall be obtained from an independent qualified appraiser if a majority of the Independent Directors so decides or if the transaction is with the Advisor, Directors or any of their Affiliates, and such Appraisal shall be maintained in the Company's records for a minimum of five (5) years and shall be available for inspection and duplication by any Shareholder.

          (f) Asset Coverage. The ratio which the value of the total assets of the Company, less all liabilities and indebtedness (other than unsecured borrowings) bears to the aggregate amount of all unsecured borrowings of the Company.

          (g) Average Invested Assets. The average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during any period.

          (h) Bylaws. These Bylaws, including all amendments, restatements, or modifications.

          (i) Directors. As of any particular time, the Directors of the Company holding office at such time.

          (j) Independent Director. A Director of the Company who is not affiliated, directly or indirectly, with the Advisor whether by ownership of, ownership interest in, employment by, any material business or professional relationship with or service as an officer or director of the Advisor, or an affiliated business entity of the Advisor (other than as an independent director of another real estate investment trust advised by the Advisor or as an "independent director" (as required by the Investment Company Act of 1940, as amended) of any mutual fund advised by an affiliate of the Advisor), and who performs no other services for the Company. An indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Advisor or the Company.

          (k) Net Assets. The total assets of the Company (other than intangible assets) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

          (l) Net Income. The total revenues of the Company for any period, computed on the basis of its results of operations for that period, after deduction of all expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

          (m) Offering and Organization Expenses. Those expenses incurred in connection with and in preparing the Series A Shares of the Company for registration and subsequently offering and distributing the Series A Shares to the public, excluding sales commissions of broker-dealers in connection with the distribution of the Series A Shares paid out of the proceeds from the issuance of the Series B Shares.

          (n) Operating Expenses. The aggregate annual expenses of every character regarded as Operating Expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the directors, including regular compensation payable to the Advisor, excluding, however, the following: (i) the cost of money borrowed by the Company; (ii) taxes on income and taxes and assessments on real property and all other taxes applicable to the Company; (iii) expenses of acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests or other property (including the costs of legal services, brokerage and sales commissions, maintenance, repair and improvement of property); (iv) insurance as required by the Directors (including directors' and officers' liability insurance); (v) expenses of organizing, revising, amending, converting, or terminating the Company;
     (vi) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of Securities of the Company; (vii) all expenses connected with communications to holders of Securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of Securities of the Company, including the cost of printing and mailing certificates for Securities and proxy solicitation materials and reports to holders of Securities of the Company; (viii) transfer agent's, registrar's, dividend disbursing agent's, dividend reinvestment plan agent's and indenture trustee's fees and charges; (ix) other legal, accounting and auditing fees and expenses; and (x) non-cash expenditures (including depreciation, amortization and bad debt reserve).

          (o) Organization Documents. The Articles of Incorporation of the Company and these Bylaws.

          (p) Person. An individual, corporation, partnership, joint venture, association, company, trust, bank or other entity, or government and any agency and political subdivision of a government.

          (q) REIT. A real estate investment trust, as defined in Sections 856-860 of the Internal Revenue Code of 1986, as amended.

          (r) REIT Provisions of the Internal Revenue Code. Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1986, as amended, or successor statutes, and regulations and rulings promulgated thereunder.

          (s) Securities. Any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

          (t) Shares. All of the shares of the common stock of Company, which shall be all of one class called "Common Stock," and which shall include all of the Series A Shares and all of the Series B Shares, as designated in the Company's Articles of Incorporation.

          (u) Series A Shares. The shares of Common Stock, Series A, of the Company.

          (v) Series B Shares. The shares of Common Stock, Series B, of the Company.

          (w) Shareholders. As of any particular date, all holders of record of outstanding Shares at such time.

          (x) Unimproved Real Property. Property which has the following three characteristics: (1) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (2) has no development or construction in process on such land, and (3) no development or construction on such land is planned in good faith to commence on such land within one year.

          (y) Working Capital Reserves. Cash reserves of the Company as needed for normal operations, repairs, maintenance, and other contingencies.

                                   ARTICLE II

                                    OFFICES

     2.1 Principal Office. The principal executive office of the Company is hereby fixed and located at 777 Mariners Island Boulevard, City of San Mateo, State of California. The Board of Directors is hereby granted full power and authority to change the principal office from one location to another within or without that County.

     2.2 Other Offices. Other offices may at any time be established by the Board of Directors at any place or places they deem appropriate.

                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     3.1 Place of Meetings. All annual and all other meetings of Shareholders shall be held at the principal office of the Company, or at any other place within or without the State of California which may be designated by the Board of Directors.

     3.2 Annual Meetings. The Annual Meetings of Shareholders shall be held on such date as is fixed by the Directors; provided, however, that such date shall not be less than 30 days after the Board of Directors shall have caused to be sent to the Shareholders an Annual Report as provided in Section 10.6 of these Bylaws and that if the date fixed by the Directors falls upon a legal holiday, then any annual meeting of Shareholders shall be held at the same time and place on the next day which is not a legal holiday. At Annual Meetings, Directors shall be elected, reports of the affairs of the Company shall be considered, and any other business may be transacted which is within the powers of the Shareholders.

     3.3 Special Meetings. Special meetings of the Shareholders may be called at any time for any purpose or purposes whatsoever by the President, by a majority of the Board of Directors, by a majority of Independent Directors, by the Chairman of the Board or by one or more Shareholders holding not less than ten percent (10%) of the eligible votes. If a meeting is called by any Person or Persons other than the Board of Directors, the Chairman of the Board or the President, a request shall be made in writing, specifying the time of the meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, or the Secretary of the Company. The officer receiving the request shall cause notice to be promptly given to the Shareholders entitled to vote, in accordance with the provisions of Section 3.4.

     3.4 Notice: Affidavit of Notice. Notice of meetings of the Shareholders of the Company shall be given in writing to each Shareholder entitled to vote thereat, either personally or by first-class mail, or, if the Company has 500 or more Shareholders, by third-class mail, or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing on the books of the Company or given by the Shareholder to the Company for the purpose of notice. Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten (10) nor more than sixty (60) days before the meeting; provided however, that within ten (10) business days after receipt by the Company, in person, or by registered mail, of a written request for a meeting by the Shareholders holding not less than ten percent (10%) of the outstanding Shares entitled to vote at such meeting, the Company shall provide written notice of such meeting to all Shareholders, and such meeting shall be held not less than twenty (20) nor more than sixty (60) days after the Company's receipt of such written Shareholder request; and, provided further, that if such notice is not given within ten (10) business days after receipt of the request, the Person or Persons requesting the meeting may give the notice. The ten (10) business day time period may be extended for a reasonable time period as determined by the Board of Directors to allow the Board to solicit proxies in connection with the giving of notice of any such meeting. Nothing contained in this Section 3.4 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held. All notices given pursuant to this Section shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the Shareholders, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election. An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, and shall be filed and maintained in the minute book of the Company.

     3.5 Record Date for Shareholder Notice, Voting and Giving Consents. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporation action with a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting nor more than sixty (60) days before any action without a meeting, and in this event only Shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date, except as otherwise provided in the California General Corporation Law.

     If the Board of Directors does not so fix a record date:

     (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the date on which the meeting is held.

     (b) The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of an action not initiated by the Board, whichever is later.

     3.6 Adjourned Meeting Notice. Any Shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at the meeting.

     When any Shareholders' meeting, either annual or special, is adjourned for more than forty-five (45) days or if after the adjournment a new record date is filed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of a special meeting. In all other cases, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

     3.7 Voting at Meetings of Shareholders. Subject to the provisions of Sections 702 through 704, inclusive, of the California Corporations Code, and subject to the right of the Board of Directors to provide otherwise, only persons in whose name Shares entitled to vote standing on the stock records of the Company on the record date shall be entitled to the notice of and to vote at the meeting, notwithstanding any transfer of any Shares on the books of the Company after the record date.

     The vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by any Shareholder at any election and before the voting begins. Except as provided in this Section 3.7, each outstanding Share shall be entitled to one vote on each matter submitted to a vote of Shareholders. Every Shareholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of votes to which his Shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit; provided that the names of the candidate or candidates for whom the Shareholder votes have been placed in nomination prior to the voting and that at least one Shareholder has given notice prior to the voting of an intention to cumulate votes. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

     3.8 Quorum. The presence in person or by proxy of a majority of the Shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Except as provided in the next sentence, the affirmative vote of a majority of the Shares represented and voting at a duly held meeting at which a quorum is present shall be an act of the Shareholders, unless a vote of a greater number is required by the Articles of Incorporation, these Bylaws or by the California Corporations Code. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the Shares required to constitute a quorum.

     3.9 Waiver of Notice or Consent of Absent Shareholders. The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.10 Action Without Meeting. Except as elsewhere provided in this Section 3.10, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote were present and voted. However, Directors may not be elected by written consent except by unanimous written consent of all Shares entitled to vote for the election of Directors.

     Any Shareholder giving a written consent, or the Shareholder's proxyholder, or a transferee of the Shares or a personal representative of the Shareholder or its respective proxyholder, may revoke the consent by a writing received by the Company prior to the time that written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary of the Company, but may not do so thereafter. The revocation is effective upon its receipt by the Secretary of the Company.

     Unless the consents of all Shareholders entitled to vote have been solicited in writing:

     (a) Notice of any Shareholder approval without a meeting by less than unanimous written consent regarding certain transactions relating to conflicts of interest of officers or Directors, indemnification of Company agents, reorganizations, and plans of distribution on liquidation, only to the extent that those four subjects are treated in California Corporations Code Sections 310, 317, 1201 and 2007 shall be given at least ten (10) days before the consummation of the action authorized by that approval, and

     (b) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to those Shareholders entitled to vote who have not consented in writing. This notice shall conform to the requirements of Section 3.4(a).

     Any form of written consent distributed to ten (10) or more Shareholders must afford the Person whose consent is thereby solicited an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters presented, other than elections of Directors or officers.

     3.11 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Company, provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies in the proxy the length of time for which the proxy is to continue in force.

     A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the Person executing it before the vote pursuant to that proxy by (1) a writing delivered to the Company stating that the proxy is revoked, (2) execution of a subsequent proxy, (3) attendance at the meeting and voting in person (but only as to any items on which the Shareholder chooses to vote in person), or (4) transfer of the Shares represented by the proxy to a transferee who becomes a Shareholder of record prior to the record date established for the vote. A validly executed proxy otherwise may be revoked by written notice of the death or incapacity of the maker of that proxy received by the Company before the vote pursuant to that proxy is counted. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 705(e) and 705(f) of the Corporations Code of California.

     Any proxy distributed to ten (10) or more Shareholders must afford the Person voting an opportunity to specify a choice among approval, disapproval or abstention as to each matter or group of related matters, other than election of Directors or officers.

     3.12 Inspectors of Election. Before any meeting of Shareholders, the Board of Directors may appoint any Persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any Person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any Shareholder or a Shareholder's proxy shall, appoint a Person to fill that vacancy.

     These inspectors shall:

     (a) Determine the number of Shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

     (b) Receive votes, ballots or consents;

     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d) Count and tabulate all votes or consents;

     (e) Determine when the polls shall close;

     (f) Determine the result; and

     (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                                   ARTICLE IV

                                   DIRECTORS

     4.1 Powers. Subject to limitations of the Articles of Incorporation, of the Bylaws and of the California Corporations Code relating to action required to be authorized or approved by the Shareholders, or by the outstanding Shares, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Company to the Advisor, provided that the business and affairs of the Company shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment, operations and performance of the Company and the Advisor, to assure that such policies are carried out.

     Each individual Director, including each Independent Director, may engage in other business activities of the type conducted by the Company and are not required to present to the Company any investment opportunities presented to them, even though the investment opportunities may be within the Company's investment policies.

     In the event that it shall become necessary to engage the services of a successor Advisor to Franklin Properties, Inc., the Board of Directors shall affirmatively determine that such successor Advisor possesses sufficient qualifications to perform the functions required of the Advisor and to justify the compensation provided for in such successor Advisor's contract with the Company.

     4.2 Number, Tenure and Qualifications. The authorized number of Directors of the Board of Directors shall be not less than five (5) nor more than nine (9) as shall be determined from time to time by resolution of the Board of Directors.

     Directors shall hold office until the next Annual Meeting of Shareholders and until their respective successors are elected. If any such annual meeting is not held, or the Directors are not elected, the Directors may be elected at any special meeting of Shareholders held for that purpose.

     Each individual Director, including each Independent Director, shall have at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company, and as set forth in Section 4.14, at least one (1) Independent Director shall have relevant real estate experience. Directors need not be Shareholders.

     4.3 Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the Shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding Shares entitled to vote. Each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director or if the authorized number of Directors be increased or if the Shareholders fail, at any annual or special meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

     Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any election by, written consent to fill a vacancy shall require the consent of a majority of the outstanding Shares entitled to vote.

     If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office when the resignation is to become effective; provided, however, that any remaining Independent Directors shall nominate replacements for vacancies among the Independent Director positions.

     No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

     If the number of vacancies occurring during a year is sufficiently large that a majority of the Directors in office has not been elected by the Shareholders, the holders of five percent (5%) or more of the outstanding Shares entitled to vote may call a special meeting of Shareholders to elect the entire Board of Directors.

     4.4 Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Chairman of the Board or by written consent of all members of the Board. In the absence of a designation, regular meetings shall be held at the principal office of the Company. Special meetings of the Board may be held either at a place so designated or at the principal office. Members of the Board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by telephone or communication equipment shall constitute presence in person at the meeting.

     4.5 Organization Meeting. Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of that meeting is hereby dispensed with.

     4.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board or the President or Vice President or the Secretary or any two Directors.

     Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Company or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Company is located at least four (4) days prior to the time of the meeting. In case the notice is delivered personally, telegraphed or by electronic means, it shall be so delivered, deposited with the telegraph company or communicated at least forty-eight (48) hours prior to the time of the meeting. Mailing, telegraphing or delivery, as above provided, shall be due, legal and personal notice to the Director.

     4.7 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place.

     4.8 Notice of Adjournment. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment.

     4.9 Entry of Notice. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to that Director as required by law and the Bylaws of the Company.

     4.10 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes. All waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     4.11 Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as provided below or to fill a vacancy. Every act or decision done or made by a majority of the Directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation or these Bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for the meeting.

     4.12 Fees and Compensation. The Directors shall be entitled to receive such reasonable compensation for their services as Directors as the Directors may fix or determine from time to time by resolution of the Board of Directors; provided, however, that Directors and officers of the Company who are affiliated with the Advisory Company shall not receive compensation from the Company for their services as Directors or officers of the Company. The Directors, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Company in any other capacity. Those services may include, without limitation, services as an officer of the Company, legal, accounting or other professional services, or, services as a broker, transfer agent or underwriter, whether performed by a Director or any person affiliated with a Director.

     4.13 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the California General Corporation Law and these By-laws may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. The consent or consents shall be filed with the minutes of the meetings of the Board. Any certificate or other document filed under the provision of the California General Corporation Law which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting.

     4.14 Independent Directors. After the effective date of the Company's Registration Statement relating to the initial public offering of shares of Common Stock, Series A, a majority of the Directors of the Company, and a majority of the members of any Company committee, will at all times be Independent Directors, except during the 60 days following the departure of an Independent Director. Successor Independent Directors will be nominated by any remaining Independent Directors. At least one (1) of the Independent Directors shall have had three (3) years of actual direct experience in acquiring or managing the type of real estate to be acquired by the Company for his or her account or as an agent. Notwithstanding any other provision of these Bylaws, the Independent Directors, in addition to their other duties, to the extent that they may legally do so, shall:

          (a) Monitor the relationship of the Company with the Advisor. In this regard, the Independent Directors as a group, in addition to all Directors as a group, will monitor the Advisor's performance of the

     Advisory Agreement and will determine at least annually that the Advisor's compensation is reasonable in relation to the nature and quality of services performed. This determination will be based on (i) the size of the advisory fee in relationship to the size, composition and profitability of the invested assets; (ii) the investment opportunities generated by the Advisor; (iii) advisory fees paid to other advisors by other real estate investment trusts and to advisors performing similar services by investors other than real estate investment trusts; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; (vii) quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account; and (viii) all other factors the Independent Directors may deem relevant. The Independent Directors will also determine that the Advisor's compensation is within the limits prescribed by Section 7.6 and 7.7.

          The Independent Directors shall approve all transactions between the Company and the Advisor or any Affiliates of the Company or the Advisor. The material terms and circumstances of all such approved transactions shall be fully disclosed in the Annual Report of the Company as required by
     Section 10.6, and the Independent Directors shall examine and comment in the Annual Report on the fairness of such transactions.

          (b) Review at least annually the Company's investment policies to determine that they remain in the best interests of the Shareholders. The findings of the Independent Directors shall be set forth in the minutes of meetings of the Board of Directors. Such investment policies may be altered from time to time by the Board of Directors with the consent of a majority of the Independent Directors and without approval of the Shareholders upon a determination that such a change is in the best interests of the Company and the Shareholders.

          (c) Take reasonable steps to ensure that the Annual Report is sent to Shareholders and that the Annual Meeting is conducted pursuant to Article III.

          (d) Approve the standards for selection of qualified independent real estate appraisers to determine the fair market value of all property to be acquired by the Company, whose Appraisal shall be the basis of the consideration to be paid by the Company for such property.

          (e) Determine at least annually that the total fees and expenses of the Company are reasonable in light of its net assets and net income, the investment experience of the Company, and the fees and expenses of comparable advisors in real estate, in this regard, the Independent Directors will have the fiduciary responsibility of limiting Operating Expenses to amounts that do not exceed the limitation set forth in Section 7.5, unless they conclude that a higher level of expense is justified based on unusual, nonrecurring or other factors which they deem sufficient.

          (f) The Independent Directors shall review at least quarterly the aggregate borrowings, secured and unsecured, of the Company to determine that the relation of such borrowings to net assets does not exceed the limitations set forth in Section 8.1(h) and (i) of Article VIII of these Bylaws.

          (g) Approve the acquisition of any property in exchange for Securities of the Company.

          (h) For all purposes, a transaction which is subject to approval by the Independent Directors shall be set forth in the minutes and shall be approved if the Independent Directors voting to approve the transaction in any vote of the Directors, constitute an absolute majority of all Independent Directors serving at such time.

     4.15 Removal of Director for Cause. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, or who has pled guilty or nolo contendere to or been convicted of a felony involving moral turpitude.

     4.16 Removal of Director Without Cause. Any or all Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding Shares entitled to vote at an election of Directors; provided, however, that unless the entire Board is removed, no individual Director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of the Director's most recent election were then being elected. Any reduction of the authorized number of Directors shall not operate to remove any Director prior to the expiration of such Director's term of office.

     4.17 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of three (3) or more Directors, a majority of whom shall be Independent Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent member at any meeting of the Committee. The appointment of members or alternate members of a Committee requires the vote of a majority of the authorized number of Directors. Any such Committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Company, except that no Committee shall have authority to take any action with respect to (a) the approval of any action requiring Shareholders' approval or approval of the outstanding Shares,
(b) the filling of vacancies on the Board or any Committee, (c) the fixing of compensation of Directors for serving on the Board or a Committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable, (f) a distribution to Shareholders, except at a rate or in a periodic amount or within a price range determined by the Board, and (g) the appointment of other Committees of the Board or the members thereof.

     4.18 Fiduciary Relationship. The Directors of the Company have a fiduciary relationship to the Shareholders as provided by applicable California law.

                                   ARTICLE V

                                    OFFICERS

     5.1 Officers. The officers of the Company shall be as determined by the Board of Directors and may include a Chairman of the Board, President, Secretary, Chief Financial Officer (Treasurer) and such other officers with such titles and duties as may be appointed in accordance with the provisions of
Section 5.3 of this Article. Any number of offices may be held by the same person.

     5.2 Election. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of this Article, shall be chosen annually by the Board of Directors to serve at the pleasure of the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified. All officers serve at the will of the Board of Directors and nothing in these Bylaws shall give any officer any expectation or vesting of employment.

     5.3 Subordinate Officers. The Board of Directors may appoint other officers as the business of the Company may require, each of whom shall hold office for the period, have the authority and perform the duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     5.4 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, the President or to the Secretary of the Company. A resignation shall take effect at the date of the receipt of the notice or any later time specified in the notice; and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

     5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     5.6 Chairman of the Board. The Chairman of the Board, if one is designated, shall be the Chief Executive Officer of the Company, and, if present, preside at all meetings of the Board of Directors and Shareholders and exercise and perform all other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the Bylaws.

     5.7 President. The President shall, subject to the Board of Directors and the supervisory powers of the Chairman of the Board, have general supervision, direction and control of the business of the Company. He shall preside at meetings of the Shareholders or at meetings of the Board of Directors if the Chairman is absent. He shall have general powers and duties of management, together with any other powers and duties as may be prescribed by the Board of Directors. If no Chairman of the Board is designated, the President shall be the Chief Executive Officer of the Company.

     5.8 Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as filed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to, all the restrictions upon the President. The Vice Presidents shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

     5.9 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office, or any other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of Shares present or represented at Shareholders' meetings and the proceedings of meetings.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Company's transfer agent, a Share register or a duplicate Share register showing the names of the Shareholders and their addresses, the number and classes of Shares held by each (whether in certificate or unissued certificate form), the number and the date of certificates issued, if any, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, shall keep the seal of the Company in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

     5.10 Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries in order of their rank as filed by the Board of Directors or, if not ranked, the Assistant Secretary designated by the Board of Directors, shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to, all the restrictions upon the Secretary. The Assistant Secretaries shall have any other powers and shall perform other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

     5.11 Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of "Treasurer." The Chief Financial Officer shall have custody of all moneys and securities of the Company and shall keep regular books of account. Such officer shall disburse the funds of the Company in payment of the just demands against the Company, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Company. Such officer shall perform all duties incident to such office or which are properly required by the President or by the Board of Directors. A bond shall be obtained for such officer only if required by the Board of Directors.

     5.12 Assistant Chief Financial Officers. The Assistant Chief Financial Officer (Assistant Treasurer) or the Assistant Chief Financial Officers (Assistant Treasurers), in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

                                   ARTICLE VI

                                SHARES OF STOCK

     6.1 Registered Ownership Share Certificates and Shares in "Uncertificated" Form. Certificates shall be issued and transferred in accordance with these Bylaws, but need not be issued if the Shareholder elects to have his Shares maintained in "uncertificated" form or if the Shareholder is an Individual Retirement Account or a Keogh Plan account. The Persons in whose names certificates or Shares in "uncertificated" form are registered on the records of the Company shall be deemed the absolute owners of the Shares represented thereby for all purposes of the Company; but nothing in these Bylaws shall be deemed to preclude the Directors or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. The Shares are non-assessable. Until a transfer is duly effected on the records of the Company, the Directors shall not be affected by any notice of transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Company or of the duly authorized agent of that Person, or if the Shares are so registered in the names of more than one Person, the receipt of any one of those Persons, or of the duly authorized agent of that Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of the Shares and from all liability to see the application of those funds. The certificates of Shares of the capital stock of the Company, if any, shall be in a form consistent with the Articles of Incorporation and the laws of the State of California as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of Shares and the class or series of Shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile.

     6.2 Transfer of Shares. Subject to the provisions of law and of Sections 6.3, 6.4 and 6.5, Shares shall be transferable on the records of the Company only by the record holder or by his agent thereunto duly authorized in writing upon delivery to the Directors or a transfer agent of the certificate or certificates (unless held in "uncertificated" form, in which case an executed stock power duly guaranteed must be delivered), properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with evidence of the genuineness of each endorsement, execution or authorization and of other matters as may reasonably be required by the Directors or transfer agent. Upon delivery, the transfer shall be recorded in the records of the Company and a new certificate, if requested, for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate or account, a new certificate or statement of account for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate, if requested, but only upon delivery to the Directors or a transfer agent of instruments and other evidence required by the Directors or the transfer agent to demonstrate that entitlement, the existing certificate (or appropriate instrument of transfer if held in "uncertificated" form) for the Shares and any necessary releases from applicable governmental authorities. Nothing in these Bylaws shall impose upon the Directors or a transfer agent any duty or limit their rights to inquire into adverse claims.

     Notwithstanding the foregoing, under no circumstances may any Series B Shares be transferred or sold (except by operation of law) within one year from the completion of the Company's initial public offering.

     6.3 Disclosures by Holders of Series A Shares: Redemption of Series A Shares. The Holders of Series A Shares shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of their Series A Shares as the Directors deem necessary to comply with the provisions of the Internal Revenue Code and applicable regulations as amended or to comply with the requirements of any other taxing authority. If the Directors shall at any time and in good faith be of the opinion that direct or indirect ownership of Series A Shares of the Company has or may become concentrated to an extent which would prevent the Company from qualifying as a REIT under the REIT provisions of the Internal Revenue Code, the Directors shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption a number of the Series A Shares sufficient in the opinion of the Directors to maintain or bring the direct or indirect ownership of Series A Shares into conformity with the requirements for a REIT. The redemption price shall be (i) the last reported sale price of the Series A Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Series A Shares, are listed or admitted to trading, or (ii) if the Series A Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the NASDAQ, National Quotation Bureau Incorporated or a similar organization selected by the Company for that purpose, or (iii) otherwise, as determined in good faith by the Directors. The holders of any Series A Shares so called for redemption shall be entitled to payment of such redemption price within a reasonable time not to exceed sixty (60) days of the date fixed for redemption. From and after the date filed for redemption by the Directors, the holder of any Series A Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to the Series A Shares, excepting only to the right to payment of the redemption price fixed as described above. For the purpose of this Section 6.3, the term "individual" shall be construed as provided in
Section 542(a)(2) of the Internal Revenue Code of 1986, as amended, or any successor provisions and "ownership" of Series A Shares shall be determined as provided in Section 544 of the Internal Revenue Code of 1986, as amended, or any successor provision.

     6.4 Right to Refuse to Transfer of Series A Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Company, the Directors may require statements or affidavits from any holder of Series A Shares or proposed transferee of Series A Shares, setting forth the number of Series A Shares already owned by him and any related person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferor or proposed transferee of Series A Shares, any proposed transfer or exercise would jeopardize the status of the Company as a REIT under the Internal Revenue Code of 1986, as amended, the Directors may refuse to permit the transfer or exercise. Any attempted transfer or exercise as to which the Directors have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Series A Shares. All contracts for the sale or other transfer or exercise of Series A Shares shall be subject to this provision.

     6.5 Limitation on Acquisition of Shares.

     (a) Subject to the provisions of Section 6.5(b) (c) and (e), no person may own in excess of 9.9% of the total outstanding Shares, and no Shares shall be transferred (or issued) to any Person if, following the transfer, the Person's direct or indirect ownership of Shares would exceed this limit. For the purpose of this Section 6.5, ownership of Shares shall be computed in accordance with Internal Revenue Code Sections 542(a) and 544.

     (b) If Shares are purportedly acquired by any Person in violation of this
Section 6.5, the acquisition shall be valid only to the extent it does not result in a violation of this Section 6.5, and the acquisition shall be null and void with respect to the excess ("Excess Shares"). Excess Shares shall be deemed to have been acquired and to be held on behalf of the Company, and, as the equivalent of treasury shares for that purpose, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution.

     (c) This Section 6.5 shall apply to the acquisition of Shares only after conclusion of the Company's initial public offering and by means other than through the Company's Dividend Reinvestment Plan and a Shareholder will not be required to dispose of Excess Shares acquired prior to the conclusion of that offering.

     (d) The Company shall, if deemed necessary or desirable to implement the provisions of this Section 6.5, include on the face or back of each Share certificate issued by the Company an appropriate legend referring the holder of the certificate to the restrictions contained in this Section 6.5 and stating that the complete test of these Bylaws is on file with the Secretary of the Company at the Company's offices.

     (e) The Board may establish percentage limits to the extent necessary and appropriate to assure, to the extent possible, that no five persons own more than 50% of the outstanding Shares. The Directors also may waive the percentage limit in a specific instance. Nothing in these Bylaws shall limit the ability of the Directors to impose, or to seek judicial or other imposition of additional or different restrictions if deemed necessary or advisable to protect the Company and the interests of its Shareholders by preservation of the Company's status as a qualified REIT.

     (f) If any provision of this Section 6.5 is determined to be invalid, in whole or in part, by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and the provision shall be affected only to the extent necessary to comply with the determination of the court.

     (g) For purposes of this Section 6.5, "Shares" means the Shares of the Company as defined in these Bylaws, and includes any Shares issuable upon conversion, surrender or exercise of any other Securities of the Company.

     6.6 Lost or Destroyed Certificates. The holder of any Shares shall immediately notify the Company of any loss or destruction of the Share certificate, and the Company may issue a new certificate in the place of any certificate alleged to have been lost or destroyed upon approval of the Board of Directors. The Board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representatives, to make proof satisfactory to the Board of Directors of the loss or destruction and to give the Company a bond or other security, in such amount and with such surety or sureties, as the Board of Directors may determine as indemnity against any claim that may be made against the Company on account of the certificate alleged to have been lost or destroyed.

     6.7 Dividend Record Date and Closing Stock Books. The Board of Directors may fix a date in the future as a record date for the determination of the Shareholders entitled to receive any dividend or distribution or any allotment of rights or to exercise rights with respect to any change, conversion or exchange of Shares. The record date so filed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the event for the purposes of which it is filed, except for dividends paid prior to the termination of the initial offering of the Series A Shares. When a record date is so filed, only Shareholders of record on that day shall be entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Company after the record date.

                                  ARTICLE VII

                EMPLOYMENT OF ADVISOR AND LIMITATION ON EXPENSES

     7.1 Employment of Advisor. The Directors are responsible for the general policies of the Company and for general supervision of the business of the Company conducted by all officers, agents, employees, advisors, managers or independent contractors of the Company as may be necessary to insure that the business conforms to the provisions of these Bylaws. However, the Directors shall not be required personally to conduct all the business of the Company, and consistent with their ultimate responsibility as stated above, the Directors shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or company in which one or more of them may be directors, officers, stockholders, partners or directors) as the Directors may deem necessary or proper for the transaction of the business of the Company. The Directors may employ or contract with such a Person (the "Advisor") and the Directors may grant or delegate authority to the Advisor as the Directors may in their sole discretion deem necessary or desirable without regard to whether that authority is normally granted or delegated by Directors.

     The Directors (subject to the provisions of this Article VII) shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Director or any Person of which a Director is an Affiliate, shall be valid only if made, approved or ratified by the Independent Directors. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company, and to make executive decisions which conform to general policies and general principles previously established by the Directors.

     7.2 Term. The Directors shall not enter into any advisory contract with the Advisor unless the contract has a term of no more than one (1) year and provides for annual renewal or extension thereafter; provided, however, that the initial term of the Advisory Agreement shall be for a period ending December 31, 1991. The Directors shall not enter into a similar contract with any Person of which a Director is an Affiliate unless the contract provides for renewal or extension by the Independent Directors. The advisory contract with the Advisor may be terminated without penalty by the Advisor upon 120 days' written notice or by the Company without cause or penalty by action of the Directors, the Independent Directors or by action of a majority of the Shareholders of the Company upon sixty (60) days' written notice, in a manner to be set forth in the advisory contract with the Advisor. The advisory contract shall also require the Advisor to cooperate with the Company to provide an orderly management transition after any termination.

     7.3 Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Company as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Company, including the performance of services and advice to other persons (including other real estate investment companies) and the management of other investments (including investments of the Advisor and its Affiliates). The Directors may request the Advisor to engage in other activities which complement the Company's investments, and the Advisor may receive compensation or commissions for those activities from the Company or other Persons.

     The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor (subject to any applicable provision of Sections 9.4 and 9.5 herein) shall be obligated to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others the particular investment opportunity.

     Upon request of any Director, the Advisor and any Person who controls, is controlled by, or is under common control with the Advisor, shall from time to time promptly furnish the Directors with information on a confidential basis as to any investments within the Company's investment policies made by the Advisor or the other Person for its own account.

     7.4 Limitation on Organization, Offering and Acquisition Expenses. The Offering and Organization Expenses (plus sales commissions, if any) paid in connection with the Company's formation or the offering of its Series A Shares or other Securities shall in each case be reasonable and in no event exceed an amount equal to 15% of the gross proceeds raised in any such offering.

     7.5 Limitation on Operating Expenses. The Operating Expenses of the Company for any fiscal year shall not exceed the greater of (a) 2% of its Average Invested Assets or (b) 25% of the Net Income of the Company, unless the Independent Directors conclude that a higher level of expense is justified, as provided for in Section 4.14(e) and the California Commissioner of Corporations concurs therein, provided however, that such expenses (including subitems iv through ix of Section 1.3(n)) shall not exceed the foregoing limitation unless the Independent Directors conclude that a higher level of expenses is justified as provided for in Section 4.14(e).

     Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months then ended) exceed the limitations set forth herein, there shall be sent to the Shareholders a written disclosure of such fact together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that the higher Operating Expenses were justified. In the event the

Independent Directors do not determine such excess expenses were justified, the Advisor shall reimburse the Company at the end of the 12-month period the amount by which the aggregate annual Operating Expenses paid or incurred by the Company exceeded the limitations herein provided.

                                  ARTICLE VIII

                   RESTRICTIONS ON INVESTMENTS AND ACTIVITIES

     8.1 Restrictions. Notwithstanding any other provision of these Bylaws, the Company shall not:

          (a) invest in commodities or commodity future contracts;

          (b) invest in contracts for the sale of real estate;

          (c) engage in any short sale;

        (d) Reserved;

          (e) issue equity Securities on a deferred payment basis or other similar arrangement;

          (f) issue debt Securities in the absence of adequate cash flow to cover debt service;

          (g) issue equity Securities which are non-voting or assessable;

          (h) incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 300% of Net Assets;

          (i) borrow on an unsecured basis if such borrowing will result in Asset Coverage of less than 300%;

          (j) make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by an Appraisal unless substantial justification exists because of the presence of other underwriting criteria; provided, however, that the Company shall not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors or any of their Affiliates; and provided further, that any such Appraisal shall be retained in the Company's records for a period of five (5) years and shall be available for inspection and copying by any shareholder;

          (k) issue "redeemable securities," as defined in Section 2(a)(32) of the Investment Company Act of 1940;

          (l) invest in any equity Security of any non-governmental issuer, including the Shares of other REITs or limited partnerships for a period in excess of 18 months, provided that any such investment in an entity affiliated with the Advisor, Directors or Affiliates thereof shall comply with the requirements of Section 9.5.

          (m) engage in trading, as compared with investment activities, or engage in the business of underwriting or agency distribution of Securities issued by others;

          (n) hold property primarily for sale to customers in the ordinary course of the trade or business of the Company, but this prohibition shall not be construed to deprive the Company of the power to sell any property which it owns at any time;

          (o) grant warrants or options to purchase voting shares of beneficial interest of the Company unless such warrants or options (i) are issued ratably to the holders of all voting shares of beneficial interest or (ii) are issued as part of a financing arrangement; provided that any warrants or options issued are at an exercise price greater than or equal to the fair market value of the voting shares of the Company on the date of the grant and for consideration (including services) that in the judgment of a majority of the Independent Directors has a market value at least equal to the value of the warrant or option on the date of grant, and the warrants and options granted to the Advisor, Directors or Affiliates thereof are granted on the same terms as such warrants and options are sold to the general public and do not exceed an amount equal to 10% of the outstanding Shares on the date of grant of such warrants and options;

          (p) invest in or make mortgage loans unless an Appraisal is obtained concerning the underlying property and, in addition to the Appraisal, the Company shall obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

          (q) invest in indebtedness, including construction loans (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt"), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of such property as determined by Appraisal, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets, provided that the value of all investments in junior debt of the Company which does not meet the aforementioned requirements would be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

          (r) acquire Securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or the California statutes governing the activities of REITs; or

          (s) invest in real estate contracts of sale or land sale contracts unless such contracts are in recordable form and are appropriately recorded in the chain of title.

     The foregoing limitations shall not limit the manner in which any required investment by the Advisor or its Affiliates in the Company is made or preclude the Company from structuring an investment in real property to minimize Shareholder liability and facilitate the investment policies of the Company under Article VIII.

                                   ARTICLE IX

                            LIABILITY OF DIRECTORS,
                  SHAREHOLDERS AND OFFICERS AND OTHER MATTERS

     9.1 Exculpation of Directors, Officers and Others. The Directors are required to perform their duties with respect to the Company's business in good faith, in a manner believed by the Directors to be in the best interests of the Company and with the care, including reasonable inquiry, as an ordinary prudent Person in a like position would use under similar circumstances. A Director who performs his duties in accordance with the foregoing standards shall not be liable to any person for failure to discharge his obligations as a Director. Notwithstanding the additional responsibilities of Independent Directors, an Independent Director shall not have any greater liability than that of a Director who is not independent.

     Moreover, the Company's officers, employees and other agents are also required to act in good faith, in a manner believed by them to be in the best interest of the Company, and with the care, including reasonable inquiry, as an ordinary prudent Person in a like position would use under similar circumstances, in handling its affairs. An officer, employee or other agent who performs his duties in accordance with the foregoing standards shall not be liable to any person for failure to discharge his obligations as an officer, employee or agent.

     9.2 Express Exculpatory Clauses and Instruments. In all agreements, obligations, instruments, and actions in regard to the affairs of this Company, this Company and not its Directors, Shareholders, officers, employees or agents shall be the principal and the Company shall be entitled as such to enforce the same, collect damages, and take all other action. All agreements, obligations, instruments, and actions shall be made, executed, incurred, or taken by or in the name and on behalf of this Company.

     9.3 Indemnification and Reimbursement of Corporate Agents.

     (a) The Company shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such Person by reason of such Person's having been made or having threatened to be made a party to a proceeding in excess of the indemnification otherwise permitted by the provisions of Section 317 of the California Corporations Code subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code, and the Company shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of said Section 317. The terms "agent," "proceeding" and "expenses" made in this Section 9.3 shall have the same meaning as such terms in said Section 317, except that directors who are not Independent Directors and the Advisor may only be indemnified as follows:

          1. The Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and

          2. Such liability or loss was not the result of negligence or misconduct by the Director.

     Indemnification will not be allowed for any liability imposed by judgment and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of the Company's shares. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either:

          (i) Approves the settlement and finds that indemnification of the settlement and related costs should be made, or

          (ii) Approves indemnification of litigation costs if a successful defense is made.

          Any rights of indemnification and reimbursement shall be satisfied only out of Company property.

     (b) The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything in these Bylaws restrict the right of the Company to indemnify or reimburse the Person in any proper case even though not specifically provided for in these Bylaws, nor shall anything in these Bylaws restrict the Person's right to contribution as may be available under applicable law.

     (c) The Company shall have power to purchase and maintain insurance on behalf of any Person entitled to indemnity under these provisions against any liability asserted against him and incurred by him in any capacity or arising out of his status. The Company, however, shall not purchase and maintain insurance for liabilities for which indemnification is not permitted under these provisions.

     (d) No claim for indemnification under this Section 9.3 by any Person for liabilities arising under the Securities Act of 1933 or under state securities laws may be permitted by the Company. Notwithstanding the foregoing, a claim for indemnification will be permitted for settlements and related expenses in connection with defending a civil or criminal action, suit or proceeding arising under the Securities Act of 1933 or under state securities laws provided that a court of competent jurisdiction approves the settlement and finds that indemnification is not against public policy or approves indemnification of litigation costs if a successful defense is made.

     9.4 Right of Directors, Officers and Others to Own Shares or Other Property and to Engage in Other Business. Any Director, officer, employee or agent of the Company may acquire, own, hold and dispose of shares in the Company, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Director, officer, employee or agent of the Company. Any Director, officer, employee or agent of the Company may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in real property (including, but not limited to, real property investments presented to and rejected by the Company or the Advisor), interests in mortgages, or interests in Persons engaged in the real estate business, including Persons authorized as investments pursuant to
Section 7.3 hereof. Subject to the provisions of Article VII, any Director, officer, employee or agent may be interested as Director, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Company, and may receive compensation from that Person as well as compensation as Director, officer, or agent of the Company. None of these activities shall be deemed to conflict with his duties and powers as Director or officer.

     9.5 Transactions With Affiliates.  The Company shall not:

     (a) Engage in transactions with the Advisor, any Director, officer or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of Independent Directors) not affiliated with the person who is party to the transaction and not otherwise interested in such transaction and:

          (i) the transaction is fair and reasonable to the Company and its Shareholders,

          (ii) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm's length basis and known to the Directors; and

          (iii) payments to the Advisor, its Affiliates or Directors for services rendered in a capacity other than that as Advisor or as Directors may only be made upon a determination that (A) the compensation is not in excess of the compensation paid for any comparable services, and (B) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

     (b) Purchase property from the Advisor, any Director, or Affiliates thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or Affiliate thereof, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is not unreasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

     (c) Sell property to the Advisor, any Director or Affiliates thereof.

     (d) Borrow money from the Advisor, any Director, or affiliates thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

     (e) Invest in joint ventures with the Advisor, any Director, or Affiliates thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approves the transaction as being fair and reasonable to the Company and shall be on substantially the same terms and conditions as those received by the other joint venturers.

     (f) Make loans to the Advisor, any Director or Affiliates thereof.

     9.6 Restriction of Duties and Liabilities. The duties and liabilities of Shareholders, Directors and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a California corporation. The Shareholders, Directors and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

     9.7 Persons Dealing with Directors or Officers. Any act of the Directors or officers purporting to be done in their capacity as such shall, as to any Persons dealing in good faith with the Directors or officers, be conclusively deemed to be within the purposes of this Company and within the powers of the Directors and officers.

     The Directors may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Company and/or Directors.

     No Person dealing in good faith with the Directors or any of them or with the authorized officers, employees, agents or representatives of the Company, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Directors, or any of them, or of authorized officers, employees, agents, or representatives of the Company, for moneys or other consideration, shall be binding upon the Company.

     9.8 Reliance. The Directors and officers may consult with counsel and the advice or opinion of that counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements of the Company represented to them to be correct by the Chairman or the officer of the Company having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Company. The Directors may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

     9.9 Income Tax Status. Without limitation of any rights of indemnification, or non-liability of the Directors, the Directors by these Bylaws make no commitment or representation that the Company will qualify for the dividends paid deduction permitted by the Internal Revenue Code of 1986, as amended, and the Rules and Regulations pertaining to real estate investment trusts under the Internal Revenue Code of 1986, as amended, and any failure to so qualify at any time shall not render the Directors liable to the Shareholders or to any other person or in any manner operate to annul the Company.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Inspection of Bylaws. The Company shall keep at its principal office in this state for the transaction of business, the original or a copy of these Bylaws as amended, certified by the Secretary, which shall be open to inspection by Shareholders at any reasonable time during office hours.

     10.2 Inspection of Corporate Records. Shareholders of the Company, or any holders of a voting trust certificate, shall have the right to inspect the accounting books and records of the Company, and the minutes of proceedings of the Shareholders and the Board and committees of the Board as provided by Chapter 16 of the California Corporations Code, which Chapter provides, among other things, that any shareholder or shareholders together holding at least 5% of the aggregate outstanding voting shares of the Company have the absolute right to inspect and copy the Company's Shareholder records or to demand the same from the Company's transfer agent, upon specified notice. In addition, such Chapter provides that any Shareholder or voting trust certificate holder shall have the absolute right upon written demand at any time during normal business hours, to inspect the Company's shareholder records, accounting records, and minute books for any purpose reasonably related to such person's interest as a Shareholder.

     10.3 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by the person or persons and in the manner as from time to time shall be determined by resolution of the Board of Directors.

     10.4 Contracts, Etc., How Executed. The Board of Directors, except as provided elsewhere in the Bylaws, may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Company. That authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     10.5 Representation of Shares of Other Corporations. The Chairman or the President or, in the event of their absence or inability to serve, any Vice President and the Secretary or Assistant Secretary of this Company are authorized to vote, represent and exercise, on behalf of the Company, all rights incidental to any and all shares of any other company standing in the name of the Company. The authority granted to the officers to vote or represent on behalf of the Company any and all Shares held by the Company in any other company may be exercised by any authorized person in person or by proxy or power of attorney duly executed by the officers.

     10.6 Annual Report. The Board of Directors of the Company shall cause to be sent to the Shareholders, not later than one hundred twenty (120) days after the close of the fiscal or calendar year, and not less than thirty (30) days before the date of the Company's Annual Meeting of Shareholders as provided in
Section 3.2 of these Bylaws, an Annual Report in the form deemed appropriate by the Board of Directors, including without limitation, any explanation of excess borrowing and excess expenses as set forth in Sections 4.14 and 7.5. The reports shall also disclose the ratio of the cost of raising capital to the capital raised during the year and the aggregate amount of the advisory fees and other fees paid during the year to the Advisor and its Affiliates, including fees or charges paid to the Advisor and Affiliates by a third party. The Annual Report also shall include as required by Section 4.14 full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Directors, Advisor and/or Affiliates thereof occurring during the year, and the Independent Directors shall examine and comment in the report as to the fairness of any such transactions. The Annual Report shall include a statement of assets and liabilities and a statement of income and expense of the Company prepared in accordance with Generally Accepted Accounting Principles. The financial statements shall be accompanied by the report of an independent certified public accountant. A manually signed copy of the accountant's report shall be filed with the Directors.

     10.7 Other Reports. The Chairman of the Board or the President shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Company, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be certified by independent certified public accountants and distributed to stockholders within 120 days after the close of the Company's fiscal year and at least 30 days prior to the Annual Meeting of Shareholders. The Directors shall furnish the Shareholders at least annually with a statement in writing advising as to the source of dividends or distributions so distributed. If the source has not been determined, the communication shall so state and the statement as to the source shall be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

     10.8 Statements re Shares Owned in "Uncertificated" Form. Within two (2) business days after the transfer of Shares owned in uncertificated form, the Company shall send a statement to the former registered owner and to the new registered owner containing the information described in this Section 10.8. In addition, the Company shall send such a statement at periodic intervals no less frequent than annually and at any time upon the reasonable request of the registered owner (if statements are not sent as a matter of routine at least quarterly). A statement sent pursuant to this Section 10.8 shall contain the following information:

     (a) A description of the issue of which the Shares are a part;

     (b) The name and address and any taxpayer identification number of the registered owner;

     (c) The number of Shares registered in the name of the registered owner in uncertificated form on the date of the statement;

     (d) The name and address and any taxpayer identification number of any registered pledgee and the number of Shares subject to the pledge;

     (e) A notation of any liens and restrictions of the Company and any adverse claims to which the Shares are or may be subject or a statement that there are none of those liens, restrictions, or adverse claims;

     (f) Anything else required by subdivision (b) of Section 416 of the Corporations Code.

     10.9 Provisions of the Company in Conflict with Law or Regulation.

     (a) The provisions of these Bylaws are severable, and if the Directors shall determine, with the advice of counsel, that any one or more of these provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws, and the Directors shall be able to amend or revise the Bylaws to the extent necessary to bring the provisions of these Bylaws into conformity with the REIT provisions of the Internal Revenue Code of 1986, as amended, or any other applicable law or regulation; provided, however, that this determination by the Directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of Directors) prior to the determination. A certification signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, or a copy of these Bylaws, with the Conflicting Provisions removed pursuant to the determination, signed by a majority of the Directors, shall be conclusive evidence of such determination when lodged in the records of the Company. The Directors shall not be liable for failure to make any determination under this Section 10.9.

     (b) If any provisions of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not present.

     10.10 Fiscal Year. The Company's first fiscal year will end on the last day of the month in which the minimum offering is subscribed and funds are released from escrow. Thereafter, the Company's fiscal year shall end on December 31 of each year.

     10.11 Voluntary Dissolution. The Company may elect to wind up and dissolve by the vote of Shareholders entitled to exercise a majority of the voting power of the Company.

     10.12 Distributions. The payment of distributions on Shares shall be at the discretion of the Directors and shall depend upon the earnings, cash flow and general financial condition of the Company, and such other factors as the Directors deem appropriate.

                                   ARTICLE XI

                              AMENDMENTS TO BYLAWS

     11.1 Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of Shareholders entitled to exercise a majority of the voting power of the Company; provided however, that these Bylaws or any provision hereof which would affect any rights with respect to any outstanding class of securities of the Company, by reducing the amount payable upon the liquidation of the Company, or by diminishing or eliminating any voting rights pertaining thereto, may not be amended unless approved by the vote or written consent of the holders of two-thirds of the outstanding securities of such class. The Board of Directors may propose any such amendment to the Shareholders, but the Board of Directors may not amend the Bylaws, except to the extent expressly provided in Section 10.9.

SPECIAL PROXY

                        FRANKLIN REAL ESTATE INCOME FUND

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark A. TenBoer and David P. Goss, jointly and severally, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Franklin Real Estate Income Fund ("FREIF") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at FREIF's offices located at 777 Mariners Island Boulevard, San Mateo, California, on May 7, 1996, at 10:00 a.m., Pacific Daylight Time, to consider the merger (the "Merger") of FREIF and/or Franklin Advantage Real Estate Income Fund into Franklin Select Real Estate Income Fund, as instructed below, and upon all motions and resolutions which may properly be presented for consideration at said meeting or at any adjournment thereof. The Board of Directors unanimously recommends a vote "FOR" the Merger.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE


------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

                        FRANKLIN REAL ESTATE INCOME FUND

                                                             Please mark
                                                            your votes as  /X/
                                                            indicated in
                                                            this example.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.

                FOR   AGAINST  ABSTAIN
The merger      / /     / /      / /

The proxyholders designated hereon are directed to vote as specified or, if no specification is made, to vote in accordance with the recommendation of the Board of Directors, and to vote in accordance with their discretion on such other matters that may properly come before the meeting.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, MERELY SIGN BELOW, NO BOXES NEED BE CHECKED.

                                      I PLAN TO ATTEND THE MEETING          / /

                                         COMMENTS/ADDRESS CHANGE
                                Please mark this box if you have written    / /
                              comments/address change on the reverse side.






Signature(s)                                                 Date
            ------------------------------------------------     --------------

(Please sign exactly as the name or names appear on your Common Stock certificates. In signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your full title. When shares are in the names of more than one person, each should sign the proxy.)

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

SPECIAL PROXY
                     FRANKLIN SELECT REAL ESTATE INCOME FUND

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark A. TenBoer and David P. Goss, jointly and severally, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Franklin Select Real Estate Income Fund ("Select") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Select's offices located at 777 Mariners Island Boulevard, San Mateo, California, on May 7, 1996, at 10:00 a.m., Pacific Daylight Time, to consider the merger (the "Merger") of Franklin Advantage Real Estate Income Fund and/or Franklin Real Estate Income Fund into Select, as instructed below, and upon all motions and resolutions which may properly be presented for consideration at said meeting or at any adjournment thereof. The Board of Directors unanimously recommends a vote "FOR" the Merger.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ONSUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE



------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

                                                         Please mark
                                                        your votes as  /X/
                                                        indicated in
                                                        this example.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.


                  FOR   AGAINST  ABSTAIN

The merger        / /     / /      / /

The proxyholders designated hereon are directed to vote as specified or, if no specification is made, to vote in accordance with the recommendation of the Board of Directors, and to vote in accordance with their discretion on such other matters that may properly come before the meeting.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, MERELY SIGN BELOW, NO BOXES NEED BE CHECKED.

                                 I PLAN TO ATTEND THE MEETING            / /

                                   COMMENTS/ADDRESS CHANGE
                            Please mark this box if you have written     / /
                           comments/address change on the reverse side.






Signature(s)                                              Date
            ---------------------------------------------     -----------------

(Please sign exactly as the name or names appear on your Common Stock certificates. In signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your full title. When shares are in the names of more than one person, each should sign the proxy.)

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

SPECIAL PROXY

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark A. TenBoer and David P. Goss, jointly and severally, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Franklin Advantage Real Estate Income Fund ("Advantage") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at Advantage's offices located at 777 Mariners Island Boulevard, San Mateo, California, on May 7, 1996, at 10:00 a.m., Pacific Daylight Time, to consider the merger (the "Merger") of Advantage and/or Franklin Real Estate Income Fund into Franklin Select Real Estate Income Fund, as instructed below, and upon all motions and resolutions which may properly be presented for consideration at said meeting or at any adjournment thereof. The Board of Directors unanimously recommends a vote "FOR" the Merger.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE



------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                   FRANKLIN ADVANTAGE REAL ESTATE INCOME FUND

                                                            Please mark
                                                           your votes as /X/
                                                           indicated in
                                                           this example.



    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER.

               FOR   AGAINST  ABSTAIN
The merger     / /     / /      / /

The proxyholders designated hereon are directed to vote as specified or, if no specification is made, to vote in accordance with the recommendation of the Board of Directors, and to vote in accordance with their discretion on such other matters that may properly come before the meeting.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION, MERELY SIGN BELOW, NO BOXES NEED BE CHECKED.

                                  I PLAN TO ATTEND THE MEETING           / /

                                     COMMENTS/ADDRESS CHANGE
                            Please mark this box if you have written     / /
                          comments/address change on the reverse side.







Signature(s)                                           Date
            ------------------------------------------     -------------------

(Please sign exactly as the name or names appear on your Common Stock certificates. In signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your full title. When shares are in the names of more than one person, each should sign the proxy.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -